                                                    Filed pursuant to Rule 424B5
                                                          File No. 333-119328-03

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 24, 2005)

[UBS INVESTMENT BANK LOGO]                                     [LEHMAN BROTHERS]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C1
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C1
      CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1A,
          CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS X-CP

    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,406,333,000

     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated January
24, 2005. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance of
$1,524,551,178. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     The holders of each class of offered certificates will receive, to the extent of available funds, monthly payments of interest, principal or both, commencing on the distribution date in February 2005. The table on page S-5 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2005-C1 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-37 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc. and UBS Securities LLC are the underwriters for this offering. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately $1,469,984,418, plus accrued interest on all the offered certificates, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

UBS INVESTMENT BANK                                             LEHMAN BROTHERS

          The date of this prospectus supplement is January 31, 2005.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C1

         Commercial Mortgage Pass-Through Certificates, Series 2005-C1

CALIFORNIA
29 properties
$323,200,000
21.2% of total

HAWAII
1 property
$130,000,000
8.5% of total

COLORADO
3 properties
$44,767,118
2.9% of total

OKLAHOMA
2 properties
$7,293,193
0.5% of total

TEXAS
22 properties
$278,529,011
18.3% of total

LOUISIANA
1 property
$6,107,200
0.4% of total

TENNESSEE
2 properties
$8,500,000
0.6% of total

ALABAMA
1 property
$1,680,000
0.1% of total

UTAH
1 property
$39,000,000
2.6% of total

ILLINOIS
1 property
$3,150,000
0.2% of total

MINNESOTA
1 property
$1,995,595
0.1% of total

INDIANA
1 property
$1,150,000
0.1% of total

MICHIGAN
5 properties
$21,645,281
1.4% of total

PENNSYLVANIA
6 properties
$75,433,750
4.9% of total

OHIO
6 properties
$19,393,758
1.3% of total

NEW YORK
8 properties
$257,578,954
16.9% of total

MASSACHUSETTS
2 properties
$12,688,000
0.8% of total

NEW JERSEY
1 property
$2,699,000
0.2% of total

MARYLAND
3 properties
$56,994,440
3.7% of total

WEST VIRGINIA
1 property
$1,789,773
0.1% of total

KENTUCKY
1 property
$1,287,955
0.1% of total

VIRGINIA
4 properties
$22,173,287
1.5% of total

SOUTH CAROLINA
1 property
$21,560,111
1.4% of total

NORTH CAROLINA
6 properties
$15,738,000
1.0% of total

GEORGIA
3 properties
$11,654,000
0.8% of total

FLORIDA
16 properties
$158,542,754
10.4% of total

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

Self Storage                  6.8%
Hotel                         5.9%
Industrial/Warehouse          3.7%
Multifamily(1)               15.3%
Office                       30.1%
Retail                       38.3%

(1) Multifamily component includes MHP property representing 0.2% of the aggregate pool.

[ ] (greater than) 10.0% of Initial Pool Balance

[ ] (greater than) 5.0 - 10.0% of Initial Pool Balance

[ ] (greater than) 1.0 - 5.0% of Initial Pool Balance

[ ] (less thanor equal to) 1.0% of Initial Pool Balance

11 West 42nd Street, New York, NY             2100 Kalakaua Avenue, Honolulu, HI

       [picture omitted]                                 [picture omitted]

                                                         [picture omitted]

                                                  Mall Del Norte, Laredo, TX

                                                         [picture omitted]

                                                         [picture omitted]

Wilshire Rodeo Plaza Loans, Beverly Hills, CA

[picture omitted]
                                                Concord Portfolio, Houston, TX

                                                         [picture omitted]

    Lembi Portfolio, Various, CA               U-Store-It Portfolio II, Various

         [picture omitted]                               [picture omitted]

         [picture omitted]                    IBM Gaithersburg, Gaithersburg, MD

                                                         [picture omitted]

     Macquarie DDR Portfolio, Various       The Courtyard Marriott Midtown East,
                                                          New York, NY

         [picture omitted]                               [picture omitted]

         [picture omitted]

                               TABLE OF CONTENTS

                                                                PAGE
                                                               ------

                  PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
  Prospectus Supplement and the Accompanying

ANNEX A-1--Certain Characteristics of Individual
  Underlying Mortgage Loans ..................................    A-1
ANNEX A-2--Certain Characteristics of the Mortgage
  Pool .......................................................    A-2
ANNEX A-3--Certain Characteristics of Loan Group
  No. 1. .....................................................    A-3
ANNEX A-4--Certain Characteristics of Loan Group
  No. 2. .....................................................    A-4
ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans .............................................    A-5
ANNEX A-6--Certain Information Regarding Reserves ............    A-6
ANNEX B--Certain Information Regarding Multifamily
  Properties .................................................      B

                                                                PAGE
                                                               ------

ANNEX C-1--Price/Yield Tables ................................   C-1
ANNEX C-2--Decrement Tables ..................................   C-2
ANNEX D--Form of Distribution Date Statement .................     D
ANNEX E--Reference Rate Schedule .............................     E
ANNEX F--Class A-AB Planned Principal Balance
  Schedule ...................................................     F
ANNEX G--Global Clearance and Tax Documentation
  Procedures .................................................     G

                       PROSPECTUS

Important Notice About the Information Presented in this

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                                      S-3

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     Within the United Kingdom, this prospectus supplement and the accompanying prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Articles
49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion)
Order 2001 (all such persons together being referred to as "Relevant U.K.
Persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not Relevant U.K. Persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate, including the offered certificates, is available only to Relevant U.K. Persons and will be engaged in only with
Relevant U.K. Persons.

                         NOTICE TO RESIDENTS OF KOREA

     The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of
Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the
Subject Securities under the laws of Korea, including, without limitation, the
Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject
Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject
Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable
Korean legal and regulatory requirements in connection with the purchase of the
Subject Securities.

                                      S-4

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-C1 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

          SERIES 2005-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                  APPROX. %
             APPROX. TOTAL        APPROX. %    TOTAL CREDIT                                    WEIGHTED
           PRINCIPAL BALANCE     OF INITIAL     SUPPORT AT   PASS-THROUGH       INITIAL        AVERAGE
           OR NOTIONAL AMOUNT     MORTGAGE        INITIAL        RATE        PASS-THROUGH        LIFE       PRINCIPAL      RATINGS
 CLASS    AT INITIAL ISSUANCE   POOL BALANCE     ISSUANCE     DESCRIPTION        RATE        (YEARS) (7)    WINDOW (7)   S&P/MOODY'S
------- ---------------------- ------------- -------------- -------------- ---------------- ------------- ------------- ------------

Offered Certificates
A-1          $   53,000,000          3.5%       20.00%(2)       Fixed          4.063%            2.82      02/05-12/09    AAA/Aaa
A-2          $  232,000,000         15.2%       20.00%(2)       Fixed          4.310%            5.03      12/09-05/10    AAA/Aaa
A-3          $  162,000,000         10.6%       20.00%(2)       Fixed          4.545%            6.86      11/11-01/12    AAA/Aaa
A-AB         $   54,000,000          3.5%       20.00%(2)       Fixed          4.568%            7.28      05/10-04/14    AAA/Aaa
A-4          $  531,842,000         34.9%       20.00%(2)       Fixed          4.742%            9.67      04/14-12/14    AAA/Aaa
A-1A         $  186,798,000         12.3%       20.00%(2)       Fixed          4.581%            7.11      02/05-12/14    AAA/Aaa
A-J          $  102,769,000          6.7%       13.26%          Fixed          4.806%            9.93      12/14-01/15    AAA/Aaa
B            $   13,351,000          0.9%       12.38%        Fixed(3)         4.816%            9.93      01/15-01/15    AA+/Aa1
C            $   26,704,000          1.8%       10.63%        Fixed(3)         4.836%            9.93      01/15-01/15    AA/Aa2
D            $   19,073,000          1.3%        9.38%        Fixed(3)         4.856%            9.93      01/15-01/15    AA-/Aa3
E            $   24,796,000          1.6%        7.75%        Fixed(3)         4.924%            9.93      01/15-01/15     A/A2
X-CP         $1,419,314,000(1)      N/A           N/A        Variable IO       0.794%(6)         N/A            N/A       AAA/Aaa
Non-Offered Certificates
X-CL         $1,524,551,178(1)      N/A           N/A        Variable IO       0.123%(6)         N/A            N/A         N/A
F            $   15,259,000          1.0%         N/A         Fixed(3)         5.033%            N/A            N/A         N/A
G            $   17,167,000          1.1%         N/A          WAC(4)          5.156%(6)         N/A            N/A         N/A
H            $   17,166,000          1.1%         N/A          WAC(4)          5.256%(6)         N/A            N/A         N/A
J            $   22,889,000          1.5%         N/A          WAC(5)          5.501%(6)         N/A            N/A         N/A
K            $    5,717,000          0.4%         N/A         Fixed(3)         4.636%            N/A            N/A         N/A
L            $    7,623,000          0.5%         N/A         Fixed(3)         4.636%            N/A            N/A         N/A
M            $    3,811,000          0.2%         N/A         Fixed(3)         4.636%            N/A            N/A         N/A
N            $    3,812,000          0.3%         N/A         Fixed(3)         4.636%            N/A            N/A         N/A
P            $    3,811,000          0.2%         N/A         Fixed(3)         4.636%            N/A            N/A         N/A
Q            $    3,811,000          0.2%         N/A         Fixed(3)         4.636%            N/A            N/A         N/A
S            $   17,152,178          1.1%         N/A         Fixed(3)         4.636%            N/A            N/A         N/A
R-I              N/A                N/A           N/A            N/A            N/A              N/A            N/A         N/A
R-II             N/A                N/A           N/A            N/A            N/A              N/A            N/A         N/A
R-III            N/A                N/A           N/A            N/A            N/A              N/A            N/A         N/A
R-LR             N/A                N/A           N/A            N/A            N/A              N/A            N/A         N/A
V                N/A                N/A           N/A            N/A            N/A              N/A            N/A         N/A

                                      S-5

--------
(1)   Notional amount.

(2)   Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates.

(3)   In general, the pass-through rate for the class B, C, D, E, F, K, L, M,
      N, P, Q and S certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class B, C, D, E, F, K, L, M, N, P, Q or S certificates, as the case may be, then the pass-through rate for the subject class of series 2005-C1 certificates during that interest accrual period will be that weighted average rate.

(4)   The pass-through rates for the class G and H certificates will, in the case of each of those classes, equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans, minus 0.345%, in the case of the class G certificates, and 0.245%, in the case of the class H certificates.

(5)   The pass-through rate for the class J certificates will equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans.

(6)   Approximate.

(7)   Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
      Mortgage Loans and the Mortgaged Real Properties--Payment and Other
      Terms" below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other modeling assumptions referred to under "Yield and Maturity
      Considerations" in, and set forth in the glossary to, this prospectus supplement.

     The series 2005-C1 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage
Trust 2005-C1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which will constitute the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the series 2005-C1 certificates and forming the trust will be a pooling and servicing agreement to be dated as of January 11, 2005. The series 2005-C1 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2005-C1 certificates.

     The parties to the series 2005-C1 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2005-C1 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the
accompanying prospectus.

A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT
   INITIAL ISSUANCE.......  The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, B, C,
                            D, E, F, G, H, J, K, L, M, N, P, Q and S
                            certificates will be the series 2005-C1 certificates
                            with principal balances and are sometimes referred
                            to as the series 2005-C1 principal balance
                            certificates. The table on page S-5 of this
                            prospectus supplement identifies for each class of
                            series 2005-C1 principal balance certificates the
                            approximate total principal balance of that class at
                            initial issuance. The actual total principal balance
                            of any class of series 2005-C1 principal balance
                            certificates at initial issuance may be larger or
                            smaller than the amount shown in the table on page
                            S-5 of this prospectus supplement, depending on,
                            among other things, the actual size of the initial
                            mortgage pool balance. The actual size of the
                            initial mortgage pool balance may be as much as 5%
                            larger or smaller than the amount presented in this
                            prospectus supplement.

                                      S-6

                            The class X-CL and X-CP certificates will not have
                            principal balances and are sometimes referred to as
                            the series 2005-C1 interest-only certificates. For
                            purposes of calculating the amount of accrued
                            interest, each of those classes of series 2005-C1
                            interest-only certificates will have a total
                            notional amount.

                            The total notional amount of the class X-CL
                            certificates will equal the total principal balance
                            of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-J,
                            B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S
                            certificates outstanding from time to time. The
                            total notional amount of the class X-CL
                            certificates at initial issuance will be
                            approximately $1,524,551,178, although it may be as
                            much as 5% larger or smaller.

                            The total notional amount of the Class X-CP
                            certificates will equal:

                             o during the period from the date of initial
                               issuance of the series 2005-C1 certificates
                               through and including the distribution date in
                               January 2006, the sum of (a) the lesser of
                               $20,831,000 and the total principal balance of
                               the class A-1 certificates outstanding from time
                               to time, (b) the lesser of $182,356,000 and the
                               total principal balance of the class A-1A
                               certificates outstanding from time to time, and
                               (c) the total principal balance of the class
                               A-2, A-3, A-AB, A-4, A-J, B, C, D, E, F, G and H
                               certificates outstanding from time to time;

                             o during the period following the distribution
                               date in January 2006 through and including the
                               distribution date in January 2007, the sum of
                               (a) the lesser of $219,256,000 and the total
                               principal balance of the class A-2 certificates
                               outstanding from time to time, (b) the lesser of
                               $177,824,000 and the total principal balance of
                               the class A-1A certificates outstanding from
                               time to time, and (c) the total principal
                               balance of the class A-3, A-AB, A-4, A-J, B, C,
                               D, E, F, G and H certificates outstanding from
                               time to time;

                             o during the period following the distribution
                               date in January 2007 through and including the
                               distribution date in January 2008, the sum of
                               (a) the lesser of $157,769,000 and the total
                               principal balance of the class A-2 certificates
                               outstanding from time to time, (b) the lesser of
                               $169,387,000 and the total principal balance of
                               the class A-1A certificates outstanding from
                               time to time, (c) the total principal balance of
                               the class A-3, A-AB, A-4, A-J, B, C, D, E, F and
                               G certificates outstanding from time to time,
                               and (d) the lesser of $7,428,000 and the total
                               principal balance of the Class H certificates
                               outstanding from time to time;

                             o during the period following the distribution
                               date in January 2008 through and including the
                               distribution date in January 2009, the sum of
                               (a) the lesser of $99,136,000 and the total
                               principal balance of the class A-2 certificates
                               outstanding from time to time, (b) the lesser of
                               $161,345,000 and the total principal balance of
                               the class A-1A certificates outstanding from
                               time to time, (c) the total principal balance of
                               the class A-3, A-AB, A-4, A-J, B, C, D and E
                               certificates outstanding from time to time, and
                               (d) the lesser of $3,516,000 and the total
                               principal balance of the Class F certificates
                               outstanding from time to time;

                             o during the period following the distribution
                               date in January 2009 through and including the
                               distribution date in September 2009, the sum of
                               (a) the lesser of $52,332,000 and the total
                               principal balance of the class A-2 certificates
                               outstanding from time to time, (b) the lesser of
                               $152,767,000 and

                                      S-7

                               the total principal balance of the class A-1A
                               certificates outstanding from time to time, (c)
                               the total principal balance of the class A-3,
                               A-AB, A-4, A-J, B, C and D certificates
                               outstanding from time to time, and (d) the
                               lesser of $5,866,000 and the total principal
                               balance of the Class E certificates outstanding
                               from time to time;

                             o during the period following the distribution
                               date in September 2009 through and including the
                               distribution date in January 2010, the sum of
                               (a) the lesser of $95,882,000 and the total
                               principal balance of the class A-3 certificates
                               outstanding from time to time, (b) the lesser of
                               $97,294,000 and the total principal balance of
                               the class A-1A certificates outstanding from
                               time to time, (c) the total principal balance of
                               the class A-AB, A-4, A-J, B and C certificates
                               outstanding from time to time, and (d) the
                               lesser of $15,100,000 and the total principal
                               balance of the Class D certificates outstanding
                               from time to time;

                             o during the period following the distribution
                               date in January 2010 through and including the
                               distribution date in January 2011, the sum of
                               (a) the lesser of $44,862,000 and the total
                               principal balance of the class A-AB certificates
                               outstanding from time to time, (b) the lesser of
                               $92,711,000 and the total principal balance of
                               the class A-1A certificates outstanding from
                               time to time, (c) the total principal balance of
                               the class A-4, A-J and B certificates
                               outstanding from time to time, and (d) the
                               lesser of $17,108,000 and the total principal
                               balance of the Class C certificates outstanding
                               from time to time;

                             o during the period following the distribution
                               date in January 2011 through and including the
                               distribution date in January 2012, the sum of
                               (a) the lesser of $433,534,000 and the total
                               principal balance of the class A-4 certificates
                               outstanding from time to time, (b) the lesser of
                               $70,570,000 and the total principal balance of
                               the class A-1A certificates outstanding from
                               time to time, (c) the total principal balance of
                               the class A-J certificates outstanding from time
                               to time, and (d) the lesser of $9,224,000 and
                               the total principal balance of the Class B
                               certificates outstanding from time to time; and

                             o following the distribution date in January 2012,
                               $0.

                            The total initial notional amount of the Class X-CP
                            certificates will be approximately $1,419,314,000,
                            although it may be as much as 10% larger or
                            smaller.

                            The class R-I, R-II, R-III and R-LR certificates
                            will not have principal balances or notional
                            amounts. They will be residual interest
                            certificates. The holders of the class R-I, R-II,
                            R-III and R-LR certificates are not expected to
                            receive any material payments.

                            The class V certificates will not have principal
                            balances or notional amounts. They will entitle
                            holders to certain additional interest that may
                            accrue with respect to the underlying mortgage
                            loans that have anticipated repayment dates.

B.  TOTAL CREDIT SUPPORT AT
    INITIAL ISSUANCE....... The respective classes of the series 2005-C1 certificates, other than the class R-I, R-II, R-III,
                            R-LR and V certificates, will entitle their holders
                            to varying degrees of seniority for purposes of--

                             o receiving payments of interest and, if and when
                               applicable, payments of principal, and

                                      S-8

                             o bearing the effects of losses on the underlying
                               mortgage loans, as well as default-related and
                               other unanticipated expenses of the trust.

                            In that regard:

                             o the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL
                               and X-CP certificates will be the most senior of
                               the series 2005-C1 certificates;

                             o the class A-J certificates will be the next most
                               senior of the series 2005-C1 certificates; and

                             o the class B, C, D, E, F, G, H, J, K, L, M, N, P,
                               Q and S certificates will, in the case of each
                               such class, be senior to each other such class,
                               if any, with a later alphabetic class
                               designation.

                            The class R-I, R-II, R-III and R-LR certificates
                            will be residual interest certificates and will not
                            provide any credit support to the other series
                            2005-C1 certificates. The class V certificates will
                            be neither senior nor subordinate to any other
                            series 2005-C1 certificates, but rather entitle
                            holders to collections of additional interest on
                            the underlying mortgage loans with anticipated
                            repayment dates.

                            The table on page S-5 of this prospectus supplement
                            shows the approximate total credit support provided
                            to each class of offered certificates, other than
                            the class X-CP certificates, through the
                            subordination of other classes of the series
                            2005-C1 principal balance certificates. In the case
                            of each of those classes of offered certificates,
                            exclusive of the class X-CP certificates, the
                            credit support shown in the table on page S-5 of
                            this prospectus supplement represents the total
                            initial principal balance, expressed as a
                            percentage of the initial mortgage pool balance, of
                            all classes of the series 2005-C1 principal balance
                            certificates that are subordinate to the indicated
                            class.

C. PASS-THROUGH RATE.....   Each class of the series 2005-C1 certificates,
                            other than the class R-I, R-II, R-III, R-LR and V
                            certificates, will bear interest. The table on page
                            S-5 of this prospectus supplement provides the
                            indicated information regarding the pass-through
                            rate at which each of those classes of the series
                            2005-C1 certificates will accrue interest.

                            The pass-through rates for the class A-1, A-2, A-3,
                            A-AB, A-4, A-1A and A-J certificates will, in the
                            case of each of those classes, be fixed at the rate
                            per annum identified in the table on page S-5 of
                            this prospectus supplement as the initial
                            pass-through rate for the subject class.

                            The pass-through rates for the class B, C, D, E, F,
                            K, L, M, N, P, Q and S certificates will, in the
                            case of each of those classes, generally be fixed
                            at the rate per annum identified in the table on
                            page S-5 of this prospectus supplement as the
                            initial pass-through rate for that class. However,
                            with respect to any interest accrual period, if the
                            weighted average of certain net interest rates on
                            the underlying mortgage loans is below the
                            identified initial pass-through rate for the class
                            B, C, D, E, F, K, L, M, N, P, Q or S certificates,
                            as the case may be, then the pass-through rate that
                            will be in effect for the subject class of series
                            2005-C1 certificates during that interest accrual
                            period will be that weighted average rate.

                            The pass-through rates for the class G and H
                            certificates will, in the case of each of those
                            classes, for any interest accrual period, equal the
                            weighted average of certain net interest rates on
                            the underlying mortgage loans, minus a specified

                                      S-9

                            class margin. That specified class margin referred
                            to in the preceding sentence is, as to each such
                            class, set forth below:

                                                         CLASS
                                            CLASS        MARGIN
                                        ------------- -----------
                                          G .........     0.345%
                                          H .........     0.245%

                            The pass-through rate for the class J certificates
                            will, with respect to any interest accrual period,
                            equal a weighted average of certain net interest
                            rates on the underlying mortgage loans.

                            The pass-through rate for the class X-CP
                            certificates, for each interest accrual period from
                            and including the initial interest accrual period
                            through and including the interest accrual period
                            that ends in January 2012, will equal the weighted
                            average of the respective strip rates, which we
                            refer to as class X-CP strip rates, at which
                            interest accrues during the subject interest
                            accrual period on the respective components of the
                            total notional amount of the class X-CP
                            certificates outstanding immediately prior to the
                            related distribution date, with the relevant
                            weighting to be done based upon the relative sizes
                            of those components. Each of those components will
                            be comprised of all or a designated portion of the
                            total principal balance of a specified class of
                            series 2005-C1 principal balance certificates. If
                            all or a designated portion of the total principal
                            balance of any class of series 2005-C1 principal
                            balance certificates is identified under "--Total
                            Principal Balance or Notional Amount at Initial
                            Issuance" above as being part of the total notional
                            amount of the class X-CP certificates outstanding
                            immediately prior to any distribution date, then
                            that total principal balance, or designated portion
                            thereof, will represent a separate component of the
                            total notional amount of the class X-CP
                            certificates for purposes of calculating the
                            accrual of interest during the related interest
                            accrual period.

                            For purposes of accruing interest during any
                            interest accrual period from and including the
                            initial interest accrual period through and
                            including the interest accrual period that ends in
                            January 2012, on any particular component of the
                            total notional amount of the class X-CP
                            certificates outstanding immediately prior to the
                            related distribution date, the applicable class
                            X-CP strip rate will equal the excess, if any, of:

                            (1)   the lesser of--

                                  (a)  the reference rate specified on Annex
                                       E to this prospectus supplement for
                                       that interest accrual period, and

                                  (b)  the weighted average of certain net
                                       interest rates on the underlying
                                       mortgage loans for that interest
                                       accrual period, over

                            (2)   the pass-through rate in effect during that
                                  interest accrual period for the class of
                                  series 2005-C1 principal balance certificates
                                  whose total principal balance, or a
                                  designated portion thereof, comprises the
                                  subject component.

                            Following the interest accrual period that ends in
                            January 2012, the class X-CP certificates will
                            cease to accrue interest. In connection therewith,
                            the class X-CP certificates will have a 0%
                            pass-through rate for the interest accrual period
                            beginning in January 2012 and for each interest
                            accrual period thereafter.

                            The pass-through rate for the class X-CL
                            certificates will, with respect to any interest
                            accrual period, equal a weighted average of the
                            respective strip rates,

                                      S-10

                            which we refer to as class X-CL strip rates, at
                            which interest accrues during that interest accrual
                            period on the respective components of the total
                            notional amount of the class X-CL certificates
                            outstanding immediately prior to the related
                            distribution date, with the relevant weighting to
                            be done based upon the relative sizes of those
                            components. Each of those components will be
                            comprised of all or a designated portion of the
                            total principal balance of one of the classes of
                            series 2005-C1 principal balance certificates. In
                            general, the total principal balance of each class
                            of series 2005-C1 principal balance certificates
                            will constitute a separate component of the total
                            notional amount of the class X-CL certificates.
                            However, if a portion, but not all, of the total
                            principal balance of any particular class of series
                            2005-C1 principal balance certificates is
                            identified under "--Total Principal Balance or
                            Notional Amount at Initial Issuance" above as being
                            part of the total notional amount of the class X-CP
                            certificates outstanding immediately prior to any
                            distribution date, then that identified portion of
                            such total principal balance will represent one
                            separate component of the total notional amount of
                            the class X-CL certificates for purposes of
                            calculating the accrual of interest during the
                            related interest accrual period, and the remaining
                            portion of such total principal balance will
                            represent another separate component of the class
                            X-CL certificates for purposes of calculating the
                            accrual of interest during the related interest
                            accrual period.

                            For purposes of accruing interest during any
                            interest accrual period from and including the
                            initial interest accrual period through and
                            including the interest accrual period that ends in
                            January 2012, on any particular component of the
                            total notional amount of the class X-CL
                            certificates outstanding immediately prior to the
                            related distribution date, the applicable class
                            X-CL strip rate will be calculated as follows:

                            (1)   if the subject component consists of either
                                  the total principal balance, or a designated
                                  portion of the total principal balance, of
                                  any class of series 2005-C1 principal balance
                                  certificates, and if such total principal
                                  balance or such designated portion of such
                                  total principal balance, as applicable, also
                                  constitutes a component of the total notional
                                  amount of the class X-CP certificates
                                  outstanding immediately prior to the related
                                  distribution date, then the applicable class
                                  X-CL strip rate will equal the excess, if
                                  any, of (a) the weighted average of certain
                                  net interest rates on the underlying mortgage
                                  loans, over (b) the greater of (i) the
                                  reference rate specified on Annex E to this
                                  prospectus supplement for that interest
                                  accrual period and (ii) the pass-through rate
                                  in effect during that interest accrual period
                                  for that class of series 2005-C1 principal
                                  balance certificates; and

                            (2)   if the subject component consists of either
                                  the total principal balance, or a designated
                                  portion of the total principal balance, of
                                  any class of series 2005-C1 principal balance
                                  certificates, and if such total principal
                                  balance or such designated portion of such
                                  total principal balance, as applicable, does
                                  not also constitute a component of the total
                                  notional amount of the class X-CP
                                  certificates outstanding immediately prior to
                                  the related distribution date, then the
                                  applicable class X-CL strip rate will equal
                                  the excess, if any, of (a) the weighted
                                  average of certain net interest rates on the
                                  underlying mortgage loans, over (b) the
                                  pass-through rate in effect during that
                                  interest accrual period for that class of
                                  series 2005-C1 principal balance
                                  certificates.

                            Notwithstanding the foregoing, for purposes of
                            accruing interest on the class X-CL certificates
                            during each interest accrual period subsequent to
                            the interest

                                      S-11

                            accrual period that ends in January 2012, the total
                            principal balance of each class of series 2005-C1
                            principal balance certificates will constitute a
                            single separate component of the total notional
                            amount of the class X-CL certificates, and the
                            applicable class X-CL strip rate with respect to
                            each of those components for each of those interest
                            accrual periods will equal the excess, if any, of
                            (a) the weighted average of certain net interest
                            rates on the underlying mortgage loans, over (b)
                            the pass-through rate in effect during the subject
                            interest accrual period for the class of series
                            2005-C1 principal balance certificates whose
                            principal balance makes up that component.

                            The respective initial pass-through rates listed in
                            the table on page S-5 for the class X-CP, X-CL, G,
                            H and J certificates are each approximate.

                            The references to "certain net interest rates on
                            the underlying mortgage loans" above in this
                            "--Pass-Through Rate" subsection, in connection
                            with the description of the respective pass-through
                            rates for several of the interest-bearing classes
                            of the series 2005-C1 certificates, mean, as to any
                            particular mortgage loan in the trust, an annual
                            rate of interest that is generally equal to (a) the
                            related mortgage interest rate in effect as of, and
                            without regard to any modification or change to
                            that mortgage interest rate subsequent to, the date
                            of initial issuance of the offered certificates,
                            minus (b) the sum of:

                            o the annual rate at which the trustee fee is
                              calculated; and

                            o the annual rate at which the related master
                              servicing fee is calculated (which fee includes
                              any related primary servicing fee payable by the
                              master servicer to any related sub-servicer);

                            provided that, if the subject underlying mortgage
                            loan accrues interest on the basis of the actual
                            number of days elapsed during any one-month
                            interest accrual period in a year assumed to
                            consist of 360 days, then, in some months, the
                            "related mortgage interest rate" referred to above
                            in clause (a) of this sentence will be converted to
                            a 30/360 equivalent annual rate (that is, an annual
                            rate that would generally produce an equivalent
                            amount of interest if accrued on the same principal
                            amount during the same one-month interest accrual
                            period, but on the basis of an assumed 360-day year
                            consisting of twelve 30-day months), prior to
                            subtracting any of the rates referred to in clause
                            (b) of this sentence.

D. WEIGHTED AVERAGE LIFE AND
   PRINCIPAL WINDOW......   The weighted average life of any class of series
                            2005-C1 principal balance certificates refers to the
                            average amount of time that will elapse from the
                            date of their issuance until each dollar to be
                            applied in reduction of the total principal balance
                            of those certificates is paid to the investors. The
                            principal window for any class of series 2005-C1
                            principal balance certificates is the period during
                            which the holders of those certificates will receive
                            payments of principal. The weighted average life and
                            principal window shown in the table on page S-5 of
                            this prospectus supplement for each class of series
                            2005-C1 principal balance certificates were
                            calculated based on the following assumptions with
                            respect to each underlying mortgage loan--

                            o the related borrower timely makes all payments
                              on the mortgage loan,

                                     S-12

                            o if the mortgage loan has an anticipated
                              repayment date (see "--The Underlying Mortgage
                              Loans and the Mortgaged Real Properties--Payment
                              and Other Terms" below), the mortgage loan will
                              be paid in full on that date, and

                            o the mortgage loan will not otherwise be prepaid
                              prior to stated maturity.

                            The weighted average life and principal window
                            shown in the table on page S-5 of this prospectus
                            supplement for each class of series 2005-C1
                            principal balance certificates were further
                            calculated based on the other modeling assumptions
                            referred to under "Yield and Maturity
                            Considerations" in, and set forth in the glossary
                            to, this prospectus supplement.

E. RATINGS...............   The ratings shown in the table on page S-5 of this
                            prospectus supplement for the offered certificates
                            are those of Standard & Poor's Ratings Services, a
                            division of The McGraw-Hill Companies, Inc., and
                            Moody's Investors Service, Inc., respectively. It is
                            a condition to their issuance that the respective
                            classes of the offered certificates receive credit
                            ratings no lower than those shown in the table on
                            page S-5 of this prospectus supplement.

                            The ratings assigned to the respective classes of
                            offered certificates will represent the likelihood
                            of--

                             o timely receipt by the holders of all interest to
                               which they are entitled on each distribution
                               date, and

                             o except in the case of the class X-CP
                               certificates, the ultimate receipt by the
                               holders of all principal to which they are
                               entitled by the applicable rated final
                               distribution date described under "--Relevant
                               Dates and Periods--Rated Final Distribution
                               Date" below.

                            A security rating is not a recommendation to buy,
                            sell or hold securities and the assigning rating
                            agency may revise or withdraw its rating at any
                            time.

                            Further, the ratings on the respective classes of
                            offered certificates do not represent any
                            assessment of: the tax attributes of the offered
                            certificates; the likelihood, frequency or extent
                            of receipt of principal prepayments; the extent to
                            which interest payable on any class of offered
                            certificates may be reduced in connection with
                            prepayment interest shortfalls; the extent of
                            receipt of prepayment premiums, yield maintenance
                            charges, default interest or post-anticipated
                            repayment date additional interest; or the
                            investors' anticipated yield to maturity.

                            See "Ratings" in this prospectus supplement.

                               RELEVANT PARTIES

WHO WE ARE...............   Our name is Structured Asset Securities
                            Corporation II. We are a special purpose Delaware
                            corporation. Our address is 745 Seventh Avenue, New
                            York, New York 10019, and our telephone number is
                            (212) 526-7000. See "Structured Asset Securities
                            Corporation II" in the accompanying prospectus.

INITIAL TRUSTEE..........   LaSalle Bank National Association, a national
                            banking association, will act as the initial trustee
                            on behalf of the series 2005-C1 certificateholders.
                            It maintains an office at 135 South LaSalle Street,
                            Suite 1625, Chicago, Illinois 60603. See
                            "Description of the Offered Certificates--The
                            Trustee" in this prospectus supplement. The trustee
                            will also have, or be responsible for appointing an
                            agent

                                      S-13

                            to perform, additional duties with respect to tax
                            administration. Following the transfer of the
                            underlying mortgage loans into the trust, the
                            trustee, on behalf of the trust, will become the
                            mortgagee of record under each underlying mortgage
                            loan.

INITIAL FISCAL AGENT.....   ABN AMRO Bank N.V., a Netherlands banking
                            corporation, will act as the initial fiscal agent
                            with respect to the series 2005-C1 certificates. See
                            "Description of the Offered Certificates--The Fiscal
                            Agent" in this prospectus supplement.

INITIAL MASTER SERVICER...  Wachovia Bank, National Association, a national banking association, will act as the initial master
                            servicer with respect to the underlying mortgage
                            loans. See "Servicing of the Underlying Mortgage
                            Loans--The Initial Master Servicer and the Initial
                            Special Servicer" in this prospectus supplement.

INITIAL SPECIAL
 SERVICER.................  Allied Capital Corporation, a Maryland corporation, will act as the initial special servicer with
                            respect to the underlying mortgage loans. See
                            "Servicing of the Underlying Mortgage Loans--The
                            Initial Master Servicer and the Initial Special
                            Servicer" in this prospectus supplement.

THE CLEARVIEW PALMS NON-
 TRUST MORTGAGE LOAN
 NOTEHOLDER...............  We intend to include in the trust fund a mortgage loan that is secured by the mortgaged real property
                            identified on Annex A-1 to this prospectus
                            supplement as Clearview Palms. That underlying
                            mortgage loan, which has a cut-off date principal
                            balance of $6,107,200 and represents 0.4% of the
                            initial mortgage pool balance, is part of a loan
                            combination comprised of two (2) mortgage loans that
                            are: (a) both obligations of the same borrower; (b)
                            cross-defaulted; and (c) together secured by the
                            same mortgage instrument encumbering the Clearview
                            Palms mortgaged real property. The other mortgage
                            loan in that loan combination, which other mortgage
                            loan had an original principal balance of $381,700,
                            will not be included in the trust fund and is
                            currently held by one of our affiliates. The
                            Clearview Palms underlying mortgage loan is,
                            following certain events of default with respect to
                            the Clearview Palms loan combination, generally
                            senior in right of payment to the Clearview Palms
                            non-trust mortgage loan.

                            The Clearview Palms loan combination will be
                            serviced under the series 2005-C1 pooling and
                            servicing agreement by the master servicer and the
                            special servicer thereunder. Pursuant to a
                            co-lender agreement with respect to the Clearview
                            Palms loan combination, the holder of the Clearview
                            Palms non-trust mortgage loan will be granted
                            various rights and powers, including (a) a purchase
                            option with respect to the Clearview Palms
                            underlying mortgage loan, and (b) subject to the
                            conditions described under "Description of the
                            Mortgage Pool--Clearview Palms Loan Pair" in this
                            prospectus supplement, the right to advise, direct
                            and/or consult with the applicable servicer
                            regarding various servicing matters, including
                            certain modifications, affecting the Clearview
                            Palms loan combination. Those rights and powers may
                            be assignable or may be exercised through a
                            representative or designee. See "Description of the
                            Mortgage Pool--Clearview Palms Loan Pair" in this
                            prospectus supplement for a more detailed
                            description of the related co-lender arrangement
                            and the priority of payments between the mortgage
                            loans comprising the Clearview Palms loan
                            combination. Also, see "Servicing of the Underlying
                            Mortgage Loans--The Series 2005-C1 Controlling
                            Class Representative and the Non-Trust Loan
                            Noteholders" in this prospectus supplement for a
                            more detailed description of certain of the
                            foregoing rights of the Clearview Palms non-trust
                            mortgage loan noteholder.

                                      S-14

CONTROLLING CLASS
 OF CERTIFICATEHOLDERS....  The holders or beneficial owners of certificates representing a majority interest in a designated
                            controlling class of the series 2005-C1 certificates
                            will have the right, subject to the conditions
                            described under "Servicing of the Underlying
                            Mortgage Loans--The Series 2005-C1 Controlling Class
                            Representative and the Non-Trust Loan Noteholders"
                            and "--Replacement of the Special Servicer by the
                            Series 2005-C1 Controlling Class" in this prospectus
                            supplement, to--

                            o replace the existing special servicer under the
                              series 2005-C1 pooling and servicing agreement,
                              with or without cause, or any such special
                              servicer that has resigned, been terminated or
                              otherwise ceased to serve in that capacity, and

                            o select a representative that may direct and
                              advise the master servicer and/or the special
                              servicer, as applicable, regarding various
                              servicing matters with respect to the underlying
                              mortgage loans under the series 2005-C1 pooling
                              and servicing agreement, except to the extent
                              that the related non-trust mortgage loan
                              noteholder or its representative may otherwise
                              do so with respect to the Clearview Palms loan
                              combination. See "--Relevant Parties--Clearview
                              Palms Non-Trust Mortgage Loan Noteholder" above.

                            Unless there are significant losses on the
                            underlying mortgage loans, the controlling class of
                            series 2005-C1 certificateholders will be the
                            holders of a non-offered class of series 2005-C1
                            certificates.

UNDERWRITERS.............   Lehman Brothers Inc. and UBS Securities LLC are
                            the underwriters of this offering. With respect to
                            this offering--

                            o Lehman Brothers Inc. is acting as co-lead
                              manager and sole bookrunner, and

                            o UBS Securities LLC is acting as co-lead manager.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller. See "Method of
                            Distribution" in this prospectus supplement.

                          RELEVANT DATES AND PERIODS

CUT-OFF DATE.............   Eight (8) mortgage loans that we intend to include
                            in the trust, representing 10.5% of the initial
                            mortgage pool balance, were originated after January
                            11, 2005. Accordingly, any reference to "cut-off
                            date" in this prospectus supplement means,
                            individually and collectively:

                            o January 11, 2005, in the case of each underlying
                              mortgage loan originated on or before that date;
                              and

                            o the related date of origination, in the case of
                              each underlying mortgage loan originated after
                              January 11, 2005.

                            All payments and collections received on the
                            underlying mortgage loans after that cut-off date,
                            excluding any payments or collections that
                            represent amounts due on or before that cut-off
                            date, will belong to the trust.

ISSUE DATE...............   The date of initial issuance for the offered
                            certificates will be on or about February 10, 2005.

                                      S-15

DISTRIBUTION DATE........   Payments on the offered certificates are scheduled
                            to occur monthly, commencing in February 2005.
                            During any given month, the distribution date will
                            be the fourth business day following the 11th
                            calendar day of that month or, if that 11th calendar
                            day is not a business day, then the fifth business
                            day following that 11th calendar day.

RECORD DATE..............   The record date for each monthly payment on an
                            offered certificate will be the last business day of
                            the prior calendar month, except that the first
                            record date will be the date of initial issuance of
                            the offered certificates. The registered holders of
                            the series 2005-C1 certificates at the close of
                            business on each record date will be entitled to
                            receive, on the following distribution date, any
                            payments on those certificates, except that the last
                            payment on any offered certificate will be made only
                            upon presentation and surrender of the certificate.

COLLECTION PERIOD........   Amounts available for payment on the offered
                            certificates on any distribution date will depend on
                            the payments and other collections received, and any
                            advances of payments due, on the underlying mortgage
                            loans during the related collection period. In
                            general, each collection period--

                            o will relate to a particular distribution date,

                            o will be approximately one month long,

                            o will begin immediately after the prior
                              collection period ends or, in the case of the
                              first collection period, will begin on the day
                              following the cut-off date, and

                            o will end on the 11th day of the same calendar
                              month in which the related distribution date
                              occurs or, if that 11th day is not a business
                              day, then on the immediately following business
                              day.

INTEREST ACCRUAL PERIOD...  The amount of interest payable with respect to the offered certificates on any distribution date will
                            be a function of the interest accrued during the
                            related interest accrual period. The interest
                            accrual period for any distribution date will be the
                            period commencing on the 11th day of the month
                            preceding the month in which that distribution date
                            occurs and ending on the 10th day of the month in
                            which that distribution date occurs.

                            Because of the timing of their origination in
                            January 2005 or for other reasons, eight (8)
                            underlying mortgage loans, representing 10.5% of
                            the initial mortgage pool balance, do not provide
                            for the payment of a full month's interest in
                            February 2005. In connection therewith, the related
                            mortgage loan seller will supplement any amounts
                            payable by the related borrowers in February 2005,
                            such that the trust will receive, in February 2005,
                            a full month's interest with respect to each of
                            those mortgage loans. For purposes of determining
                            distributions on the series 2005-C1 certificates,
                            each of those supplemental payments should be
                            considered a payment by the related borrower.
RATED FINAL
 DISTRIBUTION DATE........  The rated final distribution dates for the respective classes of the offered certificates with
                            principal balances are as follows:

                            o for the class A-1, A-2, A-3, A-AB, A-4 and A-1A
                              certificates, the distribution date in February
                              2030; and

                                      S-16

                            o for the class A-J, B, C, D and E certificates,
                              the distribution date in February 2040.

                            See "Ratings" in this prospectus supplement.
ASSUMED FINAL
 DISTRIBUTION DATE........  With respect to any class of offered certificates, the assumed final distribution date is the
                            distribution date on which the holders of those
                            certificates would be expected to receive their last
                            payment and the total principal balance or notional
                            amount, as applicable, of those certificates would
                            be expected to be reduced to zero, based upon--

                            o the assumption that each borrower timely makes
                              all payments on its underlying mortgage loan;

                            o the assumption that each underlying mortgage
                              loan, if any, with an anticipated repayment date
                              is paid in full on that date;

                            o the assumption that no borrower otherwise
                              prepays its underlying mortgage loan prior to
                              stated maturity; and

                            o the other modeling assumptions referred to under
                              "Yield and Maturity Considerations" in, and set
                              forth in the glossary to, this prospectus
                              supplement.

                            Accordingly, the assumed final distribution date
                            for each class of offered certificates is the
                            distribution date in the calendar month and year
                            set forth below for that class:

                                                         MONTH AND YEAR OF
                                                           ASSUMED FINAL
                                           CLASS         DISTRIBUTION DATE
                                     ----------------   ------------------
                                       A-1 ..........   December 2009
                                       A-2 ..........   May 2010
                                       A-3 ..........   January 2012
                                       A-AB .........   April 2014
                                       A-4 ..........   December 2014
                                       A-1A .........   December 2014
                                       A-J ..........   January 2015
                                       B ............   January 2015
                                       C ............   January 2015
                                       D ............   January 2015
                                       E ............   January 2015
                                       X-CP .........   January 2012

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
 DENOMINATIONS............  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000
                            initial principal balance--or, solely in the case of
                            the class X-CP certificates, $250,000 initial
                            notional amount--and in any greater whole dollar
                            denominations.

                            You will initially hold your offered certificates,
                            directly or indirectly, through The Depository
                            Trust Company, and they will be registered in the
                            name of Cede & Co. as nominee for The Depository
                            Trust Company. As a result, you will not receive a
                            fully registered physical certificate representing
                            your interest in any offered certificate, except
                            under the limited circumstances described under
                            "Description of the Offered Certificates--
                            Registration and Denominations" in

                                      S-17

                            this prospectus supplement and under "Description
                            of the Certificates--Book-Entry Registration" in
                            the accompanying prospectus.

PAYMENTS
A. GENERAL...............   For purposes of allocating payments on certain
                            classes of the offered certificates, the mortgage
                            pool will be divided into:

                            o a loan group no. 1 consisting of all of the
                              underlying mortgage loans and/or groups of
                              cross-collateralized mortgage loans that are
                              secured by property types other than multifamily
                              and mobile home park, together with the
                              underlying mortgage loans secured by the
                              mortgaged real properties identified on Annex
                              A-1 to this prospectus supplement as LSL
                              Property Holdings II, LLC, FEL-WRL Properties
                              II, LLC-1461 Burlingame and Jacques Mobile Home
                              Park, respectively; and

                            o a loan group no. 2 consisting of all of the
                              underlying mortgage loans and/or groups of
                              cross-collateralized mortgage loans that are
                              secured by multifamily and mobile home park
                              properties, except for the underlying mortgage
                              loans secured by the mortgaged real properties
                              identified on Annex A-1 to this prospectus
                              supplement as LSL Property Holdings II, LLC,
                              FEL-WRL Properties II, LLC-1461 Burlingame and
                              Jacques Mobile Home Park, respectively.

                            The trustee will make payments of interest and,
                            except in the case of the class X-CL and X-CP
                            certificates, principal to the following classes of
                            series 2005-C1 certificateholders, sequentially as
                            follows:

                                   PAYMENT ORDER           CLASS
                                 ----------------- ---------------------
                                   1st ...........  A-1, A-2, A-3, A-AB,
                                                      A-4, A-1A, X-CL
                                                          and X-CP
                                   2nd ...........          A-J
                                   3rd ...........           B
                                   4th ...........           C
                                   5th ...........           D
                                   6th ...........           E
                                   7th ...........           F
                                   8th ...........           G
                                   9th ...........           H
                                   10th ..........           J
                                   11th ..........           K
                                   12th ..........           L
                                   13th ..........           M
                                   14th ..........           N
                                   15th ..........           P
                                   16th ..........           Q
                                   17th ..........           S

                            Interest payments with respect to the class A-1,
                            A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP
                            certificates are to be made concurrently:

                            o in the case of the class A-1, A-2, A-3, A-AB and
                              A-4 certificates, on a pro rata basis in
                              accordance with the respective interest
                              entitlements evidenced

                                      S-18

                              by those classes of series 2005-C1 certificates,
                              from available funds attributable to loan group
                              no. 1;

                            o in the case of the class A-1A certificates, from
                              available funds attributable to loan group no.
                              2; and

                            o in the case of the class X-CL and X-CP
                              certificates, on a pro rata basis in accordance
                              with the respective interest entitlements
                              evidenced by those classes of series 2005-C1
                              certificates, from available funds attributable
                              to loan group no. 1 and loan group no. 2;

                            provided that, if the foregoing would result in a
                            shortfall in the interest payment on any of the
                            class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and/or
                            X-CP certificates, then payments of interest will
                            be made on those classes of series 2005-C1
                            certificates, on a pro rata basis in accordance
                            with the respective interest entitlements evidenced
                            hereby, from available funds attributable to the
                            entire mortgage pool.

                            The class R-I, R-II, R-III, R-LR and V certificates
                            do not bear interest and do not entitle their
                            respective holders to payments of interest.

                            Allocation of principal payments among the A-1,
                            A-2, A-3, A-AB, A-4 and A-1A classes is described
                            under "--Payments of Principal" below. The class
                            X-CL, X-CP, R-I, R-II, R-III, R-LR and V
                            certificates do not have principal balances and do
                            not entitle their respective holders to payments of
                            principal.

                            See "Description of the Offered Certificates--
                            Payments--Priority of Payments" in this prospectus
                            supplement.

B. PAYMENTS OF INTEREST...  Each class of series 2005-C1 certificates, other than the class R-I, R-II, R-III, R-LR and V
                            certificates, will bear interest. In each case, that
                            interest will accrue during each interest accrual
                            period based upon--

                            o the pass-through rate applicable for the
                              particular class for that interest accrual
                              period,

                            o the total principal balance or notional amount,
                              as the case may be, of the particular class
                              outstanding immediately prior to the related
                              distribution date, and

                            o the assumption that each year consists of twelve
                              30-day months.

                            The borrowers under the underlying mortgage loans
                            are generally prohibited from making whole or
                            partial voluntary prepayments that are not
                            accompanied by a full month's interest on the
                            prepayment. If, however, a whole or partial
                            voluntary prepayment (or, to the extent it results
                            from the receipt of insurance proceeds or a
                            condemnation award, a whole or partial involuntary
                            prepayment) on an underlying mortgage loan is not
                            accompanied by the amount of one full month's
                            interest on the prepayment, then, as and to the
                            extent described under "Description of the Offered
                            Certificates--Payments--Payments of Interest" in
                            this prospectus supplement, the resulting
                            shortfall, less--

                            o the amount of the master servicing fee that
                              would have been payable from that uncollected
                              interest, and

                            o in the case of a voluntary prepayment on a
                              non-specially serviced mortgage loan, the
                              applicable portion of the payment made by the
                              master servicer to

                                      S-19

                              cover prepayment interest shortfalls resulting
                              from the voluntary prepayments on non-specially
                              serviced mortgage loans during the related
                              collection period,

                            will be allocated to reduce the amount of accrued
                            interest otherwise payable to the holders of all of
                            the interest-bearing classes of the series 2005-C1
                            certificates, including the offered certificates,
                            on a pro rata basis in accordance with the
                            respective amounts of interest actually accrued on
                            those classes during the corresponding interest
                            accrual period.

                            On each distribution date, subject to available
                            funds and the payment priority described under
                            "--Payments--General" above, you will be entitled
                            to receive your proportionate share of all unpaid
                            distributable interest accrued with respect to your
                            class of offered certificates through the end of
                            the related interest accrual period.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Interest" and
                            "--Payments--Priority of Payments" in this
                            prospectus supplement.

C. PAYMENTS OF
   PRINCIPAL .............  Subject to available funds and the payment priority described under "--Payments--General" above, the
                            holders of each class of offered certificates,
                            other than the class X-CP certificates, will be
                            entitled to receive a total amount of principal
                            over time equal to the total principal balance of
                            their particular class.

                            The trustee is required to make payments of
                            principal to the holders of the various classes of
                            the series 2005-C1 principal balance certificates
                            in a specified sequential order, taking account of
                            whether the payments (or advances in lieu thereof)
                            and other collections of principal that are to be
                            distributed were received and/or made with respect
                            to loan group no. 1 or loan group no. 2, such that:

                            o no payments of principal will be made to the
                              holders of any of the class F, G, H, J, K, L, M,
                              N, P, Q and S certificates until the total
                              principal balance of the offered certificates
                              (exclusive of the class X-CP certificates) is
                              reduced to zero;

                            o no payments of principal will be made to the
                              holders of the class A-J, B, C, D or E
                              certificates until, in the case of each of those
                              classes, the total principal balance of all more
                              senior classes of offered certificates
                              (exclusive of the class X-CP certificates) is
                              reduced to zero;

                            o except as described in the paragraph following
                              these bullets, no payments of principal with
                              respect to loan group no. 1 will be made to the
                              holders of the class A-1A certificates until the
                              total principal balance of the class A-1, A-2,
                              A-3, A-AB and A-4 certificates is reduced to
                              zero; however, on any given distribution date,
                              the holders of the class A-1A certificates will
                              be entitled to receive any and all payments of
                              principal to which they are entitled on that
                              distribution date with respect to loan group no.
                              2 prior to the holders of the class A-1, A-2,
                              A-3, A-AB and/or A-4 certificates receiving any
                              payments of principal on that distribution date;

                            o except as described in the paragraph following
                              these bullets, no payments of principal will be
                              made to the holders of the class A-4
                              certificates until the total principal balance
                              of the class A-1, A-2, A-3 and A-AB certificates
                              is reduced to zero; and

                                      S-20

                            o except as described in the paragraph following
                              these bullets, and further except that on each
                              distribution date the total principal balance of
                              the class A-AB certificates must be paid down to
                              the scheduled principal balance for that class
                              set forth on Annex F to this prospectus
                              supplement before any payments of principal are
                              made with respect to the class A-1, A-2 and/or
                              A-3 certificates, no payments of principal will
                              be made to the holders of the class A-AB
                              certificates until the total principal balance
                              of the class A-1, A-2 and A-3 certificates is
                              reduced to zero, no payments of principal will
                              be made to the holders of the class A-3
                              certificates until the total principal balance
                              of the class A-1 and A-2 certificates is reduced
                              to zero, and no payments of principal will be
                              made to the holders of the class A-2
                              certificates until the total principal balance
                              of the class A-1 certificates is reduced to
                              zero.

                            Because of losses on the underlying mortgage loans
                            and/or default-related or other unanticipated
                            expenses of the trust, the total principal balance
                            of the class A-J, B, C, D, E, F, G, H, J, K, L, M,
                            N, P, Q and S certificates could be reduced to zero
                            at a time when the class A-1, A-2, A-3, A-AB, A-4
                            and A-1A certificates, or any two or more classes
                            of those certificates, remain outstanding. Under
                            those circumstances, any payments of principal on
                            the outstanding class A-1, A-2, A-3, A-AB, A-4 and
                            A-1A certificates will be made among those classes
                            of certificates on a pro rata basis in accordance
                            with their respective total principal balances.

                            The total payments of principal to be made on the
                            series 2005-C1 principal balance certificates on
                            any distribution date will, in general, be a
                            function of--

                            o the amount of scheduled payments of principal
                              due or, in some cases, deemed due on the
                              underlying mortgage loans during the related
                              collection period, which payments are either
                              received as of the end of that collection period
                              or advanced by the master servicer, the trustee
                              or the fiscal agent; and

                            o the amount of any prepayments and other
                              unscheduled collections of previously unadvanced
                              principal with respect to the underlying
                              mortgage loans that are received during the
                              related collection period.

                            However, if the master servicer, the special
                            servicer, the trustee or the fiscal agent
                            reimburses itself out of general collections on the
                            mortgage pool for any advance that it has
                            determined is not recoverable out of collections on
                            the related underlying mortgage loan, then that
                            advance (together with accrued interest thereon)
                            will be deemed, to the fullest extent permitted, to
                            be reimbursed first out of payments and other
                            collections of principal otherwise distributable on
                            the series 2005-C1 principal balance certificates,
                            prior to being deemed reimbursed out of payments
                            and other collections of interest otherwise
                            distributable on the series 2005-C1 certificates.

                            The class X-CL, X-CP, R-I, R-II, R-III, R-LR and V
                            certificates do not have principal balances and do
                            not entitle their holders to payments of principal.

                            See "Description of the Offered Certificates--
                            Payments--Payments of Principal" and "--Payments--
                            Priority of Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES....  If any prepayment premium or yield maintenance charge is collected on any of the underlying
                            mortgage loans, then the trustee will pay that
                            amount, net of any liquidation fee or workout fee
                            payable therefrom, in the proportions described

                                      S-21

                            under "Description of the Offered Certificates--
                            Payments--Payments of Prepayment Premiums and Yield
                            Maintenance Charges" in this prospectus supplement,
                            to--

                            o the holders of the class X-CL certificates,
                              and/or

                            o the holders of any of the class A-1, A-2, A-3,
                              A-AB, A-4, A-1A, A-J, B, C, D, E, F, G, H and/or
                              J certificates that are then entitled to receive
                              any principal payments with respect to the loan
                              group that includes the prepaid mortgage loan.

                            The holders of the class X-CP, K, L, M, N, P, Q and
                            S certificates will not be entitled to any
                            prepayment premium or yield maintenance charge
                            collected on the underlying mortgage loans.

REDUCTIONS OF CERTIFICATE
  PRINCIPAL BALANCES IN
  CONNECTION WITH LOSSES ON
  THE UNDERLYING MORTGAGE
  LOANS AND DEFAULT-RELATED
  AND OTHER UNANTICIPATED
  EXPENSES................  Because of losses on the underlying mortgage loans
                            (including, for this purpose, advances that are
                            reimbursed out of general collections on the
                            mortgage pool because collections on the related
                            underlying mortgage loan are determined to be
                            insufficient to make such reimbursement) and/or
                            default-related and other unanticipated expenses of
                            the trust, the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal, may fall below the total principal
                            balance of the series 2005-C1 principal balance
                            certificates. If and to the extent that those losses
                            on the underlying mortgage loans and/or expenses of
                            the trust cause such a deficit to exist following
                            the payments made on the series 2005-C1 certificates
                            on any distribution date, the total principal
                            balances of the respective classes of series 2005-C1
                            principal balance certificates will be sequentially
                            reduced, in the following order, until that deficit
                            is eliminated:

                                    REDUCTION ORDER          CLASS
                                   ----------------- ---------------------
                                     1st ...........           S
                                     2nd ...........           Q
                                     3rd ...........           P
                                     4th ...........           N
                                     5th ...........           M
                                     6th ...........           L
                                     7th ...........           K
                                     8th ...........           J
                                     9th ...........           H
                                     10th ..........           G
                                     11th ..........           F
                                     12th ..........           E
                                     13th ..........           D
                                     14th ..........           C
                                     15th ..........           B
                                     16th ..........          A-J
                                     17th ..........  A-1, A-2, A-3, A-AB,
                                                          A-4 and A-1A

                                      S-22

                            Any reduction to the respective total principal
                            balances of the A-1, A-2, A-3, A-AB, A-4 and A-1A
                            classes will be made on a pro rata basis in
                            accordance with the relative sizes of those
                            principal balances.

                            See "Description of the Offered Certificates--
                            Reductions of Certificate Principal Balances in
                            Connection with Realized Losses and Additional Trust
                            Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
 MONTHLY DEBT SERVICE
 PAYMENTS................   Except as described below in this "--Advances of
                            Delinquent Monthly Debt Service Payments"
                            subsection, the master servicer will be required to
                            make advances with respect to any delinquent
                            scheduled debt service payments, other than balloon
                            payments, due or assumed due on the underlying
                            mortgage loans, in each case net of related master
                            servicing fees and workout fees. In addition, the
                            trustee must make any of those advances that the
                            master servicer is required, but fails, to make, and
                            the fiscal agent must make any of those advances
                            that the trustee is required, but fails, to make. As
                            described under "Description of the Offered
                            Certificates--Advances of Delinquent Monthly Debt
                            Service Payments" in this prospectus supplement, any
                            party that makes an advance will be entitled to be
                            reimbursed for that advance, together with interest
                            at the prime rate described in that section of this
                            prospectus supplement.

                            Notwithstanding the foregoing, none of the master
                            servicer, the trustee or the fiscal agent will be
                            required to make any advance that it determines
                            (or, with respect to specially serviced mortgage
                            loans, that the special servicer determines) will
                            not be recoverable from proceeds of the related
                            underlying mortgage loan.

                            If any of the adverse events or circumstances that
                            we refer to under "Servicing of the Underlying
                            Mortgage Loans--Required Appraisals" in, and
                            identify in the glossary to, this prospectus
                            supplement, occurs or exists with respect to any
                            underlying mortgage loan or the mortgaged real
                            property for that mortgage loan, then a new
                            appraisal (or, in cases involving underlying
                            mortgage loans or mortgaged real properties with
                            principal balances or allocated loan amounts, as
                            the case may be, of less than $2,000,000, a
                            valuation estimate of that property) must be
                            obtained or conducted. If, based on that appraisal
                            or other valuation, subject to the discussion below
                            regarding the Clearview Palms underlying mortgage
                            loan, it is determined that--

                            o the principal balance of, and other delinquent
                              amounts due under, the subject underlying
                              mortgage loan, exceed

                            o an amount equal to--

                              1. 90% of the new appraised or estimated value of
                                 that real property (which value may be subject
                                 to reduction by the special servicer based on
                                 its review of the related appraisal and other
                                 relevant information), minus

                              2. the amount of any obligations secured by liens
                                 on the property, which liens are prior to the
                                 lien of the mortgage loan, plus

                              3. certain escrows and reserves and any letters of
                                 credit constituting additional security for the
                                 mortgage loan,

                            then the amount otherwise required to be advanced
                            with respect to interest on that mortgage loan will
                            be reduced. The reduction will be in generally the
                            same

                                      S-23

                            proportion that the excess, sometimes referred to
                            as an appraisal reduction amount, bears to the
                            principal balance of the mortgage loan, net of
                            related advances of principal. Due to the payment
                            priorities, any reduction in advances of interest
                            will, in general, reduce the funds available to pay
                            interest on the most subordinate interest-bearing
                            class or classes of series 2005-C1 certificates
                            then outstanding. Appraisal reduction amounts will
                            not affect the principal portion of P&I advances.

                            The calculation of any appraisal reduction amount,
                            as described above under this "--Advances of
                            Delinquent Monthly Debt Service Payments" section,
                            with respect to the Clearview Palms underlying
                            mortgage loan will take into account both of the
                            mortgage loans comprising the Clearview Palms loan
                            combination. The special servicer will determine
                            whether an appraisal reduction amount exists with
                            respect to the Clearview Palms loan combination
                            based on a calculation that generally treats the
                            Clearview Palms loan combination as if it was a
                            single underlying mortgage loan. Any resulting
                            appraisal reduction amount with respect to the
                            Clearview Palms loan combination will be allocated,
                            first, to the Clearview Palms non-trust mortgage
                            loan (up to the amount of the outstanding principal
                            balance of, and all accrued and unpaid interest
                            (other than default interest) on, the Clearview
                            Palms non-trust mortgage loan), and then, to the
                            Clearview Palms underlying mortgage loan. The
                            amount of advances of interest on the Clearview
                            Palms underlying mortgage loan will reflect any
                            appraisal reduction amount allocable thereto.

                            See "Description of the Offered Certificates--
                            Advances of Delinquent Monthly Debt Service
                            Payments" and "Servicing of the Underlying Mortgage
                            Loans--Required Appraisals" in this prospectus
                            supplement. See also "Description of the
                            Certificates--Advances" in the accompanying
                            prospectus.
REPORTS TO
 CERTIFICATEHOLDERS.......  On each distribution date, the trustee will provide or make available to the registered holders of the
                            series 2005-C1 certificates a monthly report
                            substantially in the form of Annex D to this
                            prospectus supplement. The trustee's report will
                            detail, among other things, the payments made to the
                            series 2005-C1 certificateholders on that
                            distribution date and the performance of the
                            underlying mortgage loans and the mortgaged real
                            properties.

                            Upon reasonable prior notice, you may also review
                            at the trustee's offices during normal business
                            hours a variety of information and documents that
                            pertain to the underlying mortgage loans and the
                            mortgaged real properties for those loans.

                            See "Description of the Offered Certificates--
                            Reports to Certificateholders; Available
                            Information" in this prospectus supplement.

OPTIONAL TERMINATION.....   Specified parties to the transaction may terminate
                            the trust by purchasing all of the mortgage loans
                            and any foreclosure properties held by the trust,
                            when the total principal balance of the mortgage
                            pool, net of outstanding advances of principal, is
                            less than 1.0% of the initial mortgage pool balance.

                            In addition, following the date on which the total
                            principal balances of the class A-1, A-2, A-3,
                            A-AB, A-4, A-1A, A-J, B, C, D, E, F and G
                            certificates are reduced to zero, the trust fund
                            may also be terminated, with the consent of 100% of
                            the remaining 2005-C1 certificateholders and the
                            master servicer and subject to such additional
                            conditions as may be set forth in the series
                            2005-C1 pooling and servicing agreement, in
                            connection with an exchange of all the remaining

                                      S-24

                            series 2005-C1 certificates for all the mortgage
                            loans and foreclosure properties remaining in the
                            trust fund at the time of exchange.

                            See "Description of the Offered Certificates--
                            Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL..................   In this section, "--The Underlying Mortgage Loans
                            and the Mortgaged Real Properties," we provide
                            summary information with respect to the mortgage
                            loans that we intend to include in the trust. For
                            more detailed information regarding those mortgage
                            loans, you should review the following sections in
                            this prospectus supplement:

                            o "Description of the Mortgage Pool;"

                            o "Risk Factors--Risks Related to the Underlying
                              Mortgage Loans;"

                            o Annex A-1--Certain Characteristics of Individual
                              Underlying Mortgage Loans;

                            o Annex A-2--Certain Characteristics of the
                              Mortgage Pool;

                            o ANNEX A-3--Certain Characteristics of Loan Group
                              No. 1;

                            o ANNEX A-4--Certain Characteristics of Loan Group
                              No. 2;

                            o ANNEX A-5--Certain Monetary Terms of the
                              Underlying Mortgage Loans;

                            o ANNEX A-6--Certain Information Regarding
                              Reserves; and

                            o Annex B--Certain Information Regarding
                              Multifamily Properties.

                            For purposes of calculating distributions on
                            certain classes of the offered certificates, the
                            pool of mortgage loans backing the series 2005-C1
                            certificates will be divided into a loan group no.
                            1 and a loan group no. 2.

                            Loan group no. 1 will consist of all of the
                            mortgage loans backing the series 2005-C1
                            certificates that are secured by property types
                            other than multifamily and mobile home park,
                            together with the underlying mortgage loans and/or
                            groups of cross-collateralized mortgage loans
                            secured by the mortgaged real properties identified
                            on Annex A-1 to this prospectus supplement as LSL
                            Property Holdings II, LLC, FEL-WRL Properties II,
                            LLC-1461 Burlingame and Jacques Mobile Home Park,
                            respectively. Loan group no. 1 will consist of 71
                            mortgage loans, with an initial loan group no. 1
                            balance of $1,337,752,181, representing
                            approximately 87.7% of the initial mortgage pool
                            balance.

                            Loan group no. 2 will consist of all of the
                            mortgage loans and/or groups of
                            cross-collateralized mortgage loans backing the
                            series 2005-C1 certificates that are secured by the
                            mortgaged real properties that constitute
                            multifamily and/or mobile home park properties
                            (other than the mortgaged real properties
                            identified on Annex A-1 to this prospectus
                            supplement as LSL Property Holdings II, LLC,
                            FEL-WRL Properties II, LLC-1461 Burlingame and
                            Jacques Mobile Home Park, respectively). Loan group
                            no. 2 will consist of 18 mortgage loans, with an
                            initial loan group no. 2 balance of $186,798,997,
                            representing approximately 12.3% of the initial
                            mortgage pool balance. See Annex B--Certain
                            Information Regarding Multifamily Properties.

                                      S-25

                            When reviewing the information that we have
                            included in this prospectus supplement, including
                            the Annexes hereto, with respect to the mortgage
                            loans that are to back the offered certificates,
                            please note that--

                            o All numerical information provided with respect
                              to the underlying mortgage loans is provided on
                              an approximate basis.

                            o References to initial mortgage pool balance mean
                              the aggregate cut-off date principal balance of
                              all the underlying mortgage loans, references to
                              the initial loan group no. 1 balance mean the
                              aggregate cut-off date principal balance of the
                              underlying mortgage loans in loan group no. 1
                              and references to the initial loan group no. 2
                              balance mean the aggregate cut-off date
                              principal balance of the underlying mortgage
                              loans in loan group no. 2. We will transfer each
                              of the underlying mortgage loans, at its
                              respective cut-off date principal balance, to
                              the trust. We show the cut-off date principal
                              balance for each of the underlying mortgage
                              loans on Annex A-1 to this prospectus
                              supplement.

                            o All weighted average information provided with
                              respect to the mortgage loans reflects a
                              weighting based on their respective cut-off date
                              principal balances.

                            o When information with respect to mortgaged real
                              properties is expressed as a percentage of the
                              initial mortgage pool balance, the initial loan
                              group no. 1 balance or the initial loan group
                              no. 2 balance, the percentages are based upon
                              the cut-off date principal balances of the
                              related mortgage loans or allocated portions of
                              those balances.

                            o Certain statistical information (in particular,
                              information relating to debt service coverage
                              and loan-to-value ratios) in this prospectus
                              supplement regarding the Clearview Palms
                              underlying mortgage loan does not take into
                              account the corresponding subordinate non-trust
                              mortgage loan (even though the corresponding
                              subordinate non-trust mortgage loan is
                              cross-defaulted with the subject underlying
                              mortgage loan). For more information regarding
                              these loans, see "Description of the Mortgage
                              Pool--Clearview Palms Loan Pair" in this
                              prospectus supplement.

                            o If any of the mortgage loans is secured by
                              multiple real properties located in more than
                              one state or representing more than one property
                              type, a portion of that mortgage loan has been
                              allocated to each of those properties.

                            o The general characteristics of the entire
                              mortgage pool backing the offered certificates
                              are not necessarily representative of the
                              general characteristics of either loan group no.
                              1 or loan group no. 2. The yield and risk of
                              loss on any class of offered certificates will
                              depend on, among other things, the composition
                              of each of loan group no. 1 and loan group no.
                              2. The general characteristics of each such loan
                              group should also be analyzed when making an
                              investment decision. See "--Additional
                              Statistical Information" below.

                            o Whenever we refer to a particular mortgaged real
                              property by name, we mean the mortgaged real
                              property identified by that name on Annex A-1 to
                              this prospectus supplement. Whenever we refer to
                              a particular mortgage loan by name, we mean the
                              mortgage loan secured by the mortgaged real
                              property identified by that name on Annex A-1 to
                              this prospectus supplement.

                                      S-26

                            o Statistical information regarding the mortgage
                              loans may change prior to the date of initial
                              issuance of the offered certificates as a result
                              of changes in the composition of the mortgage
                              pool prior to that date.

                            It has been confirmed to us by S&P and Moody's that
                            five (5) of the mortgage loans that we intend to
                            include in the trust, representing 28.0% of the
                            initial mortgage pool balance, each has, in the
                            context of its inclusion in the mortgage pool,
                            credit characteristics consistent with investment
                            grade-rated obligations. Four (4) of those mortgage
                            loans are described under "Description of the
                            Mortgage Pool--Significant Underlying Mortgage
                            Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING MORTGAGE
 LOANS...................   We are not the originator of any of the mortgage
                            loans that we intend to include in the trust. We
                            will acquire those mortgage loans from two or more
                            parties. Except in four (4) cases, representing 0.8%
                            of the initial mortgage pool balance, each of those
                            mortgage loans was originated by--

                            o the related mortgage loan seller from whom we
                              acquired the mortgage loan,

                            o an affiliate of the related mortgage loan
                              seller, or

                            o a correspondent in the related mortgage loan
                              seller's or its affiliate's conduit lending
                              program.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller.

PAYMENT AND OTHER TERMS...  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower
                            to repay a specified sum with interest. Repayment of
                            each of the mortgage loans that we intend to include
                            in the trust is secured by a mortgage lien on the
                            fee and/or leasehold interest of the related
                            borrower or another party in one or more commercial
                            or multifamily real properties. Except for limited
                            permitted encumbrances, which we identify in the
                            glossary to this prospectus supplement, that
                            mortgage lien will be a first priority lien.

                            All of the mortgage loans that we intend to include
                            in the trust are or should be considered
                            nonrecourse. None of those mortgage loans is
                            insured or guaranteed by any governmental agency or
                            instrumentality or by any private mortgage insurer.

                            Each of the mortgage loans that we intend to
                            include in the trust currently accrues interest at
                            the annual rate specified with respect to that loan
                            on Annex A-1 to this prospectus supplement. Except
                            with respect to mortgage loans that have
                            anticipated repayment dates, as described below,
                            the mortgage interest rate for each underlying
                            mortgage loan is, in the absence of default, fixed
                            for the entire term of the loan.

                            Subject, in some cases, to a next business day
                            convention--

                            o one (1) of the mortgage loans that we intend to
                              include in the trust fund, representing 7.4% of
                              the initial mortgage pool balance, provide for
                              scheduled payments of principal and/or interest
                              to be due on the first day of each month,

                                     S-27

                            o one (1) of the mortgage loans that we intend to
                              include in the trust fund, representing 5.6% of
                              the initial mortgage pool balance, provide for
                              scheduled payments of principal and/or interest
                              to be due on the fifth day of each month,

                            o four (4) of the mortgage loans that we intend to
                              include in the trust, representing 0.8% of the
                              initial mortgage pool balance, provide for
                              scheduled payments of principal and/or interest
                              to be due on the tenth day of each month, and

                            o 83 of the mortgage loans that we intend to
                              include in the trust fund, representing 86.2% of
                              the initial mortgage pool balance, provide for
                              scheduled payments of principal and/or interest
                              to be due on the eleventh day of each month.

                            Eighty (80) of the mortgage loans that we intend to
                            include in the trust, representing 96.0% of the
                            initial mortgage pool balance, of which 62 mortgage
                            loans are in loan group no. 1, representing 95.5%
                            of the initial loan group no. 1 balance, and 18
                            mortgage loans are in loan group no. 2,
                            representing 100% of the initial loan group no. 2
                            balance, respectively, provide for:

                            o amortization schedules that are significantly
                              longer than their respective remaining terms to
                              stated maturity or for no amortization prior to
                              stated maturity; and

                            o a substantial balloon payment of principal on
                              each of their respective maturity dates.

                            Fourteen (14) of the 80 balloon mortgage loans
                            identified in the prior paragraph, representing
                            40.2% of the initial mortgage pool balance, of
                            which nine (9) mortgage loans are in loan group no.
                            1, representing 40.5% of the initial loan group no.
                            1 balance, and five (5) mortgage loans are in loan
                            group no. 2, representing 37.6% of the initial loan
                            group no. 2 balance, respectively, require payments
                            of interest only to be due on each due date until
                            the stated maturity date. Another 22 of the 80
                            balloon mortgage loans identified in the prior
                            paragraph, representing 31.2% of the initial
                            mortgage pool balance, of which 15 mortgage loans
                            are in loan group no. 1, representing 31.3% of the
                            initial loan group no. 1 balance, and seven (7)
                            mortgage loans are in loan group no. 2,
                            representing 30.6% of the initial loan group no. 2
                            balance, respectively, require payments of interest
                            only to be due until the expiration of a designated
                            interest-only period that ends prior to the related
                            stated maturity date.

                            Four (4) of the mortgage loans that we intend to
                            include in the trust, representing 1.7% of the
                            initial mortgage pool balance, all of which
                            mortgage loans are in loan group no. 1 and
                            represent 2.0% of the initial loan group no. 1
                            balance, provide material incentives to the related
                            borrower to pay the mortgage loan in full by a
                            specified date prior to the related maturity date.
                            We consider that date to be the anticipated
                            repayment date for each of those four (4) mortgage
                            loans. There can be no assurance, however, that
                            these incentives will result in the subject
                            mortgage loans being paid in full on or before
                            their respective anticipated repayment dates. The
                            incentives, which in each case will become
                            effective as of the related anticipated repayment
                            date, include:

                            o The calculation of interest at a rate per annum
                              in excess of the initial mortgage interest rate.
                              The additional interest in excess of interest at
                              the

                                      S-28

                              initial mortgage interest rate will be deferred
                              and will be payable only after the outstanding
                              principal balance of the mortgage loan is paid
                              in full.

                            o The application of excess cash flow from the
                              mortgaged real property, after debt service
                              payments and any specified reserves or expenses
                              have been funded or paid, to pay the principal
                              amount of the mortgage loan. The payment of
                              principal from excess cash flow will be in
                              addition to the principal portion, if any, of
                              the normal monthly debt service payment.

                            Three (3) of the four (4) mortgage loans with
                            anticipated repayment dates identified in the prior
                            paragraph, representing 1.5% of the initial
                            mortgage pool balance and 1.8% of the initial loan
                            group no. 1 balance, respectively, require payments
                            of interest only to be due until the expiration of
                            a designated interest-only period that ends prior
                            to the related anticipated repayment date.

                            Five (5) of the mortgage loans that we intend to
                            include in the trust, representing 2.2% of the
                            initial mortgage pool balance, all of which
                            mortgage loans are in loan group no. 1 and
                            represent 2.5% of the initial loan group no. 1
                            balance, each has a payment schedule that provides
                            for the payment of the subject mortgage loan in
                            full or substantially in full by its maturity date.
                            Those mortgage loans do not provide for any of the
                            repayment incentives associated with mortgage loans
                            with anticipated repayment dates.

DELINQUENCY STATUS.......   None of the mortgage loans that we intend to
                            include in the trust were 30 days or more delinquent
                            with respect to any monthly debt service payment as
                            of the cut-off date or at any time during the
                            12-month period preceding that date.

PREPAYMENT LOCK-OUT,
 DEFEASANCE, PREPAYMENT
 PREMIUM AND YIELD
 MAINTENANCE PERIODS.....   An initial prepayment lock-out period -- or, in
                            four (4) cases, a defeasance period -- is currently
                            in effect for all of the mortgage loans that we
                            intend to include in the trust. A prepayment
                            lock-out period is a period during which the
                            principal balance of a mortgage loan may not be
                            voluntarily prepaid in whole or in part. A
                            defeasance period is a period when voluntary
                            prepayments are still prohibited but the related
                            borrower may obtain a full or partial release of the
                            related mortgaged real property from the related
                            mortgage lien by defeasing the mortgage loan through
                            the delivery of non-callable U.S. Treasury
                            securities or other non-callable government
                            securities, within the meaning of section 2(a)(16)
                            of the Investment Company Act of 1940, which are
                            acceptable to the applicable rating agencies, as
                            substitute collateral.

                            Four (4) of the mortgage loans that we intend to
                            include in the trust, which four (4) mortgage loans
                            are secured by the mortgaged real properties
                            identified on Annex A-1 to this prospectus
                            supplement as Rite Aid -- Winchester, Rite Aid --
                            Kettering, Rite Aid -- Marmet and Rite Aid --
                            Monticello, respectively, and all of which are in
                            loan group no. 1 (representing 0.4%, 0.1%, 0.1% and
                            0.1%, respectively, of the initial mortgage pool
                            balance and 0.5%, 0.2%, 0.1% and 0.1%,
                            respectively, of the initial loan group no. 1
                            balance), now provide for a defeasance period and
                            can be defeased currently. Any defeasance, prior to
                            the second anniversary of the date of initial
                            issuance of the series 2005-C1 certificates, of any
                            of those four (4) underlying mortgage loans would
                            trigger a repurchase obligation on the part of the
                            related mortgage loan seller. See "Description of
                            the Mortgage Pool--Cures and Repurchases" in this
                            prospectus supplement.

                                      S-29

                            Seventy-four (74) of the mortgage loans that we
                            intend to include in the trust, representing 89.7%
                            of the initial mortgage pool balance, of which 57
                            mortgage loans are in loan group no. 1,
                            representing 88.5% of the initial loan group no. 1
                            balance, and 17 mortgage loans are in loan group
                            no. 2, representing 99.0% of the initial loan group
                            no. 2 balance, respectively, provide for a
                            defeasance period, following the initial prepayment
                            lock-out period. None of these 74 mortgage loans
                            permits defeasance prior to the second anniversary
                            of the date of initial issuance of the offered
                            certificates.

                            Eleven (11) other mortgage loans that we intend to
                            include in the trust, representing 9.5% of the
                            initial mortgage pool balance, of which ten (10)
                            mortgage loans are in loan group no. 1,
                            representing 10.7% of the initial loan group no. 1
                            balance, and one mortgage loan is in loan group no.
                            2, representing 1.0% of the initial loan group no.
                            2 balance, respectively, each provides for a
                            period, following the initial prepayment lock-out
                            period, when the loan is prepayable together with a
                            yield maintenance charge (which may in no event be
                            less than 1% of the prepaid amount), but does not
                            provide for defeasance.

                            One (1) of the 11 mortgage loans referred to in the
                            preceding paragraph, representing 5.6% of the
                            initial mortgage pool balance, which mortgage loan
                            is in loan group no. 1 and represents 6.4% of the
                            initial loan group no. 1 balance, provides for (a)
                            first, an initial prepayment lock-out period,
                            followed by (b) second, a period when the borrower
                            may prepay such mortgage loan in an amount no
                            greater than 50% of the initial mortgage loan
                            balance of such mortgage loan, together with a
                            yield maintenance charge, followed by (c) third, a
                            period when the borrower may, at its election,
                            defease such mortgage loan, in whole or in part,
                            and/or prepay such mortgage loan in an amount (in
                            the aggregate, when added to any amounts previously
                            prepaid) no greater than 50% of the initial
                            principal balance of such mortgage loan, together
                            with a yield maintenance charge. For the purposes
                            of this prospectus supplement, during the periods
                            referred to in clauses (b) and (c) above, the
                            entire underlying mortgage loan is treated as being
                            in a yield maintenance period.

                            Another one of the 11 mortgage loans referred to in
                            the second preceding paragraph, representing 0.8%
                            of the initial mortgage pool balance, which
                            mortgage loan is in loan group no. 1 and represents
                            0.9% of the initial loan group no. 1 balance,
                            provides for a period, following the initial
                            prepayment lock-out period and the yield
                            maintenance period, when the loan is prepayable
                            together with prepayment consideration equal to
                            1.0% of the prepaid amount, but does not provide
                            for defeasance.

                            Set forth below is information regarding the
                            remaining terms of the prepayment lock-out,
                            defeasance and prepayment lock-out/defeasance
                            periods, respectively, for the 89 underlying
                            mortgage loans:

                                         MORTGAGE    LOAN GROUP   LOAN GROUP
                                           POOL         NO. 1       NO. 2
                                       ------------ ------------ -----------

Maximum remaining prepayment
  lock-out or prepayment
  lock-out/defeasance period ......... 182 months   182 months   120 months
Minimum remaining prepayment
  lock-out or prepayment
  lock-out/defeasance period .........  13 months    13 months    34 months

                                      S-30

                                   MORTGAGE   LOAN GROUP   LOAN GROUP
                                     POOL        NO. 1        NO. 2
                                 ----------- ------------ ------------

Weighted average remaining
  prepayment lock-out or
  prepayment lock-out/defeasance
  period ....................... 94 months    95 months    87 months

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS..  The mortgage pool, loan group no. 1 and loan group
                              no. 2, respectively, will have the following
                              general characteristics as of the cut-off date:

                                       MORTGAGE            LOAN GROUP         LOAN GROUP
                                         POOL                NO. 1              NO. 2
                                     --------------      --------------      ------------

Initial mortgage pool balance ...... $1,524,551,179      $1,337,752,181      $186,798,997
Number of mortgage loans ...........             89                  71                18
Number of mortgaged real
  properties .......................            128                 104                24
Maximum cut-off date principal
  balance ..........................   $160,000,000        $160,000,000       $41,000,000
Minimum cut-off date principal
  balance ..........................     $1,150,000          $1,150,000        $1,894,310
Average cut-off date principal
  balance ..........................    $17,129,789         $18,841,580       $10,377,722
Maximum mortgage interest rate......         7.070%              7.070%            6.080%
Minimum mortgage interest rate......         4.618%              4.618%            5.030%
Weighted average mortgage
  interest rate ....................         5.529%              5.502%            5.716%
Maximum original term to
  maturity or anticipated
  repayment date ...................     265 months          265 months        121 months
Minimum original term to
  maturity or anticipated
  repayment date ...................      60 months           60 months         60 months
Weighted average original term
  to maturity or anticipated
  repayment date ...................     106 months          108 months         91 months
Maximum remaining term to
  maturity or anticipated
  repayment date ...................     182 months          182 months        121 months
Minimum remaining term to
  maturity or anticipated
  repayment date ...................      58 months           59 months         58 months
Weighted average remaining term
  to maturity or anticipated
  repayment date ...................    104 months          106 months          90 months
Weighted average underwritten
  debt service coverage ratio ......         1.55x               1.58x              1.33x
Weighted average cut-off date
  loan-to-value ratio ..............         69.6%               68.7%              76.1%

                             In reviewing the foregoing table, please note that:

                             o The initial mortgage pool balance, the initial
                               loan group no. 1 balance and the loan group no.
                               2 balance are each subject to a permitted
                               variance of plus or minus 5%.

                             o Except as described below in the second
                               succeeding bullet, the underwritten debt service
                               coverage ratio for any mortgage loan that is to
                               be included in

                                      S-31

                               the trust is equal to the underwritten annual
                               net cash flow for the related mortgaged real
                               property, divided by the product of 12 times the
                               monthly debt service payment due in respect of
                               that underlying mortgage loan on the first due
                               date following the cut-off date or, if that
                               mortgage loan is currently in an interest-only
                               period, on the first due date after the
                               commencement of the scheduled amortization.

                             o Except as described in the following bullet, the
                               cut-off date loan-to-value ratio for any
                               mortgage loan to be included in the trust is
                               equal to its cut-off date principal balance,
                               divided by the estimated value of the related
                               mortgaged real property as set forth in a
                               related third-party appraisal dated as specified
                               on Annex A-1 to this prospectus supplement.

                             o The exceptions to the foregoing calculations of
                               underwritten debt service coverage ratio and
                               cut-off date loan-to-value ratio are as follows:

                               (1)   with respect to the 14 underlying mortgage
                                     loans, collectively representing 40.2% of
                                     the initial mortgage pool balance, that
                                     each provides for payments of interest
                                     only until the related stated maturity
                                     date, the calculation of underwritten debt
                                     service coverage ratio in each such case
                                     is based upon the actual interest-only
                                     payments (calculated in accordance with
                                     the related loan documents) that will be
                                     due in respect of the subject mortgage
                                     loan during the 12-month period following
                                     the cut-off date; and

                               (2)   with respect to the Clearview Palms
                                     underlying mortgage loan, which underlying
                                     mortgage loan is part of a loan
                                     combination comprised of that underlying
                                     mortgage loan and a generally subordinate
                                     non-trust mortgage loan (see "Description
                                     of the Mortgage Pool--Clearview Palms Loan
                                     Pair" in this prospectus supplement), the
                                     underwritten debt service coverage ratio
                                     and the cut-off date loan-to-value ratio
                                     are each calculated without regard to the
                                     related non-trust mortgage loan secured by
                                     the Clearview Palms mortgaged real
                                     property.

                             o In the case of some of the mortgage loans that
                               we intend to include in the trust, the
                               calculation of underwritten annual net cash flow
                               for the related mortgaged real property or
                               properties (which is, in turn, used in the
                               calculation of underwritten debt service
                               coverage ratios) was based on certain
                               assumptions regarding projected rental income
                               and/or occupancy, including, without limitation:
                               (a) the assumption that a particular tenant at
                               the subject mortgaged real property that has
                               executed a lease, but has not yet taken
                               occupancy and/or has not yet commenced paying
                               rent, will take occupancy and commence paying
                               rent on a future date, (b) the assumption that
                               an unexecuted lease that is currently being
                               negotiated with respect to a particular tenant
                               at the subject mortgaged real property or is out
                               for signature will be executed and in place on a
                               future date, (c) the assumption that a portion
                               of the currently vacant and unleased space at
                               the subject mortgaged real property will be
                               leased at current market rates and consistent
                               with occupancy rates of comparable properties in
                               the subject market, (d) the assumption that
                               certain rental income payable on a future date
                               under a signed lease, but where the tenant is in
                               an initial rent abatement or free rent period,
                               will be paid commencing on such future date, (e)
                               assumptions regarding the renewal of particular
                               leases, incremental rent increases and/or the
                               re-leasing of certain space at the subject
                               mortgaged real property, and/or

                                      S-32

                               (f) certain additional lease-up assumptions as
                               may be described in the footnotes to Annex A-1
                               to this prospectus supplement. There is no
                               assurance that the foregoing assumptions made
                               with respect to any particular underlying
                               mortgage loan will, in fact, be consistent with
                               actual property performance; and, if they are
                               not consistent, actual annual net cash flow for
                               a mortgaged property may be less than the
                               underwritten annual net cash flow presented with
                               respect to that property in this prospectus
                               supplement.
B. GEOGRAPHIC
 CONCENTRATION............  The table below shows the number of, and percentage of the initial mortgage pool balance secured by,
                            mortgaged real properties located in the indicated
                            states:

                                           % OF INITIAL
                             NUMBER OF       MORTGAGE
          STATE             PROPERTIES     POOL BALANCE
          -----            ------------   -------------

  California ...........        29             21.2%
  Texas ................        22             18.3%
  New York .............         8             16.9%
  Florida ..............        16             10.4%
  Hawaii ...............         1              8.5%
  Pennsylvania .........         6              4.9%
  Maryland .............         3              3.7%
  Colorado .............         3              2.9%

                            The remaining mortgaged real properties with
                            respect to the mortgage pool are located throughout
                            18 other states. No more than 2.6% of the initial
                            mortgage pool balance is secured by mortgaged real
                            properties located in any of these other states.

C. PROPERTY TYPES........   The table below shows the number of, and
                            percentage of the initial mortgage pool balance
                            secured by, mortgaged real properties predominantly
                            operated for each indicated purpose:

                                                   % OF INITIAL
                                     NUMBER OF       MORTGAGE
          PROPERTY TYPE             PROPERTIES     POOL BALANCE
          -------------            ------------   -------------

  Retail .......................        48             38.3%
   Regional Mall ...............         1              7.4%
   Anchored Retail .............        30             26.7%
   Unanchored Retail ...........        14              3.8%
   Other Retail ................         3              0.3%
  Office .......................        16             30.1%
  Multifamily ..................        29             15.1%
  Self Storage .................        22              6.8%
  Hotel ........................         3              5.9%
  Industrial/Warehouse .........         9              3.7%
  Mobile Home Park .............         1              0.2%

                                      S-33

D. ENCUMBERED INTERESTS...  The table below shows the number of mortgage loans and the percentage of the initial mortgage pool
                            balance represented thereby, that are secured by
                            mortgaged real properties for which the whole or
                            predominant encumbered interest is as indicated:

       ENCUMBERED INTEREST                         % OF INITIAL
        IN THE MORTGAGED             NUMBER OF       MORTGAGE
          REAL PROPERTY           MORTGAGE LOANS   POOL BALANCE
          -------------          ---------------- -------------

  Fee Simple ...................        85             92.6%
  Leasehold ....................         2              2.6%
  Fee Simple/Leasehold .........         2              4.8%

                            It should be noted that each mortgage loan secured
                            by overlapping fee and leasehold interests or by a
                            predominant fee interest and a relatively minor
                            leasehold interest, is presented as being secured
                            by a fee simple interest in this prospectus
                            supplement and is therefore included within the
                            category referred to as "fee simple" in the chart
                            above.

E.  SIGNIFICANT UNDERLYING
    MORTGAGE LOANS.......   The ten (10) largest mortgage loans and/or groups
                            of cross-collateralized underlying mortgage loans
                            that we intend to include in the trust fund,
                            collectively represent 60.2% of the initial mortgage
                            pool balance. For a discussion of those ten (10)
                            largest underlying mortgage loans and/or groups of
                            cross-collateralized underlying mortgage loans, see
                            "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans" in this prospectus
                            supplement.

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
 TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions of the assets of the trust
                            as multiple real estate mortgage investment
                            conduits, or REMICs, under sections 860A through
                            860G of the Internal Revenue Code of 1986, as
                            amended. Three (3) of those multiple REMICs are as
                            follows:

                            o REMIC I, which will consist of, among other
                              things, the underlying mortgage loans or, in
                              each of four (4) cases, regular interests in a
                              single loan REMIC that holds an underlying
                              mortgage loan, but will exclude collections of
                              additional interest accrued and deferred as to
                              payment with respect to each mortgage loan in
                              REMIC I with an anticipated repayment date that
                              remains outstanding past that date;

                            o REMIC II, which will hold the regular interests
                              in REMIC I; and

                            o REMIC III, which will hold the regular interests
                              in REMIC II.

                            In addition, each of the four (4) underlying
                            mortgage loans that allows for defeasance prior to
                            the second anniversary of the date of initial
                            issuance of the series 2005-C1 certificates will be
                            the primary asset of its own separate individual
                            loan REMIC.

                            Any assets of the trust not included in a REMIC
                            will constitute a grantor trust for federal income
                            tax purposes.

                            The offered certificates will be treated as regular
                            interests in REMIC III. This means that they will
                            be treated as newly issued debt instruments for
                            federal income tax purposes. You will have to
                            report income on your offered certificates in
                            accordance with the accrual method of accounting
                            even if you are otherwise a cash method taxpayer.
                            The offered certificates will not represent any
                            interest in the grantor trust referred to above.

                                      S-34

                            The class X-CP certificates will be issued with
                            more than a de minimis amount of original issue
                            discount; and the remaining offered certificates
                            will be issued with no original issue discount and,
                            in some cases, may be treated as having been issued
                            at a premium. If you own an offered certificate
                            issued with original issue discount, you may have
                            to report original issue discount income and be
                            subject to a tax on this income before you receive
                            a corresponding cash payment. When determining the
                            rate of accrual of original issue discount, market
                            discount and premium, if any, with respect to the
                            series 2005-C1 certificates for federal income tax
                            purposes, the prepayment assumption used will be
                            that following any date of determination:

                            o any underlying mortgage loans with anticipated
                              repayment dates will be paid in full on those
                              dates,

                            o no mortgage loan in the trust will otherwise be
                              prepaid prior to maturity, and

                            o there will be no extension of maturity for any
                              mortgage loan in the trust.

                            For a more detailed discussion of the federal
                            income tax aspects of investing in the offered
                            certificates, see "Federal Income Tax Consequences"
                            in each of this prospectus supplement and the
                            accompanying prospectus.

ERISA....................   We anticipate that, subject to satisfaction of the
                            conditions referred to under "ERISA Considerations"
                            in this prospectus supplement, retirement plans and
                            other employee benefit plans and arrangements
                            subject to--

                            o Title I of the Employee Retirement Income
                              Security Act of 1974, as amended, or

                            o section 4975 of the Internal Revenue Code of
                              1986, as amended,

                            will be able to invest in the offered certificates
                            without giving rise to a prohibited transaction.
                            This is based upon an individual prohibited
                            transaction exemption granted to a predecessor to
                            Lehman Brothers Inc. by the U.S. Department of
                            Labor.

                            If you are a fiduciary of any retirement plan or
                            other employee benefit plan or arrangement subject
                            to Title I of ERISA or section 4975 of the Internal
                            Revenue Code of 1986, as amended, you should review
                            carefully with your legal advisors whether the
                            purchase or holding of the offered certificates
                            could give rise to a transaction that is prohibited
                            under ERISA or section 4975 of the Internal Revenue
                            Code of 1986, as amended. See "ERISA
                            Considerations" in this prospectus supplement and
                            in the accompanying prospectus.

LEGAL INVESTMENT.........   Upon initial issuance, the class A-1, A-2, A-3,
                            A-AB, A-4, A-1A, A-J, B, C, D and X-CP certificates
                            will be, and the class E certificates will not be,
                            mortgage related securities within the meaning of
                            the Secondary Mortgage Market Enhancement Act of
                            1984, as amended. All institutions whose investment
                            activities are subject to legal investment laws and
                            regulations, regulatory capital requirements or
                            review by regulatory authorities should consult with
                            their own legal advisors in determining whether and
                            to what extent the offered certificates will be
                            legal investments for them. See "Legal Investment"
                            in this prospectus supplement and in the
                            accompanying prospectus.

                                      S-35

INVESTMENT
 CONSIDERATIONS...........  The rate and timing of payments and other collections of principal on or with respect to the
                            underlying mortgage loans may affect the yield to
                            maturity on your offered certificates.

                            In the case of any offered certificate purchased at
                            a discount from its principal balance, a slower
                            than anticipated rate of payments and other
                            collections of principal on the underlying mortgage
                            loans could result in a lower than anticipated
                            yield. In the case of any offered certificate
                            purchased at a premium from its principal balance,
                            a faster than anticipated rate of payments and
                            other collections of principal on the underlying
                            mortgage loans could result in a lower than
                            anticipated yield.

                            In addition, if you are contemplating the purchase
                            of class X-CP certificates, you should be aware
                            that--

                            o the yield to maturity on the class X-CP
                              certificates will be highly sensitive to the
                              rate and timing of any principal prepayments
                              and/or other early liquidations of the
                              underlying mortgage loans;

                            o a faster than anticipated rate of payments and
                              other collections of principal on the underlying
                              mortgage loans could result in a lower
                              anticipated yield with respect to the class X-CP
                              certificates, and

                            o an extremely rapid rate of prepayments and/or
                              other liquidations of the underlying mortgage
                              loans could result in a complete or partial loss
                              of your initial investment with respect to the
                              class X-CP certificates.

                            The yield on any offered certificate with a
                            variable or capped pass-through rate could also be
                            adversely affected if the underlying mortgage loans
                            with relatively higher net mortgage interest rates
                            pay principal faster than the mortgage loans with
                            relatively lower net mortgage interest rates. In
                            addition, the pass-through rate for, and yield on,
                            the class X-CP certificates will vary with changes
                            in the relative sizes of the respective components
                            that make up the related total notional amount of
                            that class (with each such component consisting of
                            the total principal balance, or a designated
                            portion of the total principal balance, of a class
                            of series 2005-C1 principal balance certificates).

                            See "Yield and Maturity Considerations" in this
                            prospectus supplement and in the accompanying
                            prospectus.

                                      S-36

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-J, B, C, D and E Certificates Are Subordinate to, and Are
Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A
Certificates. If you purchase class A-J, B, C, D and E certificates, then your offered certificates will provide credit support to other classes of series
2005-C1 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP and
X-CL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2005-C1 certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the series 2005-C1 certificates,

     o    the order in which the principal balances of the respective classes of the series 2005-C1 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May
Be Insufficient to Protect You Against All Potential Losses" and "--Payments on
the Offered Certificates Will Be Made Solely from the Limited Assets of the
Related Trust, and Those Assets May Be Insufficient to Make All Required
Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

                                      S-37

     In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses
(b) through (f) of the second preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

     See "Description of the Mortgage Pool," "Servicing of the Underlying
Mortgage Loans," "Description of the Offered Certificates--Payments" and
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary
Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans
Is Faster or Slower than You Anticipated. If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class
A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group
no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class A-1, A-2,
A-3, A-AB, A-4, A-1A, A-J, B, C, D, E, F, G and H certificates may result in a reduction in the total notional amount of the class X-CP certificates.
Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by--

     o    the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission or the defeasance of that mortgage loan prior to the second anniversary of the initial issuance of the series 2005-C1
          certificates, all as described under "Description of the Mortgage
          Pool--Cures and Repurchases" in this prospectus supplement, and

     o    the termination of the trust, as described under "Description of the
          Offered Certificates--Termination" in this prospectus supplement.

     Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with

                                      S-38

relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class (with each such component consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2005-C1 principal balance certificates).

     The Interests of the Series 2005-C1 Controlling Class Certificateholders
May Be in Conflict with the Interests of the Offered Certificateholders. The holders or beneficial owners of series 2005-C1 certificates representing a majority interest in the controlling class of series 2005-C1 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "Servicing of the Underlying Mortgage
Loans--The Series 2005-C1 Controlling Class Representative and the Non-Trust
Loan Noteholders" in this prospectus supplement; and (b) replace the special servicer under the series 2005-C1 pooling and servicing agreement, subject to satisfaction of the conditions described under "Servicing of the Underlying
Mortgage Loans--Replacement of the Special Servicer by the Series 2005-C1
Controlling Class" in this prospectus supplement. Among other things, the series 2005-C1 controlling class representative may direct the special servicer under the series 2005-C1 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund that the series 2005-C1 controlling class representative may consider advisable, except to the extent that, in connection with the Clearview Palms underlying mortgage loan, the related non-trust mortgage loan noteholder or a designee or representative thereof may otherwise do so.

     In the absence of significant losses on the underlying mortgage loans, the series 2005-C1 controlling class will be a non-offered class of series 2005-C1 certificates. The series 2005-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2005-C1 controlling class representative will exercise its rights and powers on behalf of the series 2005-C1 controlling class certificateholders, and it will not be liable to any other class of series 2005-C1 certificateholders for so doing.

     Additional Compensation to the Master Servicer and the Special Servicer
and Interest on Advances Will Affect Your Right to Receive Distributions on
Your Offered Certificates.  To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the underlying mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on an underlying mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the series 2005-C1 pooling and servicing agreement. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.
Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. After the
September 11, 2001 terrorist attacks in New York City, the Washington, D.C.
area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism
Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks.
Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate
December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

                                      S-39

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such insurance terrorism coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans" in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. In the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2005-C1 certificates.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office;

     o    anchored retail;

     o    multifamily rental;

     o    regional mall;

     o    self-storage;

     o    hotel;

     o    unanchored retail;

     o    industrial/warehouse;

     o    other retail; and

     o    mobile home park.

                                      S-40

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. Three (3) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as The Courtyard Marriott
Midtown East, The Seasons Condominiums and 102-104 Fulton Street, collectively representing 3.3% of the initial mortgage pool balance, are secured by the related borrower's interest in a commercial condominium unit.

     In addition, in the case of two (2) mortgage loans, representing 7.4% of the initial mortgage pool balance and both secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Wilshire
Rodeo Plaza Office and Wilshire Rodeo Plaza Retail, the related loan documents contemplate that such mortgaged real properties may be submitted to a condominium regime and upon satisfaction of certain conditions, the liens of the related deeds of trust will be subordinated to the condominium declaration.
See "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wilshire Rodeo Plaza Mortgage Loans--Subordination to Condominium
Declaration; Partial Release and Termination of Cross Default" in this prospectus supplement.

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. For example, in the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Courtyard Marriott Midtown East, representing 2.9% of the initial mortgage pool balance, the condominium declaration provides that a lien for common area maintenance charges is superior to a mortgage lien on a related condominium unit. There can be no assurance that the condominium declarations with respect to other underlying mortgage loans secured by a borrower's interest in a condominium do not contain similar provisions. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-C1 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of

                                      S-41

the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o    The Mortgaged Real Property Will Be the Sole Asset Available to
          Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
          Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--Most of the Mortgage Loans Underlying Your Offered
          Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o    In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent
          on a Single Tenant or on One or a Few Major Tenants at the Related
          Mortgaged Real Property. In the case of 42 mortgaged real properties, securing 28.0% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies
          25% or more of the particular property. In the case of 13 of those properties, securing 6.9% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. For example, International
          Business Machines is the sole tenant at the mortgaged real property identified on Annex A-1 to this prospectus supplement as IBM
          Gaithersburg, which secures a mortgage loan that represents 3.0% of the initial mortgage pool balance. See "Description of the Mortgage
          Pool--Significant Underlying Mortgage Loans--The IBM Gaithersburg
          Mortgage Loan--The Mortgaged Property" in this prospectus supplement.
          Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued
          operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk
          Factors--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No Assurance--The
          Successful Operation of a Multifamily or Commercial Property Depends
          on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No Assurance--
          Dependence on a Single Tenant or a Small Number of Tenants Makes a
          Property Riskier Collateral" and "--Repayment of a Commercial or
          Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--Tenant Bankruptcy Adversely Affects Property
          Performance" in the accompanying prospectus.

     o    Ten Percent or More of the Initial Mortgage Pool Balance Will Be
          Secured by Mortgage Liens on the Respective Borrower's Interests in
          Each of the Following Property Types--Office, Retail and Multifamily.
          Forty-eight (48) of the mortgaged real properties, securing 38.3% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   tenants' sales;

          3.   tenant mix;

          4.   whether the subject property is in a desirable location;

          5.   the physical condition and amenities of the subject building in relation to competing buildings;

          6.   competition from nontraditional sources such as catalog
               retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

                                      S-42

     7.   whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     8.   the financial condition of the owner of the subject property.

     We consider 31 of the subject retail properties (which include regional malls), securing 34.1% of the initial mortgage pool balance, to be anchored, including shadow anchored; 14 of the subject retail properties, securing 3.8% of the initial mortgage pool balance, to be unanchored; and
     three (3) of the subject retail properties, securing 0.3% of the initial mortgage pool balance to be other retail. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     At some retail properties, the anchor tenant owns the space it occupies.
     In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Retail
     Properties" in the accompanying prospectus.

     Sixteen (16) of the mortgaged real properties, securing 30.1% of the initial mortgage pool balance, are primarily used for office purposes.
     Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

     A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     1. the strength, stability, number and quality of the tenants;

     2. accessibility from surrounding highways/streets;

     3. the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     4. whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     5. the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Office
     Properties" in the accompanying prospectus.

     Twenty-nine (29) of the mortgaged real properties, securing 15.1% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     1. the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

     2. the physical condition and amenities of the subject apartment building in relation to competing buildings;

     3. the subject property's reputation;

                                      S-43

     4. applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     5. local factory or other large employer closings;

     6. the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     7. compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     8. distance from employment centers and shopping areas; and

     9. the financial condition of the owner of the subject property.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land-use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Multifamily
     Rental Properties" in the accompanying prospectus.

     In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust
     Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily
     and Commercial Properties That May Secure Mortgage Loans Underlying a
     Series of Offered Certificates" in the accompanying prospectus.

   o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured
     by Mortgage Liens on Real Properties Located in Each of the Following
     States--California, Texas, New York, Florida and Hawaii. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

                                                  % OF INITIAL
                                    NUMBER OF       MORTGAGE
             STATE                 PROPERTIES     POOL BALANCE
-------------------------------   ------------   -------------

  California ..................        29             21.2%
  Texas .......................        22             18.3%
  New York ....................         8             16.9%
  Florida .....................        16             10.4%
  Hawaii ......................         1              8.5%

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic
     Concentration Within a Trust Exposes Investors to Greater Risk of Default
     and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

   o The Mortgage Pool Will Include Material Concentrations of Balloon Loans
     and Loans with Anticipated Repayment Dates. Eighty (80) mortgage loans, representing 96.0% of the initial mortgage pool balance, of which 62 mortgage

                                      S-44

     loans are in loan group no. 1, representing 95.5% of the initial loan group no. 1 balance, and 18 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, are balloon loans. Fourteen (14) of those balloon mortgage loans, representing 40.2% of the initial mortgage pool balance, of which nine (9)
     mortgage loans are in loan group no. 1, representing 40.5% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group
     no. 2, representing 37.6% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. In addition, four (4)
     mortgage loans, representing 1.7% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1 and represent 2.0% of the initial loan group no. 1 balance, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See
     "Description of the Mortgage Pool--Terms and Conditions of the Underlying
     Mortgage Loans" in this prospectus supplement and "Risk Factors--The
     Investment Performance of Your Offered Certificates Will Depend Upon
     Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
     Payments, Defaults and Losses May Be Highly Unpredictable--There Is an
     Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

   o The Mortgage Pool Will Include Some Disproportionately Large Mortgage
     Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly.
     The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 40.1% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 60.2% of the initial mortgage pool balance. It has been confirmed to us by S&P and Moody's, however, that five of the 17 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage Pool--General,"
     "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and
     Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying
     Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan
     Concentration Within a Trust Exposes Investors to Greater Risk of Default
     and Loss" in the accompanying prospectus.

   o The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a
     Leasehold Interest in Real Property is Riskier Than Lending on the Fee
     Interest in That Property. Four (4) mortgage loans, representing 7.4% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan.
     Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. For example, in the case of the mortgaged real property identified on Annex A-1 to this prospectus supplement as Marriott Salt Lake, a leasehold interest which secures an underlying mortgage loan that represents 2.6% of the initial mortgage pool balance, the related ground lease does not contain certain leasehold mortgagee protections. See "Description of the Mortgage Pool--Additional
     Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Legal Aspects of Mortgage Loans--Foreclosure--
     Leasehold Considerations" in the accompanying prospectus.

   o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
     Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage

                                      S-45

     Pool--Additional Loan and Property Information--Zoning and Building Code
     Compliance" in this prospectus supplement and "Risk Factors--Changes in
     Zoning Laws May Adversely Affect the Use or Value of a Real Property" in
     the accompanying prospectus.

   o Some of the Mortgaged Real Properties May Not Comply with All Applicable
     Zoning Laws and/or Local Building Codes or with the Americans with
     Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990.
     Compliance, if required, can be expensive. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See "Description of the
     Mortgage Pool--Additional Loan and Property Information--Zoning and
     Building Code Compliance" in this prospectus supplement and see "Risk
     Factors--Compliance with the Americans with Disabilities Act of 1990 May
     Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with
     Disabilities Act" in the accompanying prospectus.

     In addition, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance and procuring alternative arrangements may be difficult and/or expensive. For example, the mortgaged real property identified on Annex A-1 to this prospectus supplement as Big Beaver Office Building, which as of the origination of the related mortgage loan that we intend to include in the trust, did not comply with applicable parking requirements, now complies with those requirements by virtue of a parking easement on the adjacent property. In addition, with respect to the 2100 Kalakaua underlying mortgage loan, which represents 8.5% of the initial mortgage pool balance, the termination of certain contractual arrangements and/or permits obtained in connection with the 2100 Kalakaua Avenue mortgaged real property could cause that property to no longer comply with applicable land-use ordinances regarding required parking spaces, thereby impairing the income-producing ability of that property. See "Description of the
     Mortgage Pool--Significant Underlying Mortgage Loans--The 2100 Kalakaua
     Mortgage Loan--Parking Agreement" in this prospectus supplement. In addition, with respect to the Northgate Apartments Mortgage Loan, which mortgage loan represents 0.3% of the initial mortgage pool balance, numerous building code violations have been cited, including, but not limited to, plumbing violations, electrical violations, inactive certificates of occupancy for one of the buildings, and other building code violations.

   o Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
     Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which
     Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy
     or Insolvency of Any Such Borrower or Tenant.  Eight (8) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The four (4) largest of these separate groups represent 7.4%,
     6.2%, 5.5% and 2.1%, respectively, of the initial mortgage pool balance.
     See "Description of the Mortgage Pool--Cross-Collateralized Mortgage
     Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
     Borrowers" in this prospectus supplement.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily
     Mortgage Loan Depends Upon the Performance and Value of the Underlying
     Real Property, Which May Decline Over Time, and the Related Borrower's
     Ability to Refinance the Property, of Which There Is No Assurance--Tenant
     Bankruptcy Adversely Affects Property Performance," "--Repayment of a
     Commercial or Multifamily Mortgage Loan Depends Upon the Performance and
     Value of the Underlying Real Property, Which May Decline Over Time, and
     the Related Borrower's Ability to Refinance the Property, of Which There
     Is No Assurance"--Borrower Concentration Within a Trust Exposes Investors
     to Greater Risk of Default and Loss" and "--Repayment of a Commercial or
     Multifamily Mortgage Loan Depends Upon the

                                      S-46

     Performance and Value of the Underlying Real Property, Which May Decline
     Over Time, and the Related Borrower's Ability to Refinance the Property,
     of Which There Is No Assurance--Borrower Bankruptcy Proceedings Can Delay
     and Impair Recovery on a Mortgage Loan Underlying Your Offered
     Certificates" in the accompanying prospectus.

   o Some of the Mortgaged Real Properties Are or May Be Encumbered by
     Additional Debt and the Ownership Interests in Some Borrowers Have Been or
     May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash
     Flow Available to the Subject Mortgaged Real Property. One (1) mortgage loan that we intend to include in the trust, which mortgage loan is described under "Description of the Mortgage Pool--Clearview Palms Loan
     Pair" in this prospectus supplement and represents 0.4% of the initial mortgage pool balance, is part of a loan combination that also includes one other mortgage loan (not included in the trust) that is secured by the same mortgage instrument encumbering the same mortgaged real property as is the subject underlying mortgage loan. In that regard the mortgaged real property identified on Annex A-1 to this prospectus supplement as
     Clearview Palms is encumbered by a mortgage instrument that secures:

     (a) the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $6,107,200, representing 0.4% of the initial mortgage pool balance; and

     (b) one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has an original principal balance of approximately $381,700 and is, following certain events of default with respect to the Clearview Palms underlying mortgage loan, generally subordinate in right of payment to that underlying mortgage loan.

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1.  refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2.  reduced cash flow could result in deferred maintenance at the particular real property;

     3.  if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4.  if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

     With respect to each of the following mortgage loans that we intend to include in the trust, 100% of the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine or affiliate loan, in each case as described under "Description of the
     Mortgage Pool--Additional Loan and Property Information--Other Financing"
in this prospectus supplement:

     1.  in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
         11 West 42nd Street, which mortgage loan represents 10.5% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of up to $48,500,000, as described under
         "Description of the Mortgage Pool--Significant Underlying Mortgage
         Loans--The 11 West 42nd Street Mortgage Loan--Mezzanine Financing" in
         this prospectus supplement;

     2.  in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
         2100 Kalakaua Avenue, which mortgage loan represents 8.5% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of $15,000,000, as described under
         "Description of the Mortgage Pool--Significant Underlying Mortgage
         Loans--The 2100 Kalakaua Avenue Mortgage Loan--Mezzanine Financing" in
         this prospectus supplement;

     3.  in the case of the cross-collateralized group of underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement under the headings preceded by "Lembi
         Portfolio--", which mortgage loans represent 6.2% of the initial mortgage pool balance, there exists related mezzanine loans in the aggregate original principal amount of $5,000,000, as described under
         "Description of the Mortgage Pool--Significant Underlying Mortgage
         Loans--The Lembi Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement;

                                      S-47

     4. in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Concord Portfolio, which mortgage loan represents 2.7% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of $13,425,000, as described under
        "Description of the Mortgage Pool--Significant Underlying Mortgage
        Loans--The Concord Portfolio Mortgage Loan--Mezzanine Financing" in
        this prospectus supplement; and

     5. in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
        Somerset on Garfield Apartments, which mortgage loan represents 1.4% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of $5,200,000, as described under
        "Description of the Mortgage Pool--Additional Loan and Property
        Information--Other Financing" in this prospectus supplement.

     In addition, with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Livonia Industrial Properties, a holder of a principal of the related borrower has pledged a non-controlling interest in the related borrower to secure two loans in the aggregate original principal amount of
     $1,781,835, as described under "Description of the Mortgage
     Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

     Further, with respect to each of the following mortgage loans that we intend to include in the trust, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under "Description of the Mortgage Pool--Additional Loan and
     Property Information--Other Financing" in this prospectus supplement:

     1. the underlying mortgage loans secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wilshire Rodeo
        Plaza, which mortgage loans represent 7.4% of the initial mortgage pool balance, as described under "Description of the Mortgage
        Pool--Significant Underlying Mortgage Loans--The Wilshire Rodeo Plaza
        Mortgage Loans--Mezzanine Financing" in this prospectus supplement;

     2. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Atlantic
        Building, which mortgage loan represents 1.9% of the initial mortgage pool balance;

     3. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Carson
        Self-Storage, which mortgage loan represents 0.9% of the initial mortgage pool balance; and

     4. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Elmhurst
        Square, which mortgage loan represents 0.3% of the initial mortgage pool balance.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt. Some of these mortgage loans may not proscribe or limit the permissible terms of such mezzanine or affiliate debt expressly, but also may not modify or limit the due-on-sale provisions of the related loan documents with respect to transfers and changes in control in order to accommodate the change in control or ownership which may result from the enforcement of the lien securing such mezzanine or affiliate debt.

     For example, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Courtyard Marriott Midtown East, representing 2.9% of the initial mortgage pool balance, the related loan documents permit transfers or encumbrances of direct or indirect interests in DiamondRock
     Hospitality Company, an indirect owner of the related borrower, provided that certain net worth requirements are met, and provided, further, that, following a foreclosure of a pledge, control continues to be maintained in specified entities. In addition, the related loan documents permit transfers or encumbrances of direct or indirect interests in DiamondRock
     Hospitality Limited Partnership, the related borrower's sole member provided DiamondRock Hospitality Company remains the sole general partner of DiamondRock Hospitality Limited Partnership.

     In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Marriott Salt Lake, which mortgage loan represents 2.6% of the initial mortgage pool balance, sales, transfers or hypothecations of interests in either DiamondRock Hospitality Company, the general partner of the related borrower's sole member or DiamondRock Hospitality Limited
     Partnership, the related borrower's sole member, are permitted under the related mortgage loan documents.

                                      S-48

     Also, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as IBM Gaithersburg, the sole member of the related borrower and the related guarantor are party to an interim revolving credit agreement with Bank of America which provides for a credit facility of up to $350,000,000. The financing evidenced by such credit agreement is secured by a pledge of, among other things, membership interests in the related borrower, as described under "Description of the Mortgage
     Pool--Significant Underlying Mortgage Loans--The IBM Gaithersburg Mortgage
     Loan--Revolving Credit Facility" in this prospectus supplement.

     Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. Affiliate debt is secured by an entity's indirect ownership interest in the related borrower. While neither the mezzanine or affiliate debt lender has a security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower.
     Mezzanine and/or affiliate financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property
     Information--Other Financing" in this prospectus supplement and "Risk
     Factors--Subordinate Debt Increases the Likelihood that a Borrower Will
     Default on a Mortgage Loan Underlying Your Offered Certificates" in the
     accompanying prospectus.

   o Certain Borrower Covenants May Affect That Borrower's Available Cash
     Flow. Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow. For instance, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2100 Kalakaua Avenue, which underlying mortgage loan has an unpaid principal balance of $130,000,000 and represents 8.5% of the initial mortgage pool balance, the related borrower is obligated to pay $7 million of capital expenditure costs that have been approved by the lender (which approval may not be unreasonably withheld or delayed) and, pursuant to existing leases at such mortgaged real property, on or after approximately the 10th year following the closing of the subject underlying mortgage loan, the cost of certain tenant allowances in the approximate aggregate amount of $3.6 million, as further described under "Description of the Mortgage Pool--Significant Underlying Mortgage
     Loans--The 2100 Kalakaua Avenue Mortgage Loan--Guaranty of Capital
     Expenditures and Tenant Allowances/Capital Expenditure and Tenant
     Allowance Reserve Account" in this prospectus supplement. In the event of a transfer of the 2100 Kalakaua Avenue mortgaged real property (including a transfer to a lender or otherwise by foreclosure or a deed in lieu of foreclosure), the transferee will become obligated under the subject leases to pay any of foregoing $3.6 million in tenant allowances that become payable. Although these payment obligations of the 2100 Kalakaua
     Avenue borrower and any successor owner are the subject of a guaranty from the principals of that borrower, there can be no assurance that the borrower or such principals will have sufficient funds to comply with those obligations, which may result in a default under the subject leases.

   o Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
     Purpose Entities. The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below
     $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.
     Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (a)
     operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or (b) individuals that have personal liabilities unrelated to the property. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                      S-49

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     Furthermore, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member. For instance, with respect to the cross-collateralized group of underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement under the headings preceded by "Lembi Portfolio--", which group of mortgage loans represents
     6.2% of the initial mortgage pool balance, the related sponsor guaranteed the payment of a substantial portion of those mortgage loans and, therefore, a non-consolidation opinion was not obtained at the origination of those mortgage loans. Consequently, although the related borrower is a special purpose entity, there can be no assurance that upon a bankruptcy of the related sponsor, the assets of the related borrower will not be consolidated with those of such sponsor, thus impairing the ability of the lender to enforce its rights and remedies under the Lembi Portfolio underlying mortgage loans.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.
Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Palmdale Gateway Center, Charleston Square, Willow
Ridge Apartments and Marketplace at Town Center respectively, which secure mortgage loans that collectively represent 1.9% of the initial mortgage pool balance, are owned by individuals or entities as tenants-in-common. Not all tenants-in-common for these mortgage loans are special purpose entities.

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition
Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 11 mortgaged real properties, securing 1.4% of the initial mortgage pool balance, conducted a transaction screen. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph (or, in the case of three (3) mortgaged real properties, securing mortgage loans representing 0.9% of the initial mortgage pool balance, a related Phase II environmental site assessment) were completed during the 12-month period ending on the cut-off date.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

                                      S-50

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Clearview Palms, which mortgaged real property secures a mortgage loan representing 0.4% of the initial mortgage pool balance, a Phase II environmental investigation involving the installation of six subsurface borings, identified low levels of total petroleum hydrocarbons in groundwater above Louisiana Department of Environmental Quality (LADEQ)
standards. The related borrower has escrowed $105,000 for remedial actions necessary to obtain regulatory closure. There can be no assurance that the party responsible for remedial activities, if required by LADEQ, will complete such actions or that the escrowed funds will be sufficient to complete any required remedial actions.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bellflower, which mortgaged real property secures a mortgage loan representing 0.6% of the initial mortgage pool balance, a Phase
I

                                      S-51

environmental consultant reported that a prior Phase II environmental investigation conducted in 1998 identified elevated volatile organic compounds
(VOCs) associated with historical on-site dry cleaning. Following review of the
Phase II environmental investigation, the Regional Water Quality Control Board
(RWQCB) granted a conditional case closure pending the results of future monitoring at the subject property. The Phase I consultant reported that following a March 2004 monitoring report the RWQCB representative charged with overseeing the site has recommended final case closure of the site. Final approval of the recommended case closure is pending and the Phase I consultant has recommended no further environmental investigation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Timbers of Inwood Forest, which mortgaged real property secures a mortgage loan representing 0.5% of the initial mortgage pool balance, a Phase I environmental consultant reported that groundwater at the subject property has been impacted by a neighboring property. The Phase I consultant reported that three monitoring wells have been installed on the subject property as part of an on-going investigation and remediation of the neighboring property. The neighboring property is currently enrolled in the state voluntary cleanup program. The monitoring wells at the subject property identified elevated levels of dry-cleaning solvents in the groundwater. The
Phase I environmental consultant concluded that there should not be a risk of exposure at the subject property because drinking water is obtained from a different source. The Phase I environmental consultant recommended no further action.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Towne Shoppes at Margate, which mortgaged real property secures a mortgage loan representing 0.5% of the initial mortgage pool balance, the Phase I environmental consultant reported that the subject property has been impacted by an historic on-site dry-cleaning operation. The
Phase I environmental consultant reported that a previous subsurface investigation revealed the presence of chlorinated solvents in groundwater at the subject property. As part of ongoing state regulatory oversight at the subject property a November 2004 groundwater investigation report concluded that all concentrations of chlorinated solvents were below applicable state regulatory standards. The Phase I environmental consultant reported that if additional groundwater monitoring results indicate the lack of contaminants of concern, then a proposal for regulatory closure with a "No Further Action"
letter will be submitted to the state regulatory agency. The Phase I consultant recommended submitting additional groundwater monitoring results in order to obtain a "No Further Action" letter.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Gainesville Shopping Center, which mortgaged real property secures a mortgage loan representing 0.6% of the initial mortgage pool balance, the Phase I consultant reported that groundwater at the subject property has been impacted by volatile organic compounds (VOCs) from a former leaking underground storage tank (LUST) and an ongoing dry-cleaning operation.
The Phase I consultant reported that remediation at the subject property following removal of the LUST was discontinued in 2002 after state-funded remediation assistance could not be obtained because the level of VOC impact at the subject property failed to reach the level of priority for state funded cleanup assistance. Therefore, the LUST issue remains open but the Phase I consultant recommended no further action. In addition, the Phase I consultant reported that the subject property has been admitted to the state administered dry-cleaning solvent cleanup program following identification of VOCs in one groundwater sample. Although admitted to the state dry-cleaning solvent cleanup program, the Phase I consultant reported that it is not known when, if ever, the property will require remediation and the Phase I consultant recommended no further action. The Phase I consultant reported that if remediation is required, the state cleanup fund will pay for such remediation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Carson Self-Storage, which mortgaged real property secures a mortgage loan representing 0.9% of the initial mortgage pool balance, a Phase I environmental site assessment conducted on the subject property indicated that the subject property sits on portions of two former landfills. In addition, based on the age of the improvements on the mortgaged real property, there is a potential that non-friable wallboard assemblies, resilient floor finishes and roofing components contain asbestos. In May 2003, the lender received notice from the Carson Redevelopment Agency notifying the lender under the Polanco Act to submit a plan to "remedy or remove" any release of hazardous substance on the subject mortgaged real property. The investigation reports were submitted to the California Department of Toxic
Substances as part of a voluntary cleanup program. The investigations revealed the presence of fuel constituents, arsenic and methane gas. In order to mitigate methane accumulation and human exposure to soil gas constituents, portions the mortgaged real property was overlain by asphalt, above ground surface structures were raised to allow landfill gas to dissipate at the surface, and the improvements on the mortgaged real property have passive ventilation systems and are underlain by plastic liners. The California
Department of Toxic Substances has issued a "no further action" letter, subject to the entire mortgaged real property remaining overlain by asphalt, the continuation of the existing use of the mortgaged real property as a personal storage facility and routine inspections and monitoring for methane gas in accordance with a written methane gas operating and maintenance plan. In addition, the

                                      S-52

related borrower has obtained a Zurich Pollution Legal Liability Policy in the amount of $5,000,000, naming the lender as an additional insured. There can be no assurance that the historic use of the mortgaged real property will not lead to additional environmental monitoring, remediation requirements or further environmental liability, or that the environmental insurance policy will be sufficient to cover the costs of such monitoring, remediation or liability.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Palmdale Gateway Center, which mortgaged real property secures a mortgage loan representing 0.7% of the initial mortgage pool balance, a Phase I environmental assessment conducted on the mortgaged real property revealed a shallow release of volatile organic compounds due to discharges by a dry cleaner located on the mortgaged real property. The County of Los Angeles Fire Department indicated the levels of volatile organic compounds exceed acceptable guidelines and remediation is required. A remedial action plan was prepared by an independent environmental firm in June 2004 and such remedial action plan was approved by the County of Los Angeles Fire
Department in September 2004, subject to approval from the Regional Water
Quality Control Board. The related borrower elected to pursue a different method of remediation, the removal of the contaminated soil, which does not require approval from the Regional Water Quality Control Board. A proposal to remove the contaminated soil was prepared by the independent environmental firm in December 2004. The independent environmental firm estimated that the cost of such removal will be approximately $35,000. A remedial action plan is currently being prepared by the independent environmental firm for submission to the
County of Los Angeles Fire Department. A $100,000 escrow was taken at closing to be used in connection with the excavation of the contaminated soil, which escrow is required to be released upon the receipt of a "no further action"
letter from the appropriate regulatory authorities. In addition, if the related borrower has not received an approved remedial action plan within 60 days of the origination date of the mortgage loan, all excess cash flow from the related mortgaged real property will be swept into a lockbox account until a
"no action letter" is received from the appropriate regulatory authorities.
There can be no assurance that the borrower will receive an approved remedial action plan, that a "no action letter" will be obtained from the appropriate regulatory authorities, that additional environmental liability will not ensue or that the amount escrowed will be sufficient to cover the costs of remediation or liability.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as CVS-Conover, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance, the presence of free-floating petroleum was detected at the mortgaged real property. The mortgaged real property was formerly the site of a gas station.
Five underground storage tanks used to store petroleum products were removed from the mortgaged real property in 1998. An independent environmental firm completed a comprehensive site assessment of the mortgaged real property in
January 2002 and an additional site investigation in April 2002. The independent environmental firm submitted a corrective action plan to remove the identified free floating petroleum product, which plan was approved by the
North Carolina Department of Environmental Resources in 2002. A petroleum recovery system was installed and from November 2002 to January 2004 petroleum recovery was conducted at the mortgaged real property. Reports of the independent environmental firm since January 2004 indicate that free-floating petroleum had declined to levels below the North Carolina Department of
Environmental Resources cleanup threshold, however a "no further action" letter has not yet been issued. According to the independent environmental firm, the borrower is not listed as the responsible party on the North Carolina
Department of Environmental Resources database. In addition, a $250,000 escrow was taken at closing to be used in connection with any further necessary remediation actions. There can be no assurance that a "no further action"
letter will be obtained, that further remediation will not be required, that the responsible parties will complete such remediation or that the escrowed funds will be sufficient to pay for any such remediation or liability which results from such environmental condition.

     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

     o    the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o    the results of the environmental testing were accurately evaluated in all cases;

     o    the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o    the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

                                      S-53

     o    the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

     o    any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

     o    any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and
Operation of the Contaminated Property and May Deter a Lender from Foreclosing"
and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition. Engineering firms inspected all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o    the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the
Mortgage Pool--Additional Loan and Property Information--Property, Liability
and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war or terrorism, certain nuclear, biological or chemical materials, floods or earthquakes. There is a also possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate to pay the mortgage loan in full or rebuild the improvements.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Furthermore, various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a
Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o    the mortgaged real properties may be managed by property managers that are affiliated with the related borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     There May be Restrictions on the Ability of a Borrower, a Lender or Any
Transferee Thereof to Terminate or Renegotiate Property Management Agreements
That are in Existence With Respect to Some of the Mortgaged Real Properties. In
the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management

                                      S-54

agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including, without limitation, the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. Such provisions may restrict the liquidity of the related real property. See, for example "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Courtyard Marriott
Midtown East Mortgage Loan--Property Management Agreement" in this prospectus supplement. In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Marriott Salt Lake, representing 2.6% of the initial mortgage pool balance, the related property management agreement generally contains many of the foregoing terms and provisions.

     With Respect to the Clearview Palms Underlying Mortgage Loan, the
Mortgaged Real Property That Secures that Mortgage Loan Also Secures a Related
Mortgage Loan That Is Not in the Trust; The Mortgage Loans That Comprise Such
Loan Combination Are Cross-Defaulted; The Interests of the Holder of That
Non-Trust Mortgage Loan May Conflict with Your Interests. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Clearview Palms, which has a cut-off date principal balance of $6,107,200 and represents 0.4% of the initial mortgage pool balance, is part of a loan combination that includes one other mortgage loan (not included in the trust) that is secured by the same mortgage instrument encumbering the same mortgaged real property as is the subject underlying mortgage loan. Pursuant to a co-lender agreement, the holder of the related non-trust mortgage loan in that loan combination will be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) a purchase option with respect to the underlying mortgage loan in that loan combination and (b) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination.
Those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of the non-trust mortgage loan in the
Clearview Palms loan combination (or any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2005-C1 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2005-C1 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that a non-trust mortgage loan noteholder will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2005-C1 certificateholders for so doing. See "Description of the
Mortgage Pool--Clearview Palms Loan Pair" in this prospectus supplement for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising the Clearview Palms loan combination. Also, see "Servicing of the Underlying Mortgage Loans--The Series
2005-C1 Controlling Class Representative and the Non-Trust Loan Noteholders" in
this prospectus supplement for a more detailed description of certain of the foregoing rights of the Clearview Palms non-trust mortgage loan noteholder.

     Conflicts of Interest May Exist in Connection with the Master Servicer and/or the Special Servicer. The master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the underlying mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer, an affiliate thereof or any other related entity holds any of the series 2005-C1 non-offered certificates, it might seek to reduce the potential for losses on those non-offered certificates by deferring acceleration or other action with respect

                                      S-55

to a defaulted or specially serviced mortgage loan in the hope of maximizing future proceeds. That failure to take immediate action, however, might pose a greater risk to the trust and ultimately result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are required to service in accordance with a servicing standard that considers the series 2005-C1 certificateholders, as a collective whole, and no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the series 2005-C1 non-offered certificates.

     Furthermore, the master servicer and/or the special servicer may service, in the ordinary course of its business, existing and new mortgage loans or portfolios of mortgage loan for third parties that are similar to the mortgage loans that will be included in the trust. The real properties securing those other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged real properties securing the underlying mortgage loans.
Consequently, the performance by the master servicer and/or the special servicer of services with respect to the underlying mortgage loans and related mortgaged real properties at the same time as they are performing services on behalf of other persons with respect to other mortgage loans and competing properties, may pose inherent conflicts for such servicer.

     Conflicts of Interest May Exist in Connection with Certain Previous or
Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to
Certain of the Underlying Mortgage Loans, Related Borrowers or Related
Mortgaged Real Properties. Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. A mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

     For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2100 Kalakaua Avenue, which mortgage loan represents 8.5% of the initial mortgage pool balance, the related mortgage loan seller or an affiliate thereof held a controlling interest in the prior owner of the related mortgaged real property, and also participated in the development of such mortgaged real property. However, the prior owner sold the mortgaged real property to a third party (the current borrower) immediately prior to such mortgage loan seller's closing of the subject underlying mortgage loan. In the foregoing case, the ownership interest of such mortgage loan seller may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. Further, affiliates of the related mortgage loan seller are the owners of a vacant lot located adjacent to the 2100 Kalakaua
Avenue mortgaged real property and the ground lessees of a parcel located across the street from 2100 Kalakaua Avenue. Each such affiliate has entered into a contractual arrangement with the 2100 Kalakaua Avenue borrower generally obligating such affiliate to provide certain required parking spaces to service the 2100 Kalakaua Avenue mortgaged real property, the aggregate effect of which allows the 2100 Kalakaua Avenue mortgaged real property to comply currently with applicable zoning laws, as further described under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 2100 Kalakaua Avenue
Mortgage Loan--Parking Agreement" in this prospectus supplement.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as IBM
Gaithersburg, which mortgage loan represents 3.0% of the initial mortgage pool balance, an affiliate of the related mortgage loan seller held an interest in the related borrower, and sold that interest immediately prior to the closing of the subject underlying mortgage loan. Furthermore, the IBM Gaithersburg mortgage loan documents amended and restated a pre-existing mortgage loan made by the related mortgage loan seller to the related borrower. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The IBM
Gaithersburg Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement. In addition, with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Wilshire Rodeo Plaza Office and Wilshire Rodeo Plaza Retail,
which mortgage loan represents 7.4% of the initial mortgage pool balance, the related mortgage loan seller has a non-managing interest in the related borrower, has consent rights over major decisions and has the right to approve a replacement manager, as described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Wilshire Rodeo Plaza Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement. Further, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Salado Springs, representing 1.2% of the initial mortgage pool balance, an affiliate of the related mortgage loan seller also holds an indirect interest in the related borrower. In the foregoing cases, the ownership interest of the mortgage

                                      S-56

loan seller or an affiliate of such mortgage loan seller and, in the case of the IBM Gaithersburg, the pre-existing loan by the related mortgage loan seller, may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan.

     In the case of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as U-Store-It Portfolio II, representing 5.9% of the initial mortgage pool balance, an affiliate of the related mortgage loan seller was the lead manager for the initial public offering with respect to the owner of the related borrower, and has made prior loans and provided certain other financing to the related borrower and/or its affiliates. In addition, some of the proceeds from that initial public offering and the related underlying mortgage loan were used to repay certain of those prior loans from the related mortgage loan seller. See "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The U-Store-It Portfolio II Mortgage Loan--The
Borrower and Sponsor" in this prospectus supplement.

     Limitations on Enforceability of Cross-Collateralization May Reduce Its
Benefits. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable cross-
          collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement. See, for example, "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Wilshire Rodeo Plaza Mortgage
Loans--Subordination to Condominium Declaration; Partial Release and
Termination of Cross-Default" in this prospectus supplement, for a discussion of the conditions required to terminate the cross-default and cross-collateralization provisions of the related loan documents with respect to those underlying mortgage loans, which is anticipated and required to occur prior to the end of 2006.

     In addition, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as U-Store-It Portfolio II, which mortgage loans represent 5.9% of the initial mortgage pool balance, and the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Macquarie DDR Portfolio, which mortgage loans represent 5.6% of the initial mortgage pool balance, the related loan documents permit property substitutions, thereby changing the real property collateral, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The U-Store-It Portfolio II Mortgage Loan--Substitution" and
"--Significant Underlying Mortgage Loans--The Macquarie DDR Portfolio Mortgage
Loan--The Mortgage Loan", respectively, in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax and Other Considerations Related to Foreclosure May Adversely Affect
Distributions on the Series 2005-C1 Certificates. If the trust were to acquire an underlying real property through foreclosure or similar action, the special

                                      S-57

servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d)
of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and
Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2005-C1 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes.
Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C1 certificates.

     In addition, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Concord Portfolio, which mortgage loan represents 2.7% of the initial mortgage pool balance, the related borrowers are excluded from ad valorem real estate taxes and assessments in accordance with the Texas Property Tax Code and such exclusion was included in the calculations of underwritten net cash flow and the debt service coverage ratio based thereon set forth in this prospectus supplement. Such exclusion from ad valorem real estate taxes and assessments are not transferable upon a sale or other transfer of the mortgaged real property, including in connection with a foreclosure thereof. In addition, even if the mortgaged real property is not transferred upon foreclosure or otherwise, there can be no assurance that the exemption from ad valorem real estate taxes and assessments under the Texas Property Tax Code will continue to be applicable to the related borrowers or the related mortgaged property.

     Investors May Want to Consider Prior Bankruptcies. We are aware of ten
(10) mortgage loans that we intend to include in the trust, representing 3.9%
of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can
Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     With respect to the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Livonia Industrial
Properties, which mortgage loan represents 1.1% of the initial mortgage pool balance, a principal of the related borrower is subject to a consent judgment in the amount of $2,200,000, arising out of his guaranty of a defaulted loan.
The related borrower has entered into a cash management agreement with the mortgage lender in connection with the origination of the related mortgage loan, pursuant to which, following the occurrence and during the continuance of a "triggering event", the related borrower will not be entitled to access funds on deposit in the related property account and the mortgage lender will be entitled to withdraw all funds from the property account and/or to apply such funds on each monthly payment date to debt service and other amounts due under the related loan documents and thereafter, provided no event of default has occurred and is continuing, to approved expenses of the related mortgaged real property. Pursuant to the related cash management agreement, a "triggering event" means (a) the failure of such principal (i) to pay the foregoing judgment or (ii) to have a court of competent jurisdiction stay execution of the judgment against such principal and his assets within 10 days of a ruling that such judgment remains in effect or (b) an attempt by any judgment creditor
(or any other person claiming under the judgment) to execute upon such judgment.

     Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage
Loans. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S.
interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and

                                      S-58

others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Offered Certificates
May Be Adversely Affected by Factors Unrelated to the Performance of Your
Offered Certificates and the Underlying Mortgage Assets, Such as Fluctuations
in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment
of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and
Value of the Underlying Real Property, Which May Decline Over Time, and the
Related Borrower's Ability to Refinance the Property, of Which There Is No
Assurance" in the accompanying prospectus.

             CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-59

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 89 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $1,524,551,179. However, the
actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a loan group no. 1 and a loan group no. 2. Loan group no. 1 will consist of all of the mortgage loans backing the series 2005-C1 certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 as LSL Property Holdings II, LLC, FEL-WRL Properties II, LLC -- 1461 Burlingame
and Jacques Mobile Home Park, respectively. Loan group no. 1 will consist of 71 mortgage loans, with an Initial Loan Group No. 1 Balance of $1,337,752,181, representing approximately 87.7% of the Initial Mortgage Pool Balance. Loan
group no. 2 will consist of all of the mortgage loans backing the series
2005-C1 certificates that are secured by multifamily and mobile home park properties (other than the mortgaged real properties identified on Annex A-1 as
LSL Property Holdings II, LLC, FEL-WRL Properties II, LLC -- 1461 Burlingame
and Jacques Mobile Home Park, respectively). Loan group no. 2 will consist of
18 mortgage loans, with an Initial Loan Group No. 2 Balance of $186,798,997, representing approximately 12.3% of the Initial Mortgage Pool Balance. See
Annex B--Certain Information Regarding Multifamily Properties.

     The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial
Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the Initial Loan Group No. 2
Balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,150,000 to
$160,000,000, and the average of those cut-off date principal balances is
$17,129,789.

     Except in the case of four (4) underlying mortgage loans, collectively representing 0.8% of the Initial Mortgage Pool Balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates'
conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of
Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS
Securities LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Moody's that five (5) of the mortgage loans that we intend to include in the trust, representing 28.0% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

                                      S-60

   o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

   o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

   o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

   o When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan
     Group No. 1 Balance of the Initial Loan Group No. 2 Balance, the
     percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

   o The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 18 mortgage loans, representing 33.4% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

                                                                                                      % OF INITIAL
                                                                                        NUMBER OF       MORTGAGE
                              PROPERTY/PORTFOLIO NAMES                                 PROPERTIES     POOL BALANCE
-----------------------------------------------------------------------------------   ------------   -------------

1. The Wilshire Rodeo Plaza Mortgage Loans ........................................         2              7.4%
2. LSL Property Holdings II, LLC, LSL Property Holdings IV, LLC, FEL Properties II,
   Inc., 950 II DE, LLC and FEL-WRL Properties II, LLC - 1461 Burlingame ..........        14              6.2%
3. U-Store-It Portfolio II ........................................................        21              5.9%
4. Macquarie DDR Portfolio ........................................................         4              5.6%
5. Concord Portfolio ..............................................................         3              2.7%
6. Great Neck Roslyn Portfolio ....................................................         2              2.5%
7. Gainesville Shopping Center, Towne Shoppes of Margate and Hernando West
   Shopping Center ................................................................         3              1.3%
8. Livonia Industrial Properties ..................................................         4              1.1%

                                      S-61

     The following table identifies two (2) separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected in the prior table and that represent at least 1.0% of the Initial
Mortgage Pool Balance.

                                                                                                         % OF INITIAL
                                                                                           NUMBER OF       MORTGAGE
                               PROPERTY/PORTFOLIO NAMES                                   PROPERTIES     POOL BALANCE
--------------------------------------------------------------------------------------   ------------   -------------

1 The Courtyard Marriott Midtown East and Marriott Salt Lake .........................        2               5.5%
2 Route 30 Mall, Bellflower, Allentown Towne Center, Clearview Palms and Perry Plaza .        5               2.1%

     Each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through full or, in some such cases, partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-
collateralized. See "--Terms and Conditions of the Underlying Mortgage
Loans--Defeasance Loans" below.

     The Wilshire Rodeo Plaza Mortgage Loans, which mortgage loans represent
7.4% of the Initial Mortgage Pool Balance, are together secured by the entire
Wilshire Rodeo Plaza Mortgaged Property, are cross-defaulted and are treated as cross-collateralized mortgage loans in this prospectus supplement. However, upon or following submission of the Wilshire Rodeo Plaza Mortgaged Property to a condominium form of ownership, and subject to the satisfaction of various conditions, including the sale of the retail space to a third party, the
Wilshire Rodeo Plaza Borrower is entitled to: (a) a partial release of the related deeds of trust, such that one of the Wilshire Rodeo Plaza Mortgage
Loans will be secured solely by the retail space, and the other Wilshire Rodeo
Plaza Mortgage Loan will be secured solely by the remainder of the Wilshire
Rodeo Plaza Mortgaged Property; and (b) a cancellation of the cross-default provisions of the related loan documents with respect to these two (2) mortgage loans. See "--Significant Underlying Mortgage Loans--The Wilshire Rodeo Plaza
Mortgage Loans--Subordination to Condominium Declaration; Partial Release and
Termination of Cross-Default" below in this prospectus supplement.

     In the case of the cross-collateralized mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Gainesville Shopping Center, Hernando West Shopping Center and Towne Shoppes
of Margate, respectively, which mortgage loans collectively represent 1.3% of the Initial Mortgage Pool Balance, the related loan documents permit (after a securitization but also, in the case of Towne Shoppes at Margate, only upon the satisfaction of conditions specified in the related mortgage regarding anchor tenants) the sale of one mortgaged real property, separate from the others, in which event the cross-collateralization and cross-default provisions of the subject underlying mortgage loans will be terminated, subject to the satisfaction of the following conditions, among others: (a) the transferee of the subject property (or such transferee's principals) must have demonstrated to mortgagee's reasonable satisfaction expertise in owning and operating properties similar in size, location and operation to the subject mortgaged real property and the remaining mortgaged real properties; (b) the related borrower must have paid the mortgage lender a transfer fee equal to 1% of the outstanding principal balance of the subject mortgage loan just prior to the transfer of the subject mortgaged real property; (c) the transferee and its principal must have an aggregate net worth and liquidity reasonably acceptable to the mortgage lender; (d) the transferee must assume all of the obligations of the related borrower under the related mortgage loan, (e) one or more of the transferee's principals having an aggregate net worth and liquidity reasonably satisfactory to mortgagee, must execute and deliver a recourse carve out guaranty and environmental indemnity acceptable to mortgagee; (f) the lender receives an opinion of counsel that such transfer may not constitute a prohibited transaction for, or a contribution after the startup day to, a
"REMIC" trust and may not disqualify such "REMIC" trust as a "real estate mortgage investment conduit" within the meanings of Section 860D of the
Internal Revenue Code and each of the related mortgage loans must continue to constitute a "qualified mortgage" within the meanings of Sections 860D and
860G(a)(3) of the Internal Revenue Code; and (g) S&P and Moody's must confirm that such transfer and termination of the cross-default and
cross-collateralization provisions will not result in a withdrawal, downgrade or qualification of the ratings assigned to the series 2005-C1 certificates.

     In addition, the U-Store-It Portfolio II Mortgage Loan, which mortgage loan represents 5.9% of the Initial Mortgage Pool Balance, and the Macquarie
DDR Portfolio Mortgage Loan, which mortgage loan represents 5.6% of the Initial
Mortgage Pool Balance, each permits property substitutions, thereby changing the real property collateral, as described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The U-Store-It Portfolio II
Mortgage Loan-Substitution" and "--Significant Underlying Mortgage Loans--The
Macquarie DDR Portfolio Mortgage Loan--The Mortgage Loan" below in this prospectus supplement.

                                      S-62

ADDITIONAL PARTIAL RELEASES

     In the case of the Mall Del Norte Mortgage Loan, which mortgage loan represents 7.4% of the Initial Mortgage Pool Balance, the related borrower has a right to obtain the release of a certain unimproved portion of the Mall Del
Norte Mortgaged Property as described under "--Significant Underlying Mortgage
Loans--The Mall Del Norte Mortgage Loan--Partial Release" below in this prospectus supplement.

     In the case of the IBM Gaithersburg Mortgage Loan, which mortgage loan represents 3.0% of the Initial Mortgage Pool Balance, the related borrower has a right to obtain the release of certain unimproved parcels representing a portion of the IBM Gaithersburg Mortgaged Property currently used for parking, as described under "--Significant Underlying Mortgage Loans--The IBM
Gaithersburg Mortgage Loan--Parcel Release" below in this prospectus supplement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Crown Center, which mortgage loan represents 2.2% of the Initial Mortgage Pool Balance, the related borrower may obtain a one-time release of a parcel of the related mortgaged real property, which parcel contains parking necessary for zoning compliance, provided that the following conditions, among others as set forth in the related loan documents, are satisfied: (a) a parking structure is constructed, which parking structure provides the related mortgaged real property with adequate parking spaces to comply with zoning requirements, (b)
the borrower has provided an opinion of counsel opining that the release will not constitute a "significant modification" and will not cause the REMICs created under the series 2005-C1 pooling and servicing agreement to fail to qualify as real estate mortgage investment conduits and (c) the loan-to-value ratio with respect to the subject mortgage loan after the release is less than or equal to 85%.

     With respect to two (2) mortgage loans that we intend to include in the trust, representing 1.5% of the Initial Mortgage Pool Balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Clint Moore and Hamilton Meadows, respectively, the related borrower has the right to obtain a release from the lien of the related deed of trust of specifically designated portions of the subject mortgaged real property in connection with the transfer of the subject parcel to a bona fide third party in an arm's length transaction, and subject to the satisfaction of the following conditions, among others: (a) no event of default may exist at the time of or be caused by such release; (b) the property to be released must be transferred or conveyed to a party other than the related borrower or a
Controlling Party (as defined in the related loan documents); (c) the related borrower must have delivered to the related lender such title endorsements as the mortgage lender may reasonably determine are necessary to confirm that its existing coverage will remain effective for the remaining property following the release; (d) the related borrower must cause to be created and insured under lender's title policy such reciprocal easement agreements for ingress, egress, parking and utilities over the property being released as the mortgage lender may reasonably require; (e) the release may not constitute a prohibited transaction for, or contribution after the start up date to, a "REMIC trust";
(f) at the time of any such release. the remaining mortgaged real property must constitute one or more lawfully subdivided parcels, consisting of separate tax lots and in compliance in all material respects with applicable zoning laws.
With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Clint Moore, the related mortgage provides that the mortgage lender will not be entitled to any portion of the proceeds of such transfer.

     Further, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o    one (1) of the mortgage loans that we intend to include in the trust, representing 7.4% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month, and

     o    one (1) of the mortgage loans that we intend to include in the trust, representing 5.6% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month,

     o    four (4) of the mortgage loans that we intend to include in the trust, representing 0.8% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the tenth day of each month, and

     o    83 of the mortgage loans that we intend to include in the trust, representing 86.2% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                                      S-63

          Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o    a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o    that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.
However, as described under "--ARD Loans" below, an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from
4.618% per annum to 7.070% per annum, and the weighted average of those mortgage interest rates was 5.529% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the underlying mortgage loans will accrue interest on an
Actual/360 Basis or, in the case of six (6) underlying mortgage loans, collectively representing 13.8% of the Initial Mortgage Pool Balance, on a
30/360 Basis.

     Balloon Loans. Eighty (80) of the mortgage loans that we intend to include in the trust, representing 96.0% of the Initial Mortgage Pool Balance, of which
62 mortgage loans are in loan group no. 1, representing 95.5% of the Initial
Loan Group No. 1 Balance, and 18 mortgage loans are in loan group no. 2, representing 100% of the Initial Loan Group No. 2 Balance, respectively, are
Balloon Loans and are characterized by--

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
          maturity, and

     o    a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Fourteen (14) of the Balloon Loans identified in the prior paragraph, representing 40.2% of the Initial Mortgage Pool Balance, of which nine (9)
mortgage loans are in loan group no. 1, representing 40.5% of the Initial Loan
Group No. 1 Balance, and five (5) mortgage loans are in loan group no. 2, representing 37.6% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated
maturity date. Another 22 of the Balloon Loans identified in the prior paragraph, representing 31.2% of the Initial Mortgage Pool Balance, of which 15 mortgage loans are in loan group no. 1, representing 31.3% of the Initial Loan
Group No. 1 Balance, and seven (7) mortgage loans are in loan group no. 2, representing 30.6% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

     ARD Loans. Four (4) of the mortgage loans that we intend to include in the trust, representing 1.7% of the Initial Mortgage Pool Balance, all of which mortgage loans are in loan group no. 1 and represent 2.0% of the Initial Loan
Group No. 1 Balance, are ARD Loans and, as such, are characterized by the following features:

     o    A maturity date that is at least 30 years following origination.

     o    The designation of an anticipated repayment date that is generally 15 years following origination. The anticipated repayment date for each
          ARD Loan is listed on Annex A-1 to this prospectus supplement.

     o    The ability of the related borrower to prepay the subject ARD Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than 12 months prior to the related anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate.

                                      S-64

     o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the subject ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate.

     o    From and after its anticipated repayment date, the accelerated amortization of the subject ARD Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the subject ARD
          Loan.

     Three (3) of the ARD Loans identified in the prior paragraph, representing
1.5% of the Initial Mortgage Pool Balance and 1.8% of the Initial Loan Group
No. 1 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related anticipated repayment date.

     The ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional
Interest will be received.

     Each of the ARD Loans that we intend to include in the trust requires the related borrower to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under that ARD Loan.

     Fully Amortizing Mortgage Loans. Five (5) of the mortgage loans that we intend to include in the trust, representing 2.2% of the Initial Mortgage Pool
Balance, all of which mortgage loans are in loan group no. 1 and represent 2.5%
of the Initial Loan Group No. 1 Balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. These mortgage loans do not provide for any of the repayment incentives associated with ARD Loans.

                                      S-65

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                         BALLOON LOANS                ARD LOANS
                                   -------------------------- --------------------------
                                                LOAN    LOAN               LOAN    LOAN
                                    MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                                      POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                                   ---------- ------- ------- ---------- ------- -------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................     180      180     121     180        180     0
Minimum ..........................      60       60      60     180        180     0
Weighted Average .................     102      104      91     180        180     0

REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................     178      178     121     178        178     0
Minimum ..........................      58       59      58     178        178     0
Weighted Average .................     101      103      90     178        178     0

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................     360      360     360     360        360     0
Minimum ..........................     240      240     300     300        300     0
Weighted Average .................     344      342     357     353        353     0

REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................     360      360     360     360        360     0
Minimum ..........................     239      239     296     298        298     0
Weighted Average .................     344      342     357     353        353     0

                                     FULLY AMORTIZING LOANS      ALL MORTGAGE LOANS
                                   -------------------------- -------------------------
                                                LOAN    LOAN               LOAN   LOAN
                                    MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                                      POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                                   ---------- ------- ------- ---------- ------- ------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................   265        265      0        265      265    121
Minimum ..........................   176        176      0         60       60     60
Weighted Average .................   207        207      0        106      108     91

REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................   182        182      0        182      182    121
Minimum ..........................   176        176      0         58       59     58
Weighted Average .................   177        177      0        104      106     90

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................   265        265      0        360      360    360
Minimum ..........................   176        176      0        176      176    300
Weighted Average .................   207        207      0        339      337    357

REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................   182        182      0        360      360    360
Minimum ..........................   176        176      0        176      176    296
Weighted Average .................   177        177      0        338      335    357

     The calculation of original and remaining amortization terms in the foregoing table does not take into account 14 mortgage loans that we intend to include in the trust, collectively representing 40.2% of the Initial Mortgage
Pool Balance, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 25 other mortgage loans that we intend to include in the trust, representing 32.7% of the Initial
Mortgage Pool Balance, of which 18 mortgage loans are in loan group no. 1, representing 33.0% of the Initial Loan Group No. 1 Balance, and seven (7)
mortgage loans are in loan group no. 2, representing 30.6% of the Initial Loan
Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

     With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Great Neck
Roslyn Portfolio, representing 2.5% of the initial mortgage pool balance, which provides for a 30-year amortization schedule, the related borrower is required to make additional monthly amortization payments of $18,750, solely to the extent available from excess cash flow, beginning with the February 2007 due date, to and including the due date in January 2010.  It is assumed in this prospectus supplement  that such additional monthly amortization payments will not be made.  It is not an event of default if excess cash flow is insufficient to make such additional monthly amortization payments.

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

     o    a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

                                      S-66

     Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out period is currently in effect for
85 of the mortgage loans that we intend to include in the trust, representing
99.2% of the Initial Mortgage Pool Balance, of which 67 mortgage loans are in loan group no. 1, representing 99.1% of the Initial Loan Group No. 1 Balance, and 18 mortgage loans are in loan group no. 2, representing 100% of the Initial
Loan Group No. 2 Balance, respectively.

     With respect to 74 of the 85 underlying mortgage loans referred to in the preceding paragraph, representing 89.7% of the Initial Mortgage Pool Balance, of which 57 mortgage loans are in loan group no. 1, representing 88.5% of the
Initial Loan Group No. 1 Balance, and 17 mortgage loans are in loan group no.
2, representing 99.0% of the Initial Loan Group No. 2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those 74 mortgage loans begin earlier than the second anniversary of the Issue Date.

     One (1) of the 85 underlying mortgage loans referred to in the second preceding paragraph, representing 5.6% of the Initial Mortgage Pool Balance, which mortgage loan is in loan group no. 1 and represents 6.4% of the Initial
Loan Group No. 1 Balance, provides for (a) first, an initial prepayment lock-out period, followed by (b) second, a period when the borrower may, in connection with a partial release, prepay such mortgage loan in an amount no greater than 50% of the initial mortgage loan balance of such mortgage loan, together with a yield maintenance charge, followed by (c) third, a period when the borrower may (at its election) defease such mortgage loan, in whole or in part, and/or, in connection with a partial release, prepay such mortgage loan in an amount (in the aggregate, when added to any amounts previously prepaid)
no greater than 50% of the initial principal balance of such mortgage loan, together with a yield maintenance charge. See "--Significant Underlying
Mortgage Loans--The Macquarie DDR Portfolio Mortgage Loan--The Mortgage Loan"
in this prospectus supplement. For the purposes of this prospectus supplement, during the periods referred to in clauses (b) and (c) above, the entire underlying mortgage loan is treated as being in a yield maintenance period.

     In addition, the remaining four (4) mortgage loans that we intend to include in the trust, which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid--Winchester,
Rite Aid-- Kettering, Rite Aid--Marmet and Rite Aid--Monticello, respectively, and all of which are in loan group no. 1 (representing 0.4%, 0.1%, 0.1% and
0.1%, respectively, of the Initial Mortgage Pool Balance and 0.5%, 0.2%, 0.1%
and 0.1%, respectively, of the Initial Loan Group No. 1 Balance), each provides for a defeasance period as of the cut-off date and can be defeased currently.
If any of those four (4) mortgage loans defease prior to the second anniversary of the Issue Date, the related mortgage loan seller will be obligated to repurchase the defeased loan as described under "--Cures and Repurchases"
below.

     Set forth below is information regarding the remaining terms of the prepayment lock-out, defeasance and prepayment lock-out/defeasance periods, as applicable, for the 89 underlying mortgage loans:

     o    the maximum remaining prepayment lock-out, defeasance or prepayment lock-out/defeasance period as of the cut-off date is 182 months with respect to the entire mortgage pool, 182 months with respect to loan group no. 1 and 120 months with respect to loan group no. 2,

     o    the minimum remaining prepayment lock-out, defeasance or prepayment lock-out/defeasance period as of the cut-off date is 13 months with respect to the entire mortgage pool, 13 months with respect to loan group no. 1 and 34 months with respect to loan group no. 2, and

     o    the weighted average remaining prepayment lock-out, defeasance or prepayment lock-out/defeasance period as of the cut-off date is 94 months with respect to the entire mortgage pool, 95 months with respect to loan group no. 1 and 87 months with respect to loan group
          no. 2.

     Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Eleven (11) of the mortgage loans that we intend to include in the trust, representing 9.5% of the Initial Mortgage
Pool Balance, of which ten (10) mortgage loans are in loan group no. 1, representing 10.7% of the Initial Loan Group No. 1 Balance, and one (1)
mortgage loan is in loan group no. 2, representing 1.0% of the

                                      S-67

Initial Loan no. 2 Balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge (which may in no event be less than 1% of the prepaid amount), but do not provide for defeasance.

     One of the 11 mortgage loans referred to in the preceding paragraph, representing 0.8% of the Initial Mortgage Pool Balance, which mortgage loan is in loan group no. 1 and represents 0.9% of the Initial Loan Group No. 1
Balance, provides for a period, following the initial prepayment lock-out period and the yield maintenance period, when the loan is prepayable together with a prepayment consideration equal to 1.0% of the prepaid amount, but does not provide for defeasance.

     Another one (1) of the 11 mortgage loans referred to in the second preceding paragraph, representing 5.6% of the Initial Mortgage Pool Balance, which mortgage loan is in loan group no. 1 and represents 6.4% of the Initial
Loan Group No. 1 Balance, provides for (a) first, an initial prepayment lock-out period, followed by (b) second, a period when the borrower may, in connection with a partial release, prepay such mortgage loan in an amount no greater than 50% of the initial mortgage loan balance of such mortgage loan, together with a yield maintenance charge, followed by (c) third, a period when the borrower may (at its election) defease such mortgage loan, in whole or in part, and/or, in connection with a partial release, prepay such mortgage loan in an amount (in the aggregate, when added to any amounts previously prepaid)
no greater than 50% of the initial principal balance of such mortgage loan, together with a yield maintenance charge. See "--Significant Underlying
Mortgage Loans--The Macquarie DDR Portfolio Mortgage Loan--The Mortgage Loan"
in this prospectus supplement. For the purposes of this prospectus supplement, during the periods referred to in clauses (b) and (c) above, the entire underlying mortgage loan is treated as being in a yield maintenance period.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2005-C1 certificates, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--
Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in
this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans
Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Open Prepayment Periods. Fifty-nine (59) mortgage loans that we intend to include in the trust, representing 87.5% of the Initial Mortgage Pool Balance, of which 45 mortgage loans are in loan group no. 1, representing 87.2% of the
Initial Loan Group No. 1 balance, and 14 mortgage loans are in loan group no.
2, representing 89.7% of the Initial Loan Group No. 2 balance, respectively, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated
maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

     With respect to the cross-collateralized mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Gainesville Shopping Center, Hernando West Shopping Center and Towne Shoppes
of Margate, respectively, which mortgage loans collectively represent 1.3% of the Initial Mortgage Pool Balance, the related loan documents permit the sale of one mortgaged real property, separate from the others, in which event the cross-collateralization

                                      S-68

and cross-default provisions of the subject underlying mortgage loans will be terminated, subject to the satisfaction of certain conditions, including, among others, the payment by the related borrower to the mortgagee of a transfer fee equal to 1% of the outstanding principal balance of the subject mortgage loan just prior to the transfer of the subject mortgaged real property, as further described under "Description of the Mortgage Pool--Cross-Collateralized
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with
Affiliated Borrowers" in this prospectus supplement.

     Defeasance Loans. Seventy-four (74) of the mortgage loans that we intend to include in the trust, representing 89.7% of the Initial Mortgage Pool
Balance, of which 57 mortgage loans are in loan group no. 1, representing 88.5%
of the Initial Loan Group No. 1 Balance, and 17 mortgage loans are in loan group no. 2, representing 99.0% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period generally does not begin prior to the second anniversary of the Issue Date.

     In addition, four (4) mortgage loans that we intend to include in the trust, which mortgage loans are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid --
Winchester, Rite Aid -- Kettering, Rite Aid -- Marmet and Rite Aid --
Monticello, respectively, and all of which are in loan group no. 1
(representing 0.4%, 0.1%, 0.1% and 0.1%, respectively, of the Initial Mortgage
Pool Balance and 0.5%, 0.2%, 0.1% and 0.1%, respectively, of the Initial Loan
Group No. 1 Balance), can each be defeased currently. The defeasance, prior to the second anniversary of the Issue Date, of any of these four (4) mortgage loans will trigger a repurchase obligation on the part of the related mortgage loan seller. Each of the four (4) mortgage loans that can be defeased prior to the second anniversary of the Issue Date is the primary asset of a single loan
REMIC. See "--Cures and Repurchases" below.

     One (1) mortgage loan that we intend to include in the trust, representing
5.6% of the Initial Mortgage Pool Balance, which mortgage loan is in loan group
no. 1 and represents 6.4% of the Initial Loan Group No. 1 Balance, provides for
(a) first, an initial prepayment lock-out period, followed by (b) second, a period when the borrower may, in connection with a partial release, prepay such mortgage loan in an amount no greater than 50% of the initial mortgage loan balance of such mortgage loan, together with a yield maintenance charge, followed by (c) third, a period when the borrower may (at its election) defease such mortgage loan, in whole or in part, and/or, in connection with a partial release, prepay such mortgage loan in an amount (in the aggregate, when added to any amounts previously prepaid) no greater than 50% of the initial mortgage loan balance of such mortgage loan, together with a yield maintenance charge.
See "--Significant Underlying Mortgage Loans--The Macquarie DDR Portfolio
Mortgage Loan--The Mortgage Loan" in this prospectus supplement. For the purposes of this prospectus supplement, during the periods referred to in clauses (b) and (c) above, the entire underlying mortgage loan is treated as being in a yield maintenance period.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

     o    will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or successor borrower.

     All of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust may be defeased or, in some cases, partially defeased during some portion of the related loan term. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

     If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or

                                      S-69

portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to
125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute
Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this "--Due-on-Sale and Due-on-Encumbrance
Provisions" subsection, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered
Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and
the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions
in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal
Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in
the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o    changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

     o    transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

                                      S-70

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Marriott Salt
Lake, which mortgage loan represents 2.6% of the Initial Mortgage Pool Balance, transfers of interests in either DiamondRock Hospitality Company, the general partner of the related borrower's sole member, or DiamondRock Hospitality
Limited Partnership, the related borrower's sole member, are permitted under the related mortgage loan documents. See also "Risk Factors--Some Of The
Mortgaged Real Properties Are or May Be Encumbered By Additional Debt and the
Ownership Interests in Some Borrowers Have or May Be Pledged to Secure
Additional Debt" in this prospectus supplement.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex
A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1,
Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust fund.

                                      S-71

-------------------------------------------------------------------------------
                    I. THE 11 WEST 42ND STREET MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:                 $160,000,000

 LOAN PER SQUARE FOOT:                 $182

 % OF INITIAL MORTGAGE POOL BALANCE:   10.5%

 SHADOW RATING (S&P/MOODY'S):          BBB/Baa3

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               6.020% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   December 11, 2004

 AMORTIZATION TERM:                    30 years (1)

 ANTICIPATED REPAYMENT DATE:           NAP (2)

 HYPERAMORTIZATION:                    NAP (2)

 MATURITY DATE:                        November 11, 2014

 MATURITY/ARD BALANCE:                 $146,800,550

 BORROWER:                             11 West 42 Realty Investors, L.L.C.

 SPONSORS:                             Tishman Speyer Properties, L.P., Larry
                                       A. Silverstein and the Estate of
                                       Bernard Mendik

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted three months
                                       prior to scheduled maturity date.

 UP-FRONT RESERVES:                    Tenant Allowance Reserve(3)
                                       TI/LC Reserve(4)

 ONGOING RESERVES:                     Tax and Insurance Reserve(5)
                                       TI/LC Reserve(6)
                                       Replacement Reserve(7)

 LOCKBOX:                              Hard

 MEZZANINE DEBT:                       $40,000,000(8)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Office

 LOCATION:                   New York, New York

 YEAR BUILT:                 1927

 YEAR RENOVATED:             1978-2000

 SQUARE FEET:                877,138 square feet

 OCCUPANCY:                  89.6%

 OCCUPANCY DATE:             September 30, 2004

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        Tishman Speyer Properties,
                             L.P., a sponsor of the Borrower

 U/W NCF:                    $15,224,808 (9)

 U/W NCF DSCR:               1.35x (10)

 APPRAISED VALUE:            $280,000,000

 APPRAISAL AS OF DATE:       September 1, 2004

 CUT-OFF DATE LTV RATIO:     57.1%

 MATURITY/ARD LTV RATIO:     52.4%
-------------------------------------------------------------------------------

(1)   Payments of interest only are required through and including the payment date in November 2007. The amortization term takes into account both the
      11 West 42nd Street Mortgage Loan and the initial $40,000,000 advance on the 11 West 42nd Street Mezzanine Loan.

(2)   NAP means not applicable.

(3)   At closing, the 11 West 42nd Street Borrower deposited $2,998,745.87 into an unfunded tenant obligations reserve account for the payment of tenant allowances due to certain tenants at the 11 West 42nd Street Mortgaged
      Property and leasing commissions due to certain brokers in connection with the leasing of space at the 11 West 42nd Street Mortgaged Property.

(4)   At closing, the 11 West 42nd Street Borrower deposited $6,000,000 into a leasing reserve account to pay for the costs of tenant improvements, tenant allowances, leasing commissions and legal expenses incurred in connection with the leasing of space at the 11 West 42nd Street Mortgaged
      Property.

(5)   The 11 West 42nd Street Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing twelve months, except that after such time as the 11 West 42nd Street Borrower provides evidence of a blanket insurance policy covering the 11 West 42nd Street Mortgaged
      Property, as approved by the mortgagee, the monthly insurance escrow payment will no longer be required. As of the cut-off date, evidence of such insurance has been provided.

(6)   The 11 West 42nd Street Borrower is required to make a monthly escrow deposit into a leasing reserve account as follows: (a) on each monthly payment date commencing with the monthly payment date in January 2008 though and including the monthly payment date in May 2010, an amount equal to $137,931; and (b) on each monthly payment date commencing with the monthly payment date in June 2010 through and including the monthly payment date in May 2011, an amount equal to $166,667.

(7)   The 11 West 42nd Street Borrower is required to make a monthly escrow deposit into a replacement reserve account in the amount of $18,500.

(8)   Represents the initial advance of a $48,500,000 mezzanine loan. There is an unfunded liquidity portion of $8,500,000 which may be advanced under the 11 West 42nd Street Mezzanine Loan.

(9)   Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 11 West
      42nd Street Mortgaged Property is projected to be $19,643,571 based on assumed lease-up of 87,570 square feet of vacant square feet at market rents and certain other lease-up assumptions.

(10)  Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash
      Flow for the 11 West 42nd Street Mortgaged Property of $19,643,571 (as
      described in footnote (9) above), the 11 West 42nd Street Mortgage Loan has an U/W NCF DSCR of 1.74x.

                                      S-72

-----------------------------------------------------------------------------------------------------------------------------------
                                                       MAJOR TENANT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        LEASE
                                             APPROXIMATE      % TOTAL     % TOTAL BASE      RENT                     EXPIRATION
                   TENANT(1)                 SQUARE FEET    SQUARE FEET    REVENUES(2)     PSF(3)    RATINGS(4)         DATE
----------------------------------------- ---------------- ------------- -------------- ----------- ------------ ------------------

Empire Healthchoice .....................      106,965          12.2%          14.0%      $33.94         A/NR        12/31/2015
New York University .....................      102,214          11.7            8.8       $22.32          NR          9/15/2006(5)
VNU Marketing Information, Inc. .........      101,720(6)       11.6           13.3       $34.02       BBB/Baa1       1/31/2006(7)
Martha Stewart Living OmniMedia, Inc. ...       92,649          10.6           11.1       $31.11          NR          4/30/2010(8)
Michael Kors (USA), Inc. ................       60,219           6.9            7.9       $33.95          NR         11/30/2013(9)
                                               -------          ----           ----
TOTAL ...................................      463,767          52.9%          55.1%
                                               =======          ====           ====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   The five major tenants are ranked by approximate square feet.

(2)   The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)   Reflects in-place base rent.

(4)   Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)   33,825 square feet of New York University's space expires July 31, 2010.

(6)   The VNU Marketing Information, Inc. ("VNU") space is subleased to Thacher
      Proffitt & Wood LLP. VNU remains fully obligated under the terms of its lease.

(7)   34,093 square feet of the VNU space expires November 30, 2008.

(8)   25,201 square feet of the Martha Stewart Living OmniMedia, Inc. space expires June 29, 2012.

(9)   321 square feet of the Michael Kors (USA), Inc. space expires January 31,
      2005.

-----------------------------------------------------------------------------------------------------------------
                                          LEASE EXPIRATION INFORMATION
-----------------------------------------------------------------------------------------------------------------
                                                        CUMULATIVE     APPROXIMATE                     CUMULATIVE
                       APPROXIMATE       AS % OF           % OF          EXPIRING        AS % OF          % OF
                         EXPIRING         TOTAL           TOTAL            BASE         TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET     SQUARE FEET     REVENUES(1)     REVENUES(1)      REVENUES
-------------------   -------------   -------------   -------------   -------------   -------------   -----------

        2005                 668            0.1%            0.1%       $    23,624          0.1%           0.1%
        2006             194,078           22.1            22.2%         5,321,603         20.5           20.6%
        2007               7,433            0.8            23.0%           293,241          1.1           21.7%
        2008              37,976            4.3            27.4%         1,615,966          6.2           27.9%
        2009               9,777            1.1            28.5%           569,044          2.2           30.1%
        2010             158,171           18.0            46.5%         4,241,487         16.3           46.5%
        2011              93,389           10.6            57.2%         3,563,195         13.7           60.2%
        2012              52,516            6.0            63.2%         1,964,766          7.6           67.8%
        2013              59,898            6.8            70.0%         2,036,532          7.8           75.6%
        2014              16,341            1.9            71.9%           637,092          2.5           78.0%
  2015 and beyond        156,029           17.8            89.6%         5,699,591         22.0          100.0%
       Vacant             90,862           10.4           100.0%                --           --
                         -------          -----                        -----------        -----
       TOTAL             877,138          100.0%                       $25,966,141        100.0%
-----------------------------------------------------------------------------------------------------------------

(1)  Based on in-place underwritten base rental revenues.

     The Borrower and Sponsor. The 11 West 42nd Street Borrower is 11 West 42
Realty Investors, L.L.C., a Delaware limited liability company that is owned by a joint venture between Tishman Speyer Properties, L.P. ("TSP"), Larry A.
Silverstein and the Estate of Bernard Mendik (a former trustee and co-chairman of Vornado Realty Trust). TSP is a leading international owner and builder of prime real estate. Founded in 1978 by Robert Tishman and Jerry Speyer, TSP has
developed or acquired a portfolio of over 48 million square feet, including developments of high-rise office buildings in major urban locations, TSP also develops mixed-use, retail, residential and entertainment centers, as well as mid and low-rise office buildings. Larry A. Silverstein is the president and chief executive officer of Silverstein Properties, Inc., a leading New York real estate development, ownership and management organization. Silverstein
Properties, Inc. reports that it has engaged in real estate transactions involving in excess of $8 billion in the aggregate, and has developed and/or improved over 20 million square feet of real estate. Silverstein Properties,
Inc. further reports that it owns, manages and leases over seven million square feet of prime office space in Manhattan and one of its current development projects is the re-building of Seven World Trade Center in New York, New York.

     The Mortgage Loan. The 11 West 42nd Street Mortgage Loan was originated on
October 15, 2004 and has a cut-off date principal balance of $160,000,000. The
11 West 42nd Street Mortgage Loan is a ten-year loan with a stated maturity date of November 11, 2014. The 11 West 42nd Street Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.020% per annum. On the eleventh day of each month through and including
November 2007, the 11 West 42nd Street Borrower is required to make interest-only payments on the 11 West 42nd Street Mortgage Loan.

                                      S-73

On the eleventh day of each month from and including December 2007, up to but excluding the stated maturity date, the 11 West 42nd Street Borrower is required to make a monthly debt service payment of principal and interest on the 11 West 42nd Street Mortgage Loan (calculated based on a 30-year amortization schedule that takes into account both the 11 West 42nd Street
Mortgage Loan and the initial $40,000,000 advance on the 11 West 42nd Street
Mezzanine Loan). The remaining principal balance of the 11 West 42nd Street
Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The 11 West 42nd Street Borrower is prohibited from voluntarily prepaying the 11 West 42nd Street Mortgage Loan in whole or in part prior to August 11,
2014. From and after August 11, 2014, the 11 West 42nd Street Borrower may prepay the 11 West 42nd Street Mortgage Loan, in whole or in part, without payment of any prepayment consideration; provided that the 11 West 42nd Street
Mezzanine Borrower (as defined below) simultaneously prepays the 11 West 42nd
Street Mezzanine Loan (as defined below) by a dollar amount which bears the same relation to the principal amount of such mezzanine loan outstanding immediately prior to such prepayment as the amount of the 11 West 42nd Street
Mortgage Loan prepaid bears to the principal amount of such mortgage loan outstanding immediately prior to such prepayment.

     The 11 West 42nd Street Borrower may defease the entire 11 West 42nd
Street Mortgage Loan on any payment date after the expiration of two years following the initial issuance of the series 2005-C1 certificates, and by doing so obtain the release of the 11 West 42nd Street Mortgaged Property. A defeasance will be effected by the 11 West 42nd Street Borrower's pledging substitute collateral that consists of direct, non-callable United States
Treasury obligations that produce payments which replicate the payment obligations of the 11 West 42nd Street Borrower under the 11 West 42nd Street
Mortgage Loan and are sufficient to pay off the 11 West 42nd Street Mortgage
Loan in its entirety on the stated maturity date. The 11 West 42nd Street
Borrower's right to defease the entire 11 West 42nd Street Mortgage Loan is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C1 certificates by such rating agency. As a condition to the defeasance of the entire 11 West 42nd
Street Mortgage Loan, the 11 West 42nd Street Mezzanine Borrower must simultaneously defease the entire 11 West 42nd Street Mezzanine Loan.

     The Mortgaged Property. The 11 West 42nd Street Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the 11 West
42nd Street Mortgaged Property, a 32-story office building with approximately
877,138 square feet of net rentable area located in New York, New York. The building was built in 1927 and is located on the north side of West 42nd
Street, between Fifth and Sixth Avenues across from the main New York Public
Library and Bryant Park. The 11 West 42nd Street Mortgaged Property has been maintained and upgraded over the years and most recently renovated in 2000.
Tenants leasing space at the 11 West 42nd Street Mortgaged Property include national and regional companies in the education, advertising, high-fashion, and publishing industries, such as Empire Healthchoice, New York University,
Martha Stewart Living OmniMedia, Inc. and fashion company Michael Kors (USA),
Inc. Occupancy at the 11 West 42nd Street Mortgaged Property, based on square footage leased, was 89.6% as of September 30, 2004.

     Lockbox. The 11 West 42nd Street Borrower is required to deposit, or cause to be deposited, all gross income from the 11 West 42nd Street Mortgaged
Property into a lockbox account under the sole control of the mortgagee under the 11 West 42nd Street Mortgage Loan. The 11 West 42nd Street Borrower is
required to direct all tenants at the 11 West 42nd Street Mortgaged Property to send all rents directly to the lockbox account. The lockbox bank will withdraw and disburse all funds on deposit in the lockbox account in the following order: first, to the tax and insurance account for the payment of required monthly tax and insurance payments; second, to the payment of the monthly debt service due with respect to the 11 West 42nd Street Mortgage Loan; third, to the replacement reserve account in the amount of the required monthly deposit for replacement reserves; fourth, to the leasing reserve account, if applicable, in the amount of the required monthly deposit for leasing reserves;
fifth, to the payment of the lockbox bank's fees and expenses incurred in connection with the administration and maintenance of the lockbox account;
sixth, to the payment of any interest accruing at the default interest rate or any late charges; seventh, upon the occurrence and during the continuation of a
11 West 42nd Street Mezzanine Low DSCR Period (as defined below) or an event of default under the 11 West 42nd Street Mezzanine Loan, and provided that no event of default then exists under the 11 West 42nd Street Mortgage Loan, to the borrower expense account for the payment of certain costs and expenses relating to the operation of the 11 West 42nd Street Mortgaged Property approved by the mortgagee under the 11 West 42nd Street Mortgage Loan; eighth, upon the occurrence and during the continuation of a 11 West 42nd Street
Mezzanine Low DSCR Period or an event of default under the 11 West 42nd Street
Mezzanine Loan, and provided that no event of default then exists under the 11
West 42nd Street Mortgage Loan, to the payment of certain extraordinary expenses approved by the mortgagee under the 11 West 42nd Street Mortgage Loan;
ninth, to the mezzanine loan account for the payment of the monthly debt service payments due under the 11 West 42nd Street Mezzanine Loan, together with any late payment charges or default interest and any 11 West 42nd Street
Net Liquidation Proceeds After Debt Service (defined

                                      S-74

below); and tenth, provided that no event of default then exists under the 11
West 42nd Street Mortgage Loan, (a) upon the occurrence and during the continuation of a 11 West 42nd Street Mezzanine Low DSCR Period or an event of default under the 11 West 42nd Street Mezzanine Loan, to the mezzanine loan account to be applied in accordance with the 11 West 42nd Street Mezzanine Loan documents or (b) at all other times, to the 11 West 42nd Street Borrower. Upon the occurrence and during the continuance of an event of default under the 11
West 42nd Street Mortgage Loan, the lender may cause such amounts on deposit in the lockbox account to be liquidated and applied as lender determines in its sole discretion, including payment of the 11 West 42nd Street Mortgage Loan.
"11 West 42nd Street Mezzanine Low DSCR Period" means the period (i) commencing upon receipt by the mortgagee under the 11 West 42nd Street Mortgage Loan of a notice from the 11 West 42nd Street Mezzanine Loan lender stating that a "Low
DSCR Period" has commenced under the 11 West 42nd Street Mezzanine Loan and
(ii) terminating upon receipt by the mortgagee under the 11 West 42nd Street
Mortgage Loan of a notice from the 11 West 42nd Street Mezzanine Loan lender stating that a "Low DSCR Period" has terminated under the 11 West 42nd Street
Mezzanine Loan. "11 West 42nd Street Net Liquidation Proceeds After Debt
Service" means all amounts paid to or received by or on behalf of the 11 West
42nd Street Borrower in connection with a casualty, condemnation, sale, transfer or refinancing of the 11 West 42nd Street Mortgaged Property less certain costs, expenses and amounts specifically set forth in the 11 West 42nd
Street Mezzanine Loan documents.

     Terrorism Coverage. The 11 West 42nd Street Borrower is required under the related loan documents to maintain insurance against certain specified acts of terrorism, provided that such insurance is commercially available at a cost not in excess of $350,000 per year. If the cost of such insurance exceeds $350,000 per year, the 11 West 42nd Street Borrower is required to maintain as much terrorism insurance as may be maintained for $350,000 per year.

     Mezzanine Financing. The 11 West 42nd Street Mezzanine Borrower is 11 West
42 Senior Mezzanine, L.L.C., a Delaware limited liability company. The 11 West
42nd Street Mezzanine Borrower has incurred mezzanine financing (the "11 West
42nd Street Mezzanine Loan") up to a maximum principal amount of $48,500,000. A
$40,000,000 initial advance has been made under the 11 West 42nd Street
Mezzanine Loan, and an $8,500,000 portion (the "11 West 42nd Street Liquidity
Facility") remains unfunded as of the date of this prospectus supplement. The
11 West 42nd Street Mezzanine Borrower may receive advances under the 11 West
42nd Street Liquidity Facility until November 10, 2009. The $40,000,000 initial advance accrues interest and any amounts advanced under the 11 West 42nd Street
Liquidity Facility will accrue interest at a fixed rate per annum. The 11 West
42nd Street Liquidity Facility may only be used by the 11 West 42nd Street
Mezzanine Borrower to fund shortfalls in certain payments required under the 11
West 42nd Street Mortgage Loan and the 11 West 42nd Street Mezzanine Loan. As
of the date of this prospectus supplement, the 11 West 42nd Street Mezzanine
Loan lender is an affiliate of the related mortgage loan seller. The 11 West
42nd Street Mezzanine Loan matures November 11, 2014. On the eleventh day of each month through and including November 2007, the 11 West 42nd Street
Mezzanine Borrower is required to make interest-only payments on the 11 West
42nd Street Mezzanine Loan. On the eleventh day of each month from and including December 2007, up to but excluding the stated maturity date, the 11
West 42nd Street Mezzanine Borrower is required to make a monthly debt service payment of principal and interest on the 11 West 42nd Street Mezzanine Loan
(calculated based on a 30-year amortization schedule that takes into account both the 11 West 42nd Street Mortgage Loan and the initial $40,000,000 advance on the the 11 West 42nd Street Mezzanine Loan), plus any interest accrued on any amounts advanced under the 11 West 42nd Street Liquidity Facility. The remaining principal balance of the 11 West 42nd Street Mezzanine Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The mortgagee under the 11 West 42nd Street Mortgage Loan and the 11 West
42nd Street Mezzanine Loan lender have entered into an intercreditor agreement
(the "11 West 42nd Street Intercreditor Agreement") that sets forth the relative priorities between the 11 West 42nd Street Mortgage Loan and the 11
West 42nd Street Mezzanine Loan. The 11 West 42nd Street Intercreditor
Agreement provides that, among other things:

     o    After giving effect to the 11 West 42nd Street Mezzanine Loan lender's cure rights and, provided that there is no event of default under the
          11 West 42nd Street Mortgage Loan, the 11 West 42nd Street Mezzanine
          Loan lender is entitled to receive delinquent and current payments due and payable from the 11 West 42nd Street Mezzanine Borrower under the terms of the 11 West 42nd Street Mezzanine Loan;

     o    The 11 West 42nd Street Mezzanine Loan lender may foreclose or otherwise exercise its rights with respect to the equity collateral;
          provided, among other things, that either (a) the party purchasing such equity collateral is either the 11 West 42nd Street Mezzanine
          Loan lender or a "Qualified Transferee" meeting the requirements of the 11 West 42nd Street Intercreditor Agreement and the 11 West 42nd
          Street Mortgaged Property is managed by a "Qualified Manager" meeting the requirements of the 11 West 42nd Street Intercreditor Agreement or
          (b) if there are any series 2005-C1 certificates outstanding, rating agency confirmation is given with respect to the foreclosure or other realization;

                                      S-75

     o    The 11 West 42nd Street Mezzanine Loan lender is prohibited from transferring more than 49% of its interest in the 11 West 42nd Street
          Mezzanine Loan without the prior approval of the rating agencies if there are any series 2005-C1 certificates outstanding unless the transferee meets certain eligibility standards pertaining to experience and net worth;

     o    The 11 West 42nd Street Mezzanine Loan lender is given the right to cure defaults of the 11 West 42nd Street Borrower within seven business days following the later of notice or expiration of the 11
          West 42nd Street Borrower's cure period (if the default is a monetary default) and within the same period of time granted to the 11 West
          42nd Street Mezzanine Borrower in the case of all other defaults plus an additional 10 business days, subject to extension in the case of defaults susceptible of cure but not curable within the allowed cure period, provided that (a) the 11 West 42nd Street Mezzanine Loan lender makes or causes timely payment of all amounts due under the 11
          West 42nd Street Mortgage Loan, (b) the extension does not exceed 30 days (unless the default is one which cannot be cured within 30 days, in which event, such further time as is necessary so long as 11 West
          42nd Street Mezzanine Loan lender is diligently proceeding to realize upon its collateral), (c) the default is not caused by the bankruptcy or insolvency of the 11 West 42nd Street Borrower, (d) during the cure of such default, the value, use or operation of the 11 West 42nd
          Street Mortgaged Property is not materially impaired, and (e) any additional cure periods expire immediately upon the bankruptcy of the
          11 West 42nd Street Borrower; and

     o    Following the acceleration of the 11 West 42nd Street Mortgage Loan, or the accrual of any right to foreclose upon or otherwise enforce the liens securing the 11 West 42nd Street Mortgage Loan, or if the 11
          West 42nd Street Borrower has become the subject of bankruptcy proceedings, the 11 West 42nd Street Mezzanine Loan lender may purchase the 11 West 42nd Street Mortgage Loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon; (which right may be exercised upon 10 business days prior written notice to the mortgagee under the
          11 West 42nd Street Mortgage Loan of the 11 West 42nd Street Mezzanine
          Loan lender's intent to so purchase).

                                      S-76

-------------------------------------------------------------------------------
                   II. THE 2100 KALAKAUA AVENUE MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:                   $130,000,000

 LOAN PER SQUARE FOOT:                   $1,350

 % OF INITIAL MORTGAGE POOL BALANCE:     8.5%

 SHADOW RATING (S&P/MOODY'S):            NAP(1)

 LOAN PURPOSE:                           Acquisition

 MORTGAGE INTEREST RATE:                 5.800% per annum

 INTEREST CALCULATION:                   Actual/360

 FIRST PAYMENT DATE:                     January 11, 2005

 AMORTIZATION TERM:                      Interest only

 ANTICIPATED REPAYMENT DATE:             NAP(1)

 HYPERAMORTIZATION:                      NAP(1)

 MATURITY DATE:                          December 11, 2014

 MATURITY/ARD BALANCE:                   $130,000,000

 BORROWER:                               HSH 2100 LLC

 SPONSORS:                               Melvin Heller and Robert Siegel

 PREPAYMENT/DEFEASANCE:                  Defeasance permitted beginning two
                                         years after securitization. Prepayment
                                         without penalty permitted three
                                         months prior to scheduled maturity
                                         date.

 UP-FRONT RESERVES:                      NAP(1)

 ONGOING RESERVES:                       Tax and Insurance Reserve(2)
                                         Lease Termination Reserve(3)
                                         CapEx/Replacement Reserve(4)
                                         TI/LC Reserve(4)

 LOCKBOX:                                Hard

 MEZZANINE DEBT:                         $15,000,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                      MORTGAGE PROPERTY INFORMATION
-------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Anchored Retail

 LOCATION:                   Honolulu, Hawaii

 YEAR BUILT:                 2002

 YEAR RENOVATED:             NAP(1)

 SQUARE FEET:                96,271 square feet

 OCCUPANCY:                  70.8%(5)

 OCCUPANCY DATE:             November 30, 2004

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        CB Richard Ellis Hawaii, Inc., a third
                             party manager

 U/W NCF:                    $9,911,837(6)

 U/W NCF DSCR:               1.30x(7)

 APPRAISED VALUE:            $182,000,000

 APPRAISAL AS OF DATE:       October 6, 2004

 CUT-OFF DATE LTV RATIO:     71.4%

 MATURITY/ARD LTV RATIO:     71.4%
-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   The 2100 Kalakaua Avenue Borrower is required to make monthly escrow deposits into a reserve account equal to one-twelfth of estimated annual real estate taxes and insurance premiums.

(3)   The 2100 Kalakaua Avenue Borrower is required to deposit all lease termination payments into a lease termination reserve account to be used from time to time for capital expenditures reasonably approved by the lender. The amount of any particular lease termination payment remaining in the reserve account (a) that is in excess of $600 per square foot of the related terminated space will be made available to cover shortfalls from time to time in the lockbox account with respect to debt service payments and monthly tax and insurance reserves and (b) will be returned to the 2100 Kalakaua Avenue Borrower upon re-leasing of the related terminated space.

(4)   See "--Guaranty of Capital Expenditures and Tenant Allowances/Capital
      Expenditure and Tenant Allowance Reserve Account" below for discussion of guaranty of, and reserve account relating to, $7 million of capital expenditure costs and of $3.6 million of tenant allowance costs related to specified leases.

(5)   Occupancy is projected to increase to 89.1% based on assumed execution of a draft lease for 3,225 square feet of space and assumed lease-up of an additional 14,335 square feet of space.

(6)   Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 2100
      Kalakaua Avenue Mortgaged Property is projected to be $12,569,890 based on assumed execution of a draft lease for 3,225 square feet of space and assumed lease-up of an additional 14,335 square feet of space.

(7)   Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash
      Flow for the 2100 Kalakaua Avenue Mortgaged Property of $12,569,890 (as
      described in footnote (6) above), the 2100 Kalakaua Avenue Mortgage Loan has a projected U/W NCF DSCR of 1.64x.

                                      S-77

-------------------------------------------------------------------------------------------------------------------------
                                                MAJOR TENANT INFORMATION
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                LEASE
                                BUILDING     APPROXIMATE       % TOTAL       % TOTAL BASE                     EXPIRATION
TENANT(1)                        NUMBER      SQUARE FEET     SQUARE FEET      REVENUES(2)     RATINGS(3)         DATE
----------------------------   ----------   -------------   -------------   --------------   ------------   -------------

Gucci ......................   2118             18,761           19.5%            31.0%      BBB-/NR         11/30/2027
Chanel .....................   2116             18,744           19.5             18.6       NR              10/31/2027
Tiffany & Co. ..............   2100             11,226           11.7             17.7       NR              10/31/2017
Coach ......................   2110              7,240            7.5             12.3       NR               1/31/2019
Yves Saint Laurent .........   2114              7,240            7.5              9.6       BBB-/NR         11/30/2027
Tod's ......................   2120              4,991            5.2             10.8       NR              11/30/2014
                                                ------           ----            -----
TOTAL ......................                    68,202           70.8%           100.0%
                                                ======           ====            =====
-------------------------------------------------------------------------------------------------------------------------

(1)   Tenants are ranked by approximate square feet.

(2)   The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)   Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. In the case of Gucci and Yves St. Laurent, the ratings reflect those of parent company Pinault Printemps Redoute S.A. NR means not rated.

----------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION INFORMATION
----------------------------------------------------------------------------------------------------------------------
                                                                                                            CUMULATIVE
                         APPROXIMATE         AS %        CUMULATIVE %      APPROXIMATE        AS % OF          % OF
                           EXPIRING        OF TOTAL        OF TOTAL       EXPIRING BASE      TOTAL BASE     TOTAL BASE
         YEAR            SQUARE FEET     SQUARE FEET      SQUARE FEET      REVENUES(1)      REVENUES(1)      REVENUES
---------------------   -------------   -------------   --------------   ---------------   -------------   -----------

  2004 through 2013              0            0.0%             0.0%         $        0           0.0%           0.0%
         2014                4,991            5.2              5.2%          1,011,240          10.8           10.8%
   2015 and beyond          63,211           65.7             70.8%          8,348,080          89.2          100.0%
        Vacant              28,069           29.2            100.0%                 --            --
                            ------          -----                           ----------         -----
        TOTAL               96,271          100.0%                          $9,359,320         100.0%
                            ======          =====                           ==========         =====
----------------------------------------------------------------------------------------------------------------------

(1)  Based on in-place underwritten base rental revenues.

     The Borrower and Sponsor. The 2100 Kalakaua Avenue Borrower is HSH 2100
LLC, a Delaware limited liability company. The 2100 Kalakaua Avenue Borrower is controlled by Melvin Heller ("Heller") and Robert Siegel ("Siegel"). Heller,
Siegel and members of their immediate families or trusts collectively own approximately 86% of the direct and/or indirect equity interests in the 2100
Kalakaua Avenue Borrower. Heller, a New York-based real estate investor and owner, is the majority owner of several retail properties located in the SoHo and Madison Avenue areas of Manhattan in New York, New York, on Rodeo Drive in
Beverly Hills, California, and in West Palm Beach, Florida. Siegel is a
principal of Metropole Realty Advisors and its affiliate Siegel Consultants,
Ltd.

     The Mortgage Loan. The 2100 Kalakaua Avenue Mortgage Loan was originated on November 30, 2004 and has a cut-off date principal balance of $130,000,000.
The 2100 Kalakaua Avenue Mortgage Loan is a ten-year loan with a stated
maturity date of December 11, 2014. The 2100 Kalakaua Avenue Mortgage Loan
accrues interest on an Actual/360 Basis. Up to its stated maturity, in the absence of default, the 2100 Kalakaua Avenue Mortgage Loan will accrue interest at a fixed rate of 5.80% per annum. On the eleventh day of each month during the term of the 2100 Kalakaua Avenue Mortgage Loan, the 2100 Kalakaua Avenue
Borrower is required to make payments of interest only calculated on the outstanding principal balance of the 2100 Kalakaua Avenue Mortgage Loan.

     The 2100 Kalakaua Avenue Borrower is prohibited from voluntarily prepaying the 2100 Kalakaua Avenue Mortgage Loan, in whole or in part, prior to September
11, 2014. From and after September 11, 2014, the 2100 Kalakaua Avenue Borrower may prepay the 2100 Kalakaua Avenue Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The 2100 Kalakaua Avenue Borrower may defease the 2100 Kalakaua Avenue
Mortgage Loan, in whole only, at any time after two years following the initial issuance of the series 2005-C1 certificates, and by doing so obtain the release of the 2100 Kalakaua Avenue Mortgaged Property. A defeasance will be effected by the 2100 Kalakaua Avenue Borrower's pledging substitute collateral that consists of non-callable, fixed rate obligations of the United States of
America, as amended, that produce payments which replicate the payment obligations of the 2100 Kalakaua Avenue Borrower under the 2100 Kalakaua Avenue
Mortgage Loan and that are sufficient to pay off the 2100 Kalakaua Avenue
Mortgage Loan in its entirety on the stated maturity date. The 2100 Kalakaua
Avenue Borrower's right to defease the 2100 Kalakaua Avenue Mortgage

                                      S-78

Loan is subject to S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C1 certificates by such rating agency.

     The Mortgaged Property. The 2100 Kalakaua Avenue Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the 2100
Kalakaua Avenue Mortgaged Property, a 96,271 gross leasable square foot retail property known as 2100 Kalakaua Avenue and located in Honolulu, Hawaii. 2100
Kalakaua Avenue was developed in 2002 and is situated on Waikiki's main thoroughfare, Kalakaua Avenue, between the Hawaii Convention Center and
Kapiolani Park/Diamond Head. 2100 Kalakaua Avenue is a block of nine attached three-story townhouse-style boutique buildings ranging in size from 4,820 square feet to 18,761 square feet, with an aggregate of approximately 64,238 square feet of first and second floor retail space and an aggregate of approximately 32,033 square feet of office or storage space on the third floor level. Currently, each of the six luxury brand retailers occupying 2100
Kalakaua Avenue lease all or a portion of an individual building under long-term leases expiring 2014 through 2027. As of November 30, 2004, based on these six tenants in physical occupancy, occupancy at the 2100 Kalakaua Avenue
Mortgaged Property was 70.8%. Occupancy is projected to increase to 89.1% based on assumed execution of a draft lease for 3,225 square feet of vacant space and the assumed lease-up of an additional 14,335 square feet of vacant space.

-----------------------------------------------------------------------------------------------
                          THE 2100 KALAKAUA AVENUE MORTGAGED PROPERTY
-----------------------------------------------------------------------------------------------
                             1ST FLOOR SF     2ND FLOOR SF       3RD FLOOR SF          TOTAL
BUILDING                       (RETAIL)         (RETAIL)       (OFFICE/STORAGE)     BUILDING SF
-------------------------   --------------   --------------   ------------------   ------------

  2100 Building .........        3,742            3,742              3,742            11,226
  2110 Building .........        3,620            3,620              3,623            10,863
  2112 Building .........        3,621            3,621              3,621            10,863
  2114 Building .........        3,620            3,620              3,555            10,795
  2116 Building .........        6,250            6,249              6,245            18,744
  2118 Building .........        6,254            6,254              6,253            18,761
  2120 Building .........        1,664            1,664              1,663             4,991
  2122 Building .........        1,603            1,622              1,595             4,820
  2124 Building .........        1,736            1,736              1,736             5,208
                                ------           ------             ------            ------
  TOTAL .................       32,110           32,128             32,033            96,271
                                ======           ======             ======            ======
-----------------------------------------------------------------------------------------------

     Parking Agreement. Pursuant to applicable land use ordinances, and permits issued by the City and County of Honolulu (for purposes of this "--Parking
Agreement" subsection, the "City"), the 2100 Kalakaua Avenue Mortgaged Property
and two adjacent parcels, one of which is a vacant lot (the "K3 Lot"), are considered to be a single zoning lot. Applicable land-use ordinances require the construction of up to 92 parking spaces on the single zoning lot to service the improvements on the 2100 Kalakaua Avenue Mortgaged Property which, due to the physical layout of property, need to be located on the K3 Lot. A
"Conditional Use Permit" has been obtained from the City that allows the 2100
Kalakaua Avenue Borrower to maintain the required spaces "off-site" on a parcel located across the street from the 2100 Kalakaua Avenue Mortgaged Property (the
"KKO Parcel"). A license for the use of the KKO Parcel spaces has been obtained from the holder of two long-term leases at that parcel. The cancellation of that license or the termination of those long-term leases due to a default or bankruptcy may force the owner of the 2100 Kalakaua Avenue Mortgaged Property to negotiate a replacement license for the continued use of the spaces on the
KKO Parcel or seek alternative parking arrangements meeting applicable land-use ordinance requirements. Further, applicable land-use ordinances require the issuance of a new Conditional Use Permit any time the 2100 Kalakaua Avenue
Mortgaged Property is sold or transferred (including a transfer pursuant to a foreclosure or deed in lieu of foreclosure), and there can be no assurance that, in such event, a Conditional Use Permit would be reissued. As of the date of this prospectus supplement, both the owner of the K3 Lot and the ground lessee of the KKO Parcel are affiliates of the related mortgage loan seller.

     In order to facilitate continued compliance with applicable parking requirements, the 2100 Kalakaua Avenue Borrower has entered into an agreement with the K3 Lot owner (the "K3 Lot Parking Agreement") that obligates the K3
Lot owner, at its own expense: (a) prior to construction of a permanent parking facility as described in clause (b) below, to provide or arrange for any interim parking spaces necessary to meet applicable land-use ordinance requirements at the 2100 Kalakaua Avenue Mortgaged Property (above the number of complying spaces already provided on the KKO Parcel while the KKO Parcel license remains in effect); and (b) to construct, within 10 years, a permanent parking facility that provides sufficient spaces to the 2100 Kalakaua Avenue
Mortgaged Property to meet applicable land-use ordinance requirements; provided that the K3 Lot owner is not required to provide more than 92 spaces (unless development occurring on the K3 Lot results in a higher number of required spaces for the 2100 Kalakaua Mortgaged Property solely by reason of changes in applicable

                                      S-79

land-use ordinances) and certain of those spaces may be provided through valet parking to the extent permitted by applicable land-use ordinances. Following construction of the permanent parking garage, the owner of the 2100 Kalakaua
Avenue Mortgaged Property will be obligated to pay its allocable share of non-capital maintenance costs with respect to the garage, and will lose its rights to the permanent parking if those sums are not paid after notice and opportunity to cure have been provided to the owner and its mortgagee. Further, under the K3 Parking Agreement, in the event that the K3 Lot owner develops the
K3 Lot as a condominium and designates the foregoing permanent parking facility as a separate condominium unit, the owner of the 2100 Kalakaua Avenue Mortgaged
Property has the right (but not the obligation) to acquire the condominium unit upon the approval of the 2100 Kalakaua Avenue Mortgage Loan mortgagee, which approval cannot be unreasonably withheld as long as the mortgagee has obtained a first mortgage lien and related title insurance on the condominium unit (and which approval will be deemed if the mortgagee fails to respond within the time periods specified in the 2100 Kalakaua Avenue loan agreement). In the event the owner of the 2100 Kalakaua Avenue Mortgaged Property acquires the foregoing condominium unit, it will be obligated to pay real estate taxes and common area maintenance charges allocable to that condominium parking unit and the K3 Lot owner will be relieved of any further obligation to provide permanent parking for the 2100 Kalakaua Avenue Mortgaged Property. There can be no assurance that the K3 Lot owner will comply with its obligations under the K3 Parking
Agreement in a timely manner, and there may be practical difficulties associated with the specific enforcement of the K3 Lot owner's obligations. In particular, if the KKO Parcel owner failed to provide the required parking during any period that the K3 Lot is being developed, the K3 Lot owner would have a period of time to commence cure and the 2100 Kalakaua Avenue Mortgaged
Property may be without the required parking during that period. In addition, the owner of the 2100 Kalakaua Avenue Mortgaged Property may incur considerable expense in the enforcement of the K3 Lot Parking Agreement that may not ultimately be recoverable from the K3 Lot owner, including certain claims for monetary damages for breach of the K3 Parking Agreement that are subordinate to the liens of mortgages on the K3 Lot and not enforceable against transferees of the K3 Lot, and certain special, consequential, speculative or punitive damages that may not be recovered as long as the K3 Lot owner is an affiliate of Lehman
Brothers Holdings Inc.

     In the event the owner of the 2100 Kalakaua Avenue Mortgaged Property fails to procure the requisite number of parking spaces for that property to comply with applicable land-use ordinances for any reason, including absence of a Conditional Use Permit, cancellation of the license or long-term leases at the KKO Parcel, and/or failure of the K3 Lot owner to comply with the K3
Parking Agreement at all or in a timely fashion, the City may take various actions with respect to the 2100 Kalakaua Avenue Mortgaged Property including, without limitation, the imposition of penalties for the deficient number of required parking spaces, the forced reduction of the occupancy rate at the 2100
Kalakaua Avenue Mortgaged Property to a ratio that will meet zoning requirements (including if the parking requirements are not met for 180 days following notice from the City), and/or withdrawal of any related certificate of occupancy. Any such action could reduce (perhaps materially) the cash flow available to pay amounts due and owing with respect to the 2100 Kalakaua Avenue
Mortgage Loan.

     Height Restriction Payment. An agreement of record makes the owners of the
2100 Kalakaua Avenue Mortgaged Property and the K3 Lot owner liable for the payment of up to $1,300,000 if a high-rise development exceeding 150 feet in height is constructed on either property. The K3 Lot owner has agreed to pay and to indemnify the owner of the 2100 Kalakaua Avenue Mortgaged Property with respect to amounts that become payable under the foregoing agreement as the result of the K3 Lot owner's construction of a building exceeding such height.
There can be no assurance, however, that the K3 Lot owner will comply with its obligation in a timely manner, or that any such amounts will ultimately be recoverable from the K3 Lot owner.

     Lockbox. The 2100 Kalakaua Avenue Borrower is required to deposit all income from the 2100 Kalakaua Avenue Mortgaged Property into a segregated lockbox account that has been pledged to the holder of the 2100 Kalakaua Avenue
Mortgage Loan. All amounts in the lockbox account are required to be transferred each business day to another account (the "2100 Kalakaua Avenue
Property Account") that has also been pledged to the holder of the 2100
Kalakaua Avenue Mortgage Loan. Provided that no 2100 Kalakaua Avenue Mortgage
Loan Default shall exist, all amounts in the 2100 Kalakaua Avenue Property
Account shall be applied on each monthly payment date in the following order of priority: first, to the payment of required monthly real estate tax reserves;
second, to the payment of required monthly insurance premium reserves; third, to the payment of monthly debt service with respect to the 2100 Kalakaua Avenue
Mortgage Loan; fourth, to the extent of any lease termination payments paid by any tenants of the 2100 Kalakaua Avenue Mortgaged Property during the preceding interest accrual period, to the lease termination reserve described below;
fifth, to the payment of any default interest and late payment charges; sixth, to the payment of the fees and expenses of the bank holding the 2100 Kalakaua
Avenue Property Account; seventh, following the occurrence of a 2100 Kalakaua
Avenue Mezzanine Loan "event of default" or other event permitting the 2100
Kalakaua Avenue Mezzanine Loan lender to block the 2100 Kalakaua Avenue
Mezzanine

                                      S-80

Borrower's right to receive excess cash flow (a "2100 Kalakaua Avenue Mezzanine
Loan Cash Trap Event"), to the payment of reserves established for the payment of operating and extraordinary expenses; eighth, to the payment of monthly debt service payable with respect to the 2100 Kalakaua Avenue Mezzanine Loan; and
ninth, to the 2100 Kalakaua Avenue Mezzanine Loan lender, if a 2100 Kalakaua
Avenue Mezzanine Loan Cash Trap Event exists, and otherwise to the 2100
Kalakaua Avenue Borrower. If a 2100 Kalakaua Avenue Mortgage Loan Default
exists, the 2100 Kalakaua Avenue Mortgage Loan mortgagee may apply amounts in the 2100 Kalakaua Avenue Property Account to the payment of amounts due with respect to the 2100 Kalakaua Avenue Mortgage Loan in such order of priority as the mortgagee may determine.

     Guaranty of Capital Expenditures and Tenant Allowances/Capital Expenditure
and Tenant Allowance Reserve Account. At the closing of 2100 Kalakaua Avenue
Mortgage Loan, Heller and Siegel executed a guarantee in favor of the mortgage lender that guarantees the following obligations of the 2100 Kalakaua Avenue
Borrower: (a) the payment by the 2100 Kalakaua Avenue Borrower of $7 million of capital expenditure costs that have been approved (prior to the date of their incurrence) by the lender (the "2100 Kalakaua Avenue Approved Capital
Expenditures"), which approval may not be unreasonably withheld or delayed, and
(b) the prompt payment when due of $3.6 million of tenant allowances payable under the current leases with Gucci America Inc. and/or Yves Saint Laurent
Boutique, Ltd. in 2014 and 2015 (the "2100 Kalakaua Avenue Future Tenant
Allowances").

     In the event that (a) as of the last day of each December and each June during the term of the loan, Heller and Siegel do not, either individually or combined, have a net worth of at least $50 million and liquid assets of at least $10 million (based on certificates from each of them and their accountants), (b) a default beyond applicable notice and cure periods shall exist with respect to the 2100 Kalakaua Avenue Mortgage Loan (a "2100 Kalakaua
Avenue Mortgage Loan Default") or the 2100 Kalakaua Avenue Mezzanine Loan or
(c) a transfer of the 2100 Kalakaua Avenue Mortgaged Property requiring the mortgage lender's approval occurs, the 2100 Kalakaua Avenue Borrower and, if it fails to do so, Heller and Siegel pursuant to their guarantee, will be obligated to pay the mortgage lender an amount (the "2100 Kalakaua Avenue
CapEx/Existing Lease Cost Amount") equal to the sum of (1) $7 million minus the amount, if any, of 2100 Kalakaua Avenue Approved Capital Expenditures paid by the 2100 Kalakaua Avenue Borrower, Heller and/or Siegel prior to such date and
(2) $3.6 million minus (x) the aggregate amount, if any, paid by the 2100
Kalakaua Avenue Borrower, Heller and/or Siegel with respect to the 2100
Kalakaua Avenue Future Tenant Allowances and/or (y) the amount of the 2100
Kalakaua Avenue Future Tenant Allowances that have been waived or eliminated.
If no 2100 Kalakaua Avenue Mortgage Loan Default exists at the time of such payment, the 2100 Kalakaua Avenue CapEx/Existing Lease Cost Amount is to be
deposited by the mortgage lender into a reserve account held by the mortgage lender for the purposes of paying 2100 Kalakaua Avenue Approved Capital
Expenditures and the 2100 Kalakaua Avenue Future Tenant Allowances. If a 2100
Kalakaua Avenue Mortgage Loan Default does exist at the time of such payment, the 2100 Kalakaua Avenue CapEx/Existing Lease Cost Amount may be applied by the mortgage lender to the payment of the amounts owed under the 2100 Kalakaua
Avenue Mortgage Loan in such order of priority as the mortgage lender may determine.

     Terrorism Coverage. The 2100 Kalakaua Avenue Borrower is required, in accordance with the related loan documents to maintain insurance against certain specified acts of terrorism, provided that such insurance is commercially available at a cost not in excess of $150,000 per year. If the cost of such insurance exceeds $150,000 per year, the 2100 Kalakaua Avenue
Borrower is required to maintain as much terrorism insurance as may be maintained for $150,000 per year.

     Mezzanine Financing. The 2100 Kalakaua Avenue Mezzanine Borrower is HSH
2100 Holdings LLC, a Delaware limited liability company, which is the sole owner of the 2100 Kalakaua Avenue Borrower. The 2100 Kalakaua Avenue Mezzanine
Borrower has incurred mezzanine financing (the "2100 Kalakaua Avenue Mezzanine
Loan") in the initial principal amount of $15,000,000, which accrues interest at a fixed rate. The 2100 Kalakaua Avenue Mezzanine Loan is secured by a pledge of 100% of the ownership interests of the 2100 Kalakaua Avenue Mezzanine
Borrower in the 2100 Kalakaua Avenue Borrower (the "2100 Kalakaua Avenue
Mezzanine Collateral"). The 2100 Kalakaua Avenue Mezzanine Loan matures on
December 11, 2014. On the eleventh day of each month during the term of the
2100 Kalakaua Avenue Mezzanine Loan, the 2100 Kalakaua Avenue Mezzanine
Borrower is required to make an interest-only payment in arrears on the 2100
Kalakaua Avenue Mezzanine Loan. The 2100 Kalakaua Avenue Mortgage Loan lender and the 2100 Kalakaua Avenue Mezzanine Loan lender entered into an intercreditor agreement (the "2100 Kalakaua Avenue Mezzanine Intercreditor
Agreement"), that sets forth the relative priorities between the 2100 Kalakaua
Avenue Mortgage Loan and the 2100 Kalakaua Avenue Mezzanine Loan. The 2100
Kalakaua Avenue Intercreditor Agreement provides that, among other things:

     o    The mezzanine lender may not foreclose on the 2100 Kalakaua Avenue
          Mezzanine Collateral unless certain conditions are satisfied, including that any transferee, if not the mezzanine lender, must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from the

                                      S-81

          rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C1 certificates, and that an individual or entity that is reasonably acceptable to the mortgage lender shall assume all liabilities of Heller and Siegel under their guaranty of the non-recourse carve-outs and limitations with respect to the 2100 Kalakaua Avenue Mortgage Loan.

     o    The 2100 Kalakaua Avenue Mezzanine Loan is generally subordinate to the 2100 Kalakaua Avenue Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 2100 Kalakaua Avenue Mortgage Loan, the mezzanine lender may accept payments due and payable from time to time under the related mezzanine loan documents.

     o    Upon an "event of default" under the 2100 Kalakaua Avenue Mezzanine
          Loan, the mezzanine lender will have the right, subject to the terms of the 2100 Kalakaua Avenue Mezzanine Intercreditor Agreement, to
          select a replacement manager for the 2100 Kalakaua Avenue Mortgaged
          Property.

     o    The mezzanine lender has the right to receive notice of any event of default under the 2100 Kalakaua Avenue Mortgage Loan and the right to cure any monetary default within a period ending five business days after the later of receipt of such notice or expiration of the 2100
          Kalakaua Avenue Borrower's cure period; provided that the mezzanine lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than four consecutive months unless the mezzanine lender has commenced and is continuing to diligently pursue its rights against the 2100 Kalakaua
          Avenue Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the mezzanine lender will have the same period of time as the 2100 Kalakaua Avenue Borrower to cure such non-monetary default under the 2100 Kalakaua Avenue Mortgage Loan documents;
          provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period then, subject to certain conditions, the mezzanine lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o    If the 2100 Kalakaua Avenue Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 2100 Kalakaua Avenue Mortgage Loan has been commenced, then the mezzanine lender has the right to purchase the
          2100 Kalakaua Avenue Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (exclusive of prepayment penalties or yield maintenance charges), any protective advances made by the mortgagee and any interest on any advances, all costs and expenses actually incurred by the mortgage lender in enforcing the terms of the related documents, and special servicing and liquidation fees payable to any special servicer for any related securitization trust. The purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the
          2100 Kalakaua Avenue Mortgage Loan or the 2100 Kalakaua Avenue
          Mortgaged Property.

     The 2100 Kalakaua Avenue Mezzanine Loan documents generally may be modified without the mortgage lender's consent, except that certain provisions may not be modified without the mortgage lender's consent, including, without limitation, a material increase in any monetary obligations of the 2100
Kalakaua Avenue Mezzanine Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the 2100 Kalakaua Avenue Mezzanine Loan documents, the mezzanine lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the 2100 Kalakaua Avenue Mezzanine
Loan in a manner that increases the interest rate under the 2100 Kalakaua
Avenue Mezzanine Loan.

                                      S-82

-------------------------------------------------------------------------------
                     III. THE MALL DEL NORTE MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

  CUT-OFF DATE BALANCE:                 $113,400,000

  LOAN PER SQUARE FOOT:(1)              $166

  % OF INITIAL MORTGAGE POOL BALANCE:   7.4%

  SHADOW RATING (S&P/MOODY'S):          BBB--/Baa3

  LOAN PURPOSE:                         Acquisition

  MORTGAGE INTEREST RATE:               5.04% per annum

  INTEREST CALCULATION:                 30/360

  FIRST PAYMENT DATE:                   January 1, 2005

  AMORTIZATION TERM:                    Interest Only

  ANTICIPATED REPAYMENT DATE:           NAP(2)

  HYPERAMORTIZATION:                    NAP(2)

  MATURITY DATE:                        December 1, 2014

  MATURITY/ARD BALANCE:                 $113,400,000

  BORROWER:                             Laredo/MDN Limited Partnership

  SPONSORS:                             CBL & Associates Properties, Inc.

  PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                        years after securitization. Prepayment
                                        without penalty permitted three
                                        months prior to scheduled maturity
                                        date.

  UP-FRONT RESERVES:                    NAP(2)

  ONGOING RESERVES:                     Tax and Insurance Reserve(3)
                                        TI/LC Reserve(4)
                                        CapEx/Replacement Reserve(5)

  LOCKBOX:                              Hard

  MEZZANINE DEBT:                       NAP(2)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:         Single Asset

 PROPERTY TYPE:                  Regional Mall

 LOCATION:                       Laredo, Texas

 YEAR BUILT:                     1977, 1993

 YEAR RENOVATED:                 2004

 GROSS SQUARE FEET:              1,205,958 square feet

 COLLATERAL SQUARE FEET:         683,493 square feet

 OCCUPANCY/IN-LINE OCCUPANCY     87.9%/90.5%(6)

 OCCUPANCY DATE:                 September 30, 2004(6)

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            CBL & Associates Management, Inc.,
                                 an affiliate of the Borrower

 IN-LINE SALES PSF:              $379(7)

 IN-LINE COST OF OCCUPANCY       10.74%(8)

 U/W NCF:                        $12,605,888(9)

 U/W NCF DSCR:                   2.21x(9)

 APPRAISED VALUE:                $174,000,000

 APPRAISAL AS OF DATE:           November 1, 2004

 CUT-OFF DATE LTV RATIO:         65.2%

 MATURITY/ARD LTV RATIO:         65.2%
-------------------------------------------------------------------------------

(1)   Based on collateral square feet.

(2)   NAP means not applicable.

(3)   The Mall Del Norte Borrower is required to make monthly escrow deposits into a reserve account equal to one-twelfth of the annual real estate taxes and one-twelfth of the annual insurance premiums, but only if a
      Mall Del Norte Cash Management Event (as defined under "--Lockbox" below)
      has occurred.

(4)   Upon the occurrence and continuance of a Mall Del Norte Cash Management
      Event, the Mall Del Norte Borrower is required to make monthly escrow deposits into a reserve account for the estimated costs of tenant improvements and leasing commissions, up to an amount equal to two years of such required deposits.

(5)   Upon the occurrence and continuance of a Mall Del Norte Cash Management
      Event, the Mall Del Norte Borrower is required to make monthly escrow deposits into a reserve account for the estimated costs of capital improvements, up to an amount equal to two years of such required deposits.

(6)   The overall projected underwritten occupancy is 87.9% with in-line occupancy of 90.5%. As of the rent roll dated September 30, 2004, the property was 86.2% leased and 84.7% occupied, with 84.8% of the in-line space leased and 79.8% of the in-line tenants in occupancy.

(7)   In-line sales are based on comparable sales for in-line tenants less than
      10,000 square feet for the twelve month period ending August 31, 2004.

(8)   Based on the 12-month period ending August 31, 2003 of comparable sales for in-line tenants less than 10,000 square feet.

(9)   The U/W Net Cash Flow and U/W NCF DSCR are projected based on certain lease-up and rent increase assumptions. The in-place U/W Net Cash Flow of the Mall Del Norte Mortgaged Property was calculated to be $12,204,158.
      Based on that in-place U/W Net Cash Flow, the Mall Del Norte Mortgage
      Loan has an U/W NCF DSCR of 2.14x.

                                      S-83

------------------------------------------------------------------------------------------------------------------------------
                                     GROSS LEASABLE AREA (GLA) OVERVIEW OF MALL DEL NORTE
------------------------------------------------------------------------------------------------------------------------------
                                                 APPROXIMATE     AS % OF     APPROXIMATE        AS % OF
STORE(1)                                         SQUARE FEET      GLA(2)      BASE RENT      BASE RENT(2)     LEASE EXPIRATION
---------------------------------------------   -------------   ---------   -------------   --------------   -----------------

ANCHORS
Dillard's ...................................       153,673        12.7%     $         0          0.0%              NAP
Foley's .....................................       146,725        12.2          344,520          3.3            1/31/2012
Sears .......................................       125,758        10.4                0          0.0               NAP
JCPenney ....................................       122,716        10.2                0          0.0               NAP
Mervyn's ....................................        77,500         6.4          542,504          5.3            3/31/2015
Beall's .....................................        37,293         3.1          316,992          3.1            1/31/2014
                                                    -------       -----      -----------         ----
TOTAL ANCHOR SPACE ..........................       663,665        55.0%     $ 1,204,016         11.7
Non-Collateral Vacant In-Line Space .........        16,702         1.4                0          0.0
Former Montgomery Ward ......................        95,116         7.9                0          0.0
Joe Brand ...................................        29,413         2.4          260,011          2.5            3/31/2008
In Line Mall Space ..........................       359,373        29.8        8,500,722         82.4
Outparcels ..................................        41,689         3.5          347,970          3.4
                                                    -------       -----      -----------         ----
TOTAL GLA ...................................     1,205,958       100.0%     $10,312,719          100%
                                                  =========       =====      ===========         ====
------------------------------------------------------------------------------------------------------------------------------

(1)   JCPenney, Sears and Dillard's own their land and improvements and, therefore, their land and improvements are not the part of the collateral. The former Montgomery Ward space, the 16,702 square feet of non-collateral in-line space and the 8,500 square foot Olive Garden outparcel are also excluded from the collateral.

(2)   Total percentages may not reflect the exact sum of the information in the related column due to rounding.

-----------------------------------------------------------------------------------------------------------------------
                                               MAJOR TENANT INFORMATION
-----------------------------------------------------------------------------------------------------------------------
                                    APPROXIMATE       % TOTAL            % TOTAL                             LEASE
TENANT                              SQUARE FEET     SQUARE FEET     BASE REVENUES(1)     RATINGS(2)     EXPIRATION DATE
--------------------------------   -------------   -------------   ------------------   ------------   ----------------

Joe Brand ......................   29,413                2.4%              2.5%             NR            3/31/2008
Woolworths Triplex(3) ..........   22,847                1.9               1.3              NR            1/31/2008
Lane Bryant(4) .................   18,015                1.5               2.8              NR            1/31/2009
Gap/Gap Kids/ Gap Body .........   13,590                1.1               3.3              NR            1/31/2006
Luby's Cafeteria ...............   10,024                0.8               0.7              NR           12/31/2007
                                   ------                ---              ----
TOTAL ..........................   93,889                7.8%             10.7%
                                   ======                ===              ====
------------------------------------------------------------------------------------------------------------------------------

(1)   The percentages of total base revenues are based on projected underwritten base rental revenues. Based on the in-place underwritten base revenues, the base tenants' percentages of total base revenues total
      11.2%.

(2)   Credit ratings are by S&P and Moody's, respectively, and may reflect the rating of the tenant or a guarantor under the lease or reciprocal easement agreement. NR means not rated.

(3)   The tenant on the lease is FW Woolworth. The tenant has subleased the space to Kids Footlocker, Lady Footlocker and Burger King.

(4)   Lane Bryant subleased a portion of the space to New York and Company.

----------------------------------------------------------------------------------------------------------------
                                          LEASE EXPIRATION INFORMATION
----------------------------------------------------------------------------------------------------------------
                                                        CUMULATIVE     APPROXIMATE                    CUMULATIVE
                       APPROXIMATE         AS %         % OF TOTAL       EXPIRING        AS % OF         % OF
                         EXPIRING        OF TOTAL        IN-LINE           BASE        TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET     SQUARE FEET       REVENUES       REVENUES       REVENUES
-------------------   -------------   -------------   -------------   -------------   ------------   -----------

        2005              11,475            3.2%            3.2%       $  459,496          5.7%           5.7%
        2006              24,966            6.9            10.1%          838,612         10.4           16.1%
        2007              40,283           11.2            21.3%          858,382         10.7           26.8%
        2008              36,267           10.1            31.4%          567,113          7.0           33.8%
        2009              25,587            7.1            38.6%          577,147          7.2           41.0%
        2010              36,956           10.3            48.8%          971,242         12.1           53.0%
        2011              32,210            9.0            57.8%        1,069,986         13.3           66.3%
        2012              33,426            9.3            67.1%          963,781         12.0           78.3%
        2013              15,209            4.2            71.3%          330,566          4.1           82.4%
  2014 and beyond         48,258           13.4            84.8%        1,419,950         17.6          100.0%
       Vacant             54,736           15.2           100.0%               --           --
                          ------           ----                        ----------         ----
       TOTAL             359,373            100%                       $8,056,274          100%
                         =======           ====                        ==========         ====
----------------------------------------------------------------------------------------------------------------

     The following should be noted with respect to the table above:

     o    In-line square feet excludes 16,702 square feet of non-collateral space. The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

                                      S-84

     o    The table includes 20,496 square feet of projected lease up as vacant.
          The base revenues do not include the $444,448 of base rent currently projected for these leases.

     The Borrower and Sponsor. The Mall Del Norte Borrower is Laredo/MDN
Limited Partnership, a Texas limited partnership that is 100% directly and indirectly owned by CBL & Associates Limited Partnership, a Delaware limited partnership. Approximately 55% of CBL & Associates Limited Partnership is owned and controlled by CBL & Associates Properties, Inc. ("CBL"), a Delaware
corporation which is publicly traded. Approximately 15% of CBL & Associates
Limited Partnership is owned by various current and former executives of CBL &
Associates Limited Partnership. The remainder is owned by various other investors. CBL is headquartered in Chattanooga, Tennessee. CBL primarily owns regional malls that are the dominant retail facility in middle market areas.
CBL is also an active developer of new regional malls and community centers. As of June 30, 2004, CBL owned controlling interests in 61 regional malls, 24 associated centers (each adjacent to a regional shopping mall), 14 community centers and its corporate office building. In addition, CBL had non-controlling interests in five regional malls, one associated center and 42 community centers.

     The Mortgage Loan. The Mall Del Norte Mortgage Loan was originated on
November 24, 2004 and has a cut-off date principal balance of $113,400,000. The
Mall Del Norte Mortgage Loan is a ten-year loan with has a stated maturity date of December 1, 2014. The Mall Del Norte Mortgage Loan will accrue interest on an 30/360 Basis. Up to its stated maturity, in the absence of default, the Mall
Del Norte Mortgage Loan accrues interest at a fixed rate of 5.04% per annum. On the first day of each month during the term of the Mall Del Norte Mortgage
Loan, the Mall Del Norte Borrower is required to make payments of interest only calculated on the outstanding principal balance of the Mall Del Norte Mortgage
Loan.

     The Mall Del Norte Borrower is prohibited from voluntarily prepaying the
Mall Del Norte Mortgage Loan, in whole or in part, prior to September 1, 2014.
From and after September 1, 2014, the Mall Del Norte Borrower may prepay the
Mall Del Norte Mortgage Loan, in whole, without payment of any prepayment consideration.

     The Mall Del Norte Borrower may defease the Mall Del Norte Mortgage Loan, in whole on any due date after two years following the initial issuance of the series 2005-C1 certificates and prior to September 1, 2014, and, in connection therewith, obtain the release of the Mall Del Norte Mortgaged Property. A defeasance will be effected by the Mall Del Norte Borrower's pledging substitute collateral that consists of non-callable, United States Treasury obligations that produce payments which replicate the payment obligations of the Mall Del Norte Borrower under the Mall Del Norte Mortgage Loan and that are sufficient to pay off the Mall Del Norte Mortgage Loan in its entirety on the stated maturity date. The Mall Del Norte Borrower's right to defease the Mall
Del Norte Mortgage Loan is subject to S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C1 certificates by such rating agency.

     The Mortgaged Property. The Mall Del Norte Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Mall Del Norte
Mortgaged Property. The Mall Del Norte Mortgaged Property consists of a portion of the Mall Del Norte, which is an approximately 1,205,958 square foot regional mall located in Laredo, Texas, and anchored by six department stores. Three of the six department stores, Dillards, Sears and JCPenney, own their real property and, therefore, such real property is not part of the collateral for the Mall Del Norte Mortgage Loan. The other three department stores, Foley's,
Mervyn's and Beall's, lease their stores and pads from the Mall Del Norte
Borrower. The Mall Del Norte was developed in 1977 and 1993 and last renovated in 2004. The Mall Del Norte Mortgaged Property consists of 683,493 square feet.
As of September 30, 2004, occupancy at the Mall Del Norte Mortgaged Property was 84.7%. Overall projected occupancy is 87.9%, with in-line occupancy of
90.5%.

     Lockbox. The Mall Del Norte Borrower is required to cause the tenants to deposit all rents derived from the Mall Del Norte Mortgaged Property directly into a segregated lockbox account under the control of the related mortgagee;
provided that prior to the occurrence of and following the termination of a
Mall Del Norte Cash Management Event (as defined below), the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the Mall Del Norte Borrower. A "Mall Del Norte
Cash Management Event" is either: (i) an event of default; or (ii) a decline in the debt service coverage ratio for the Mall Del Norte Mortgage Loan, calculated in accordance with the related loan documents. Following the occurrence and during the continuance of a Mall Del Norte Cash Management
Event, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the Mall Del Norte Borrower, but will instead be swept on a daily basis to a cash management account under the sole control of the related mortgagee, until such Mall Del Norte Cash Management
Event terminates in accordance with the related loan agreement. During the existence of a Mall Del Norte Cash Management Event, provided that no event of default has occurred and is continuing, funds in the cash management account will be applied as follows: first, to the payment of the Mall Del Norte
Borrower's monthly real estate tax reserve obligation; second, to the payment of the Mall Del Norte Borrower's monthly

                                      S-85

insurance reserve obligation; third, to the deposit of the amount of any default rate interest and late charges to the debt service account; fourth, to the deposit of the monthly interest payment to the debt service account; fifth, to the payment of the Mall Del Norte Borrower's monthly tenant improvement and leasing commission reserve obligation; sixth, to the payment of the Mall Del
Norte Borrower's monthly capital expense reserve obligation; seventh, to the payment of any other amounts due and payable under the loan documents, including fees and expenses incurred in connection with the cash management account or lockbox account and eighth, provided no event of default is then existing, to pay any excess to the Mall Del Norte Borrower.

     Terrorism Coverage. The Mall Del Norte Borrower is required, in accordance with the related loan documents to maintain commercial property and business interruption insurance, which includes coverage against losses resulting from perils and acts of terrorism.

     Partial Release. The Mall Del Norte Borrower may obtain the release of a certain unimproved portion of the Mall Del Norte Mortgaged Property and convey such parcel to Dillard's upon the satisfaction of certain conditions set forth in the related loan documents. Such parcel was not assigned value in connection with the underwriting of the Mall Del Norte Mortgage Loan.

     Additional Collateral Letter of Credit. The Mall Del Norte Borrower
delivered a letter of credit in the aggregate face amount of $4,181,000 as additional collateral for the Mall Del Norte Mortgage Loan. Provided that no default exists under the Mall Del Norte Mortgage Loan, the face amount of the letter of credit will be reduced as the aggregate base rent (determined in accordance with the related loan documents) increases over $9,849,920 and will be released to the Mall Del Norte Borrower when such aggregate base rent equals or exceeds $10,311,290.

                                      S-86

-------------------------------------------------------------------------------
                  IV. THE WILSHIRE RODEO PLAZA MORTGAGE LOANS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

 AGGREGATE CUT-OFF DATE BALANCE:   $112,700,000(1)

 AGGREGATE LOAN PER SQUARE FOOT:   $425

 AGGREGATE % OF INITIAL MORTGAGE
  POOL BALANCE:                    7.4%

 SHADOW RATING (S&P/MOODY'S):      NAP(2)

 LOAN PURPOSE:                     Acquisition

 MORTGAGE INTEREST RATE:           5.275816% per annum

 INTEREST CALCULATION:             Actual/360

 FIRST PAYMENT DATE:               January 11, 2005

 AMORTIZATION TERM:                Interest Only

 ANTICIPATED REPAYMENT DATE:       NAP(2)

 HYPERAMORTIZATION:                NAP(2)

 MATURITY DATE:                    April 11, 2014

 AGGREGATE MATURITY/ARD BALANCE:   $112,700,000

 BORROWER:                         Wilshire Rodeo Fee, LLC

 SPONSOR:                          Broadway Real Estate Partners, LLC

 PREPAYMENT/DEFEASANCE:            Defeasance permitted beginning two
                                   years after securitization. Prepayment
                                   without penalty permitted three months
                                   prior to scheduled maturity date.

 UP-FRONT RESERVES:                Required Repair Reserve(3)
                                   UTA Rollover Reserve(4)
                                   Rent Abatement Reserve(5)
                                   Existing Lease Costs Reserve(6)

 ONGOING RESERVES:                 Tax and Insurance Reserve(7)
                                   Replacement Reserve(8)
                                   Rollover Reserve(9)
                                   ML/UBS Rollover Reserve(10)
                                   Lease Termination Reserve(11)

 LOCKBOX:                          Hard

 MEZZANINE DEBT:                   None currently. The sole member of the
                                   related borrower may incur mezzanine
                                   debt secured by a pledge of its entire
                                   membership interest in the related
                                   borrower, subject to satisfaction of certain
                                   criteria, including a combined
                                   loan-to-value ratio of no more than 85%
                                   and a combined debt service coverage
                                   ratio of at least 1.40x.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:             Single Asset

 PROPERTY TYPE:                      Class A Office/Retail(12)

 LOCATION:                           Beverly Hills, California

 YEAR BUILT:                         1935; 1984(12)

 YEAR RENOVATED:                     1987

 SQUARE FEET:                        265,000 square feet(12)

 OCCUPANCY:                          98.0%(13)

 OCCUPANCY DATE:                     December 8, 2004

 OWNERSHIP INTEREST:                 Fee

 PROPERTY MANAGEMENT:                Broadway Real Estate Services, LLC, an
                                     afffiliate of the Borrower

 U/W NCF:                            $9,614,481(14)

 U/W NCF DSCR:                       1.59x(15)

 AGGREGATE APPRAISED VALUE:          $155,400,000(16)

 APPRAISAL AS OF DATE:               November 10, 2004

 AGGREGATE CUT-OFF DATE LTV RATIO:   72.6%(17)

 AGGREGATE MATURITY/ARD LTV RATIO:   72.6%(17)
-------------------------------------------------------------------------------

(1)   The Wilshire Rodeo Plaza Mortgage Loans are comprised of two cross-defaulted mortgage loans, a $38,000,000 loan (the "Wilshire Rodeo
      Plaza Retail Loan") and a $74,700,000 loan (the "Wilshire Rodeo Plaza
      Office Loan"), both of which are secured by the entire Wilshire Rodeo
      Plaza Mortgaged Property by virtue of two separate deeds of trust that are equal and coordinate first liens on the entire Wilshire Rodeo Plaza
      Mortgaged Property. The Wilshire Rodeo Plaza Retail Loan and the Wilshire
      Rodeo Plaza Office Loan were made pursuant to separate loan agreements between the related mortgage loan seller (or an affiliate thereof) and the Wilshire Rodeo Plaza Borrower. Upon or following submission of the
      Wilshire Rodeo Mortgaged Property to a condominium form of ownership and satisfaction of certain conditions precedent set forth in the related loan agreements (including sale of the Wilshire Rodeo Plaza Retail Units
      (as defined below) to a third party), the lender has agreed to (a)
      partially release the lien of the subject deeds of trust and retain separate first liens on the Wilshire Rodeo Plaza Retail Units, to secure the Wilshire Rodeo Plaza Retail Loan, and on the Wilshire Rodeo Plaza
      Office/Garage Units (as defined below), to secure the Wilshire Rodeo
      Plaza Office Loan, and (b) cancel the cross default provisions.

(2)   NAP means not applicable.

(3)   Wilshire Rodeo Plaza Office Loan: At closing, the Wilshire Rodeo Plaza
      Borrower deposited $132,506 into a reserve account to pay for certain required repairs identified in the applicable loan agreement.

(4)   Wilshire Rodeo Plaza Office Loan: At closing, the Wilshire Rodeo Plaza
      Borrower deposited $3,200,000 into a reserve account which, together with any lease termination payment paid with respect to the United Talent
      Agency, Inc. lease (the "UTA Lease"), is to be used for tenant improvement and leasing commission obligations incurred in connection with the re-leasing of the United Talent Agency, Inc. space. Amounts on deposit in such reserve in excess of $3,200,000 may be applied to cover any shortfall of proceeds available for distribution in the lockbox account and the amount of debt service, reserve deposits and other amounts then required to be paid under the related loan documents. The maximum required balance of such reserve is $5,700,000, and as of any monthly payment date, the lender will deposit the lesser of (i) $180,000 and (ii) the positive difference between the actual balance of such reserve and $5,700,000 in to the lockbox account for distribution in accordance with the related loan documents. See "--The Wilshire Rodeo
      Plaza Mortgage Loans--Lockbox" below.

(5)   Wilshire Rodeo Plaza Office Loan: At closing, the Wilshire Rodeo Plaza
      Borrower deposited $1,223,147 into a reserve account to be disbursed to the Wilshire Rodeo Plaza Property Account (defined below) on the monthly payment dates occurring in the following months, in the amount indicated

                                      S-87

      for each such month: (a) from and after March 2005 through and including
      September 2005: $109,843; (b) November 2005: $360,140; (c) January 2005:
      $17,732; (d) January 2006: $18,239; (e) January 2007: $18,809; (f) January
      2008: $19,379; and (g) January 2009: $19,949.

(6)   Wilshire Rodeo Plaza Office Loan: At closing, the Wilshire Rodeo Plaza
      Borrower deposited $464,806 into a reserve account to be applied to certain pre-existing tenant improvement and leasing commission obligations with respect to the Wilshire Rodeo Plaza Office/Garage Units.

(7)   Wilshire Rodeo Plaza Office Loan & Wilshire Rodeo Plaza Retail Loan: The
      Wilshire Rodeo Plaza Borrower is required to make monthly escrow deposits into a reserve account equal to one-twelfth of the estimated annual real estate taxes and insurance premiums with respect to the Wilshire Rodeo
      Plaza Mortgaged Property.

(8)   Wilshire Rodeo Plaza Office Loan & Wilshire Rodeo Plaza Retail Loan: The
      Wilshire Rodeo Plaza Borrower is required to make monthly deposits into a reserve in the amount of $3,739.74 with respect to the Wilshire Rodeo
      Plaza Office Loan and $1,024.26 with respect to the Wilshire Rodeo Plaza
      Retail Loan, in each case for replacements and repairs required to be made to the Wilshire Rodeo Plaza Mortgaged Property.

(9)   Wilshire Rodeo Plaza Retail Loan: The Wilshire Rodeo Plaza Borrower is
      required to make monthly deposits into a reserve account in the amount of
      (a) on each monthly payment date from and after March 2010 through and including the August 2011, $34,239, and (b) on each monthly payment date from and after May 2012 through and including October 2013, $34,632, which amounts, together with any lease termination payments paid with respect to the Wilshire Rodeo Retail Units, are to be held by lender for tenant improvement and leasing commission obligations incurred in connection with the re-leasing of such space.

(10)  Wilshire Rodeo Plaza Office Loan: Deposits are required to be made into a reserve account (the "ML/UBS Reserve") as follows: (i) on each monthly payment date from and after January 2014, all excess cash flow remaining in the Wilshire Rodeo Plaza Property Account after the payment of debt service and reserves with respect to the Wilshire Rodeo Plaza Office Loan and certain expenses with respect to the property, but only if the
      Wilshire Rodeo Plaza Borrower does not renew the existing leases of the property with Merrill Lynch (the "Merrill Lynch Lease") and UBS Financial
      Services, Inc. (the "UBS Lease") for a term of at least five years beyond the stated maturity date and otherwise in accordance with the Wilshire
      Rodeo Plaza Office Loan Agreement; and (ii) all lease termination payments, if any, paid with respect to the Merrill Lynch Lease or the UBS
      Lease. All such amounts are to be applied to the payment of tenant improvement and leasing commission obligations incurred in connection with the re-leasing of the space covered by the Merrill Lynch Lease and the UBS Lease.

(11)  Wilshire Rodeo Plaza Office Loan: The Wilshire Rodeo Plaza Borrower is
      required to deposit into a reserve all lease termination payments (other than lease termination payments related to the UTA Lease, the Merrill
      Lynch Lease or the UBS Lease), which amounts will be held by lender for tenant improvement and leasing commission obligations incurred in connection with the re-leasing of space at the Wilshire Rodeo Plaza
      Mortgaged Property (prior to the termination of the related cross-default provisions) or the Wilshire Rodeo Plaza Office/Garage Units (subsequent to the termination of the related cross-default provisions).

(12)  The Wilshire Rodeo Plaza Mortgaged Property consists of two buildings: an approximately 178,603 square foot building located on the southwest corner of Wilshire Avenue and Rodeo Drive, which building was built in
      1935 and renovated in 1987 (the "Wilshire Building"); and an approximately 86,397 square foot building located on the west side of
      Rodeo Drive and adjacent to the Wilshire Building, which building was built in 1984 (the "Rodeo Building"). The Wilshire Rodeo Plaza Mortgaged
      Property also includes a four-level underground parking garage with 484 spaces.

(13)  Weighted average occupancy based on the respective amounts of the
      Wilshire Rodeo Plaza Office Loan and the Wilshire Rodeo Plaza Retail Loan
      and based on occupancy at the Wilshire Rodeo Plaza Mortgaged Property of
      97.0% for the office portion and 100.0% for the retail portion.
      Occupancy, based on aggregate square footage leased at the Wilshire Rodeo
      Plaza Mortgaged Property, was 97.6%.

(14)  Aggregate U/W NCF, which is comprised of $6,685,245 U/W NCF for the office portion of the Wilshire Rodeo Plaza Mortgaged Property and
      $2,929,235 for the retail portion of the Wilshire Rodeo Plaza Mortgaged
      Property.

(15)  Based on U/W NCF as noted in footnote (14) above.

(16)  Aggregate appraised value assuming conversion of the Wilshire Rodeo Plaza
      Mortgaged Property to commercial condominium units comprised of office/garage units and retail units, as described under "--Subordination to Condominium Declaration; Partial Release and Termination of
      Cross-Default" below. The appraised value is comprised of $101,100,000 for the combined office/garage condominium units and $54,300,000 for the combined retail condominium units.

(17)  Weighted average based on the appraised values as noted in footnote (16)
      above and the respective amounts of the Wilshire Rodeo Plaza Office Loan and the Wilshire Rodeo Plaza Retail Loan.

------------------------------------------------------------------------------------------------------------------
                                     THE WILSHIRE RODEO PLAZA MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------
                              SQUARE                       U/W NCF         LOAN           APPRAISED       CUT-OFF
MORTGAGE LOAN                  FEET          OCCUPANCY       DSCR         AMOUNT            VALUE         DATE LTV
----------------------   ----------------   -----------   ---------   --------------   ---------------   ---------

Wilshire Rodeo Plaza
 Office Loan .........        208,145           97.0%        1.67x     $ 74,700,000     $101,100,000        73.9%
Wilshire Rodeo Plaza
 Retail Loan .........         56,855          100.0         1.44x       38,000,000       54,300,000        70.0%
                              -------          -----         ----      ------------     ------------        ----
TOTAL(1) .............        265,000(2)        98.0%        1.59x     $112,700,000     $155,400,000        72.6%
                              =========        =====         ====      ============     ============        ====
------------------------------------------------------------------------------------------------------------------

(1)   Total occupancy, total U/W NCF DSCR and total Cut-off Date LTV are weighted averages based on the respective amounts of the Wilshire Rodeo
      Plaza Office Loan and the Wilshire Rodeo Plaza Retail Loan.

(2)   Includes 17,418 square feet of storage space.

                                      S-88

---------------------------------------------------------------------------------------------------------------------------
                                             MAJOR OFFICE TENANTS INFORMATION
---------------------------------------------------------------------------------------------------------------------------
                                                        % TOTAL                                                 LEASE
                                          APPROXIMATE    SQUARE   % TOTAL BASE      RENT                     EXPIRATION
TENANT(1)                                 SQUARE FEET   FEET(2)    REVENUES(3)     PSF(4)    RATINGS(5)         DATE
---------------------------------------- ------------- --------- -------------- ----------- ------------ ------------------

UBS Financial Services, Inc.(6) ........     71,295       34.3%        39.8%      $41.40       AA+/Aa2         2/7/2015
United Talent Agency, Inc.(7) ..........     62,561       30.1         32.4       $43.14         NR           2/28/2011(8)
Merrill Lynch(9) .......................     37,014       17.8         15.7       $26.26       A+/Aa3         2/28/2015
                                             ------       ----         ----
TOTAL ..................................    170,870       82.2%        87.9%
                                            =======       ====         ====
---------------------------------------------------------------------------------------------------------------------------

(1)   The three major office tenants are ranked by approximate square feet.

(2)   The percentages of total square feet are based on the aggregate total square feet of the office space.

(3)   The percentages of total base revenues are based on the underwritten base rental revenues for the office space.

(4)   Based on in-place base rent of the office space.

(5)   Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(6)   Tenant has one time termination right effective as of one day prior to commencement of the ninth year of the lease term; provided that the landlord receives (i) written notice together with payment of 50% of required termination payment at least 15 months prior to effective date of termination and (ii) balance of the termination payment three months prior to the effective date of termination. Total termination payment is
      $5,090,925.35.

(7)   Tenant has one time termination right effective as of one day prior to commencement of the sixth year of the lease term; provided that the landlord receives (i) written notice together with payment of 50% of required termination payment at least 12 months prior to effective date of termination and (ii) balance of the termination payment three months prior to the effective date of termination. Total termination payment is
      $3,652,096.36.

(8)   1,911 square feet of United Talent Agency, Inc.'s space expires February
      28, 2006.

(9)   Tenant has one time right to terminate the lease effective as of February
      29, 2012 provided certain conditions precedent are satisfied, including payment of a termination payment of $1,280,506.

--------------------------------------------------------------------------------------------------------------------
                                             RETAIL TENANTS INFORMATION
--------------------------------------------------------------------------------------------------------------------
                                              % TOTAL                                                      LEASE
                             APPROXIMATE       SQUARE     % TOTAL BASE        RENT                       EXPIRATION
TENANT(1)                    SQUARE FEET      FEET(2)      REVENUES(3)       PSF(4)      RATINGS(5)         DATE
------------------------   ---------------   ---------   --------------   -----------   ------------   -------------

Niketown ...............        34,090(6)       60.0%          45.4%        $42.85         A/A2          8/31/2011
St. John Knits .........        11,988          21.1           33.4         $89.48          NR          10/14/2013
Burberry ...............        10,777(7)       19.0           21.2         $63.31          NR           9/30/2016
                                --------       -----          -----
TOTAL ..................        56,855         100.0%         100.0%
                                ========       =====          =====
--------------------------------------------------------------------------------------------------------------------

(1)   The three retail tenants are ranked by approximate square feet.

(2)   The percentages of total square feet are based on the total square feet of the retail space.

(3)   The percentages of total base revenues are based on the underwritten base rental revenues for the retail space.

(4)   Based on in-place base rent of the retail space.

(5)   Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (regardless of whether or not it is obligated under the related lease) if the tenant company is not rated. NR means not rated.

(6)   Niketown's square footage includes 15,238 square feet of storage space.

(7)   Burberry also has 250 square feet of storage space in the office portion.

--------------------------------------------------------------------------------------------------------------------
                                       LEASE EXPIRATION INFORMATION -- OFFICE
--------------------------------------------------------------------------------------------------------------------
                                                       CUMULATIVE                                       CUMULATIVE %
                       APPROXIMATE       AS % OF       % OF TOTAL      APPROXIMATE        AS % OF            OF
                         EXPIRING         TOTAL          SQUARE       EXPIRING BASE      TOTAL BASE      TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET        FEET         REVENUES(1)      REVENUES(1)       REVENUES
-------------------   -------------   -------------   ------------   ---------------   -------------   -------------

        2005                   0            0.0%            0.0%        $        0           0.0%            0.0%
        2006              17,386            8.4             8.4%           630,941           7.3             7.3%
        2007                   0            0.0             8.4%                 0           0.0             7.3%
        2008                   0            0.0             8.4%                 0           0.0             7.3%
        2009                   0            0.0             8.4%                 0           0.0             7.3%
        2010               6,651            3.2            11.5%           259,056           3.0            10.4%
        2011              60,650           29.1            40.7%         2,710,370          31.6            41.9%
        2012               6,333            3.0            43.7%           218,868           2.5            44.5%
        2013                   0            0.0            43.7%                 0           0.0            44.5%
        2014                   0            0.0            43.7%                 0           0.0            44.5%
  2015 and beyond        110,888           53.3            97.0%         4,771,412          55.5           100.0%
       Vacant              6,237            3.0           100.0%                --            --
                         -------          -----                         ----------         -----
       TOTAL             208,145          100.0%                        $8,590,649         100.0%
--------------------------------------------------------------------------------------------------------------------

(1)  Based on total underwritten base rental revenues of the office space.

                                      S-89

----------------------------------------------------------------------------------------------------------
                                  LEASE EXPIRATION INFORMATION -- RETAIL
----------------------------------------------------------------------------------------------------------
                                                                                                CUMULATIVE
                       APPROXIMATE       AS %      CUMULATIVE %    APPROXIMATE      AS % OF        % OF
                         EXPIRING      OF TOTAL      OF TOTAL     EXPIRING BASE    TOTAL BASE   TOTAL BASE
         YEAR          SQUARE FEET   SQUARE FEET    SQUARE FEET    REVENUES(1)    REVENUES(1)    REVENUES
--------------------- ------------- ------------- -------------- --------------- ------------- -----------

  2005 through 2010            0          0.0%           0.0%       $        0         0.0%         0.0%
         2011             34,090         60.0           60.0%        1,460,853        45.4         45.4%
         2012                  0          0.0           60.0%                0         0.0         45.4%
         2013             11,988         21.1           81.0%        1,072,686        33.4         78.8%
         2014                  0          0.0           81.0%                0         0.0         78.8%
    2015 & beyond         10,777         19.0          100.0%          682,275        21.2        100.0%
        Vacant                 0          0.0          100.0%               --          --
                          ------        -----                       ----------       -----
        TOTAL             56,855        100.0%                      $3,215,814       100.0%
----------------------------------------------------------------------------------------------------------

(1)  Based on underwritten base rental revenues of the retail space.

The Borrower and Sponsor. The Wilshire Rodeo Plaza Borrower is Wilshire Rodeo
Fee, LLC, a Delaware limited liability company. The sponsor of the Wilshire
Rodeo Plaza Borrower is Broadway Real Estate Partners, LLC, a private real estate investment and management firm headquartered in New York and a beneficial owner of the Wilshire Rodeo Plaza Borrower. Broadway Real Estate
Partners, LLC, invests in office properties in select markets nationwide. Since
2000, Broadway Real Estate Partners, LLC has purchased approximately 4.2 million square feet of office space with a value in excess of $1 billion. The firm currently owns assets in New York, Connecticut, Washington DC,
Pennsylvania, Florida, Michigan and California. An affiliate of the related mortgage loan seller, LB Wilshire Rodeo LLC, owns approximately 62% of the ownership interests in Broadway Wilshire Rodeo Investors LLC, which is the managing member of and owner of approximately 49% of the ownership interests in
Broadway Wilshire Rodeo Holdings LLC, the owner of 100% of the direct and indirect equity interests in the Wilshire Rodeo Plaza Borrower. Although LB
Wilshire Rodeo LLC holds a non-managing membership interest, it has consent rights with respect to certain major decisions, including, but not limited to, approving budgets, major capital expenditures, major lease commitments, and decisions to sell the property and also has the right, in the event of the managing member's termination for fraud or gross negligence, to approve, along with the other non-managing member of Broadway Wilshire Rodeo Investors LLC, a replacement managing member.

The Mortgage Loans. The Wilshire Rodeo Plaza Mortgage Loans were originated on
December 9, 2004 and have an aggregate cut-off date principal balance of
$112,700,000. The Wilshire Rodeo Plaza Mortgage Loans are comprised of two separate, but cross-defaulted loans, a $38,000,000 loan (the "Wilshire Rodeo
Plaza Retail Loan") and a $74,700,000 loan (the "Wilshire Rodeo Plaza Office
Loan"), to the Wilshire Rodeo Plaza Borrower, both of which loans are evidenced by separate loan agreements (the "Wilshire Rodeo Plaza Retail Loan Agreement"
and the "Wilshire Rodeo Plaza Office Loan Agreement," respectively)and secured by the entire Wilshire Rodeo Plaza Mortgaged Property pursuant to two separate first priority deeds of trust (the "Wilshire Rodeo Plaza Retail Loan Mortgage"
and the "Wilshire Rodeo Plaza Office Loan Mortgage," respectively) that are equal and coordinate in lien. Each Wilshire Rodeo Plaza Mortgage Loan has a stated maturity date of April 11, 2014, and accrues interest on an Actual/360
Basis. Up to its stated maturity, in the absence of default, each Wilshire
Rodeo Plaza Mortgage Loan will accrue interest at a fixed rate of 5.275816% per annum. On the eleventh day of each month during the related loan term, the
Wilshire Rodeo Plaza Borrower is required to make payments of interest only calculated on the outstanding principal balance of each Wilshire Rodeo Plaza
Mortgage Loan.

The Wilshire Rodeo Plaza Borrower is prohibited from voluntarily prepaying the
Wilshire Rodeo Plaza Mortgage Loans, in whole or in part, prior to January 11,
2014. From and after January 11, 2014, the Wilshire Rodeo Plaza Borrower may
prepay either or both of the Wilshire Rodeo Plaza Mortgage Loans, in whole only, without payment of any prepayment consideration.

The Wilshire Plaza Rodeo Borrower may defease either (or both) of the Wilshire
Rodeo Plaza Mortgage Loans, in whole only, at any time after two years following the initial issuance of the series 2005-C1 certificates, and by doing so obtain the release of the Wilshire Rodeo Mortgaged Property or so much there of as then secures the applicable Wilshire Rodeo Mortgage Loan. See, however,
"--Significant Underlying Mortgage Loans--The Wilshire Rodeo Plaza Mortgage
Loans--Subordination to Condominium Declaration; Partial Release and
Termination of Cross-Default" below. A defeasance will be effected by the
Wilshire Rodeo Plaza Borrower's pledging substitute collateral that consists of non-callable, fixed rate obligations of the United States of America, as amended, or other "government securities" approved by Moody's and S&P, that produce payments which replicate the payment obligations of the Wilshire Rodeo
Plaza Borrower under the applicable Wilshire Rodeo Plaza Mortgage Loan and that are sufficient to pay off that mortgage loan in its entirety on the payment date which is three months prior to the related stated maturity date. The
Wilshire Rodeo Plaza Borrower's right to defease each Wilshire Rodeo Plaza
Mortgage Loan is subject, in each case, to S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C1 certificates by such rating agency.

                                      S-90

The Mortgaged Property. The Wilshire Rodeo Plaza Mortgage Loans are secured by first priority, pari passu mortgage liens on the fee simple interest in the
Wilshire Rodeo Plaza Mortgaged Property, an office and retail property with
265,000 square feet of net rentable area located at the southwest corner of
Wilshire Boulevard and Rodeo Drive in Beverly Hills, California. See, however,
"--Significant Underlying Mortgage Loans--The Wilshire Rodeo Plaza Mortgage
Loans--Subordination to Condominium Declaration; Partial Release and
Termination of Cross-Default" below. The Wilshire Rodeo Plaza Mortgaged
Property is comprised of two buildings: the five-story Wilshire Building, which was built in 1935, renovated in 1987 and fronts on Wilshire Boulevard; and the three-story Rodeo Building, which was built in 1984 and is located on the west side of Rodeo Drive. The Wilshire Rodeo Plaza Mortgaged Property also includes a 484-space, four-level below-grade parking garage predominately located under the Rodeo Building. As of December 8, 2004, based on square footage leased, the
Wilshire Rodeo Plaza Mortgaged Property was 97.6% leased to approximately 12 tenants made up of nine office tenants including UBS Financial Services, Inc.,
Merrill Lynch and United Talent Agency, Inc. and three nationally recognized retailers, Niketown, St. John's Knits and Burberry.

Lockbox. The Wilshire Rodeo Plaza Borrower is required to deposit all income from the Wilshire Rodeo Plaza Office/Garage Units and the Wilshire Rodeo Plaza
Retail Units, respectively, into segregated lockbox accounts established pursuant to the Wilshire Rodeo Plaza Office Loan Agreement and the Wilshire
Rodeo Plaza Retail Loan Agreement (each, a "Wilshire Rodeo Plaza Lockbox
Account") that have been pledged to the holder of each of the Wilshire Rodeo
Plaza Mortgage Loans. All amounts in each Wilshire Rodeo Plaza Lockbox Account are required to be transferred each business day to other segregated accounts
(each, a "Wilshire Rodeo Plaza Property Account") established for each loan that have also been pledged to the holder of the Wilshire Rodeo Mortgage Loans.
Provided that no default beyond applicable cure periods shall exist with respect to a Wilshire Rodeo Plaza Mortgage Loan (a "Wilshire Rodeo Plaza
Mortgage Loan Default"), all amounts in the Wilshire Rodeo Plaza Property
Account applicable to each of the Wilshire Rodeo Plaza Office Loan and the
Wilshire Rodeo Plaza Retail Loan are to be applied on each monthly payment date in the following order of priority: first, to the payment of required monthly real estate tax reserves, second, to the payment of required monthly insurance premium reserves, third, to the payment of monthly debt service with respect to the Wilshire Rodeo Plaza Mortgage Loans, fourth, to the payment of other on-going reserve (other than the ML/UBS Reserve) payments then due and payable with respect to the related loan, fifth, to the payment of late fees and interest accruing at the default rate, sixth, the fees and expenses of the bank holding the Wilshire Rodeo Plaza Property Account, seventh, with respect to the
Wilshire Rodeo Plaza Office Loan, to the payment of the required deposits, if any, to the ML/UBS Reserve, eighth, following the occurrence of an "event of default" under any permitted mezzanine debt or other event permitting the mezzanine lender to block the mezzanine borrower's right to receive excess cash flow from the property (a "Wilshire Rodeo Plaza Mezzanine Debt Cash Trap
Event"), to the payment of reserves established for the payment of operating and extraordinary expenses with respect to the related mortgaged real property, ninth, to the payment of monthly debt service payable with respect to any permitted mezzanine debt, and tenth, with respect to all remaining sums in the
Wilshire Rodeo Plaza Property Account after payment of items first through ninth above, to the holder of any permitted mezzanine debt, if a Wilshire Rodeo
Plaza Mezzanine Debt Cash Trap Event exists, and otherwise to the borrower. If a Wilshire Rodeo Plaza Mortgage Loan Default exists, the holder of the Wilshire
Rodeo Plaza Mortgage Loans may apply amounts in the applicable Wilshire Rodeo
Plaza Property Account to the payment of amounts due with respect to the applicable Wilshire Rodeo Plaza Mortgage Loan in such order of priority as such holder may determine.

Terrorism Coverage. The Wilshire Rodeo Plaza Borrower is required to maintain insurance against certain specified acts of terrorism with coverage amounts of not less than 100% of the actual replacement value of the Wilshire Rodeo Plaza
Mortgaged Property (exclusive of footings, underground utilities, excavations and foundations); provided, that the Wilshire Rodeo Plaza Borrower is not required to spend more than $120,000 in any fiscal year on insurance premiums for terrorism insurance. If the premium for the required amount of such insurance exceeds that maximum premium amount, then the Wilshire Rodeo Plaza
Borrower is required to purchase the maximum amount of terrorism insurance available for funds equal to that maximum premium amount.

Subordination to Condominium Declaration; Partial Release and Termination of
Cross-Default. The holder of the Wilshire Rodeo Plaza Mortgage Loans is obligated to subordinate the lien of the Wilshire Rodeo Plaza Mortgages to pre-approved forms of condominium documents (the "Wilshire Rodeo Plaza
Condominium Documents"), subject to satisfaction of certain conditions precedent, including: (i) the absence of any default under the Wilshire Rodeo
Plaza Mortgage Loans; (ii) each Wilshire Rodeo Plaza Condominium Document and the ownership, sale, transfer, conveyance, financing, leasing, use and operation of each Wilshire Rodeo Plaza Condominium by separate owners thereof complies with all applicable laws; (iii) the delivery of certain endorsements to the lender's title insurance policies; (iv) each separate unit of the condominium constitutes one or more separate tax lots and does not constitute a portion of any other tax lot; (v) the principal amount of the Wilshire Rodeo
Plaza Retail Loan does not exceed 125% of the aggregate fair market value of the Wilshire Rodeo Plaza

                                      S-91

Retail Units (hereinafter defined) and the principal amount of the Wilshire
Rodeo Plaza Office Loan does not exceed 125% of the aggregate fair market value of the Wilshire Rodeo Plaza Office/Garage Units (as defined below), based on appraisal(s) delivered to the lender dated as of a date no earlier than 90 days prior to the recordation of the Wilshire Rodeo Plaza Condominium Documents;
(vi) such subordination does not constitute a prohibited transaction for or a contribution after the start up day to a "REMIC trust" which owns the Wilshire
Rodeo Plaza Mortgage Loans and will not disqualify such REMIC trust as a "real estate mortgage investment conduit" within the meaning of the Internal Revenue
Code, and each Wilshire Rodeo Plaza Mortgage Loan continues to constitute a
"qualified mortgage" within the meaning of Sections 860D and 860G(a)(3) of the
Internal Revenue Code; and (vii) all of the foregoing conditions are satisfied on or before December 9, 2006. The pre-approved forms of Wilshire Rodeo Plaza
Condominium Documents may be modified to the extent required to obtain necessary governmental approvals thereto, provided that such modifications do not and will not (i) materially change the size, layout or configuration of any condominium unit, (ii) materially change the description or designation of the common areas set forth in the Wilshire Rodeo Plaza Condominium Documents, (iii)
materially reduce the rights and benefits afforded to any condominium owner or its mortgagees, (iv) materially increase the obligations and liabilities of any condominium owner or its mortgagees, (v) materially and adversely effect the use, operation, net cash flow or value of any condominium unit, or (vi)
materially and adversely effect the lien of either Wilshire Rodeo Plaza
Mortgage or the enforcement thereof.

Upon submission of the Wilshire Rodeo Plaza Mortgaged Property to a condominium form of ownership, the Wilshire Rodeo Plaza Borrower is entitled to (a) a partial release of the Wilshire Rodeo Plaza Retail Loan Mortgage and the
Wilshire Rodeo Plaza Office Loan Mortgage, such that the Wilshire Rodeo Plaza
Retail Loan Mortgage will encumber, and the Wilshire Rodeo Plaza Retail Loan will be secured by only the retail space in the Wilshire Building (the
"Wilshire Rodeo Plaza Retail Units"), and the Wilshire Rodeo Plaza Office Loan
Mortgage will encumber, and the Wilshire Rodeo Plaza Office Loan will be secured by, only the remainder of the Wilshire Rodeo Plaza Mortgaged Property
(the "Wilshire Rodeo Plaza Office/Garage Units") and (b) a cancellation of the cross-default provisions of the loan documents, subject to satisfaction of certain conditions precedent, including: (i) the absence of a default under the
Wilshire Rodeo Plaza Mortgage Loans; (ii) simultaneously with the release, the
Wilshire Rodeo Plaza Retail Units have been acquired by an unaffiliated third party; (iii) the pro forma net operating income of the Wilshire Rodeo Plaza
Retail Units is at least $2,700,000; (iv) the principal amount of the Wilshire
Rodeo Plaza Retail Loan does not exceed 125% of the fair market value of the
Wilshire Rodeo Plaza Retail Units and the principal amount of the Wilshire
Rodeo Plaza Office Loan does not exceed 125% of the fair market value of the
Wilshire Rodeo Plaza Office/Garage Units, based on appraisal(s) delivered to lender dated no earlier than 90 days prior to the date of the release; (v) the delivery of certain endorsements to the lender's title insurance policy; and
(vii) the release will not constitute a prohibited transaction for or a contribution after the start up day to a "REMIC trust" which owns the Wilshire
Rodeo Plaza Mortgage Loans and will not disqualify such REMIC trust as a "real estate mortgage investment conduit" within the meaning of Section 860D of the
Internal Revenue Code, and each Wilshire Rodeo Plaza Mortgage Loan will continue to constitute a "qualified mortgage" within the meaning of Sections
860D and 860G(a)(3) of the Internal Revenue Code.

Mezzanine Financing. The sole member of the Wilshire Rodeo Plaza Borrower may obtain mezzanine debt secured by a pledge of its entire membership interest in the Wilshire Rodeo Plaza Borrower, provided that each of the following conditions, among others, has been satisfied: (a) no default exists under the
Wilshire Rodeo Plaza Mortgage Loan; (b) the combined loan-to-value ratio of the
Wilshire Rodeo Plaza Office Loan and/or the Wilshire Rodeo Plaza Retail Loan,
and the mezzanine debt does not exceed 85%, as computed by the mortgage lender in its reasonable judgment or, at the related borrower's request, pursuant to a new appraisal or an appraisal updated from the one provided in connection with the closing of the Wilshire Rodeo Plaza Mortgage Loans, paid for by the related borrower and otherwise reasonably satisfactory to the mortgage lender in all respects; (c) the combined debt service coverage ratio for the Wilshire Rodeo
Plaza Office Loan and/or the Wilshire Rodeo Plaza Retail Loan, and the
mezzanine debt is not less than 1.40x; (d) the mezzanine lender is a "qualified transferee," as such term is defined in the form of intercreditor agreement then-approved by S&P and Moody's and otherwise reasonably acceptable to the mortgage lender in all respects; (e) the mezzanine lender executes and delivers to the mortgage lender an intercreditor agreement in the form then-approved by
S&P and Moody's and otherwise reasonably acceptable to the mortgage lender; (f)
the mezzanine debt is subject and subordinate in all respects to the mortgage debt and does not create a lien on the mortgaged property or any collateral for the mortgage loan; and (g) S&P and Moody's have confirmed that the mezzanine debt would not, in and of itself, result in a downgrade, qualification or withdrawal of the ratings then assigned or to be assigned to the series 2005-C1 certificates.

                                      S-92

-------------------------------------------------------------------------------
                      V. THE LEMBI PORTFOLIO MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:                 $95,000,000

 LOAN PER UNIT(4):                     $217,391

 % OF INITIAL MORTGAGE POOL BALANCE:   6.2%

 SHADOW RATING (S&P/MOODY'S):          NAP(1)

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               6.08% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   January 11, 2005

 AMORTIZATION TERM:                    Interest only

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        December 11, 2009

 MATURITY/ARD BALANCE:                 $95,000,000

 BORROWERS:                            950 II DE, LLC
                                       FEL Properties II DE, LLC
                                       FEL-WRL Properties II DE, LLC
                                       LSL Property Holdings II DE, LLC
                                       LSL Property Holdings IV DE, LLC

 SPONSORS:                             Frank E. Lembi, Walter R. Lembi, Billie
                                       Z. Salevouris, the Olga Lembi Residual
                                       Trust

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two years
                                       after securitization. Prepayment without
                                       penalty permitted three months prior to
                                       Maturity Date.

 UP-FRONT RESERVES:                    NAP(1)

                                       Tax and Insurance Reserve(2)
 ONGOING RESERVES:                     CapEx/Replacement Reserve

 LOCKBOX:                              Hard(3)

 MEZZANINE DEBT:                       $ 5,000,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:   Portfolio

 PROPERTY TYPE:            Multi-Family(4)

 LOCATION:                 San Francisco, California(5)

 YEAR BUILT:               Various

 YEAR RENOVATED:           Various

 UNITS:                    437 units(6)

 OCCUPANCY:                95.2%(7)

 OCCUPANCY DATE:           December 6, 2004

 OWNERSHIP INTEREST:       Fee

 PROPERTY MANAGEMENT:      Self-managed by Borrowers

 U/W NCF:                  $7,030,930

 U/W NCF DSCR:             1.20x

 APPRAISED VALUE:          $120,300,000

 APPRAISAL AS OF DATE:     November 19, 2004

 CUT-OFF DATE LTV RATIO:   79.5%

 MATURITY/ARD LTV RATIO:   79.5%
-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   The Lembi Portfolio Borrower is required to make monthly escrow deposits into a reserve account equal to one-twelfth of estimated annual real estate taxes and insurance premiums.

(3)   Multifamily and commercial property rents are collected by the related borrower and deposited into a lockbox account pledged to the lender.

(4)   One of the Lembi Portfolio Mortgaged Properties is a commercial property.

(5)   With one exception, all of the Lembi Portfolio Mortgaged Properties are
      located in the City and County of San Francisco. A small retail building included within the portfolio is located in Burlingame, a suburb of San
      Francisco located south of the City in San Mateo County.

(6)   Includes commercial units.

(7)   Calculated as a weighted average based on allocated balance of the Lembi
      Portfolio Mortgage Loan and includes commercial units.

                                      S-93

     The Borrowers and Sponsors. The Lembi Portfolio Borrower, collectively, consists of: 950 II DE, LLC; FEL Properties II DE, LLC; FEL-WRL Properties II
DE, LLC; LSL Property Holdings II DE, LLC; and LSL Property Holdings IV DE,
LLC, each of which is a single-purpose Delaware limited liability company. The
Lembi Portfolio Borrower is owned and sponsored by one or more of the following individuals and/or trusts: Frank Lembi (an individual); Frank Lembi (as Trustee of the Frank E. Lembi Survivor's Trust, U/T/A dated February 17, 1984, as restated on June 30, 1999); Frank Lembi (as Trustee for the Olga Lembi Residual
Trust, created under the provisions of Part Three of the Lembi Family Revocable
Trust dated February 17, 1984); Walter Lembi (an individual); Walter Lembi (as
Trustee of the Walter and Linda Lembi Family Trust dated June 30, 2004); Billie
Salevouris (an individual); and Billie Salevouris (as Trustee for the Billie
Salevouris Revocable Trust dated August 25, 1983, as restated on April 24,
2002). A non-consolidation opinion with respect to the Lembi Portfolio Borrower and the related sponsors was not obtained at origination of the Lembi Portfolio
Mortgage Loan.

     The Mortgage Loan. The Lembi Portfolio Mortgage Loan is comprised of five
(5) mortgage loans, all of which is collectively defined herein as the "Lembi
Portfolio Mortgage Loan". The Lembi Portfolio Mortgage Loan was originated on
December 10, 2004 and has a cut-off date principal balance of $95,000,000. The
Lembi Portfolio Mortgage Loan is a five-year loan with a stated maturity date of December 11, 2009. The Lembi Portfolio Mortgage Loan will accrue interest on an Actual/360 Basis. Up to its stated maturity, in the absence of default, the
Lembi Portfolio Mortgage Loan will accrue interest at a fixed rate of 6.08% per annum. On the eleventh day of each month during the term of the Lembi Portfolio
Mortgage Loan, the Lembi Portfolio Borrower is required to make payments of interest only calculated on the outstanding principal balance of the Lembi
Portfolio Mortgage Loan.

     The Lembi Portfolio Borrower is prohibited from voluntarily prepaying the
Lembi Portfolio Mortgage Loan, in whole or in part, prior to September 11,
2009. From and after September 11, 2009, the Lembi Portfolio Borrower may prepay the Lembi Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

     Except as provided in the following paragraph, the Lembi Portfolio
Borrower may defease all of the mortgage loans comprising the Lembi Portfolio
Mortgage Loan in whole only at a single time, provided no event of default then exists, at any time (i) after the date that is two years following the initial issuance of the series 2005-C1 certificates and (ii) prior to September 11,
2009, and by doing so obtain the release of the Lembi Portfolio Mortgaged
Properties. A defeasance will be effected by the Lembi Portfolio Borrower pledging substitute collateral that consists of non-callable United States
Treasury obligations that produce payments which replicate the payment obligations of the Lembi Portfolio Borrower under the Lembi Portfolio Mortgage
Loan and that are sufficient to pay off the Lembi Portfolio Mortgage Loan in its entirety on the scheduled maturity date of December 11, 2009.

     The Lembi Portfolio Borrower may also defease a portion of the Lembi
Portfolio Mortgage Loan in order to effect the release of one or more of the
Lembi Portfolio Mortgaged Properties, provided no event of default then exists, at any time after the date that is two years following the initial issuance of the series 2005-C1 certificates and prior to September 11, 2009, and by doing so obtain the release of the applicable Lembi Portfolio Mortgaged Property. A partial defeasance will be effected by the applicable Lembi Portfolio Borrower pledging substitute collateral that consists of non-callable United States
Treasury obligations that produce payments (including the repayment of principal on the scheduled maturity date of December 11, 2009), which replicate the payment obligations of the applicable Lembi Portfolio Borrower under the
Lembi Portfolio Mortgage Loan with respect to a portion of the loan equal to
125% of the allocated loan amount for the Lembi Portfolio Mortgaged Property being released.

     The Lembi Portfolio Borrower's right to defease the Lembi Portfolio
Mortgage Loan, or to effect a partial defeasance as described above, is subject to each rating agency then rating 2005-C1 certificates confirming that such defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C1 certificates by such rating agency. In addition, the Lembi Portfolio Borrower may only effect a partial defeasance of the Lembi Portfolio Mortgage Loan and the release of the applicable Lembi Portfolio Mortgaged Properties as described above, if the aggregate debt service coverage ratio of all of the Lembi Portfolio Mortgaged
Properties after such release is at least equal to the greater of the debt service coverage ratio of the Lembi Portfolio Mortgaged Properties on the date of origination of the Lembi Portfolio Mortgage Loan and the debt service coverage ratio of the Lembi Portfolio Mortgaged Properties immediately prior to such release, each as determined pursuant to the related loan documents.

     The Mortgaged Properties. The Lembi Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the 14 Lembi
Portfolio Mortgaged Properties, 13 of which are located in the City and County of San Francisco, California, and one of which is located in the City of
Burlingame, County of San Mateo, California. In the aggregate, the Lembi
Portfolio Mortgaged Properties contain 413 multi-family apartments and 24 commercial units, with the multi-family apartments accounting for more than 85%
of the gross income from the Lembi Portfolio Mortgaged Properties.

                                      S-94

As of December 6, 2004, the residential occupancy for the Lembi Portfolio
Mortgaged Properties was 95.2%. The unit mix of the Lembi Portfolio Mortgaged
Properties is as follows:

--------------------------------------------------------
        THE LEMBI PORTFOLIO MORTGAGED PROPERTIES
--------------------------------------------------------
      UNIT TYPE         NUMBER OF UNITS     AVERAGE RATE
--------------------   -----------------   -------------

  Studio                      116              $1,007
  One Bedroom                 259               1,571
  Two Bedroom                  31               2,309
  Three Bedroom                 6               3,273
  Four Bedroom                  1               2,115
  Commercial Units             24               4,629
---------------------------------------------------------

     Lockbox. The Lembi Portfolio Borrower is required to deposit all rents derived from major leases and, during a "Lembi Portfolio Sweep Period", as defined below, all gross revenue from the Lembi Portfolio Mortgaged Properties, to a clearing account established and maintained by the Lembi Portfolio
Borrower at a local bank selected by the Lembi Portfolio Borrower and reasonably approved by the lender, which clearing account was pledged to the lender. Funds on deposit in the clearing account are required to be swept by the bank on a daily basis into the Lembi Portfolio Borrower's operating account, except that during any Lembi Portfolio Sweep Period, funds are required to be swept on a daily basis into a deposit account at the deposit bank controlled by the lender, from which funds will be applied, at the option of lender, (i) to the payment of the Lembi Portfolio Borrower's monthly tax reserve obligation, (ii) to the payment of the Lembi Portfolio Borrower's monthly insurance premium reserve obligation, (iii) to the payment of debt service, (iv) to the payment of the Lembi Portfolio Borrower's monthly capital expenditure reserve obligation, (v) to the payment of late payment charges and default interest, if any, (vi) to the payment of the Lembi Portfolio Borrower's monthly operating expense reserve obligation and (vii) if no event of default has occurred or is continuing, to make payments to the mezzanine lender. A
"Lembi Portfolio Sweep Period" means the period commencing upon delivery of a written notice by the lender to the clearing bank of the occurrence of (a) an event of default under the Lembi Portfolio Mortgage Loan, (b) an event of default under the Lembi Portfolio Mezzanine Loans (as defined below), (c) an event of default under any management agreement or (d) the debt service coverage ratio for the proceeding twelve month period falling below 1.10x, and ending upon delivery of written notice by the lender to the clearing bank to cease sweeping funds.

     Terrorism Coverage. The Lembi Portfolio Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided that the Lembi Portfolio Borrower will not be required to pay any insurance premiums with respect to terrorism insurance coverage in excess of three times the cost for all other insurance coverage required under the applicable loan documents.

     Mezzanine Financing. The Lembi Portfolio Mezzanine Borrower is a single member Delaware limited liability company. At closing, the members of the Lembi
Portfolio Mezzanine Borrower obtained mezzanine financing in the amounts of
$400,000, $550,000, $100,000, $2,700,000 and $1,250,000, respectively, for an aggregate mezzanine financing amount of $5,000,000 (collectively, the "Lembi
Portfolio Mezzanine Loans"). The Lembi Portfolio Mezzanine Loans are
cross-collateralized and are subject to an intercreditor agreement between the senior lender and the mezzanine lender. Such intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (d) the mezzanine lender is not permitted to transfer more than 45% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2005-C1 certificates has been received, (e) if a related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

     Repayment Guaranty. As of the closing of the loan, the Lembi Portfolio
Mortgage Loan was guaranteed by the sponsors in an amount equal to $90,000,000 as to payment and will continue to be so guaranteed as to payment until such time (if ever) when the Lembi Portfolio Mortgage Loan and the Lembi Portfolio
Mezzanine Loans have achieved, in the

                                      S-95

aggregate, a debt service coverage ratio equal to or greater than 1.20x, based upon the trailing 12-month underwritten net cash flow (as determined by lender)
for the Lembi Portfolio Mortgaged Properties, a 30-year amortization schedule
(notwithstanding that the loan documents for both the senior and mezzanine loans provide for interest-only payments), and the actual interest rate provided in the loan documents for both the senior and mezzanine loans, at which time the Lembi Portfolio Mortgage Loan will be guaranteed as to payment by the sponsors in the maximum amount of $5,000,000.

                                      S-96

-------------------------------------------------------------------------------
                 VI. THE U-STORE-IT PORTFOLIO II MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:                 $90,000,000

 LOAN PER SQUARE FOOT:                 $56

 % OF INITIAL MORTGAGE POOL BALANCE:   5.9%

 SHADOW RATING (S&P/MOODY'S):          NAP(1)

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.190% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   December 11, 2004

 AMORTIZATION TERM:                    27 years(2)

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        May 11, 2010

 MATURITY/ARD BALANCE:                 $82,560,528

 BORROWER:                             YSI I LLC

 SPONSOR:                              U-Store-It Trust

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted three months
                                       prior to scheduled maturity date.

 UP-FRONT RESERVES:                    Required Repairs Reserve(3)

 ONGOING RESERVES:                     Tax and Insurance Reserve(4)
                                       CapEx/ReplacementReserve(5)
                                       Leasing Reserve(6)

 LOCKBOX:                              Springing

 OTHER DEBT:                           NAP(1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                      MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:     Portfolio(7)

 PROPERTY TYPE:              Self-Storage

 LOCATION:                   10 states(7)

 YEAR BUILT:                 1967-2003

 YEAR RENOVATED:             1983-2001

 SQUARE FEET:                1,613,340(8)

 OCCUPANCY:                  86.3%(9)

 OCCUPANCY DATE:             September 30, 2004(9)

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        YSI Management LLC, an affiliate of the
                             Borrower

 U/W NCF:                    $9,551,510(10)

 U/W NCF DSCR:               1.54x(11)

 APPRAISED VALUE:            $134,095,000(12)

 APPRAISAL AS OF DATE:       September 2004

 CUT-OFF DATE LTV RATIO:     67.1%

 MATURITY/ARD LTV RATIO:     61.6%
-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   Payments of interest only are required through and including the payment date in November 2005.

(3)   The U-Store-It Portfolio II Borrower deposited $339,363 into a required repairs account, to be used to pay for certain immediate repairs required to be performed at certain of the U-Store-It Portfolio II Mortgaged
      Properties.

(4)   The U-Store-It Portfolio II Borrower is required to make on each monthly payment date deposits to a tax and insurance reserve account, except that after such time as the U-Store-It Portfolio II Borrower provides evidence of a blanket insurance policy covering the U-Store-It Portfolio II
      Mortgaged Properties, as approved by the mortgagee, the monthly insurance escrow payment will no longer be required. As of the Cut-off Date, such evidence has been provided.

(5)   The U-Store-It Portfolio II Borrower is required on each monthly payment date to make a deposit to a replacement reserve account in the amount of
      (i) $19,669 or (ii) following the release or substitution of a U-Store-It
      Portfolio II Mortgaged Property, an amount equal to one-twelfth of (A)
      the aggregate square footage of all improvements at the U-Store-It
      Portfolio II Mortgaged Properties after giving effect to such release or substitution times (B) $0.15.

(6)   The U-Store-It Portfolio II Borrower is also obligated to deposit any lease termination payments it receives into a leasing reserve account, to be used to pay for any tenant improvements, allowances and leasing commissions incurred in connection with the re-leasing of vacant space at the U-Store-It Portfolio II Mortgaged Properties.

(7)   Portfolio of 21 self-storage facilities located in Florida, California,
      Ohio, Georgia, Maryland, North Carolina, Pennsylvania, New York,
      Massachusetts and New Jersey.

(8)   Square feet represents an aggregate of approximately 14,452 self-storage units.

(9)   Weighted average for the trailing 12 months through September 30, 2004, weighted by allocated loan amount per property.

(10)  Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the
      U-Store-It Portfolio II Mortgaged Properties is projected to be
      $10,174,353 based on assumed increase in the weighted average occupancy of the U-Store-It Portfolio II Mortgaged Properties.

(11)  Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash
      Flow for the U-Store-It Portfolio II Mortgaged Property of $10,174,353
      (as described in footnote (10) above), the U-Store-It Portfolio II
      Mortgage Loan has an U/W NCF DSCR of 1.64x.

(12)  Aggregate of appraised values for 21 properties.

                                      S-97

     The Borrower and Sponsor. The U-Store-It Portfolio II Borrower is YSI I
LLC, a Delaware limited liability company. The U-Store-It Portfolio II Borrower is a single member limited liability company owned by U-Store-It, L.P., a
Delaware limited partnership, which is 96.9% owned by the U-Store-It Trust, a
Maryland real estate investment trust, a publicly-traded real estate investment trust listed on the NYSE under the symbol YSI, and the general partner of such limited partnership, and 3.1% owned by various limited partners. U-Store-It
Trust is the successor to The Amsdell Companies, a privately owned real estate company, headquartered near Cleveland, Ohio, that has focused primarily on the acquisition, repositioning and management of self-storage facilities over the last 30 years. The Amsdell Companies has become a major participant in the self-storage business since its founding in 1928. Prior to the formation of the
U-Store-It Trust, The Amsdell Companies owned and managed approximately 155 properties in 18 states. At completion of the U-Store-It Trust offering on
October 27, 2004, U-Store-It Trust owned and managed approximately 202 properties located in 21 states, comprising over 112,000 units, and an aggregate of approximately 13.1 million square feet of storage space. The chief executive officer and president of U-Store-It Trust are Robert J. Amsdell and
Steven G. Osgood, respectively. The related mortgage loan seller was the lead manager for the initial public offering with respect to the U-Store-It Trust, and has provided financing to the U-Store-It Trust Portfolio II Borrower or its
affiliates.

     The Mortgage Loan. The U-Store-It Portfolio II Mortgage Loan was
originated on October 27, 2004 and has a cut-off date principal balance of
$90,000,000. The U-Store-It Portfolio II Mortgage Loan is a
five-and-a-half-year loan with a stated maturity date of May 11, 2010. The
U-Store-It Portfolio II Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.190% per annum. On the eleventh day of each month through and including November 2005, the U-Store-It
Portfolio II Borrower is required to make interest-only payments on the
U-Store-It Portfolio II Mortgage Loan. On the eleventh day of each month from and including December 2005, up to but excluding the stated maturity date, the
U-Store-It Portfolio II Borrower is required to make a constant monthly debt service payment on the U-Store-It Portfolio II Mortgage Loan equal to $516,947
(based on a 27-year amortization schedule). The remaining principal balance of the U-Store-It Portfolio II Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The U-Store-It Portfolio II Borrower is prohibited from voluntarily prepaying the U-Store-It Portfolio II Mortgage Loan in whole or in part prior to February 11, 2010. From and after February 11, 2010, the U-Store-It
Portfolio II Borrower may prepay the U-Store-It Portfolio II Mortgage Loan, in whole or in part, without payment of any prepayment consideration. In connection with any partial prepayment of the U-Store-It Portfolio II Mortgage
Loan, the U-Store-It Portfolio II Borrower is not entitled to obtain the release of any of the U-Store-It Portfolio II Mortgaged Properties.

     The U-Store-It Portfolio II Borrower may defease the U-Store-It Portfolio
II Mortgage Loan, in whole or in part, on any payment date after the expiration of two years following the initial issuance of the series 2005-C1 certificates, and by doing so obtain the release of the applicable U-Store-It Portfolio II
Mortgaged Properties. A defeasance will be effected by the U-Store-It Portfolio
II Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments (a) in the event of a full defeasance, which replicate the payment obligations of the
U-Store-It Portfolio II Borrower under the U-Store-It Portfolio II Mortgage
Loan and are sufficient to pay off the U-Store-It Portfolio II Mortgage Loan in
its entirety on February 11, 2010, or (b) in the event of a partial defeasance, which replicate the payment obligations of the U-Store-It Portfolio II Borrower under 125% of the portion of the aggregate U-Store-It Portfolio II Mortgage
Loan indebtedness that is allocable to the individual U-Store-It Portfolio II
Mortgaged Property being released and are sufficient to pay off 125% of such portion on February 11, 2010. The U-Store-It Portfolio II Borrower's right to defease the U-Store-It Portfolio II Mortgage Loan, in whole or in part, is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C1 certificates by such rating agency.

     The Mortgaged Properties. The U-Store-It Portfolio II Mortgage Loan is
secured by a first priority mortgage lien on the fee simple interests in the
U-Store-It Portfolio II Mortgaged Properties. The U-Store-It Portfolio II
Mortgaged Properties consist of 21 self-storage facilities containing approximately 14,452 units, with an aggregate of approximately 1,613,340 square feet. These facilities are located in 10 states across the country with concentrations in Florida, California and Ohio. Seventeen (17) of the
facilities offer climate-controlled facilities. The 21 facilities have been owned since 2002 or earlier by Amsdell Companies, the predecessor to the recently formed U-Store-It Trust.

                                      S-98

------------------------------------------------------------------------------------------------------------------------------------
                                       THE U-STORE-IT PORTFOLIO II MORTGAGED PROPERTIES(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                             WEIGHTED
                                               APPROXIMATE                    AVERAGE      WEIGHTED                      ALLOCATED
                                   NUMBER OF    NUMBER OF    APPROXIMATE        AGE         AVERAGE       APPRAISED        LOAN
            LOCATION              PROPERTIES      UNITS      SQUARE FEET    (YEARS)(2)   OCCUPANCY(3)       VALUE         AMOUNT
-------------------------------- ------------ ------------- -------------  ------------ -------------- -------------- --------------

Florida ........................       4           3,656        381,789         11            90.1%     $ 34,930,000   $24,941,000
California .....................       5           2,999        328,801         18            84.0        24,970,000    17,400,000
Ohio ...........................       3           1,752        194,689         13            78.6        15,340,000     9,099,000
Georgia ........................       2           1,174        147,213          7            89.4        12,290,000     8,154,000
Maryland .......................       1           1,009        161,530         21            82.9        13,500,000     8,112,000
North Carolina .................       2           1,428        123,671          9            94.0         9,955,000     7,088,000
Pennsylvania ...................       1             667         78,230         20            87.8         6,540,000     4,348,000
New York .......................       1             642         78,288         17            88.2         6,280,000     4,171,000
Massachusetts ..................       1             639         61,360         33            73.8         6,500,000     3,988,000
New Jersey .....................       1             486         57,769         16            84.1         3,790,000     2,699,000
                                       -           -----        -------         --            ----      ------------   -----------
TOTAL/WEIGHTED AVERAGE .........      21          14,452      1,613,340         15            86.3%     $134,095,000   $90,000,000
                                      ==          ======      =========         ==            ====      ============   ===========
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ranked by the aggregate allocated loan amount per state.

(2)   Weighted average age for each state based on the average age of each property in the specified state and weighted by the allocated loan amount for that property.

(3)   Weighted average occupancy for each state based on average occupancy per property in the specified state for the 12-month period ending September
      30, 2004, and weighted by the allocated loan amount for that property.

     Substitution. The U-Store-It Portfolio II Borrower is permitted to substitute a property (a "U-Store-It Portfolio II Substitute Property") for an
individual property included among the U-Store-It Portfolio II Mortgaged
Properties (a "U-Store-It Portfolio II Replaced Property") provided that, among other things, the following conditions are satisfied: (a) the allocated loan amount of such U-Store-It Portfolio II Substitute Property, individually or when aggregated with the allocated loan amounts of all other U-Store-It
Portfolio II Mortgaged Properties which are or were U-Store-It Portfolio II
Substitute Properties do not constitute more than one third (331/3%) of the original outstanding principal amount of the U-Store-It Portfolio II Mortgage
Loan; (b) the U-Store-It Portfolio II Substitute Property has a fair market value no less than the greater of (i) the fair market value of the U-Store-It
Portfolio II Replaced Property on the closing date of the U-Store-It Portfolio
II Mortgage Loan or (ii) the fair market value of the U-Store-It Portfolio II
Replaced Property immediately prior to the substitution; (c) after giving effect to the substitution, the debt service coverage ratio for all of the
U-Store-It Portfolio II Mortgaged Properties (including the U-Store-It
Portfolio II Substitute Property but excluding the U-Store-It Portfolio II
Replaced Property) is at least equal to the debt service coverage for the
U-Store-It Portfolio II Mortgaged Properties (including the U-Store-It
Portfolio II Replaced Property but excluding the U-Store-It Portfolio II
Substitute Property) for the 12 full calendar months immediately preceding the substitution; and (d) S&P and Moody's each confirms that the substitution would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C1 certificates by such rating agency.

     Lockbox. The U-Store-It Portfolio II Borrower is required to deposit, or cause to be deposited, all gross income from the U-Store-It Portfolio II
Mortgaged Properties into one or more deposit accounts under the sole control of the mortgagee. On the last business day of each week, each deposit bank will disburse the funds on deposit in such deposit account to the lockbox account established with the lockbox bank. The lockbox bank will allocate (without disbursing) the funds on deposit in the lockbox account in the following order, and on each monthly payment date, the lockbox bank will withdraw all funds on deposit in the lockbox account and disburse such funds in the following order:
first, to the tax and insurance account for the payment of the required monthly tax and insurance escrow; second, to the payment of the monthly debt service with respect to the U-Store-It Portfolio II Mortgage Loan; third, to the replacement reserve account for the payment of the required monthly deposit for replacement reserves; fourth, to the payment of any other amounts then due and payable with respect to the U-Store-It Portfolio II Mortgage Loan; fifth, to the payment of the lockbox bank's fees and expenses incurred in connection with the administration and maintenance of the lockbox account; and sixth, provided no event of default then exists, to the U-Store-It Portfolio II Borrower.
Notwithstanding the foregoing, for so long as no event of default then exists, and provided that there are sufficient sums deposited in the lockbox account to make all required payments due under the U-Store-It Portfolio II Mortgage Loan on the next succeeding monthly payment date (including, without limitation, all escrows and reserve deposits required above or otherwise required under the
U-Store-It Portfolio II Mortgage Loan), the mortgagee will instruct each deposit bank to transfer, on the last business day of each week through but excluding the week preceding the next succeeding monthly payment date, all funds on deposit in each such deposit account to an account specified by the
U-Store-It Portfolio II Borrower.

     Terrorism Coverage. The U-Store-It Portfolio II Borrower is required, in accordance with the related loan documents, to maintain insurance against certain specified acts of terrorism, provided such insurance is available at commercially reasonable rates.

                                      S-99

-------------------------------------------------------------------------------
                 VII. THE MACQUARIE DDR PORTFOLIO MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:                 $85,000,000

 LOAN PER SQUARE FOOT:                 $106(1)

 % OF INITIAL MORTGAGE POOL BALANCE:   5.6%

 SHADOW RATING (S&P/MOODY'S):          BBB-/Baa3

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               4.91%

 INTEREST CALCULATION:                 30/360

 FIRST PAYMENT DATE:                   February 5, 2005

 AMORTIZATION TERM:                    Interest only

 ANTICIPATED REPAYMENT DATE:           NAP(2)

 HYPERAMORTIZATION:                    NAP(2)

 MATURITY DATE:                        January 11, 2012

 MATURITY/ARD BALANCE:                 $85,000,000

 BORROWER:                             DDR MDT Pioneer Hills LLC, DDR
                                       MDT Harbison Court LLC, DDR MDT
                                       Lakepointe Crossing LP and DDR MDT
                                       MacArthur Marketplace LP

 SPONSORS:                             Macquarie DDR Trust

 PREPAYMENT/DEFEASANCE:                Prepayment in an amount up to 50% of
                                       the original loan balance with yield
                                       maintenance permitted in February 2006
                                       and thereafter. Defeasance in whole or in
                                       part permitted two years after
                                       securitization and thereafter. Prepayment
                                       without penalty permitted six months
                                       prior to scheduled maturity date.

 UP-FRONT RESERVES:                    $547,000(3)

 ONGOING RESERVES:                     Tax and Insurance Reserve(4)
                                       CapEx/Replacement Reserve(4)
                                       TI/LC Reserve(4)

 LOCKBOX:                              Hard

 MEZZANINE DEBT:                       NAP
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:     Portfolio

 PROPERTY TYPE:              Anchored Retail

 LOCATION:                   Lewisville, Texas; Irving, Texas;
                             Columbia, South Carolina and Aurora,
                             Colorado

 YEAR BUILT:                 Various

 YEAR RENOVATED:             Various

 GROSS SQUARE FEET:          1,891,778 square feet

 COLLATERAL SQUARE FEET:     799,898 square feet

 OCCUPANCY:                  94.9%(5)

 OCCUPANCY DATE:             December 3, 2004

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        Developers Diversified Realty
                             Corporation, an affiliate of the Borrower

 U/W NCF:                    $10,266,843(6)

 U/W NCF DSCR:               2.46x(6)

 APPRAISED VALUE:            $143,900,000

 APPRAISAL AS OF DATE:       Various

 CUT-OFF DATE LTV RATIO:     59.1%

 MATURITY/ARD LTV RATIO:     59.1%
-------------------------------------------------------------------------------

(1)   Based on collateral square feet.

(2)   NAP means not applicable.

(3)   At closing, the Macquarie DDR Portfolio Borrower deposited $547,000 into an up-front reserve to fund the costs of certain repairs to the premises occupied by Marquee Cinemas at the MacArthur Marketplace Property.

(4)   Upon the occurrence and continuance of an event of default with respect to the Macquarie DDR Portfolio Mortgage Loan, the Macquarie DDR Portfolio
      Borrower is required to make payments to cover ongoing reserves for real estate taxes and insurance, capital expenditures and replacement reserves and tenant improvements and leasing commissions up to an amount equal to the estimated costs with respect thereto over a period of two years.

(5)   Calculated as a weighted average physical occupancy based on the allocated loan balances as of the rent roll dated December 3, 2004.
      Collateral physical occupancy is 93.4%. The overall occupancy based on tenant spaces leased, including master leased space and unexecuted leases for expansion and relocation space is 99.9% based on allocated loan amounts and based on gross square footage. Developers Diversified Realty
      Corporation ("DDR") is responsible for paying any shortfall with respect to unexecuted leases. The overall collateral is 100% leased and includes master leased space and unexecuted leases for expansion and relocation space. DDR is responsible for paying any shortfall with respect to unexecuted leases.

(6)   U/W NCF and U/W NCF DSCR were calculated including income from master leases to DDR and projected income from unexecuted leases for expansion and relocation space. DDR is responsible for paying any shortfall with respect to unexecuted leases.

                                     S-100

--------------------------------------------------------------------------------------------------------------
         LAKEPOINTE CROSSING TENANT INFORMATION FOR TOP 5 TENANTS  (less than) 10,000 SQUARE FEET(1)
--------------------------------------------------------------------------------------------------------------
                                                                                                      LEASE
                                   APPROXIMATE       % TOTAL        % TOTAL BASE                    EXPIRATION
             TENANT                SQUARE FEET     SQUARE FEET     REVENUES %(2)     RATINGS(3)        DATE
-------------------------------   -------------   -------------   ---------------   ------------   -----------

Chuck E. Cheese ...............        8,500           1.50%            5.00%            NR        10/31/2007
Auto Clinic Car Center ........        7,800           1.4              2.2              NR        10/31/2014
Sizes Unlimited ...............        5,500           1.0              2.0              NR         1/31/2007
Jin Beh Japanese Rest. ........        4,500           0.8              2.6              NR        11/30/2009
Souper Salads .................        4,180           0.7              2.0%             NR         7/31/2008
                                       -----           ----            -----
TOTAL .........................       30,480           5.4%            13.8%
                                      ======           ====            =====
--------------------------------------------------------------------------------------------------------------

(1)   Excludes master leases.

(2)   The percentages of total base revenues are based on underwritten base rental revenues, including master leases of vacant space.

(3)   NR means not rated.

--------------------------------------------------------------------------------------------------------
            LAKEPOINTE CROSSING LEASE EXPIRATION FOR TENANTS  (less than) 10,000 SQUARE FEET
--------------------------------------------------------------------------------------------------------
                                                                                              CUMULATIVE
                     APPROXIMATE       AS %      CUMULATIVE %    APPROXIMATE      AS % OF        % OF
                       EXPIRING      OF TOTAL      OF TOTAL     EXPIRING BASE    TOTAL BASE   TOTAL BASE
        YEAR         SQUARE FEET   SQUARE FEET    SQUARE FEET    REVENUES(1)    REVENUES(1)    REVENUES
------------------- ------------- ------------- -------------- --------------- ------------- -----------

  2005(2)                8,397         10.0%          10.0%       $  174,420        10.6%        10.6%
  2006                   2,518          3.0           13.0%           53,821         3.3         13.9%
  2007(3)               38,289         45.5           58.5%          783,388        47.7         61.6%
  2008                  12,678         15.1           73.6%          239,720        14.6         76.2%
  2009                  12,326         14.7           88.3%          273,407        16.7         92.9%
  2010                   2,064          2.5           90.7%           39,216         2.4         95.2%
  2011                       0          0.0           90.7%                0         0.0         95.2%
  2012                       0          0.0           90.7%                0         0.0         95.2%
  2013                       0          0.0           90.7%                0         0.0         95.2%
  2014 and Beyond        7,800          9.3          100.0%           78,000         4.8        100.0%
   Vacant                    0          0.0          100.0%               --          --
                        ------        -----                       ----------       -----
  TOTAL                 84,072        100.0%                      $1,641,972       100.0%
                        ======        =====                       ==========       =====
--------------------------------------------------------------------------------------------------------

(1)   Based on in-place underwritten base rental revenues.

(2)   Includes month-to-month tenants.

(3)   Includes 16,379 square feet totaling $360,338 of base rent master leased by DDR.

------------------------------------------------------------------------------------------------------------------
          MACARTHUR MARKETPLACE TENANT INFORMATION FOR TOP 5 TENANTS  (less than) 10,000 SQUARE FEET(5)
------------------------------------------------------------------------------------------------------------------
                                   APPROXIMATE       % TOTAL       % TOTAL BASE                         LEASE
             TENANT                SQUARE FEET     SQUARE FEET      REVENUES(1)     RATINGS(2)     EXPIRATION DATE
-------------------------------   -------------   -------------   --------------   ------------   ----------------

Razzoo's Cajun Cafe(3) ........        9,800            1.7%            8.5%            NR           5/31/2020
Luby's(3)(4) ..................        8,684            1.5             5.0             NR           1/31/2015
On the Border(3) ..............        7,203            1.3             3.0             NR           3/31/2010
Chili's(3) ....................        5,552            1.0             2.5             NR           1/31/2010
The Vitamin Shop ..............        4,000            0.7             4.7             NR           4/30/2014
                                       -----            ---            ----
TOTAL .........................       35,239            6.2%           23.7%
                                      ======            ===            ====
------------------------------------------------------------------------------------------------------------------

(1)   The percentages of total base revenues are based on underwritten base rental revenues, including master leases of vacant space.

(2)   NR means not rated.

(3)   Tenant is subject to a ground lease and therefore the improvements are not part of the collateral.

(4)   The Luby's space is dark. There is a springing master lease from the US
      LLC in the event the tenant defaults on its rental obligations.

(5)   The top 5 tenants exclude master leases.

                                     S-101

-----------------------------------------------------------------------------------------------------------------
                               MACARTHUR MARKETPLACE LEASE EXPIRATION INFORMATION
-----------------------------------------------------------------------------------------------------------------
                         APPROXIMATE       AS %      CUMULATIVE %    APPROXIMATE      AS % OF     CUMULATIVE % OF
                           EXPIRING      OF TOTAL      OF TOTAL     EXPIRING BASE    TOTAL BASE     TOTAL BASE
          YEAR           SQUARE FEET   SQUARE FEET    SQUARE FEET    REVENUES(1)    REVENUES(1)      REVENUES
----------------------- ------------- ------------- -------------- --------------- ------------- ----------------

  2005                           0          0.0%           0.0%        $      0          0.0%            0.0%
  2006                           0          0.0            0.0%               0          0.0             0.0%
  2007(3)                    4,069          8.9            8.9%          32,552          4.5             4.5%
  2008                           0          0.0            8.9%               0          0.0             4.5%
  2009                           0          0.0            8.9%               0          0.0             4.5%
  2010                      12,755         27.8           36.6%         141,348         19.8            24.3%
  2011                           0          0.0           36.6%               0          0.0            24.3%
  2012                           0          0.0           36.6%               0          0.0            24.3%
  2013                           0          0.0           36.6%               0          0.0            24.3%
2014 and beyond(1)          25,634         55.8           92.4%         541,567         75.7           100.0%
  Vacant                     3,500          7.6          100.0%              --           --
                            ------         ----                        --------        -----
  TOTAL(2)                  45,958          100%                       $715,467        100.0%
                            ======         ====                        ========        =====
-----------------------------------------------------------------------------------------------------------------

(1)   There is a springing master lease from the US LLC for a 8,684 square feet ground lease on a dark Luby's in the event the tenant defaults on its rental obligations.

(2)   Includes 37,889 square feet of ground lease space. The tenants on ground leases own their improvements and, therefore, these improvements are excluded from the collateral.

(3)   Includes 4,069 square feet totaling $32,522 of base rent master leased by
      DDR for three years.

--------------------------------------------------------------------------------------------------------------
            HARBISON COURT TENANT INFORMATION FOR TOP 5 TENANTS  (less than) 10,000 SQUARE FEET(3)
--------------------------------------------------------------------------------------------------------------
                                                                                                      LEASE
                                APPROXIMATE       % TOTAL            % TOTAL                        EXPIRATION
           TENANT               SQUARE FEET     SQUARE FEET     BASE REVENUES(1)     RATINGS(2)        DATE
----------------------------   -------------   -------------   ------------------   ------------   -----------

Lifeway Christian ..........        8,000            2.9%              3.5%              NR        10/31/2009
The Avenue .................        7,000            2.5               3.1               NR         2/28/2006
Outback Steakhouse .........        6,080            2.2               3.2               NR        11/30/2007
Chili's ....................        5,753            2.1               4.6               NR         4/30/2008
Alltell Mobile .............        5,000            1.8               4.3               NR         7/31/2006
                                    -----           ----              ----
TOTAL ......................       31,833           11.5%             18.7%
                                   ======           ====              ====
--------------------------------------------------------------------------------------------------------------

(1)   The percentages of total base revenues are based on underwritten base rental revenues, including master leases of vacant space.

(2)   NR means not rated.

(3)   The top 5 tenants exclude master leases.

--------------------------------------------------------------------------------------------------------------
           HARBISON COURT LEASE EXPIRATION INFORMATION FOR TENANTS  (less than) 10,000 SQUARE FEET
--------------------------------------------------------------------------------------------------------------
                      APPROXIMATE       AS %      CUMULATIVE %    APPROXIMATE      AS % OF     CUMULATIVE % OF
                        EXPIRING      OF TOTAL      OF TOTAL     EXPIRING BASE    TOTAL BASE     TOTAL BASE
        YEAR          SQUARE FEET   SQUARE FEET    SQUARE FEET    REVENUES(1)    REVENUES(1)      REVENUES
-------------------- ------------- ------------- -------------- --------------- ------------- ----------------

  2005                    8,853         10.9%          10.9%       $  149,746        11.4%           11.4%
  2006                   15,300         18.9           29.9%          286,950        21.8            33.1%
  2007(2)                29,815         36.9           66.7%          403,065        30.6            63.7%
  2008                   10,885         13.5           80.2%          231,835        17.6            81.2%
  2009                   11,465         14.2           94.4%          162,970        12.4            93.6%
  2010                    2,900          3.6           97.9%           53,700         4.1            97.7%
  2011                        0          0.0           97.9%                0         0.0            97.7%
  2012                        0          0.0           97.9%                0         0.0            97.7%
  2013                    1,660          2.1          100.0%           30,710         2.3           100.0%
   2014 and beyond            0          0.0          100.0%                0         0.0           100.0%
  Vacant                      0          0.0          100.0%               --          --
                         ------        -----                       ----------       -----
  TOTAL                  80,878        100.0%                      $1,318,976       100.0%
                         ======        =====                       ==========       =====
--------------------------------------------------------------------------------------------------------------

(1)   Excludes approximately 15,614 square feet of non-rentable space.

(2)   Includes 20,355 square feet totaling $255,240 of base rent master leased by DDR for three years.

                                     S-102

----------------------------------------------------------------------------------------------------------
            PIONEER HILLS TENANT INFORMATION FOR TOP 5 TENANTS  (less than) 10,000 SQUARE FEET
----------------------------------------------------------------------------------------------------------
                                                                                                  LEASE
                            APPROXIMATE       % TOTAL            % TOTAL                        EXPIRATION
         TENANT             SQUARE FEET     SQUARE FEET     BASE REVENUES(1)     RATINGS(2)        DATE
------------------------   -------------   -------------   ------------------   ------------   -----------

Party America ..........        7,600            1.6%              6.4%              NR         5/31/2008
Beauty Brands ..........        5,530            1.2               6.0               NR        11/30/2007
Jason's Deli ...........        4,630            1.0               4.3               NR         4/30/2013
Chick Fil A(3) .........        4,304            0.9               3.0               NR         1/31/2019
IHOP(3) ................        4,022            0.8               2.7               NR        11/30/2022
                                -----            ---              ----
TOTAL ..................       26,086            5.5%             22.4%
                               ======            ===              ====
----------------------------------------------------------------------------------------------------------

(1)   The percentages of total base revenues are based on underwritten base rental revenues, including master leases of vacant space.

(2)   NR means not rated.

(3)   The tenant ground leases its space and, therefore, the improvements are excluded from the collateral.

--------------------------------------------------------------------------------------------------------------
                                  PIONEER HILLS LEASE EXPIRATION INFORMATION
--------------------------------------------------------------------------------------------------------------
                      APPROXIMATE       AS %      CUMULATIVE %    APPROXIMATE      AS % OF     CUMULATIVE % OF
                        EXPIRING      OF TOTAL      OF TOTAL     EXPIRING BASE    TOTAL BASE     TOTAL BASE
        YEAR          SQUARE FEET   SQUARE FEET    SQUARE FEET    REVENUES(1)    REVENUES(1)      REVENUES
-------------------- ------------- ------------- -------------- --------------- ------------- ----------------

  2005                        0          0.0%           0.0%       $        0         0.0%            0.0%
  2006                    1,105          1.7            1.7%           27,316         1.8             1.8%
  2007(1)                 7,710         11.8           13.5%          197,954        12.9            14.7%
  2008                   35,045         53.6           67.1%          874,071        57.1            71.8%
  2009                        0          0.0           67.1%                0         0.0            71.8%
  2010                        0          0.0           67.1%                0         0.0            71.8%
  2011                        0          0.0           67.1%                0         0.0            71.8%
  2012                        0          0.0           67.1%                0         0.0            71.8%
  2013                    9,180         14.0           81.1%          224,778        14.7            86.4%
2014 and beyond          12,326         18.9          100.0%          207,992        13.6           100.0%
  Vacant                      0          0.0          100.0%               --          --
                         ------        -----                       ----------       -----
  TOTAL                  65,366        100.0%                      $1,532,111       100.0%
                         ======        =====                       ==========       =====
---------------------------------------------------------------------------------------------------------------

(1)   Includes 1,180 square feet totaling $31,294 of base rent master leased by
      DDR for three years.

     The Borrower and Sponsor. The Macquarie DDR Portfolio Borrower
collectively consists of DDR MDT Pioneer Hills LLC, a Delaware limited liability company, DDR MDT Harbison Court LLC, a Delaware limited liability company, DDR MDT Lakepointe Crossing LP, a Delaware limited partnership, and
DDR MDT MacArthur Marketplace LP, a Delaware limited partnership, each of which is a single purpose entity, and is sponsored and controlled by Developers
Diversified Realty Corporation and Macquarie Bank Limited.

     The Mortgage Loan. The Macquarie DDR Portfolio Mortgage Loan was
originated on January 14, 2005 and has a cut-off date principal balance of
$85,000,000. The Macquarie DDR Portfolio Mortgage Loan is a seven-year loan with a maturity date of January 11, 2012. The Macquarie DDR Portfolio Mortgage
Loan accrues interest on a 30/360 Basis. Up to its stated maturity date, in the absence of default, the Macquarie DDR Portfolio Mortgage Loan will accrue interest at a fixed rate of 4.91% per annum. On the fifth day of each month during the term of the Macquarie DDR Portfolio Mortgage Loan, the Macquarie DDR
Portfolio Borrower is required to make payments of interest only calculated on the outstanding balance of the Macquarie DDR Portfolio Mortgage Loan.

     The Macquarie DDR Portfolio Borrower is prohibited from voluntarily prepaying the Macquarie DDR Portfolio Mortgage Loan, in whole or in part, prior to February 5, 2006. From and after February 5, 2006, the Macquarie DDR
Portfolio Borrower may prepay the Macquarie DDR Portfolio Mortgage Loan in part
(but not in an amount greater than $42,500,000), with payment of a yield maintenance premium. In connection with such partial prepayment, the Macquarie
DDR Portfolio Borrower may obtain the release of a Macquarie DDR Portfolio
Mortgaged Property and terminate the cross-collateralization provisions with respect to such Macquarie DDR Portfolio Mortgaged Property, provided that (a)
the debt service coverage ratio for the Macquarie DDR Portfolio Mortgaged
Properties remaining after the release of such Macquarie DDR Portfolio
Mortgaged Property is at least equal to the debt service coverage ratio for the
Macquarie DDR Portfolio Mortgaged Properties immediately preceding the release of the applicable Macquarie DDR Portfolio Mortgaged Property, and (b) the
Macquarie DDR Portfolio Borrower makes a prepayment in an amount not less than
110% of the allocated loan amount for the Macquarie DDR Portfolio Mortgaged
Property to be released. In addition, from and after July

                                     S-103

5, 2011, the Macquarie DDR Portfolio Borrower may prepay the Macquarie DDR
Portfolio Mortgage Loan, in whole, but not in part, without payment of any prepayment consideration.

     The Macquarie DDR Portfolio Borrower may defease the Macquarie DDR
Portfolio Mortgage Loan, in whole or in part, on any due date after the expiration of two years (the "Macquarie DDR Portfolio Defeasance Lockout
Period") following the initial issuance of the series 2005-C1 certificates and prior to July 5, 2011. In connection with a defeasance of the entire loan, the
Macquarie DDR Portfolio Borrower will obtain the release of all the Macquarie
DDR Portfolio Mortgaged Properties. A defeasance in whole will be effected by the Macquarie DDR Portfolio Borrower's pledging substitute collateral that consists of non-callable fixed rate United States Treasury obligations that produce payments which replicate the payment obligations of the Macquarie DDR
Portfolio Borrower under the Macquarie DDR Portfolio Mortgage Loan and that are sufficient to pay off the Macquarie DDR Portfolio Mortgage Loan in its entirety on the stated maturity date. The right of the Macquarie DDR Portfolio Borrower to defease the Macquarie DDR Portfolio Mortgage Loan in whole is subject to S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series
2005-C1 certificates by such rating agency.

     The Macquarie DDR Portfolio Borrower may partially defease the Macquarie
DDR Portfolio Mortgage Loan and obtain the release of a Macquarie DDR Portfolio
Mortgaged Property on any due date after the end of the Macquarie DDR Portfolio
Defeasance Lockout Period and prior to July 5, 2011, provided that the debt service coverage ratio for the Macquarie DDR Portfolio Mortgaged Properties remaining after the release of a Macquarie DDR Portfolio Mortgaged Property is at least equal to the debt service coverage ratio for the Macquarie DDR
Portfolio Mortgaged Properties immediately preceding the release of the applicable Macquarie DDR Portfolio Mortgaged Property. Such partial defeasance will be effected by the Macquarie DDR Portfolio Borrower's defeasing an amount
(a "Macquarie DDR Portfolio Partial Defeasance Amount") at least equal to the lesser of (a) 110% of the allocated loan amount for such Macquarie DDR
Portfolio Mortgaged Property (the "Macquarie DDR Portfolio Release Amount") and
(b) the undefeased portion of Macquarie DDR Portfolio Mortgage Loan, and pledging substitute collateral that consists of non-callable United States
Treasury obligations that produce payments which replicate the payment obligations of the Macquarie DDR Portfolio Borrower under the defeased portion of the Macquarie DDR Portfolio Mortgage Loan and that are sufficient to pay off the Macquarie DDR Portfolio Partial Defeasance Amount in its entirety on the stated maturity date. The right of the Macquarie DDR Portfolio Borrower to defease the Macquarie DDR Portfolio Mortgage Loan in part is subject to S&P and
Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series
2005-C1 certificates by such rating agency.

     The Macquarie DDR Portfolio Borrower may obtain the release of a Macquarie
DDR Portfolio Mortgaged Property (but no more than two Macquarie DDR Portfolio
Mortgaged Properties in the aggregate over the term of the Macquarie DDR
Portfolio Mortgage Loan) by substituting a new property (a "Macquarie DDR
Portfolio Substitution") subject to the conditions set forth in the related loan documents, which conditions include (i) S&P and Moody's confirming that the substitution would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C1 certificates by such rating agency, (ii) the substitute property must have an appraised value no less the Macquarie DDR Portfolio Mortgaged Property which is to be released,
(iii) after giving effect to the Macquarie DDR Portfolio Substitution, the geographic and tenant concentration of the Macquarie DDR Portfolio Mortgaged
Properties is substantially similar to the geographic and tenant concentration of the Macquarie DDR Portfolio Mortgaged Properties prior to the Macquarie DDR
Portfolio Substitution, (iv) the substitute property must be at least 85%
leased, (v) after giving effect to the Macquarie DDR Portfolio Substitution, the debt service coverage ratio for all of the Macquarie DDR Portfolio
Mortgaged Properties may be no less than the debt service coverage ratio for all of the Macquarie DDR Portfolio Mortgaged Properties immediately preceding such Macquarie DDR Portfolio Substitution, and (vi) the allocated loan amounts for all substitute properties may not exceed $42,500,000.

     The Mortgaged Properties. The Macquarie DDR Portfolio Mortgage Loan is
secured by a first priority mortgage lien on the fee simple interest in the
Macquarie DDR Portfolio Mortgaged Properties. The Macquarie DDR Portfolio
Mortgaged Properties are comprised of the Macquarie DDR Portfolio Borrower's fee interest in a portion of Lakepointe Crossing in Lewisville, Texas,
MacArthur Marketplace in Irving, Texas, Harbison Court in Columbia, South
Carolina and Pioneer Hills in Aurora, Colorado (collectively, the "Macquarie
DDR Portfolio Shopping Centers"). The Macquarie DDR Portfolio Shopping Centers
have an aggregate of 1,891,778 square feet of gross leasable area, with 799,898 square feet of that area constituting the collateral for the Macquarie DDR
Portfolio Mortgage Loan. As of December 3, 2004, based on allocated loan amount, the weighted average occupancy of the Macquarie DDR Portfolio Shopping
Centers was 94.9%, and the weighted average occupancy of the Macquarie DDR
Portfolio Mortgaged Properties was 93.4%. The overall occupancy based

                                     S-104

on tenant spaces leased is 99.9% based on allocated loan amounts and based on gross square footage. The Macquarie DDR Portfolio Mortgaged properties are 100%
leased.

     Set forth in the table below is certain summary information with respect to the Macquarie DDR Shopping Centers.

--------------------------------------------------------------------------------------------------------------------
                                  THE MACQUARIE DDR PORTFOLIO MORTGAGED PROPERTIES
--------------------------------------------------------------------------------------------------------------------
                                                     DDR
                                                  PORTFOLIO      TOTAL       OVERALL      ALLOCATED
        DDR PORTFOLIO                              BORROWER   COLLATERAL   COLLATERAL       LOAN         APPRAISED
       SHOPPING CENTER             LOCATION        INTEREST       GLA       OCCUPANCY      AMOUNT          VALUE
---------------------------- ------------------- ----------- ------------ ------------ -------------- --------------

Lakepointe Crossing ........  Lewisville, Texas      Fee        311,039       94.7      $25,340,514    $ 42,900,000
MacArthur Marketplace ......    Irving, Texas        Fee        124,455       96.7       19,492,703      33,000,000
Harbison Court .............      Columbia,          Fee        237,189       83.8       21,560,111      36,500,000
                                South Carolina
Pioneer Hills ..............   Aurora, Colorado      Fee        127,215       99.1       18,606,671      31,500,000
                                                                -------       ----      -----------    ------------
TOTAL/WEIGHTED AVERAGE .....                                    799,898       93.4%     $85,000,000    $143,900,000
                                                                =======       ====      ===========    ============
--------------------------------------------------------------------------------------------------------------------

     The following should be noted with respect to the table above--

     o    100% of the collateral is leased including master leases.

     Set forth below is a brief description of each Macquarie DDR Portfolio
Shopping Center:

     Lakepointe Crossing. The Lakepointe Crossing Shopping Center was built between 1992 and 1994 and is located in Lewisville, Texas. The property has
559,204 square feet of gross leasable area, with 311,039 square feet of that area constituting the collateral for the Macquarie DDR Portfolio Mortgage Loan.
Major tenants at Lakepointe Crossing include, Garden Ridge, Academy Sports,
Conn's Appliances, Toys R Us and Best Buy. The Macquarie DDR Portfolio Borrower
does not own the land and improvements for Garden Ridge, Conn's Appliances,
Toys R Us, David's Bridal, Pier One Imports and Abuelo's Restaurant and,
therefore, such land and improvements are excluded from the collateral. The property is 97.1% occupied with collateral occupancy of 94.7%. Including master leases, the property is 100% leased. 2003 sales at the property were $270 per square foot for reporting tenants less than 10,000 square feet.

     The table below provides the indicated information regarding tenants and leases at Lakepointe Crossing, based on the December 3, 2004 rent roll.

---------------------------------------------------------------------------------------------------------
                               THE LAKEPOINTE CROSSING MORTGAGED PROPERTY
---------------------------------------------------------------------------------------------------------
                                                     TOTAL          SHARE OF TOTAL       LEASE EXPIRATION
            TENANTS OVER 10,000 SF                SQUARE FEET     PROPERTY SF (%)(5)          DATES
----------------------------------------------   -------------   --------------------   -----------------

Garden Ridge (not collateral)(1)(3) ..........      122,582               21.9%                NAP
Academy Sports ...............................       61,417               11.0               Jul-2016
Conn's Appliance (not collateral)(1) .........       50,000                8.9                 NAP
Best Buy .....................................       46,039                8.2               Jan-2010
Toys 'R Us (not collateral)(1) ...............       45,373                8.1                 NAP
Mardel Christian .............................       27,908                5.0               May-2012
99 Cents Only Store ..........................       25,908                4.6               Jun-2009
PETsMART .....................................       25,631                4.6               Sep-2009
The Roomstore(2) .............................       25,000                4.5               Aug-2007
Scrapbook Warehouse ..........................       15,064                2.7               Mar-2008
Abuelo's Mexican (not collateral)(1) .........       10,189                1.8                 NAP
David's Bridal (not collateral)(1) ...........       10,021                1.8                 NAP
Pier 1 Imports (not collateral)(1) ...........       10,000                1.8                 NAP
                                                    -------              -----
TOTAL 10,000 SF ..............................      475,132               85.0%
Master Lease(4) ..............................       16,379                2.9               Dec-2007
Tenant Space  (less than) 10,000 SF ..........       67,693               12.1               Various
                                                    -------              -----
TOTAL GLA ....................................      559,204              100.0%
                                                    =======              =====
---------------------------------------------------------------------------------------------------------

(1)   The Macquarie DDR Portfolio Borrower does not own the land and improvements for the non-collateral tenants. Therefore, these tenants are excluded from the collateral.

(2)   Per the estoppel, the Roomstore has been operating in bankruptcy since
      August 16, 2000.

(3)   Tenant is currently in bankruptcy.

                                     S-105

(4)   The Macquarie DDR Portfolio Borrower has master leased the space for three years.

(5)   The total GLA percentage and the anchor space percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     MacArthur Marketplace. The MacArthur Marketplace Shopping Center was built between 1999 and 2004 and is located in Irving, Texas. The property has 575,844 square feet of gross leasable area, with 124,455 square feet of that area constituting the collateral for the Macquarie DDR Portfolio Mortgage Loan.
Major tenants at MacArthur Marketplace include, Wal-Mart Supercenter, Sam's
Club, Kohl's, Marquee Cinemas, and OfficeMax. The Macquarie DDR Portfolio
Borrower does not own the land and improvements for Wal-Mart Supercenter and
Sam's Club and, therefore, such land and improvements are excluded from the collateral. In addition, Kohl's and six restaurant outparcels totaling 37,889 square feet are subject to ground leases and therefore their improvements are excluded from the collateral. The property is 97.2% occupied with collateral occupancy of 96.7%. Including master leases, the property is 99.4% leased with
100% of the collateral leased

     The table below provides the indicated information regarding tenants and leases at MacArthur Marketplace, based on the December 3, 2004 rent roll.

-------------------------------------------------------------------------------------------------------------
                                THE MACARTHUR MARKETPLACE MORTGAGED PROPERTY
-------------------------------------------------------------------------------------------------------------
                                                         TOTAL          SHARE OF TOTAL       LEASE EXPIRATION
              TENANTS OVER 10,000 SF                  SQUARE FEET     PROPERTY SF (%)(1)          DATES
--------------------------------------------------   -------------   --------------------   -----------------

Wal-Mart Supercenter (non collateral)(2) .........      219,000               38.0%                NAP
Sam's Club .......................................      108,000               18.8                 NAP
Kohl's -- Ground Lease(3) ........................       86,500               15.0               Jan-2021
Marquee Cinema ...................................       77,581               13.5               Sep-2018
Petsmart .........................................       18,856                3.3               Jan-2018
OfficeMax ........................................       19,949                3.5               Jul-2014
                                                        -------              -----
TOTAL (greater than) 10,000 SF ...................      529,886               92.0%
Master lease(4) ..................................        4,069                0.7               Dec-2007
Tenants (less than) 10,000 sf(5)(6) ..............       41,889                7.3
                                                        -------              -----
TOTAL GLA ........................................      575,844              100.0%
                                                        =======              =====
-------------------------------------------------------------------------------------------------------------

(1)   The total GLA percentage and the anchor space percentage presented may not reflect the exact sum of the information in the related column due to rounding.

(2)   The Macquarie DDR Portfolio Borrower does not own the land and improvements for the non-collateral tenants. Therefore, these tenants are excluded from the collateral.

(3)   The tenant owns its improvements and therefore, these improvements are excluded from the collateral.

(4)   DDR has master leased the space for three years.

(5)   There is a springing master lease from the US LLC on an 8,684 square foot ground lease on a dark Luby's in the event the tenant defaults on its rental obligations.

(6)   Includes 37,889 square feet of ground lease space. The tenants on ground leases own their improvements and therefore, these improvements are excluded from the collateral.

     Harbison Court. The Harbison Court Shopping Center was built between 1989 and 1992 and is located in Columbia, South Carolina. The property has 277,189 square feet of gross leasable area, with 237,189 square feet of that area constituting the collateral for the Macquarie DDR Portfolio Mortgage Loan.
Major tenants at Harbison Court include, Marshall's, Babies R US, Ross Dress for Less Barnes and Noble and OfficeMax. The Macquarie DDR Portfolio Borrower
does not own the land and improvements for Babies R Us and therefore, such land and improvements are excluded from the collateral. The property is 86.1%
occupied with collateral occupancy of 83.8%. Including master leases, the property is 100% leased. 2003 sales at the property were $237 per square foot for reporting tenants less than 10,000 square feet.

     The table below provides the indicated information regarding tenants and leases at Harbison Court, based on the December 3, 2004 rent roll.

                                     S-106

---------------------------------------------------------------------------------------------------------
                                 THE HARBISON COURT MORTGAGED PROPERTY
---------------------------------------------------------------------------------------------------------
                                                   TOTAL           SHARE OF TOTAL       LEASE EXPIRATION
          TENANTS OVER 10,000 SF                SQUARE FEET      PROPERTY SF (%)(1)          DATES
------------------------------------------   ----------------   --------------------   -----------------

Babies 'R Us (not collateral)(2) .........         40,000                14.4%                NAP
Marshall's(3) ............................         30,480                11.0               Jan-2012
Ross Dress for Less ......................         30,526                11.0               Jan-2014
Barnes & Noble ...........................         27,241                 9.8               Feb-2011
Office Max ...............................         23,500                 8.5               Nov-2011
Rugged Warehouse .........................         17,989                 6.5               Aug-2007
Hancock Fabrics(4) .......................         16,575                 6.0               Jun-2007
Dollar Tree(5) ...........................         10,000                 3.6               Mar-2010
                                                   ------                ----
TOTAL  (greater than) =10,000 SF .........        196,311                70.8%
Master Lease(6) ..........................         20,355                 7.3               Dec-2007
Tenants  (less than) 10,000 sf ...........         60,523                21.8               Various
                                                  -------                ----
TOTAL GLA ................................        277,189(7)             100%
                                                  =========              ====
---------------------------------------------------------------------------------------------------------

(1)   The total GLA percentage and the anchor space percentage presented may not reflect the exact sum of the information in the related column due to rounding.

(2)   Toys R Us owns the improvements and the pad and therefore, is excluded from the collateral

(3)   Includes an executed lease for a 7,980 square foot expansion space, with respect to which the tenant is not yet in place.

(4)   Includes 4,575 square foot expansion space with respect to which a lease is not yet in place. DDR has agreed to pay the shortfall in the rental payments between the existing lease and the unexecuted lease until the tenant is in-place and paying unabated rent.

(5)   Includes relocation from 4,500 square feet of space to an additional
      5,500 square feet of space due to its planned relocation that has not yet been executed. DDR has agreed to pay the shortfall in the rental payments between the existing lease and the unexecuted lease until the tenant is in-place and paying unabated rent.

(6)   DDR has master leased the space for three years.

(7)   Excludes approximately 15,614 square feet of non-rentable square feet.

     Pioneer Hills. The Pioneer Hills was built in 2002 and is located in
Aurora, Colorado. The property has 479,541 square feet of gross leasable area, with 127,215 square feet of that area constituting the collateral for the
Macquarie DDR Portfolio Mortgage Loan. Major tenants at Pioneer Hills include,
Wal-Mart Supercenter, Home Depot, Office Depot, Bed Bath and Beyond and
Petsmart. The Macquarie DDR Portfolio Borrower does not own the land and improvements for Wal-Mart Supercenter and Home Depot and therefore, such land and improvements are excluded from the collateral. The property also includes three restaurant pads that are subject to ground leases and, therefore, the improvements are excluded from the collateral. The property is 99.8% occupied with collateral occupancy of 99.1%. Including master leases, the property is
100% leased.

     The table below provides the indicated information regarding tenants and leases at Pioneer Hills, based on the December 3, 2004 rent roll.

------------------------------------------------------------------------------------------------------
                                 THE PIONEER HILLS MORTGAGED PROPERTY
                                                  TOTAL          SHARE OF TOTAL       LEASE EXPIRATION
           TENANTS OVER 10,000 SF              SQUARE FEET     PROPERTY SF (%)(1)          DATES
-------------------------------------------   -------------   --------------------   -----------------

Wal-Mart (not collateral)(2) ..............      225,000              46.9                  NAP
Home Depot(2) .............................      115,000              24.0                  NAP
Bed Bath & Beyond .........................       34,980               7.3                Jan-2013
Office Depot ..............................       20,388               4.3                Dec-2017
Petsmart ..................................       18,807               3.9                Oct-2017
                                                 -------              ----
TOTAL  (greater than)  10,000 SF ..........      414,175              86.4%
Master Lease(3) ...........................        1,180               0.2                Dec-2007
Tenants  (less than)  10,000sf(4) .........       64,186              13.4                Various
                                                 -------              ----
TOTAL GLA(1) ..............................      479,541               100%
                                                 =======              ====
------------------------------------------------------------------------------------------------------

(1)   The total GLA percentage and the anchor space percentage presented may not reflect the exact sum of the information in the related column due to rounding.

(2)   The Macquarie DDR Portfolio Borrower does not own the land and improvements for the non-collateral tenants and, therefore, these tenants are excluded from the collateral.

(3)   Macquarie DDR has master leased the space for three years.

(4)   Includes 12,326 of ground leases. The tenants on ground leases own their improvements and, therefore, these improvements are excluded from the collateral.

     Lockbox. The Macquarie DDR Portfolio Borrower is required to cause the tenants to deposit all rents derived from each Macquarie DDR Portfolio
Mortgaged Property directly into a segregated lockbox account under the control of the

                                     S-107

related mortgagee; provided that prior to the occurrence of and following the cessation or cure of an event of default under the Macquarie DDR Portfolio
Mortgage Loan, the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the Macquarie DDR
Portfolio Borrower. Following the occurrence and during the continuance of an event of default, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the Macquarie DDR Portfolio
Borrower, but will instead be swept on a daily basis to a cash collateral account under the sole control of the related mortgagee, until the subject event of default is cured or ceases to exist. During the existence of an event of default, funds in the cash collateral account will be applied as follows, at the related mortgagee's option: first, to the payment of the Macquarie DDR
Portfolio Borrower's monthly real estate tax reserve obligation, second, to the payment of the Macquarie DDR Portfolio Borrower's monthly insurance premium reserve obligation, third, to the payment of debt service, fourth, to the payment of the Macquarie DDR Portfolio Borrower's monthly capital expenditure reserve obligation, fifth, to the payment of the Macquarie DDR Portfolio
Borrower's monthly tenant improvement and leasing commission reserve obligation, sixth, to the payment of the Macquarie DDR Portfolio Borrower's monthly operating expenses, and seventh, to the payment of other amounts due in respect of the Macquarie DDR Portfolio Mortgage Loan.

     Terrorism Coverage. The Macquarie DDR Portfolio Mortgage Borrower is
required to maintain commercial property and business interruption insurance, which includes coverage against losses resulting from perils and acts of terrorism, provided that, with respect to terrorism insurance, the Macquarie
DDR Portfolio Mortgage Borrower is not required to pay any insurance premiums in excess of $150,000 in the aggregate for all Macquarie DDR Portfolio
Mortgaged Properties insured.

                                     S-108

-------------------------------------------------------------------------------
                    VIII. THE IBM GAITHERSBURG MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:                 $46,400,000

 LOAN PER SQUARE FOOT:                 $118

 % OF INITIAL MORTGAGE POOL BALANCE:   3.0%

 SHADOW RATING (S&P/MOODY'S):          A+/A1

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               4.6175% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   December 11, 2004

 AMORTIZATION TERM:                    Interest Only

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        November 11, 2011

 MATURITY/ARD BALANCE:                 $46,400,000

 BORROWER:                             Wells REIT II -- Gaithersburg, MD
                                       LLC

 SPONSOR:                              Wells Real Estate Investment Trust II,
                                       Inc.

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted three
                                       months prior to scheduled maturity
                                       date.

 UP-FRONT RESERVES:                    NAP(1)

 ONGOING RESERVES:                     Tax and Insurance Reserve(2)
                                       CapEx/Replacement Reserve(3)

 LOCKBOX:                              Springing

 OTHER DEBT:                           NAP(1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Class A/B Suburban Office

 LOCATION:                   Gaithersburg, Maryland

 YEAR BUILT:                 1986

 YEAR RENOVATED:             NAP(1)

 SQUARE FEET:                393,000 square feet

 OCCUPANCY:                  100.0%(4)

 OCCUPANCY DATE:             December 1, 2004

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        IBM(4)

 U/W NCF:                    $6,571,682

 U/W NCF DSCR:               3.03x

 APPRAISED VALUE:            $82,000,000

 APPRAISAL AS OF DATE:       October 11, 2004

 CUT-OFF DATE LTV RATIO:     56.6%

 MATURITY/ARD LTV RATIO:     56.6%
-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   The IBM Gaithersburg Borrower is required to escrow one-twelfth of the estimated annual real estate taxes and insurance premiums if: (i) the lease of the IBM Gaithersburg Mortgaged Property by International
      Business Machines Corporation ("IBM") is not in full force and effect and
      IBM is not occupying the IBM Gaithersburg Mortgaged Property; (ii) an IBM
      Ratings Event (defined below) has occurred and is then continuing
      (together with the event described in clause (i), an "IBM Lease Event");
      or (iii) IBM is not making all required real estate tax payments and IBM is not making all required insurance premium payments or the IBM
      Gaithersburg Mortgaged Property is not covered by a qualified blanket insurance policy. An "IBM Ratings Event" means the long-term unsecured debt rating of IBM is less than "A-" by each of S&P and Moody's, provided, however, that if one of S&P and Moody's rates the long-term unsecured debt of IBM at less than "A-/A3," then such event will not constitute an IBM Ratings Event as long as (i) that the rating by that rating agency is not less than "BBB/Baa2" and (ii) the rating from the other such rating agency is not less than "A-/A3."

(3)   If an IBM Lease Event has occurred and is continuing, then the IBM
      Gaithersburg Borrower is required to make monthly escrow deposits of
      $3,275 into a reserve account for replacements and repairs required for the IBM Gaithersburg Mortgaged Property.

(4)   IBM is the sole tenant of the IBM Gaithersburg Mortgaged Property under a long-term lease. IBM is responsible for the management of the property pursuant to its lease.

                                     S-109

----------------------------------------------------------------------------------------------------------------
                                            MAJOR TENANT INFORMATION
                                                                                                       LEASE
                   APPROXIMATE       % TOTAL       % TOTAL BASE                                     EXPIRATION
TENANT             SQUARE FEET     SQUARE FEET      REVENUES(1)     RENT PSF(2)     RATINGS(3)         DATE
---------------   -------------   -------------   --------------   -------------   ------------   --------------

IBM ...........      393,000           100.0%          100.0%         $14.35          A+/A1        3/31/2016 (4)
                     -------           -----           -----
TOTAL .........      393,000           100.0%          100.0%
                     =======           =====           =====
----------------------------------------------------------------------------------------------------------------

(1)   The percentage of total base revenues is based on underwritten base rental revenues.

(2)   Reflects in-place base rent.

(3)   Credit ratings are those by S&P and Moody's, respectively.

(4)   IBM's lease provides for two, five-year renewal options.

     The Borrower and Sponsor. The IBM Gaithersburg Borrower is Wells REIT II
-- Gaithersburg, MD LLC, a Delaware limited liability company owned and controlled by Wells Real Estate Investment Trust II, Inc. ("Wells REIT II").
Wells REIT II is a Maryland corporation formed in July 2003 that engages in the acquisition and ownership of commercial real estate properties throughout the
United States with a focus on income-generating office and industrial properties leased to creditworthy companies and government entities. Wells REIT
II reports that, in 2004 (its first year of operation), it acquired properties in Georgia, Texas, Massachusetts, New Jersey, Washington DC, California, and
Michigan. Most of the foregoing properties are fully leased to a single tenant, some of which include AT&T Corporation, Northrop Grumman Space Technology and
Mission Systems, JVC Americas Corp., and Roush Industries. Wells REIT II is one
of the investment funds offered by Wells Real Estate Funds, Inc., a private real estate investment management company founded in 1984 by its owner Leo
Wells III. Wells Real Estate Funds, Inc. reports that it manages more than $6 billion in assets representing approximately 30 million square feet of commercial space on behalf of more than 160,000 investors worldwide.

     The Mortgage Loan. The IBM Gaithersburg Mortgage Loan was originated on
October 22, 2004 and has a cut-off date principal balance of $46,400,000. The
IBM Gaithersburg Mortgage Loan is a seven-year loan with a stated maturity date of November 11, 2011. The IBM Gaithersburg Mortgage Loan will accrue interest on an Actual/360 Basis. Up to its stated maturity, in the absence of default, the IBM Gaithersburg Mortgage Loan will accrue interest at a fixed rate of
4.6175% per annum. On the eleventh day of each month during the term of the IBM
Gaithersburg Mortgage Loan, the IBM Gaithersburg Borrower is required to make payments of interest only calculated on the outstanding principal balance of the IBM Gaithersburg Mortgage Loan.

     The IBM Gaithersburg Borrower is prohibited from voluntarily prepaying the
IBM Gaithersburg Mortgage Loan, in whole or in part, prior to August 11, 2011.
From and after August 11, 2011, the IBM Gaithersburg Borrower may prepay the
IBM Gaithersburg Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The IBM Gaithersburg Borrower may defease the IBM Gaithersburg Mortgage
Loan, in whole only, at any time after two years following the initial issuance of the series 2005-C1 certificates, and by doing so obtain the release of the
IBM Gaithersburg Mortgaged Property. A defeasance will be effected by the IBM
Gaithersburg Borrower's pledging substitute collateral that consists of non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the IBM Gaithersburg Borrower under the IBM Gaithersburg Mortgage Loan and that are sufficient to pay off the IBM
Gaithersburg Mortgage Loan in its entirety on its stated maturity date. The IBM
Gaithersburg Borrower's right to defease the IBM Gaithersburg Mortgage Loan is subject to S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C1 certificates by such rating agency.

     The Mortgaged Property. The IBM Gaithersburg Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the IBM Gaithersburg
Mortgaged Property, a 393,000 square foot two-story Class A/B suburban office building located on approximately 45.8 acres in Gaithersburg, Maryland. The IBM
Gaithersburg Mortgaged Property also includes a high technology data center and offers on-site parking for approximately 1,358 vehicles. Since its completion in 1986, the building has been 100.0% occupied by International Business
Machines Corporation, a New York corporation ("IBM"). IBM is rated A+/A1 by S&P and Moody's, respectively.

     Lockbox. The IBM Gaithersburg Borrower is required to deposit all income from the IBM Gaithersburg Mortgaged Property into a segregated lockbox account that has been pledged to the holder of the IBM Gaithersburg Mortgage Loan.
Unless and until an IBM Gaithersburg Mortgage Loan "event of default" occurs or the debt service coverage ratio is less than 1.25x for the trailing 12-month period (an "IBM Gaithersburg Cash Management Trigger Event"), all amounts in the lockbox account are required to be transferred each business day to an account designated by the IBM Gaithersburg Borrower. Upon the occurrence and during the continuance of an IBM Gaithersburg Cash Management Trigger Event,
all amounts in the

                                     S-110

lockbox account are required to be transferred each business day to another account (the "IBM Gaithersburg Cash Collateral Account") that has also been pledged to the holder of the IBM Gaithersburg Mortgage Loan. Provided that no
"event of default" exists under the IBM Gaithersburg Mortgage Loan, all amounts in the IBM Gaithersburg Cash Collateral Account are to be applied on each monthly payment date in the following order of priority: first, to the payment of the IBM Gaithersburg Borrower's monthly real estate tax and insurance premium reserve obligation, to the extent required under the IBM Gaithersburg
Mortgage Loan documents; second, to the payment of monthly debt service with respect to the IBM Gaithersburg Mortgage Loan; third, to the replacements reserve described above, to the extent required under the IBM Gaithersburg
Mortgage Loan documents; fourth, to the payment of any other amounts then due and payable under the IBM Gaithersburg Mortgage Loan documents; and fifth, to the IBM Gaithersburg Borrower. If an "event of default" exists under the IBM
Gaithersburg Mortgage Loan, then the IBM Gaithersburg Mortgage Loan mortgagee may apply amounts in the IBM Gaithersburg Cash Collateral Account to the
payment of amounts due with respect to the IBM Gaithersburg Mortgage Loan in such order of priority as the mortgagee may determine.

     The IBM Lease. As a result of a sale/leaseback agreement in 2003 with
Monument Realty/Lehman Brothers Real Estate Partners (the prior owners), IBM executed a 12.5-year lease for 100% of the IBM Gaithersburg Mortgaged Property which expires in 2016 (the "IBM Lease"). Pursuant to the IBM Lease, IBM is
responsible for all costs, expenses and charges relating to the IBM
Gaithersburg Mortgaged Property. IBM has the right to extend the lease for two five-year terms, at the lesser of (i) 102.5% of the previous year's rent paid under the IBM Lease, and (ii) 95% of the fair market rental value as determined pursuant to the IBM Lease. The IBM Lease provides that, in addition to IBM having the right to terminate its lease in connection with casualty or condemnation, IBM may terminate its lease in the event that the IBM
Gaithersburg Borrower fails to provide the amount of parking required under the
IBM Lease.

     Parcel Release. The IBM Gaithersburg Borrower may obtain the release of a certain unimproved parcel representing a portion of the IBM Gaithersburg
Mortgaged Property currently used for parking (the "IBM Gaithersburg
Development Parcel") upon satisfaction of certain conditions, including (a)
delivery by the IBM Gaithersburg Borrower of an officer's certificate confirming that the release will not result in an event of default or breach by the IBM Gaithersburg Borrower under the IBM Lease, (b) the IBM Gaithersburg
Development Parcel is transferred to a person, party or entity not owned or controlled by the IBM Gaithersburg Borrower and (c) at least 492 replacement parking spaces have been provided in order to comply with the parking requirements under the IBM Lease. The IBM Lease contemplates that such release may occur pursuant to and in accordance with the terms and conditions of a certain "Declaration of Reciprocal Easement Agreement" affecting the IBM
Gaithersburg Mortgaged Property and adjacent properties.

     Terrorism Coverage. The IBM Gaithersburg Borrower is required, in accordance with the related loan documents, to maintain insurance against certain specified acts of terrorism, provided that such insurance is commercially available at a cost not in excess of $100,000 per year. If the cost of such insurance exceeds $100,000 per year, then the IBM Gaithersburg
Borrower is required to maintain as much terrorism insurance as may be maintained for $100,000 per year.

     Revolving Credit Facility. The sole member of the IBM Gaithersburg
Borrower, Wells Operating Partnership II, L.P. ("Wells L.P.") and the guarantor of the IBM Gaithersburg Mortgage Loan, Wells REIT II, are parties to that certain $350 million interim revolving credit agreement among Wells L.P., as the borrower, Wells REIT II, as the guarantor, Bank of America, N.A., as administrative agent, and Banc of America Securities LLC, as sole lead arranger and sole book manager (the "Wells Credit Facility Agreement," and the credit facility created thereby, the "Wells Credit Facility").

     The Wells Credit Facility is secured by pledges of direct and indirect ownership interests in certain subsidiaries of Wells L.P., including interests in the IBM Gaithersburg Borrower, and is guaranteed by Wells REIT II. In addition, Wells REIT II is guarantor under the Wells Credit Facility and the
IBM Gaithersburg Mortgage Loan. There is no intercreditor arrangement between the lender under the Wells Credit Facility and the holder of the IBM
Gaithersburg Mortgage Loan.

                                     S-111

-------------------------------------------------------------------------------
             IX. THE COURTYARD MARRIOTT MIDTOWN EAST MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:                 $44,933,103

 LOAN PER ROOM:                        $146,362

 % OF INITIAL MORTGAGE POOL BALANCE:   2.9%

 SHADOW RATING (S&P/MOODY'S):          NAP(1)

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               5.195% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   January 11, 2005

 AMORTIZATION TERM:                    25 years

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        December 11, 2009

 MATURITY/ARD BALANCE:                 $40,166,163

 BORROWER:                             DiamondRock Manhattan/Midtown East
                                       Owner, LLC and DiamondRock
                                       Manhattan/Midtown East Tenant, LLC, as
                                       co-Borrowers

 SPONSORS:                             DiamondRock Hospitality Company

 PREPAYMENT/DEFEASANCE:                Defeasance permitted from and after
                                       November 19, 2007. Prepayment without
                                       penalty permitted on and after
                                       September 11, 2009.

 UP-FRONT RESERVES:                    FF&E Reserve(2)

 ONGOING RESERVES:                     Tax, Insurance Premiums and Other
                                       Charges Reserve(3)
                                       FF&E Reserve(4)

 LOCKBOX:                              (5)

 OTHER DEBT:                           NAP(1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Hotel(6)

 LOCATION:                   New York, New York

 YEAR BUILT:                 1966

 YEAR RENOVATED:             1998, 2001

 NUMBER OF ROOMS:            307 rooms

 OCCUPANCY:                  88.0%(7)

 OCCUPANCY DATE:             September 10, 2004(4)

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        Courtyard Management Corporation, an
                             affiliate of Marriott International, Inc.

 ADR:                        $182.54(8)

 REVPAR:                     $160.61(9)

 U/W NCF:                    $5,625,063(10)

 U/W NCF DSCR:               1.75x(11)

 APPRAISED VALUE:            $78,900,000

 APPRAISAL AS OF DATE:       October 28, 2004

 CUT-OFF DATE LTV RATIO:     56.9%

 MATURITY/ARD LTV RATIO:     50.9%
-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   The Courtyard Marriott Midtown East Borrower deposited $4,497,548 into an
      FF&E reserve account more particularly described in footnote (4) below.

(3)   The Courtyard Marriott Midtown East Borrower is required to make monthly deposits into a reserve for the payment of taxes, insurance premiums and other charges (including common area maintenance charges). The Courtyard
      Marriott Midtown East Borrower's obligations with respect to this reserve are suspended during such times as Marriott International, Inc. or an affiliate thereof is the property manager and is otherwise reserving for such items and paying them on a current basis, and the debt service coverage ratio of the Courtyard Marriott Midtown East Mortgage Loan is
      equal to or greater than 1.15x.

(4)   The Courtyard Marriott Midtown East Borrower is required to deposit into a reserve 4% of annual gross income for replacement of furniture, fixtures and equipment at the property (the "Courtyard Marriott FF&E
      Reserve"). The Courtyard Marriott Midtown East Borrower's obligation with respect to the Courtyard Marriott FF&E Reserve is suspended during such times as Marriott International, Inc. or an affiliate thereof is the property manager and is maintaining the required amount of the Courtyard
      Marriott FF&E Reserve and the debt service coverage ratio of the
      Courtyard Marriott Midtown East Mortgage Loan is equal to or greater than
      1.15x. Pursuant to the Courtyard Marriott Management Agreement (as
      defined below), the holder of the Courtyard Marriott Midtown East
      Mortgage Loan has agreed not to take any action with respect to the
      Courtyard Marriott FF&E Reserve while the Courtyard Marriott Management
      Agreement remains in effect (see "--Hotel Assignment, Consent and
      Recognition Agreement" below).

(5)   See "--Lockbox" below.

(6)   The Courtyard Marriott Midtown East Mortgaged Property consists of the hotel condominium unit portion of the building and is subject to a recorded condominium declaration.

(7)   Average occupancy for the trailing 12-month period ending September 10,
      2004.

(8)   Average daily rate for the trailing 12-month period ending September 10,
      2004.

(9)   Revenue per available room for the trailing 12-month period ending
      September 10, 2004.

(10)  Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the
      Courtyard Marriott Midtown East Mortgaged Property is projected to be
      $5,949,758, based on an assumed increase in the average daily rate.

(11)  Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash
      Flow for the Courtyard Marriott Midtown East Mortgaged Property of
      $5,949,758 (as described in footnote (10) above), the Courtyard Marriott
      Midtown East Mortgage Loan has an U/W NCF DSCR of 1.85x.

                                     S-112

     The Borrower and Sponsor. The Courtyard Marriott Midtown East Borrower is
collectively comprised of Diamond-Rock Manhattan/Midtown East Owner, LLC, a
Delaware limited liability company ("DiamondRock Owner") and DiamondRock
Manhattan/Midtown East Tenant, LLC, a Delaware limited liability company
("DiamondRock Tenant"). The Courtyard Marriott Midtown East Borrower is owned and controlled by DiamondRock Hospitality Limited Partnership, whose sole general partner is DiamondRock Hospitality Company ("DiamondRock Hospitality
Co."), a privately held real estate investment trust. DiamondRock Hospitality
Co., a newly-formed lodging investment company, recently completed a $210 million common stock offering, pursuant to a private placement, to fund its hotel acquisitions. Marriott Hotel Services, Inc., a wholly owned subsidiary of
Marriott International, Inc. ("Marriott International"), purchased approximately $30 million of common stock of that private offering. DiamondRock
Hospitality Co. reports that it plans to form a public real estate investment trust to be listed on the NYSE in 2005. DiamondRock Hospitality Co. is headed by William W. McCarten, its chairman and chief executive officer, who has worked for the Marriott Corporation or Marriott International and its related entities for over twenty-five years. John L. Williams, DiamondRock Hospitality
Co.'s president and chief operating officer, has worked for the Marriott
Corporation or Marriott International and its related entities for over 25 years. Marriott International has more than 2,600 lodging properties in the
United States and 68 other countries and territories and offers a complete family of hotels of 12 different brands, from luxurious full-service hotels and resorts to all-suites hotels to affordable lodging. The company is headquartered in Bethesda, Maryland, and has approximately 128,000 employees.

     The Mortgage Loan. The Courtyard Marriott Midtown East Mortgage Loan was
originated on November 19, 2004 and has a cut off date principal balance of
$44,933,103. The Courtyard Marriott Midtown East Mortgage Loan is a five-year loan with a stated maturity date of December 11, 2009. The Courtyard Marriott
East Mortgage Loan accrues interest on an Actual/360 Basis, at an interest rate, in the absence of default, of 5.195% per annum. On the eleventh day of each month, the Courtyard Marriott Midtown East Borrower is required to make a constant monthly payment of $268,203, based on a 25-year amortization period.

     The Courtyard Marriott Midtown East Borrower is prohibited from voluntarily prepaying the Courtyard Marriott Midtown East Mortgage Loan, in
whole or in part, prior to September 11, 2009. From and after September 11,
2009, the Courtyard Marriott Midtown East Borrower may prepay the Courtyard
Marriott Midtown East Mortgage Loan, in whole only, without prepayment consideration.

     The Courtyard Marriott Midtown East Borrower may defease the Courtyard
Marriott East Mortgage Loan, in whole only, at any time after November 19,
2007, and by doing so obtain the release of the Courtyard Marriott Midtown East
Mortgaged Property and all other collateral pledged to lender as security for the Courtyard Marriott Midtown East Mortgage Loan. A defeasance will be effected by Courtyard Marriott Midtown East Borrower's pledging substitute collateral that consists of non-callable, fixed rate obligations that are
"government securities" within the meaning of Section 2(a)(16) of the
Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Courtyard Marriott Midtown East
Borrower under the Courtyard Marriott Midtown East Mortgage Loan and that are sufficient to pay off the Courtyard Marriott Midtown East Mortgage Loan in its
entirety on the stated maturity date. The Courtyard Marriott Midtown East
Borrower's right to defease the Courtyard Marriott Midtown East Mortgage Loan is subject to, among other things, S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of any rating then assigned to any class of the series 2005-C1 certificates by such rating agency.

     The Mortgaged Property. The Courtyard Marriott Midtown East Mortgage Loan
is secured by a first mortgage lien on the Courtyard Marriott Midtown East
Borrower's fee simple interest in the Courtyard Marriott Midtown East Mortgaged
Property, a condominium unit comprised of a 307-room hotel located at 866 Third
Avenue, New York, New York. DiamondRock Owner has leased the entire Courtyard
Marriott Midtown East Mortgaged Property to DiamondRock Tenant pursuant to a five-year lease that is subordinate to the mortgage on the Courtyard Marriott
Midtown East Mortgaged Property. Notwithstanding that DiamondRock Tenant is part of the Courtyard Marriott Midtown East Borrower, the mortgage on the
Courtyard Marriott Midtown East Mortgaged Property was executed by DiamondRock
Owner only and not by DiamondRock Tenant. As further security for the Courtyard
Marriott Midtown East Mortgage Loan, DiamondRock Tenant has delivered to the lender a pledge of DiamondRock Tenant's interest in the rents and revenues with respect to the Courtyard Marriott Midtown East Mortgaged Property and the owner of the equity interests in DiamondRock Tenant has delivered to lender a pledge of 100% of its equity interests in DiamondRock Tenant.

     The condominium unit that comprises the Courtyard Marriott Midtown East
Mortgaged Property is known and operated as the "Courtyard by Marriott Midtown
East" and is located in midtown Manhattan with access to several major attractions, including Rockefeller Center, the United Nations, Central Park,
and boutique shops on Fifth Avenue and Madison Avenue. The Courtyard Marriott
Midtown East Mortgaged Property is one of four commercial condominium units in the entire commercial condominium building known as 866 Third Avenue, New York,
New York, which is a 31-story

                                     S-113

building that was originally constructed as an office building in 1966, and significantly renovated in 1998. The four condominium units at 866 Third Avenue are comprised of (a) the hotel on floors 12 through 31, (b) Memorial Sloan
Kettering Cancer Center on floors 2 through 11, (c) retail space on the ground floor and cellar, totalling approximately 17,271 square feet, and (d) retail space on the second floor of approximately 13,286 square feet. The hotel lobby of 866 Third Avenue was renovated in 2001, and a guestroom refurbishment is scheduled for 2005 at an estimated cost of $4.3 million or $14,007 per room.
Some of the amenities at the Courtyard Marriott Midtown East Mortgaged Property
include meeting space of approximately 1,500 square feet, an exercise room, a breakfast restaurant, a bar lounge with 118-seat capacity, a concierge desk, valet service, guest laundry, high-speed internet access, and safe-deposit boxes. The guest rooms at the Courtyard Marriott Midtown East Mortgaged
Property, consist of 136 rooms with king-size beds, 163 rooms with double beds, and eight one-bedroom suites. The average room area is approximately 275 square feet.

-----------------------------------------------------------
            HISTORICAL PERFORMANCE INFORMATION
-----------------------------------------------------------
                   AVERAGE
    YEAR        OCCUPANCY(1)       ADR(2)        REVPAR(3)
------------   --------------   ------------   ------------

    2002             85.1%        $ 172.23       $ 146.60
    2003             82.2%        $ 164.84       $ 135.56
  TTM 9/04           88.0%        $ 182.54       $ 160.61
-----------------------------------------------------------

(1)  Occupancy is the occupancy for the respective period shown, the calendar years 2002 and 2003 and the trailing 12 months as of 9/10/2004.

(2)  Average daily rate for the respective period shown.

(3)  Revenue per available room for the respective period shown.

     As of September 10, 2004, for the trailing 12 months, the occupancy, ADR and RevPAR penetration rates at the Courtyard Marriott Midtown East Mortgaged
Property were approximately 107.7%, 122.3% and 131.8%, respectively, as reported in the STAR Trend Report for September 2004.

     Management Agreement. The Courtyard Marriott Midtown East Mortgaged
Property is managed by Courtyard Management Corporation ("Courtyard Marriott
Property Manager"), a wholly-owned subsidiary of Marriott International, pursuant to a management agreement (the "Courtyard Marriott Management
Agreement"). The Courtyard Marriott Management Agreement provides the Courtyard
Marriott Property Manager with the exclusive right to manage and operate the
Courtyard Marriott Midtown East Mortgaged Property for an initial term of 30 years and two ten-year renewal terms, including establishing rates for all hotel rooms and services, hiring employees, receiving, holding and disbursing property revenues, depositing revenues into various operating accounts and FF&E reserves, making distributions to the Courtyard Marriott Midtown East Borrower
and preparing annual business plans. The owner of the Courtyard Marriott
Midtown East Mortgaged Property has no right to object to many of the expenses approved by the Courtyard Marriott Property Manager. Under the Courtyard
Marriott Management Agreement, the Courtyard Marriott Property Manager is
entitled to a base management fee equal to a percentage of gross revenues from the property and an incentive fee based on annual "available cash flow" (which generally equals annual gross revenues minus expenses, deposits to the
Courtyard Marriott FF&E Reserve and an annual priority return to the property owner). The owner has the right to terminate the Courtyard Marriott Management
Agreement, subject to certain cure rights of the Courtyard Marriott Property
Manager, only if (i) both the gross revenue of the property (compared to the performance of certain competing hotels) and operating profit from the property both fall below certain defined performance thresholds with respect to any two consecutive fiscal years after 2006, and (ii) such failure is not at all attributable to (a) an extraordinary event that disproportionately affects the hotel property compared to certain other competing hotels, (b)  a major hotel renovation or (c)  a default by the owner under the Courtyard Marriott
Management Agreement.

     The Courtyard Marriott Management Agreement prohibits the owner of the
Courtyard Marriott Midtown East Mortgaged Property from entering into any sale of the hotel property (including a transfer of a controlling equity interest in such owner) with a purchaser who (a) does not, in the Courtyard Marriott
Property Manager's reasonable judgment, have sufficient financial resources or liquidity to fulfill the owner's obligations under the Courtyard Marriott
Management Agreement, (b) is known of being of bad moral character or has been convicted of a felony (or is affiliated with persons who have been so convicted), (c) owns a direct or indirect non-passive interest in a competing brand or group of hotels, or (d) is on a list of a specially designated national or blocked persons or entities. The Courtyard Marriott Property
Manager is restricted from opening a "restricted hotel" within a designated
"restricted area" (as each of "restricted hotel" and "restricted area" is defined in the Courtyard Marriott Management Agreement) prior to November 16,
2011. After November 19, 2009, the Courtyard Marriott Property Manager or its
affiliates may open one or more Courtyard by Marriott hotels within such restricted area, provided the aggregate guest rooms in all such hotels do not exceed 600. The Courtyard Marriott Management Agreement permits the owner of the Courtyard Marriott Midtown East Mortgaged Property to encumber the property with mortgage financing, so long as the financing is from an institutional lender, is on commercially reasonable terms and does not exceed certain loan to value and debt service coverage ratio constraints, provided that a refinance mortgage may

                                     S-114

not be subject to such restrictions as long as the amount of the refinancing does not exceed the lesser of the initial or the then-current principal amount of the mortgage being refinanced and the lender enters into a subordination, non-disturbance and attornment agreement with the Courtyard Marriott Property
Manager.

     Hotel Assignment, Consent and Recognition Agreement. Pursuant to a Hotel
Assignment, Consent and Recognition Agreement (the "Courtyard Marriott
Recognition Agreement"), the Courtyard Marriott Management Agreement has been assigned to the holder of the Courtyard Marriott Midtown East Mortgage Loan as
additional security, and has been made subject and subordinate to the mortgage on the Courtyard Marriott Mortgaged Property. Such lender has agreed not to disturb the Courtyard Marriott Property Manager's right to manage the property, and the holder of the Courtyard Marriott Midtown East Mortgage Loan has agreed that, if the property is acquired by the lender or any other party by foreclosure or deed in lieu of foreclosure, it will require the transferee (a)
to recognize the Courtyard Marriott Management Agreement and Courtyard Marriott
Property Manager's right to manage the Courtyard Marriott Midtown East
Mortgaged Property and (b) to perform all of the obligations of the property owner under the Courtyard Marriott Management Agreement for the remaining term thereof, provided that, at the time of a foreclosure of the Courtyard Marriott
Midtown East Mortgage Loan, (i) the Courtyard Marriott Midtown East Borrower
does not have the right to terminate the Courtyard Marriott Management
Agreement in accordance with the terms thereof and (ii) no event, condition or failure to meet financial goals under the Courtyard Marriott Management
Agreement exists which would permit the Courtyard Marriott Midtown East
Borrower to terminate the Courtyard Marriott Management Agreement in accordance with its terms. Further pursuant to the Courtyard Marriott Recognition
Agreement, the Courtyard Marriott Property Manager is required to cause the depository bank to deliver an agreement acknowledging the pledge of the
Courtyard Marriott FF&E Reserve to the holder of the Courtyard Marriott Midtown
East Mortgage Loan as additional security for the loan. However, the holder of the Courtyard Marriott Midtown East Mortgage Loan has agreed not to take any action with respect to the Courtyard Marriott FF&E Reserve while the Courtyard
Marriott Management Agreement remains in effect.

     Lockbox. The Courtyard Marriott Property Manager has agreed to deposit an amount equal to (a) gross revenues from the operation of the Courtyard Marriott
Midtown East Mortgaged Property minus (b) required deposits into (i) operating accounts for the payment of operating expenses (including fees owed to the
Courtyard Marriott Property Manager, but excluding debt service or reserves payable under any mortgage loan) and (ii) the Courtyard Marriott FF&E Reserve
(such remainder, the "Courtyard Marriott Distributable Cash"), into a deposit account (the "Courtyard Marriott Deposit Account") that has been pledged to the holder of the Courtyard Marriott Midtown East Mortgage Loan. Pursuant to a cash management agreement, the funds on deposit in such deposit account shall be remitted on a daily basis to the Courtyard Marriott Midtown East Borrower until lender's delivery of a "sweep notice," which notice may be delivered upon a decline in the debt service coverage ratio for the property below 1.15x or upon a default beyond applicable notice and cure periods under the related loan documents. Following the mortgage lender's delivery of a sweep notice, funds on deposit in the account are to be transferred by the depository bank to an account designated by lender, and, so long as no default beyond applicable notice or cure periods shall exist, may be applied by the mortgage lender first to the payment of monthly debt service and required reserves (if any), with any remaining balance to be paid to the Courtyard Marriott Midtown East Borrower.
The mortgage lender must rescind the sweep notice if the debt service coverage ratio increases above 1.15x for two quarters, or if the default is cured, as applicable.

     Air Rights. The land and commercial condominium building located at 866
Third Avenue, New York, New York, of which the Courtyard Marriott Midtown East
Mortgaged Property is a part, is benefited by an "air rights lease" currently scheduled to expire in 2041 that encumbers an adjacent property. The air rights lease provided certain development rights that were utilized in the initial construction of the building. Rent under the air rights lease is paid by the condominium board of managers from the proceeds of common area maintenance charges assessed to the Courtyard Marriott Midtown East Mortgaged Property and
the other three condominium units comprising the 866 Third Avenue building. The consequence of the expiration or earlier termination of the air rights lease are uncertain, but could include an adverse effect on the building's certificate of occupancy or the ability to reconstruct the building following a casualty.

     Insurance. With respect to the Courtyard Marriott Midtown East Mortgaged
Property, the related loan documents provide that the Courtyard Marriott
Midtown East Borrower's obligation to provide insurance on the Courtyard
Marriott Midtown East Mortgaged Property may be satisfied by the board of managers of the related condominium association and, further, that the
Courtyard Marriott Midtown East Borrower will not be in default if it provides insurance with respect to the improvements that are required to be insured by such condominium in accordance with the related condominium documents with the same deductibles, limits, loss payees, insureds and types of coverage provided by the board of managers of the related condominium association as of the date of closing of the Courtyard Marriott Midtown East Mortgage Loan. Accordingly,
the Courtyard Marriott Midtown East Borrower will be in compliance as long as it is maintaining what was in the policy obtained by the related condominium association at the time of closing of the Courtyard Marriott Midtown East
Mortgage Loan (including with respect to terrorism insurance).

                                     S-115

-------------------------------------------------------------------------------
                     X. THE CONCORD PORTFOLIO MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------

 CUT-OFF DATE BALANCE:                 $41,000,000

 LOAN PER UNIT:                        $48,122

 % OF INITIAL MORTGAGE POOL BALANCE:   2.7%

 SHADOW RATING (S&P/MOODY'S):          NAP(1)

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.905% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   February 11, 2005

 AMORTIZATION TERM:                    30 years

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        January 11, 2015

 MATURITY/ARD BALANCE:                 $34,664,036

 BORROWERS:                            American Opportunity for Housing --
                                       Concord at Williamcrest, LLC, and
                                       American Opportunity for Housing --
                                       Concord at Gulfgate, LLC

 SPONSORS:                             American Opportunity for Housing,
                                       Inc., and American Mortgage
                                       Acceptance Company

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted three months
                                       prior to Maturity Date.

 UP-FRONT RESERVES:                    NAP(1)

 ONGOING RESERVES:                     Tax and Insurance Reserve(2)
                                       Replacement Reserve(3)
                                       Excess Cash Flow Reserve(4)

 LOCKBOX:                              Springing

 MEZZANINE DEBT:                       $13,425,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:     Portfolio

 PROPERTY TYPE:              Multifamily

 LOCATION:                   Houston, Texas

 YEAR BUILT:                 2001-2003

 YEAR RENOVATED:             NAP

 UNITS:                      852 units

 OCCUPANCY:                  96.5%

 OCCUPANCY DATE:             August 31, 2004

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        The Lynd Company, a third party manager

 U/W NCF :                   $4,142,380(5)

 U/W NCF DSCR :              1.42x(5)(6)

 APPRAISED VALUE:            $61,450,000

 APPRAISAL AS OF DATE:       Various dates in September 2004

 CUT-OFF DATE LTV RATIO:     66.7%

 MATURITY/ARD LTV RATIO:     56.4%
-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   The Concord Portfolio Borrower is required to make monthly escrow deposits into a reserve account equal to one-twelfth of the annual insurance premiums. However, so long as the Concord Portfolio Mortgaged
      Property is exempt from taxes, the Concord Portfolio Borrower is not required to make monthly escrow deposits for taxes. If the tax exemption is no longer applicable, a tax escrow will be required.

(3)   The Concord Portfolio Borrower is required to make monthly escrow deposits into a reserve account equal to one-twelfth of the estimated annual amount for replacements and repairs of a capital nature required to be made at the Concord Portfolio Mortgaged Property. The initial annual amount for such capital improvements is $170,400.

(4)   In the event that the real estate tax exemption ceases to be effective, the Concord Portfolio Borrower is required to deposit all cash flow into a segregated lockbox account. All cash flow generated by the Concord
      Portfolio Mortgaged Property, after deducting (i) the Concord Portfolio
      Borrower's payment of the monthly debt service, (ii) deposits into the tax and insurance reserve, (iii) any other reserves required to be made by the Concord Portfolio Borrower, and (iv) operating expenses with respect to the Concord Portfolio Mortgaged Property, is required to be deposited into the excess cash flow reserve.

(5)   Calculated taking into account the Concord Portfolio Borrower's and the sole member of the Concord Portfolio Borrower's exclusion from ad valorem real estate taxes and assessments in accordance with the Texas Property
      Tax Code. In the event of a foreclosure or other transfer of the mortgaged real property, such mortgaged real property will no longer be exempt from ad valorem real estate taxes and assessments in accordance with the Texas Property Tax Code. Without such exemption, the U/W NCF and
      U/W NCF DSCR for the mortgaged real property would be $2,973,426 and
      1.02x, respectively.

(6)   Calculated as a weighted average and based on an actual debt constant of
      7.121%

                                     S-116

     The Borrowers and Sponsor. The Concord Portfolio Borrower collectively consists of American Opportunity for Housing -- Concord at Williamcrest, LLC
and American Opportunity for Housing -- Concord at Gulfgate, LLC, each of which is a Delaware limited liability company. The Concord Portfolio Borrowers is controlled by American Opportunity for Housing, Inc., a Kansas not-for-profit corporation ("AOH"). AOH owns approximately 100% of the direct and/or indirect equity interests in the Concord Portfolio Borrower.

     The Mortgage Loan. The Concord Portfolio Mortgage Loan was originated on
December 22, 2004 and has a cut-off date principal balance of $41,000,000. The
Concord Portfolio Mortgage Loan is a ten-year loan with a stated maturity date of January 11, 2015. The Concord Portfolio Mortgage Loan accrues interest on an
Actual/360 Basis. Up to its stated maturity, in the absence of default, the
Concord Portfolio Mortgage Loan will accrue interest at a fixed rate of 5.905%
per annum. On the eleventh day of each month during the term of the Concord
Portfolio Mortgage Loan, the Concord Portfolio Borrower is required to make payments to be applied to the payment of interest and the balance to be applied to the outstanding principal balance of the Concord Portfolio Mortgage Loan.

     The Concord Portfolio Borrower is prohibited from voluntarily prepaying the Concord Portfolio Mortgage Loan, in whole or in part, prior to October 11,
2014. From and after October 11, 2014, the Concord Portfolio Borrower may prepay the Concord Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Concord Portfolio Borrower may defease the Concord Portfolio Mortgage
Loan, in whole only, at any time after the second anniversary of the initial issuance of the series 2005-C1 certificates, and by doing so obtain the release of the Concord Portfolio Mortgaged Property. A defeasance will be effected by the Concord Portfolio Borrower's pledging substitute collateral that consists of non-callable, fixed rate obligations of the United States of America that produce payments which replicate the payment obligations of the Concord
Portfolio Borrower under the Concord Portfolio Mortgage Loan and that are sufficient to pay off the Concord Portfolio Mortgage Loan in its entirety on the stated maturity date. The Concord Portfolio Borrower's right to defease the
Concord Portfolio Mortgage Loan is subject to S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C1 certificates by such rating agency.

     The Mortgaged Property. The Concord Portfolio Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Concord
Portfolio Mortgaged Property. The Concord Portfolio Mortgaged Property consists of three multifamily properties located in Houston, Texas having 852 units. The
Concord Portfolio was developed between 2001 and 2003 and each property consists of three-story garden-style apartment buildings that were pre-constructed and erected on site. Little York was constructed in 2001 and contains 276 units on 9.66 acres. Williamcrest was constructed in 2003 and contains 288 units on 11.65 acres. Gulfgate was constructed in 2002 and contains 288 units on 10.97 acres. As of August 31, 2004, occupancy at the
Concord Portfolio Mortgaged Property was 96.5%.

     Lockbox. During a Concord Portfolio Mortgage Loan Sweep Period (as defined below), the Concord Portfolio Borrower is required to deposit all rent received by the Concord Portfolio Borrower into a segregated lockbox account that has been pledged to the holder of the Concord Portfolio Mortgage Loan. In the event that a Concord Portfolio Mortgage Loan Sweep Period exists, all amounts in the lockbox account will be applied on each monthly payment date in the following order of priority: first, to the payment of the Concord Portfolio Borrower's monthly insurance premium reserve obligation and monthly tax reserve obligations, second, to the payment of monthly debt service with respect to the
Concord Portfolio Mortgage Loan, third, to the payment of monthly replacement reserve obligations with respect to the Concord Portfolio Mortgage Loan, fourth, to the payment of any default interest and late payment charges, fifth, in the event that the real estate tax exemption on any property in the Concord
Portfolio Mortgaged Property ceases to be effective, for deposit to the operating expense account with respect to the Concord Portfolio Mortgage Loan, sixth, in the event that the real estate tax exemption on any property in the
Concord Portfolio Mortgage Loan ceases to be effective, for deposit to the operating expense account to the extent of any extraordinary expenses with respect to the Concord Portfolio Mortgage Loan, and last, any income remaining after funding the foregoing allocations shall be disbursed (A) in the event that the real estate tax exemption on any property in the Concord Portfolio
Mortgaged Property ceases to be effective, for deposit to the excess cash flow subaccount with respect to the Concord Portfolio Mortgaged Loan; and (B) in the
event that the real estate tax exemption on any property in the Concord
Portfolio Mortgaged Property is in effect, for deposit to the borrowers'
remainder subaccount with respect to the Concord Portfolio Mortgage Loan. If a
Concord Portfolio Mortgage Loan Sweep Period exists, the holder of the Concord
Portfolio Mortgage Loan may apply amounts in the property account to the payment of amounts due with respect to the Concord Portfolio Mortgage Loan in such order of priority as the mortgagee may determine.

     A "Concord Portfolio Mortgage Loan Sweep Period" means the period of time from and after the occurrence of the earlier of: (i) the date which is three months prior to the maturity of the Concord Portfolio Mortgage Loan; (ii) the date if

                                     S-117

and when the real estate tax exemption on any property in the Concord Portfolio
Mortgaged Property ceases to be effective; (iii) any time when a holder of the
Concord Portfolio Mortgage Loan is required to implement a hard cash management system pursuant to the terms of the intercreditor agreement relating to the
Concord Portfolio Mezzanine Loan; and (iv) the occurrence of an event of default under the Concord Portfolio Mortgage Loan.

     Mezzanine Financing. At closing, American Opportunity for Housing, Inc.
obtained mezzanine financing in the amount of $13,425,000 (the "Concord
Portfolio Mezzanine Loan"). The Concord Portfolio Mezzanine Loan is subject to an intercreditor agreement between the senior lender and the mezzanine lender.
Such intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by such mezzanine lender on the mezzanine loan until all payments that are due or that will become due under the mortgage loan are paid in full to the mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee and (d) such mezzanine lender is not permitted to exercise any rights it may have to foreclose or otherwise realize upon the equity collateral pledged to it without a written confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C1 certificates.

     Tax Exemption. The Concord Portfolio Mortgaged Property is currently exempt from ad valorem real estate taxes and assessments in accordance with
Section 11.182 of the Texas Property Tax Code. The Concord Portfolio Borrower
and the sole member of the Concord Portfolio Borrower are currently entities the income of which is excludable from gross income under Section 501(a) of the
Internal Revenue Code by reason of being described in Section 501(c)(3) of the
Internal Revenue Code. In the event of a foreclosure or other transfer of the
Concord Portfolio Mortgaged Property, the Concord Portfolio Mortgaged Property
will no longer be exempt from ad valorem real estate taxes and assessments in accordance with Section 11.182 of the Texas Property Tax Code. Without such exemption, the U/W NCF and U/W NCF DSCR for the mortgaged real property would be $2,973,426 and 1.02x, respectively.

     Terrorism Insurance. The Concord Portfolio Borrower, at its sole cost and expense, must maintain policies of insurance for the Concord Portfolio
Mortgaged Property against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, terrorist actions.

                                     S-118

CLEARVIEW PALMS LOAN PAIR

     General. The Clearview Palms Mortgage Loan, which has an unpaid principal balance of $6,107,200 and represents 0.4% of the Initial Mortgage Pool Balance, is part of the Clearview Palms Loan Pair, that consists of the Clearview Palms
Mortgage Loan and the Clearview Palms Non-Trust Mortgage Loan, both of which are secured by the same mortgage on the Clearview Palms Mortgaged Property. The
Clearview Palms Non-Trust Mortgage Loan is not included in the trust. Each mortgage loan comprising the Clearview Palms Loan Pair is evidenced by a separate promissory note. The mortgage loans constituting the Clearview Palms
Loan Pair are both obligations of the same borrower and are cross-defaulted.
The Clearview Palms Mortgage Loan is, following certain events of default with respect to the Clearview Palms Loan Pair, senior in right of payment to the
Clearview Palms Non-Trust Loan. The Clearview Palms Non-Trust Loan has an
original principal balance of $381,700 and is held by one of our affiliates.
See "Servicing of the Underlying Mortgage Loans--The Series 2005-C1 Controlling
Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the Clearview
Palms Non-Trust Loan Noteholder. The Clearview Palms Non-Trust Loan will be serviced, along with the Clearview Palms Mortgage Loan, under the series
2005-C1 pooling and servicing agreement by the master servicer and the special servicer, generally as if the Clearview Palms Non-Trust Loan was a mortgage loan in the trust. The Underwritten Debt Service Coverage Ratio and the original loan-to-value ratio for the entire Clearview Palms Loan Pair
(calculated as if it was a single underlying mortgage loan) are 1.26x and
82.9%, respectively.

     NOTWITHSTANDING ANYTHING IN THIS PROSPECTUS SUPPLEMENT TO THE CONTRARY,
THE CLEARVIEW PALMS MORTGAGE LOAN IS THE ONLY UNDERLYING MORTGAGE LOAN THAT IS
PART OF A LOAN COMBINATION, AND THE CLEARVIEW PALMS LOAN PAIR AND THE CLEARVIEW
PALMS NON-TRUST LOAN ARE THE ONLY LOAN COMBINATION AND NON-TRUST LOAN,
RESPECTIVELY, RELATING TO A MORTGAGE LOAN THAT SUPPORTS THE SERIES 2005-C1
CERTIFICATES.

     Co-Lender Agreement. The two holders of the mortgage loans comprising the
Clearview Palms Loan Pair are bound by the terms and provisions of the
Clearview Palms Co-Lender Agreement, dated as of January 11, 2005. The
Clearview Palms Co-Lender Agreement generally includes the following provisions, among others:

     o    Consent Rights. The Loan Combination Controlling Party for the
          Clearview Palms Loan Pair and will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Clearview Palms Loan
          Pair, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loan
          (see "Servicing of the Underlying Mortgage Loans--The Series 2005-C1
          Controlling Class Representative and the Non-Trust Loan Noteholders"
          in this prospectus supplement). As of any date of determination, the
          Loan Combination Controlling Party for the Clearview Palms Loan Pair
          will be (A) the Clearview Palms Non-Trust Loan Noteholder or its
          designee, if and for so long as the unpaid principal balance of the
          Clearview Palms Non-Trust Loan, net of that portion of any existing
          Appraisal Reduction Amount with respect to the Clearview Palms Loan
          Pair that is allocable to the Clearview Palms Non-Trust Loan, is equal to or greater than 25% of the original principal balance of the
          Clearview Palms Non-Trust Loan, and (B) otherwise, the holder of the underlying mortgage loan or its designee (which designee, in accordance with the series 2005-C1 pooling and servicing agreement, will be the series 2005-C1 controlling class representative).

     o    Purchase Option. If and for so long as the Clearview Palms Loan Pair is specially serviced and a scheduled payment on the Clearview Palms
          Loan Pair is at least 60 days delinquent, the Clearview Palms
          Non-Trust Loan Noteholder (or its assignee) has the option to purchase the underlying mortgage loan at a price generally equal to the unpaid principal balance of the Clearview Palms Mortgage Loan, together with all accrued unpaid interest on that loan (other than Default Interest)
          to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     o    Restriction on Transfer. The transfer of the ownership of any mortgage loan comprising the Clearview Palms Loan Pair to any person or entity--other than institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceed a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans--is generally prohibited.

     Priority of Payments. Pursuant to the Clearview Palms Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the Clearview
Palms Loan Pair in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Clearview Palms
Mortgage Loan or (b) certain non-monetary events of default with respect to the
Clearview Palms Mortgage Loan at a time when the related underlying mortgage loan is being

                                     S-119

specially serviced, collections on the Clearview Palms Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Clearview Palms Mortgage Loan and the
Clearview Palms Non-Trust Loan generally in the following manner:

     o    first, to the Clearview Palms Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the Clearview Palms Mortgage Loan, in an amount equal to
          (a) all scheduled principal payments attributable to the Clearview
          Palms Mortgage Loan in accordance with the related loan documents, (b)
          all voluntary principal prepayments attributable to the Clearview
          Palms Mortgage Loan in accordance with the related loan documents, (c)
          all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Clearview Palms
          Mortgage Loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the
          Clearview Palms Mortgage Loan in accordance with the related loan documents;

     o    third, to the Clearview Palms Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fourth, to the Clearview Palms Non-Trust Loan, in an amount equal to
          (a) all scheduled principal payments attributable to the Clearview
          Palms Non-Trust Loan in accordance with the related loan documents,
          (b) all voluntary principal prepayments attributable to the Clearview
          Palms Non-Trust Loan in accordance with the related loan documents,
          (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Clearview
          Palms Non-Trust Loan in accordance with the related loan documents and
          (d) on the maturity date, all principal payments attributable to the
          Clearview Palms Non-Trust Loan in accordance with the related loan documents;

     o    fifth, to the Clearview Palms Mortgage Loan, any prepayment premium attributable to the Clearview Palms Mortgage Loan in accordance with the related loan documents;

     o    sixth, to the Clearview Palms Non-Trust Loan, any prepayment premium attributable to the Clearview Palms Non-Trust Loan in accordance with the related loan documents;

     o    seventh, to the Clearview Palms Mortgage Loan, any late payment charges and Default Interest due in respect of the Clearview Palms
          Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    eighth, to the Clearview Palms Non-Trust Loan, any late payment charges and Default Interest due in respect of the Clearview Palms
          Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the Clearview Palms Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Clearview
          Palms Non-Trust Loan Noteholder with respect to the Clearview Palms
          Loan Pair pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o    tenth, for such remaining purposes as are provided in the Clearview
          Palms Co-Lender Agreement.

     Pursuant to the Clearview Palms Co-Lender Agreement, during the existence of: (a) certain monetary events of default with respect to the Clearview Palms
Mortgage Loan or (b) certain non-monetary events of default with respect to the
Clearview Palms Mortgage Loan at a time when the Clearview Palms Mortgage Loan is being specially serviced, collections on the Clearview Palms Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Clearview Palms Mortgage Loan and the
Clearview Palms Non-Trust Loan generally in the following manner:

     o    first, to the Clearview Palms Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the Clearview Palms Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

                                     S-120

     o    third, to the Clearview Palms Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fourth, to the Clearview Palms Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    fifth, to the Clearview Palms Mortgage Loan, any prepayment premium attributable to the Clearview Palms Mortgage Loan in accordance with the related loan documents;

     o    sixth, to the Clearview Palms Non-Trust Loan, any prepayment premium attributable to the Clearview Palms Non-Trust Loan in accordance with the related loan documents;

     o    seventh, to the Clearview Palms Mortgage Loan, any late payment charges and Default Interest due in respect of the Clearview Palms
          Mortgage Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    eighth, to the Clearview Palms Non-Trust Loan, any late payment charges and Default Interest due in respect of the Clearview Palms
          Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the Clearview Palms Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Clearview Palms
          Mortgage Loan;

     o    tenth, to the Clearview Palms Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Clearview Palms
          Non-Trust Loan;

     o    eleventh, to the Clearview Palms Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Clearview
          Palms Non-Trust Loan Noteholder with respect to the Clearview Palms
          Loan Pair pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o    twelfth, for such remaining purposes as are provided in the Clearview
          Palms Co-Lender Agreement.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the
12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment due thereunder.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o    Forty-two (42) of the mortgaged real properties, securing 28.0% of the
          Initial Mortgage Pool Balance, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

     o    Thirteen (13) of the mortgaged real properties, securing 6.9% of the
          Initial Mortgage Pool Balance, have, in each case, space leased to a single tenant that occupies 90% or more of the net rentable area of the particular property.

     o    A number of companies are major tenants at more than one of the mortgaged real properties.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Three (3) of the mortgaged real properties, securing 1.3% of the
          Initial Mortgage Pool Balance, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o    Three (3) of the mortgaged real properties, securing 0.7% of the
          Initial Mortgage Pool Balance, are, in each case, a multifamily rental property that has a material tenant concentration of military personnel. Each of those mortgaged real properties could be adversely affected by the closing of the local military base.

     o    Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o    Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

                                     S-121

     o    Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties. For example, the Lembi Portfolio
          Mortgaged Properties are each located in San Francisco and Burlingame and are subject to local rent control laws and ordinances. See
          "Description of the Mortgage Pool--Significant Underlying Mortgage
          Loans--The Lembi Portfolio Mortgage Loan" in this prospectus supplement.

     o    Four (4) of the mortgaged real properties, collectively securing 4.1%
          of the Initial Mortgage Pool Balance, are multifamily rental properties that, in each case, receive rent subsidies from the United
          States Department of Housing and Urban Development under its Section 8
          Housing Assistance Program.

     Ground Leases. Four (4) of the mortgage loans that we intend to include in the trust, representing 7.4% of the Initial Mortgage Pool Balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Marriott Salt
Lake, which mortgage loan represents 2.6% of the Initial Mortgage Pool Balance, the subject mortgage loan is secured by the related borrower's leasehold interest in two ground leases covering the related mortgaged real property.
The ground lease covering the majority of the mortgaged real property is a ground lease that contains most customary mortgagee protections except that while such ground lease may be assigned to the holder of the underlying mortgage loan or its nominee pursuant to foreclosure or deed in lieu of foreclosure, further assignments thereafter will require consent of the ground lease lessor. In addition, a second unrecorded lease covering certain hallway or passageway portions of the related mortgaged real property equaling approximately 1,078 square feet does not contain customary mortgagee ground lease protections. At closing, the related borrower deposited $100,000 into an escrow fund to cover the cost of realigning the hallway or passageway portions of the mortgaged real property covered by the second unrecorded lease (referred to in the prior sentence).  In the event the second unrecorded lease is not amended to include certain additional ground lease protections, that $100,000 escrow may be applied to cover those hallway or passageway reallignment costs referred to in the preceding sentence.  In addition, if a guarantee acceptable to the lender is delivered, the $100,000 escrow will be released to the related borrower.

     Other Financing. In the case of the Clearview Palms Mortgage Loan, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance, the
Clearview Palms Mortgaged Property also secures the Clearview Palms Non-Trust
Loan, which is not included in the trust. See "Risk Factors--Some of the
Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the
Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure
Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject
Mortgaged Real Property" and "Description of the Mortgage Pool--Clearview Palms
Loan Pair" in this prospectus supplement.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. "Mezzanine debt" is debt secured by the principal's direct ownership interest in a related borrower, and the affiliate debt referred to in this "--Other Financing" section is secured by an entity's indirect ownership interest in a related borrower.

     With respect to the 11 West 42nd Street Mortgage Loan, which mortgage loan represents 10.5% of the Initial Mortgage Pool Balance, the equity holders of the related borrower have pledged 100% of the equity interests in the related borrower to secure mezzanine loans in the aggregate amount up to $48,500,000, as described under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 11 West 42nd Street Mortgage Loan--Mezzanine Financing" in
this prospectus supplement.

     With respect to the 2100 Kalakaua Avenue Mortgage Loan, which mortgage loan represents 8.5% of the Initial Mortgage Pool Balance, the equity holder of the related borrower has pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the original principal amount of
$15,000,000, as described under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 2100 Kalakaua Avenue Mortgage Loan--Mezzanine
Financing" in this prospectus supplement.

                                     S-122

     With respect to the Lembi Portfolio Mortgage Loan, which represents 6.2%
of the Initial Mortgage Pool Balance, the equity holders of the related borrowers have pledged 100% of the equity interests in the related borrowers in the aggregate amount of $5,000,000, as described under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Lembi Portfolio
Mortgage Loan--Mezzanine Financing", in this prospectus supplement.

     With respect to the Concord Portfolio Mortgage Loan, which represents 2.7%
of the Initial Mortgage Pool Balance, the equity holders of the related borrower have pledged 100% of the equity interests in the related borrower in the aggregate amount of $13,425,000, as described under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Concord Portfolio
Mortgage Loan--Mezzanine Financing", in this prospectus supplement.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this Prospectus Supplement as Somerset on
Garfield Apartments, which represents 1.4% of the initial mortgage pool balance, the sole member of the related borrower has pledged 100% of its equity interests in the related borrower to secure a mezzanine loan in the original principal amount of $5,200,000 made by Tremont GRE Funding LLC. The mezzanine loan provides for periodic debt service payments and matures on September 11,
2011 if not earlier paid or due and payable in accordance with the terms of the related mezzanine loan documents. In connection with such mezzanine loan, the mezzanine lender has executed an intercreditor agreement with the mortgagee that provides, among other things, that: (a) the mezzanine loan is generally subordinate in lien, security interest and right of payment to the underlying mortgage loan, (b) without the prior written consent of the other lender, the loan documents with respect to the underlying mortgage loan or the mezzanine loan will not be modified or amended in certain material respects (except, in certain circumstances with respect to the underlying mortgage loan, in connection with a workout thereof during the continuance of an event of default thereunder) and (c) the mezzanine lender is not permitted to transfer more than
49% of its beneficial interest in the subject mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless confirmation is received from the applicable rating agencies that such action will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the series 2005-C1 certificates has been received, (d) the mezzanine lender will have the right to cure certain defaults with respect to the underlying mortgage loan within certain time limits, and (e) the mezzanine lender will have the right to purchase such mortgage loan if such mortgage loan has been accelerated or other enforcement action has been taken with respect thereto for a purchase price equal to the outstanding principal balance thereof, all accrued interest and other amounts due thereon, any advances made by the mortgagee and any interest thereon and all costs and expenses related to the enforcement of the terms of such mortgage loan.

     With respect to the Wilshire Rodeo Plaza Mortgage Loans, which mortgage loans represent 7.4% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing, as described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Wilshire Rodeo Plaza Mortgage
Loan--Mezzanine Financing" in this prospectus supplement.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Atlantic
Building, which mortgage loan represents 1.9% of the Initial Mortgage Pool
Balance, the related borrower has a one time right to request mezzanine financing secured by a pledge of certain ownership interests in the related borrower from an approved mezzanine lender, provided that the following requirements, among others, are satisfied: (a) the mezzanine loan amount is not greater than an amount which would result in a maximum combined loan-to-value ratio equal to 80%, (b) the combined debt service coverage ratio immediately following the closing of the mezzanine loan is not less than 1.25x and (c) a confirmation is received from the applicable rating agencies stating that such mezzanine financing will not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the series 2005-C1 certificates.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Carson
Self-Storage, which mortgage loan represents 0.9% of the Initial Mortgage Pool
Balance, in the event of the transfer of the Carson Self-Storage mortgaged real property to an entity unrelated to the borrower or in such other event as described in the related loan documents, the owners of direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing secured by a pledge of the ownership interests in the related borrower from a qualified mezzanine lender in an amount not greater than an amount which would result in a maximum combined loan-to-value ratio equal to
75%, subject to certain conditions set forth in the related loan documents including (i) the delivery of a written confirmation from each rating agency that the mezzanine loan will not result in a requalification, reduction or withdrawal of any current rating assigned to any class of the series 2005-C1 certificates, (ii) a debt service coverage ratio of the mortgage loan immediately following the closing of the mezzanine loan of greater than 1.41x and (iii) a combined debt service coverage ratio immediately following the closing of the mezzanine loan of greater than 1.10x.

                                     S-123

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Elmhurst
Square, which mortgage loan represents 0.3% of the Initial Mortgage Pool
Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     In addition, with respect to the IBM Gaithersburg Mortgage Loan, which mortgage loan represents 3.0% of the Initial Mortgage Pool Balance, the sole member of the IBM Gaithersburg Borrower and the related guarantor are party to an interim revolving credit agreement with Bank of America which provides for a credit facility of up to $350,000,000. The financing evidenced by such credit agreement is secured by a pledge of, among other things, the membership interests of the IBM Gaithersburg Borrower by its sole member, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The IBM Gaithersburg Mortgage Loan--Revolving Credit Facility" in this prospectus supplement.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Livonia
Industrial Properties, which mortgage loan represents 1.1% of the Initial
Mortgage Pool Balance, David Clapper, a principal of the related borrower, has pledged his interest in the related borrower to secure two loans in the aggregate original principal amount of $1,781,835. Such affiliate debt is evidence by two promissory notes to Bank One, NA, in the amounts of $1,181,835 and $600,000, respectively. By the terms of such notes, both loans are full recourse loans to David Clapper, individually, and are secured by a pledge of his 46.8% membership interest in Atlantic XV, LLC, the 99% interest holder in the related borrower. The notes provide for monthly payments of $24,621.56 and
$10,000, respectively, and mature in March 2008 and March 2009, respectively.
The mortgage lender and mezzanine lender did not enter into an intercreditor agreement.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt (including, without limitation, loans from members or partners), in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

     Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o    determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o    determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o    required law and ordinance insurance.

     Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the

                                     S-124

borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan;
however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties. For example, with respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Southern Warehouses, which mortgaged real property secures a mortgage loan representing 1.0% of the
Initial Mortgage Pool Balance, as of closing of the related mortgage loan, certain open permits and uncured violations existed at the underlying mortgaged real property. The mortgage lender held back funds in the amount of $30,000 of such loan as additional security until such time as the related borrower has provided evidence that the related mortgaged real property is in compliance, in all material respects, with all applicable building and zoning laws, ordinances, permits and regulations.

     In addition, with respect to Courtyard Marriott Midtown East Mortgaged
Property, which secures a mortgage loan representing 2.9%, of the Initial
Mortgage Pool Balance, the related mortgaged real property currently operates under a temporary certificate of occupancy as a result of certain sidewalk and building facade violations which were cited by the City of New York Department of Buildings and must be corrected. The related borrower has represented and warranted to mortgage lender in the related loan documents that such municipal violations do not have a material adverse effect on the ownership or condition of the related mortgaged real property, and that related borrower, to the extent possible, shall cause the municipal violations to be cured as soon as practicable.

     Also, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westlake Atascocita, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool
Balance, as of the date of closing the related mortgage loan, the underlying mortgaged real property did not consist of independent and lawfully subdivided parcels of land. The related borrower has covenanted pursuant to the related loan documents to cause the subject mortgaged real property to undergo proper subdivision pursuant to the requirements of the City of Houston and Harris
County, Texas, and the related guarantor has provided a payment guaranty as further security for the related mortgage loan, until such time as the related mortgaged real property has been lawfully subdivided into separate parcels of land. In addition, as of the date of closing of the related mortgage loan, a portion of that mortgaged real property was not an independent tax lot and was assessed for real estate tax purposes as part of an adjoining parcel of land that is not part of that mortgaged real property. The related borrower is obligated to cause that portion of the mortgaged real property to become an independent tax lot by January 1, 2005. Until that portion of the mortgaged real property is no longer assessed as part of that other parcel of land, the related borrower will be obligated to make its monthly tax and insurance deposits in accordance with the related loan documents to cover real estate taxes with respect to that other parcel of land in addition to the mortgaged real property.

     In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust. For example, with respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 6900 Place
Shopping Center and Courtyard Plaza, which mortgaged real properties secure mortgage loans representing 0.5%, in the aggregate, of the Initial Mortgage
Pool Balance, the related borrowers failed to deliver certificates of occupancy. The related loan documents required that each of the related borrowers deliver all outstanding certificates of occupancy within 120 days after closing of the related mortgage loan. There can be no assurance that such certificates of occupancy will be obtained and delivered by the related borrowers.

     Further, in the case of the mortgaged real property identified on Annex
A-1 to this prospectus supplement as Westgate Park Apartments, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage
Pool Balance, a municipal zoning letter from the City of Temple confirms that apartments are allowed in the applicable jurisdiction and that the related borrower had obtained a variance with respect to City parking requirements.
However, the City confirmed that City staff was unable to obtain certificates of occupancy.

     Also, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Auburn Place & College Point I & II
Apartments, which mortgaged real property secures a mortgage loan representing
0.2%, in the aggregate, of the Initial Mortgage Pool Balance, a portion of the related mortgaged real property is not zoned for multifamily use. Accordingly, the related borrower has submitted a request to the City of Stephensville to revise the zoning classification so that the multifamily use of the non-conforming property will be a legal use of the non-conforming property under applicable zoning ordinances. As a condition to funding the related mortgage loan, the related lender retained $25,000 of the mortgage loan proceeds to be retained in an escrow account and has received a commitment from its insurer to provide the ordinance or law coverage required pursuant to the related mortgage loan documents in the event that the multifamily use of the non-conforming property is not a legal use under applicable zoning ordinances by January 20, 2005.

                                     S-125

     Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance. See, for example, "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 2100 Kalakaua
Avenue Mortgage Loan--Parking Agreement" in this prospectus supplement for a discussion, with respect to the 2100 Kalakaua Avenue Mortgage Loan, of certain contractual arrangements and/or permits obtained in connection with the 2100
Kalakaua Avenue Mortgaged Property, the termination of which could cause that property to no longer comply with applicable land-use ordinances regarding required parking spaces. See also, the discussion regarding the Big Beaver
Office Building under "Risks Related to Mortgage Loans--The Underlying Mortgage
Loans Have a Variety of Characteristics Which May Expose Investors to Greater
Risk of Default and Loss--Some of the Mortgaged Real Properties May Not Comply
With All Applicable Zoning Laws and/or Local Building Codes or with the
Americans With Disabilities Act of 1990" above.

     Lockboxes. Seventy-six (76) mortgage loans that we intend to include in the trust fund, representing approximately 94.1% of the Initial Mortgage Pool
Balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

     o    HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property or, in some cases, the borrower, and with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager. In the case of a hard lockbox, funds deposited into the lockbox account either--

          1.   are disbursed in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower; or

          2.   are disbursed to or at the direction of the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

     o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a hard lockbox as described above is put in place (or, alternatively, an existing account becomes a hard lockbox as described above), from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower. Examples of triggering events may include:

          1.   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2.   a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

     For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     All of the 76 mortgage loans referred to above provide for lockbox accounts as follows:

                                        % OF INITIAL
                          NUMBER OF       MORTGAGE
   TYPE OF LOCKBOX     MORTGAGE LOANS   POOL BALANCE
--------------------- ---------------- -------------

  Hard ..............        19             52.7%
  Springing .........        57             41.4%

     In addition, in the case of the Courtyard Marriott Midtown East Mortgage
Loan, which represents 2.9% of the Initial Mortgage Pool Balance, there exists a cash management system whereby a property manager that is affiliated with the subject

                                     S-126

borrower is required to deposit certain designated net revenues from the related mortgaged real property to an account pledged to secure the subject underlying mortgage loan.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

     o    property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of the Clearview Palms
               Mortgage Loan, the Clearview Palms Non-Trust Loan), and

          2.   the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of the Clearview Palms
               Mortgage Loan, the Clearview Palms Non-Trust Loan),

          2.   the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968, and

          4.   the full insurable replacement cost of the improvements located on the mortgaged real property;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

     o    business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties; (c)
a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     Notwithstanding the foregoing, in the case of the Courtyard Marriott
Midtown East Mortgaged Property, which secures by the Courtyard Marriott
Midtown East Mortgage Loan representing 2.9% of the Initial Mortgage Pool
Balance, the related loan documents provide that the Courtyard Marriott Midtown
East Borrower will be in compliance with its obligation to provide insurance on that mortgaged real property as long as it is maintaining what was in the insurance policy obtained by the related condominium association at the time of closing of the Courtyard Marriott Midtown East Mortgage Loan (including with respect to terrorrism insurance). See "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Courtyard Marriott Midtown
East Mortgage Loan--Insurance" in this prospectus supplement.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in
California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss

                                     S-127

in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Thirty-nine (39) of the mortgaged real properties, securing 29.1% of the
Initial Mortgage Pool Balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk
for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry.
Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series
2005-C1 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform
Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of eleven (11) mortgaged real properties, securing 1.4% of the Initial Mortgage Pool Balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph (or, in the case of three (3) mortgaged real properties, securing mortgage loans representing 0.9% of the Initial Mortgage Pool Balance, a related Phase II environmental site assessment) were completed during the
12-month period ending on the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

                                     S-128

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the Clearview Palms Mortgage Loan, representing 0.4% of the Initial Mortgage Pool Balance, a Phase II environmental investigation involving the installation of six subsurface borings, identified low levels of total petroleum

                                     S-129

hydrocarbons in groundwater above Louisiana Department of Environmental Quality
(LADEQ) standards. The related borrower has escrowed $105,000 for remedial actions necessary to obtain regulatory closure. There can be no assurance that the party responsible for remedial activities, if required by LADEQ, will complete such actions or that the escrowed funds will be sufficient to complete any required remedial actions.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bellflower, which mortgaged real property secures a mortgage loan representing 0.6% of the Initial Mortgage Pool Balance, a Phase
I environmental consultant reported that a prior Phase II environmental investigation conducted in 1998 identified elevated volatile organic compounds
(VOCs) associated with historical on-site dry cleaning. Following review of the
Phase II environmental investigation, the Regional Water Quality Control Board
(RWQCB) granted a conditional case closure pending the results of future monitoring at the subject property. The Phase I consultant reported that following a March 2004 monitoring report the RWQCB representative charged with overseeing the site has recommended final case closure of the site. Final approval of the recommended case closure is pending and the Phase I consultant has recommended no further environmental investigation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Timbers of Inwood Forest, which mortgaged real property secures a mortgage loan representing 0.5% of the Initial Mortgage Pool
Balance, a Phase I environmental consultant reported that groundwater at the subject property has been impacted by a neighboring property. The Phase I consultant reported that three monitoring wells have been installed on the subject property as part of an on-going investigation and remediation of the neighboring property. The neighboring property is currently enrolled in the state voluntary cleanup program. The monitoring wells at the subject property identified elevated levels of dry-cleaning solvents in the groundwater. The
Phase I environmental consultant concluded that there should not be a risk of exposure at the subject property because drinking water is obtained from a different source. The Phase I environmental consultant recommended no further action.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Towne Shoppes at Margate, which mortgaged real property secures a mortgage loan representing 0.5% of the Initial Mortgage Pool
Balance, the Phase I environmental consultant reported that the subject property has been impacted by an historic on-site dry-cleaning operation. The
Phase I environmental consultant reported that a previous subsurface investigation revealed the presence of chlorinated solvents in groundwater at the subject property. As part of ongoing state regulatory oversight at the subject property a November 2004 groundwater investigation report concluded that all concentrations of chlorinated solvents were below applicable state regulatory standards. The Phase I environmental consultant reported that if additional groundwater monitoring results indicate the lack of contaminants of concern, then a proposal for regulatory closure with a "No Further Action"
letter will be submitted to the state regulatory agency. The Phase I consultant recommended submitting additional groundwater monitoring results in order to obtain a "No Further Action" letter.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Gainesville Shopping Center, which mortgaged real property secures a mortgage loan representing 0.6% of the Initial Mortgage Pool
Balance, the Phase I consultant reported that groundwater at the subject property has been impacted by volatile organic compounds (VOCs) from a former leaking underground storage tank (LUST) and an ongoing dry-cleaning operation.
The Phase I consultant reported that remediation at the subject property following removal of the LUST was discontinued in 2002 after state-funded remediation assistance could not be obtained because the level of VOC impact at the subject property failed to reach the level of priority for state funded cleanup assistance. Therefore, the LUST issue remains open but the Phase I consultant recommended no further action. In addition, the Phase I consultant reported that the subject property has been admitted to the state administered dry-cleaning solvent cleanup program following identification of VOCs in one groundwater sample. Although admitted to the state dry-cleaning solvent cleanup program, the Phase I consultant reported that it is not known when, if ever, the property will require remediation and the Phase I consultant recommended no further action. The Phase I consultant reported that if remediation is required, the state cleanup fund will pay for such remediation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Carson Self-Storage, which mortgaged real property secures a mortgage loan representing 0.9% of the Initial Mortgage Pool
Balance, a Phase I environmental site assessment conducted on the subject property indicated that the subject property sits on portions of two former landfills. In addition, based on the age of the improvements on the mortgaged real property, there is a potential that non-friable wallboard assemblies, resilient floor finishes and roofing components contain asbestos. In May 2003, the lender received notice from the Carson Redevelopment Agency notifying the lender under the Polanco Act to submit a plan to "remedy or remove" any release of hazardous substance on the subject mortgaged real property. The investigation reports were submitted to the California Department of Toxic
Substances as part of a voluntary cleanup program. The investigations

                                     S-130

revealed the presence of fuel constituents, arsenic and methane gas. In order to mitigate methane accumulation and human exposure to soil gas constituents, portions the mortgaged real property was overlain by asphalt, above ground surface structures were raised to allow landfill gas to dissipate at the surface, and the improvements on the mortgaged real property have passive ventilation systems and are underlain by plastic liners. The California
Department of Toxic Substances has issued a "no further action" letter, subject to the entire mortgaged real property remaining overlain by asphalt, the continuation of the existing use of the mortgaged real property as a personal storage facility and routine inspections and monitoring for methane gas in accordance with a written methane gas operating and maintenance plan. In addition, the related borrower has obtained a Zurich Pollution Legal Liability
Policy in the amount of $5,000,000, naming the lender as an additional insured.
There can be no assurance that the historic use of the mortgaged real property will not lead to additional environmental monitoring, remediation requirements or further environmental liability, or that the environmental insurance policy will be sufficient to cover the costs of such monitoring, remediation or liability.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Palmdale Gateway Center, which mortgaged real property secures a mortgage loan representing 0.7% of the Initial Mortgage Pool
Balance, a Phase I environmental assessment conducted on the mortgaged real property revealed a shallow release of volatile organic compounds due to discharges by a dry cleaner located on the mortgaged real property. The County of Los Angeles Fire Department indicated the levels of volatile organic compounds exceed acceptable guidelines and remediation is required. A remedial action plan was prepared by an independent environmental firm in June 2004 and such remedial action plan was approved by the County of Los Angeles Fire
Department in September 2004, subject to approval from the Regional Water
Quality Control Board. The related borrower elected to pursue a different method of remediation, the removal of the contaminated soil, which does not require approval from the Regional Water Quality Control Board. A proposal to remove the contaminated soil was prepared by the independent environmental firm in December 2004. The independent environmental firm estimated that the cost of such removal will be approximately $35,000. A remedial action plan is currently being prepared by the independent environmental firm for submission to the
County of Los Angeles Fire Department. A $100,000 escrow was taken at closing to be used in connection with the excavation of the contaminated soil, which escrow is required to be released upon the receipt of a "no further action"
letter from the appropriate regulatory authorities. In addition, if the related borrower has not received an approved remedial action plan within 60 days of the origination date of the mortgage loan, all excess cash flow from the related mortgaged real property will be swept into a lockbox account until a
"no action letter" is received from the appropriate regulatory authorities.
There can be no assurance that the borrower will receive an approved remedial action plan, that a "no action letter" will be obtained from the appropriate regulatory authorities, that additional environmental liability will not ensue or that the amount escrowed will be sufficient to cover the costs of remediation or liability.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as CVS-Conover, which mortgaged real property secures a mortgage loan representing 0.1% of the Initial Mortgage Pool Balance, the presence of free-floating petroleum was detected at the mortgaged real property. The mortgaged real property was formerly the site of a gas station.
Five underground storage tanks used to store petroleum products were removed from the mortgaged real property in 1998. An independent environmental firm completed a comprehensive site assessment of the mortgaged real property in
January 2002 and an additional site investigation in April 2002. The independent environmental firm submitted a corrective action plan to remove the identified free floating petroleum product, which plan was approved by the
North Carolina Department of Environmental Resources in 2002. A petroleum recovery system was installed and from November 2002 to January 2004 petroleum recovery was conducted at the mortgaged real property. Reports of the independent environmental firm since January 2004 indicate that free-floating petroleum had declined to levels below the North Carolina Department of
Environmental Resources cleanup threshold, however a "no further action" letter has not yet been issued. According to the independent environmental firm, the borrower is not listed as the responsible party on the North Carolina
Department of Environmental Resources database. In addition, a $250,000 escrow was taken at closing to be used in connection with any further necessary remediation actions. There can be no assurance that a "no further action"
letter will be obtained, that further remediation will not be required, that the responsible parties will complete such remediation or that the escrowed funds will be sufficient to pay for any such remediation or liability which results from such environmental condition.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this
"--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

                                     S-131

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

     1.   With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

     2.   If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

     3.   If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance"
above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the Issue Date, we will acquire--

     o    52 mortgage loans, with an aggregate cut-off date principal balance of
          $935,852,290, from the Lehman Mortgage Loan Seller, and

     o    37 mortgage loans, with an aggregate cut-off date principal balance of
          $588,698,889, from the UBS Mortgage Loan Seller.

     We will transfer all of the underlying mortgage loans to the trust.

                                     S-132

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

     o    either--

          1.   the original promissory note(s) evidencing that mortgage loan, or

          2.   if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--

          1.   an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording
               information relating to a mortgage instrument that has not been returned from the applicable recording office, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1.   an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable
               recording office, or

          2.   a certified copy of that assignment as sent for recording; and

     o    an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up"
          commitment for title insurance or a pro forma policy.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2005-C1 certificateholders.
Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If, as provided in the series 2005-C1 pooling and servicing agreement--

     o    any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

     o    we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

     o    either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
          Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series
          2005-C1 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice,

then the omission will constitute a material document omission (a "Material
Document Omission") as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

                                     S-133

     o    the Issue Date, and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the UBS Mortgage Loan Seller, in
the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage
Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan, only the documents required to be included in the related Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series
2005-C1 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan
Seller, as applicable; provided that neither we nor the UBS Mortgage Loan
Seller will be required to deliver any draft documents, privileged or other communications, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to the existence but not the sufficiency or accuracy of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made by the master servicer within approximately 18 months of the date of the certification referred to in the preceding sentence, then neither we nor the UBS Mortgage
Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage
Loan Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, and subject to certain exceptions, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS
Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o    The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2005-C1 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

     o    The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o    To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o    The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

     o    The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy,

                                     S-134

          insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

     o    Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust
          Loans that will not be included in the trust. The Permitted
          Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

     o    To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o    The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o    To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o    To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

     o    To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

     o    As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o    To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2005-C1 pooling and servicing agreement--

     o    there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

     o    we or the UBS Mortgage Loan Seller, as applicable, are notified of that breach, and

     o    either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
          Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and

                                     S-135

          adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the
          Issue Date, as of the pricing date for the series 2005-C1
          certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice,

then that breach will be a material breach (a "Material Breach") as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a
Material Document Omission with respect to any Lehman Mortgage Loan or UBS
Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage
Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS
Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

     o    to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

     o    at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or
          Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material
          Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including, without limitation, unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or
          Material Document Omission, as applicable, and the subject Material
          Breach or Material Document Omission is not capable of being cured, or

     o    to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1.   the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2.   all unpaid interest, other than Post-ARD Additional Interest and
               Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the
               collection period of purchase, plus

          3.   all unreimbursed servicing advances made under the series 2005-C1 pooling and servicing agreement with respect to that mortgage loan, plus

          4.   all unpaid interest accrued on advances made under the series
               2005-C1 pooling and servicing agreement with respect to that mortgage loan, plus

          5.   subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2005-C1 pooling and servicing agreement).

     The time period within which we or the UBS Mortgage Loan Seller must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material
Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b)
above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

     If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series
2005-C1 controlling class representative so consents, then

                                     S-136

we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan.
Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o    determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group,
          and

     o    the application of remedies.

     The cure/payment/repurchase obligations of us and the UBS Mortgage Loan
Seller described above will constitute the sole remedies available to the series 2005-C1 certificateholders in connection with a Material Breach or a
Material Document Omission with respect to any mortgage loan in the trust.

     In addition, in the event that the borrower with respect to a mortgage loan that is included in an individual loan REMIC notifies the master servicer that it intends to defease such mortgage loan on or before the second anniversary of the Issue Date, the related mortgage loan seller is required to either (a) repurchase that mortgage loan at the same purchase price that would be applicable in connection with a repurchase as a result of a Material Breach or a Material Document Defect, in any event prior to the defeasance or, if the defeasance has occurred, as soon as reasonably practicable after that mortgage loan seller has been made aware of it, or (b) at the option of such mortgage loan seller, cure the breach in a manner that causes such mortgage loan to be a
"qualified mortgage" for REMIC purposes.

     In connection with the enforcement of any cure/payment/repurchase obligations of us or the UBS Mortgage Loan Seller, as applicable, relating to a
Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2005-C1 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a
Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex
Disputes. We and the UBS Mortgage Loan Seller, as applicable, and the other parties to the series 2005-C1 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have waived the right to resolve any claim related to the enforcement of any cure/payment/repurchase obligations of us or the UBS Mortgage Loan Seller, as applicable, in connection with a
Material Breach or a Material Document Omission through the judicial process.

     Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission or a defeasance occurring prior to the second anniversary of the Issue Date, if we or the UBS Mortgage
Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the Issue Date. We will file that current report on Form 8-K, together with the series 2005-C1 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the Issue
Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K.

                                     S-137

                  SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The series 2005-C1 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust, as well as the servicing and administration of (a) the Non-Trust Loans, and (b) any REO
Properties acquired by the special servicer on behalf of the trust and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2005-C1 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties.
You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2005-C1 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The series 2005-C1 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Non-Trust Loans, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the series 2005-C1 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan and each Non-Trust Loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that is a worked-out mortgage loan as to which no new Servicing
          Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan and Non-Trust
Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer
Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the series 2005-C1 pooling and servicing agreement will require the master servicer to continue to receive information and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2005-C1 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2005-C1 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Loan Combination will automatically result in the occurrence of a
Servicing Transfer Event with respect to the other mortgage loan(s) in that
Loan Combination.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, the Non-Trust Loans will be serviced and administered under the series 2005-C1 pooling and servicing agreement as if each such Non-Trust
Loan was a mortgage loan in the trust.

                                     S-138

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2005-C1 pooling and servicing agreement.
Wachovia is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North
Carolina 28262-1075.

     As of December 31, 2004, Wachovia and its affiliates were responsible for master or primary servicing approximately 15,531 commercial and multifamily loans, totaling approximately $141 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2005-C1 pooling and servicing agreement, the series
2005-C1 certificates, the underlying mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning
Wachovia has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of that information.

     The Special Servicer. Allied Capital Corporation, a Maryland corporation
("Allied Capital"), will initially be appointed as special servicer of the mortgage pool. The principal executive offices of Allied Capital are located at
1919 Pennsylvania Avenue N.W., Washington, D.C. 20006, and its telephone number is (202) 331-1112.

     Allied Capital is involved in the real estate investment, finance and management business. As of September 30, 2004, Allied Capital's commercial mortgage securitization portfolio included approximately 6,700 mortgage loans and foreclosure properties as underlying collateral in various states across the country with a current face value of $49.6 billion, all of which are secured by commercial real estate assets. Included in this managed portfolio are approximately $13.2 billion of commercial real estate assets representing approximately 2,300 mortgage loans and foreclosure properties within 16 securitization transactions, for which Allied Capital acts as special servicer.
Allied Capital owns and is in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Allied
Capital has been provided by it. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust and each Non-Trust Loan, including each such mortgage loan--

     o    that is being specially serviced;

     o    as to which the corresponding mortgaged real property has become an
          REO Property; or

     o    that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of certain partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate with respect to the underlying mortgage loans, under the series 2005-C1 pooling and servicing agreement, will vary on a loan-by-loan basis and ranges from 0.020% per annum to 0.110% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.026% as of the cut-off date. That master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

                                     S-139

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all
Prepayment Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in
Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series
2005-C1 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C1 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
          Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series
2005-C1 pooling and servicing agreement.

     Prepayment Interest Shortfalls. The series 2005-C1 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o    the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1.   all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

          2.   with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2005-C1 certificates on that distribution date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls

                                     S-140

is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2005-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool and the Non-Trust Loans will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan and each Non-Trust Loan--

     o    that is being specially serviced, or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of certain partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     Special servicing fees earned with respect to a Non-Trust Loan may be paid out of collections on the entire subject Loan Combination.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan and each
Non-Trust Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest and Post-ARD Additional
          Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Loan Combination will generally be payable out of and based on collections on the entire such
Loan Combination.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause)
or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2005-C1 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2005-C1 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer

                                     S-141

will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any
Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default
Interest or Post-ARD Additional Interest; provided that any liquidation fees in respect of a Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o    a specially serviced mortgage loan that becomes a corrected mortgage loan (unless it again becomes a specially serviced mortgage loan);

     o    the repurchase of any mortgage loan in the trust by us or the UBS
          Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2005-C1 pooling and servicing agreement, as described under "Description of the Mortgage
          Pool--Cures and Repurchases" in this prospectus supplement;

     o    the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under
          "--Fair Value Option" below;

     o    the repurchase of any mortgage loan in an individual loan REMIC in connection with the related borrower's defeasance of that mortgage loan prior to the second anniversary of the Issue Date, as described under "Description of the Mortgage Pool--Cures and Repurchases" in
          this prospectus supplement;

     o    the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

     o    the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2005-C1 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement;

     o    following the date on which the total principal balances of the class
          A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, B, C, D, E, F and G certificates are reduced to zero, the exchange of all the remaining series 2005-C1 certificates for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the series 2005-C1 pooling and servicing agreement;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless such purchase occurs more than 60 days after the purchase right arose, and the liquidation fee is actually paid, pursuant to such Co-Lender
          Agreement; or

     o    the receipt or application of loss of value payments, as described under "Description of the Mortgage Pool--Cures and Repurchases" in
          this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C1 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See
"--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series
2005-C1 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected

                                     S-142

with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C1 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
          Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series
2005-C1 pooling and servicing agreement.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2005-C1 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-C1 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan under the series 2005-C1 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds,
Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2005-C1 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2005-C1 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2005-C1 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

     o    if the failure continues for three more business days, to make the servicing advance.

     The series 2005-C1 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee

                                     S-143

or the fiscal agent makes any servicing advance that it subsequently determines
(or, with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties, that the special servicer subsequently determines) is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 2005-C1 controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2005-C1 certificateholders to the detriment of other classes of series 2005-C1 certificateholders will not constitute a violation of the
Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2005-C1 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2005-C1 certificateholders.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C1 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C1 certificates), thereby reducing the payments of principal on the series 2005-C1 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2005-C1 pooling and servicing agreement. In addition, the series 2005-C1 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 2005-C1 certificateholders (or, if the subject specially serviced asset is a Loan Combination or any related REO Property, the best interests of the series 2005-C1 certificateholders and the related Non-Trust Loan
Noteholder(s)), as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them.
The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable--

     o    first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

                                     S-144

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

THE SERIES 2005-C1 CONTROLLING CLASS REPRESENTATIVE AND THE NON-TRUST LOAN
NOTEHOLDERS

     Series 2005-C1 Controlling Class. As of any date of determination, the controlling class of series 2005-C1 certificateholders will be the holders of the most subordinate class of series 2005-C1 principal balance certificates then outstanding that has a total principal balance that is at least equal to
25% of that class's original total principal balance. However, if no class of series 2005-C1 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2005-C1 certificateholders will be the holders of the most subordinate class of series
2005-C1 principal balance certificates then outstanding that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-AB, A-4 and
A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2005-C1 certificates.

     Selection of the Series 2005-C1 Controlling Class Representative. The
series 2005-C1 pooling and servicing agreement permits the holder or holders of series 2005-C1 certificates representing a majority of the voting rights allocated to the series 2005-C1 controlling class to select a representative with the rights and powers described below in this "--The Series 2005-C1
Controlling Class Representative and the Non-Trust Loan Noteholders" section and elsewhere in this prospectus supplement. In addition, if the series 2005-C1 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C1 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series
2005-C1 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders (or, if applicable, the beneficial owners) of series 2005-C1 certificates representing a majority of the voting rights allocated to the series 2005-C1 controlling class that a series 2005-C1 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2005-C1 controlling class certificates will be the series 2005-C1 controlling class representative.

     If the series 2005-C1 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series
2005-C1 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The Co-Lender
Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the "Loan
Combination Controlling Party") to provide advice and direction to the master servicer and/or the special servicer with respect to various servicing actions regarding that Loan Combination, including as described below in this "--The
Series 2005-C1 Controlling Class Representative and the Non-Trust Loan
Noteholders" section.

     Notwithstanding anything in this prospectus supplement to the contrary, the Clearview Palms Mortgage Loan is the only underlying mortgage loan that is part of a Loan Combination, and the Clearview Palms Loan Pair and the Clearview
Palms Non-Trust Loan are the only Loan Combination and Non-Trust Loan, respectively, relating to a mortgage loan that supports the series 2005-C1 certificates. The manner of the determination of the Loan Combination
Controlling Party for the Clearview Palms Loan Pair is described under the heading "Description of the Mortgage Pool--Clearview Palms Loan Pair--Co-Lender
Agreement--Consent Rights" in this prospectus supplement.

     Rights and Powers of the Series 2005-C1 Controlling Class Representative
and the Non-Trust Loan Noteholders. Neither the special servicer nor the master servicer will, in general, be permitted to take (or, in the case of the special servicer, if and when appropriate, consent to the master servicer's taking) any of the following actions under the series 2005-C1 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2005-C1 controlling class representative has objected in writing within
10 business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o    any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

                                     S-145

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of Default
          Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance)
          of a mortgage loan in the trust;

     o    any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
          "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional
          Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2005-C1 pooling and servicing agreement;

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o    any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o    any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b)
          occurs upon satisfaction of such mortgage loan and (c) occurs in connection with a defeasance;

     o    any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan
          (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2005-C1 pooling and servicing agreement;

     o    any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2005-C1 pooling and servicing agreement;

     o    any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan;
          provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

     o    any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

     o    any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

     o    any other actions specified in the series 2005-C1 pooling and servicing agreement;

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing
Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer's taking) any such action without waiting for the series 2005-C1 controlling class representative's response.

     Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series
2005-C1 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer's taking) any of the following actions under the series 2005-C1 pooling and servicing agreement with respect to a Loan Combination, as to which action the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

     o    any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan
          Combination if it comes into and continues in default;

                                     S-146

     o    any modification, extension, amendment or waiver of a monetary term
          (including, without limitation, the timing of payments) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan
          Combination;

     o    any proposed sale of a related REO Property;

     o    any acceptance of a discounted payoff of a mortgage loan that is part of the subject Loan Combination;

     o    any determination to bring the related mortgaged real property
          (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender's approval is required by the related loan documents;

     o    any adoption or approval of a plan in bankruptcy of the related borrower;

     o    any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

     o    any acceptance of substitute or additional collateral for the subject
          Loan Combination, other than in accordance with the terms thereof;

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Loan Combination;

     o    any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

     o    any approval of a material capital expenditure, if lender's approval is required by the related loan documents;

     o    any replacement of the property manager, if lender's approval is required by the related loan documents;

     o    any approval of the incurrence of additional indebtedness secured by the related mortgaged real property, if lender's approval is required by the related loan documents; and

     o    any modification to a ground lease or certain designated space leases;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2005-C1 certificateholders and the related Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2005-C1 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer's taking) any such action without waiting for the related Loan Combination Controlling Party's response.

     In addition, the series 2005-C1 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund (other than any such mortgage loans that are part of, and any such REO Properties that relate to, a
Loan Combination) that the series 2005-C1 controlling class representative may consider advisable or as to which provision is otherwise made in the series
2005-C1 pooling and servicing agreement. Similarly, in general, the related
Loan Combination Controlling Party may direct the special servicer and/or the master servicer to take, or refrain from taking, any actions with respect to a
Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2005-C1 controlling class representative or by the Loan
Combination Controlling Party for any Loan Combination, as contemplated by any of the foregoing paragraphs in this "--The Series 2005-C1 Controlling Class
Representative and the Non-Trust Loan Noteholders--Rights and Powers of the
Series 2005-C1 Controlling Class Representative and the Non-Trust Loan
Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series
2005-C1 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents,

                                     S-147

including any applicable co-lender and/or intercreditor agreements, or (c)
applicable law, including the REMIC provisions of the Internal Revenue Code;
and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

     Furthermore, the special servicer will not be obligated to seek approval from the series 2005-C1 controlling class representative (or, in the case of a
Loan Combination, from the related Loan Combination Controlling Party) for any actions to be taken by that servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust fund (or any
Loan Combination that is being specially serviced) if--

     o    the special servicer has, as described above, notified the series
          2005-C1 controlling class representative (or, in the case of a Loan
          Combination, the related Loan Combination Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan (or that Loan Combination), and

     o    for 60 days following the first of those notices, the series 2005-C1 controlling class representative (or, in the case of a Loan
          Combination, the related Loan Combination Controlling Party) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Limitation on Liability of the Series 2005-C1 Controlling Class
Representative and the Non-Trust Loan Noteholders. The series 2005-C1 controlling class representative will not be liable to the trust or the series
2005-C1 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2005-C1 controlling class representative will not be protected against any liability to a series 2005-C1 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2005-C1 certificateholder acknowledges and agrees, by its acceptance of its series 2005-C1 certificates, that:

     o    the series 2005-C1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-C1 certificates;

     o    the series 2005-C1 controlling class representative may act solely in the interests of the holders of the series 2005-C1 controlling class;

     o    the series 2005-C1 controlling class representative does not have any duties or liability to the holders of any class of series 2005-C1 certificates other than the series 2005-C1 controlling class;

     o    the series 2005-C1 controlling class representative may take actions that favor the interests of the holders of the series 2005-C1 controlling class over the interests of the holders of one or more other classes of series 2005-C1 certificates;

     o    the series 2005-C1 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2005-C1 controlling class;
          and

     o    the series 2005-C1 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2005-C1 controlling class, and no series 2005-C1 certificateholder may take any action whatsoever against the series
          2005-C1 controlling class representative for having so acted.

     A Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers of the related Loan Combination Controlling Party described under "--The Series 2005-C1 Controlling Class Representative and the
Non-Trust Loan Noteholders--Rights and Powers of the Series 2005-C1 Controlling
Class Representative and the Non-Trust Loan Noteholders" above with respect to a Loan Combination, will be entitled to substantially the same limitations on liability to which the series 2005-C1 controlling class representative is entitled.

     Purchase Right of the Clearview Palms Non-Trust Loan Noteholder. Pursuant
to the related Co-Lender Agreement, if and for so long as the Clearview Palms
Loan Pair is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the Clearview Palms Non-Trust Loan Noteholder will have an assignable right to purchase the Clearview Palms Mortgage Loan, at a price generally equal to the unpaid principal balance of such underlying mortgage loan, plus accrued unpaid interest thereon (other than Default Interest) at the related net mortgage interest rate, plus any servicing compensation, unreimbursed advances and interest on all such related advances payable or reimbursable to any party to the series 2005-C1 pooling and servicing agreement
(but exclusive of any prepayment consideration).

                                     S-148

REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2005-C1 CONTROLLING CLASS

     Subject to the discussion below in this "--Replacement of the Special
Servicer by the Series 2005-C1 Controlling Class" section, series 2005-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C1 controlling class may--

     o    terminate an existing special servicer with or without cause, and

     o    appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1.   written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2005-C1 certificates, and

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2005-C1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2005-C1 pooling and servicing agreement against the proposed special servicer.

     In connection with the foregoing right of the series 2005-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C1 controlling class to replace the special servicer, those series
2005-C1 certificateholders may be required to consult with the Clearview Palms
Non-Trust Loan Noteholder with respect to the Clearview Palms Loan Pair prior to appointing a replacement special servicer; provided that those series
2005-C1 certificateholders may, in their sole discretion, reject any advice provided by the Clearview Palms Non-Trust Loan Noteholder.

     If the controlling class of series 2005-C1 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C1 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C1 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2005-C1 Controlling Class
Representative and the Non-Trust Loan Noteholders" above, the special servicer, in accordance with the series 2005-C1 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either
(a) written confirmation has been received from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series
2005-C1 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2005-C1 pooling and servicing agreement.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan. The special servicer, subject to the limitations described below in this "--Modifications, Waivers, Amendments and
Consents" section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents.

     With respect to any mortgage loan in the trust that is not specially serviced, the master servicer may, generally without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the series 2005-C1 controlling class representative--

                                     S-149

     o    consent to subordination of the lien of the subject mortgage loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

     o    grant waivers of minor covenant defaults (other than financial covenants) including late financial statements;

     o    grant releases of non-material parcels of a property (provided that releases as to which the related loan documents expressly require the mortgagee thereunder to grant the release upon the satisfaction of certain conditions are to be made as required by the related loan documents);

     o    approve routine leasing activity with respect to (a) leases (other than ground leases) for less than 5,000 square feet, provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease, or (b) leases (other than ground leases)
          of more than 5,000 square feet and less than 10,000 square feet, provided that (i) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and (ii) the subject lease is not more than 20% of the related mortgaged real property;

     o    approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of the related mortgaged real property or the related borrower's ability to make any payments with respect to the subject mortgage loan; and

     o    grant other non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default
Interest or a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2005-C1 pooling and servicing agreement and (4)
the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series
2005-C1 pooling and servicing agreement to fail to qualify as such under the
Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of
$20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody's that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2005-C1 certificates.

     In addition, with respect to any underlying mortgage loan, the special servicer and not the master servicer will have the right, under the series
2005-C1 pooling and servicing agreement, to direct, manage, prosecute and/or defend any and all litigation and/or claims relating to (a) the enforcement of the obligations of the related borrower under the related loan documents and
(b) any claim or action brought by a related borrower against the trust, subject (in the case of clauses (a) and (b) above) to certain rights of the master servicer, as set forth in the series 2005-C1 pooling and servicing agreement, with respect to any such litigation and/or claim that may impose liability on, or otherwise materially and adversely affect, the master servicer.

     The series 2005-C1 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard, and

     o    except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance
          Provisions" above and/or "--Maintenance of Insurance" below, will not--

                                     S-150

          1.   affect the amount or timing of any scheduled payments of
               principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
               Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2.   affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
               prepayment during the applicable prepayment lock-out period,

          3.   except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4.   in the special servicer's judgment, materially impair the
               security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2005-C1
Controlling Class Representative and the Non-Trust Loan Noteholders" above, the special servicer may--

     o    reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional
          Interest, and/or any prepayment premium or yield maintenance charge,

     o    reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o    forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o    accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o    subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

     provided that--

     1.   the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2.   in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2005-C1 certificateholders (or, if a Loan Combination is involved, to the series 2005-C1 certificateholders and the related Non-Trust Loan
          Noteholder(s)), as a collective whole, on a present value basis, and

     3.   that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
          Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2005-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     In no event, however, will the special servicer be permitted to:

     o    extend the maturity date of a mortgage loan beyond a date that is five years prior to the last rated final distribution date;

     o    extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o    if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due
          consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, with the special servicer's consent, to waive any or all Post-ARD Additional Interest accrued on an ARD
Loan, if--

     o    that ARD Loan is not being specially serviced,

                                     S-151

     o    prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional
          Interest, and

     o    the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2005-C1 certificateholders, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series
2005-C1 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2005-C1 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD
Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of a
Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related
Co-Lender Agreement.

     Further, with respect to each Loan Combination, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Non-Trust Loan(s):

     o    no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in such Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of each related Non-Trust Loan; and

     o    no reduction of the mortgage interest rate of the underlying mortgage loan in such Loan Combination may be effected prior to the reduction of the mortgage interest rate of each related Non-Trust Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered
Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the underlying mortgage loans, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2005-C1 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the
Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated
Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Loan Combination, may be relevant to the determination of the identity of the related Loan Combination Controlling Party. See "Description of
the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments"
in this prospectus supplement and "--The Series 2005-C1 Controlling Class
Representative

                                     S-152

and the Non-Trust Loan Noteholders" above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination will be determined following either--

     o    the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o    the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction
Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger
Event was the expiration of five years following the initial extension of its maturity, if and when--

     o    if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
          "--General" above,

     o    the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o    no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or, if applicable, any Loan Combination, the series
2005-C1 controlling class representative (or, in cases involving a Loan
Combination, the related Loan Combination Controlling Party) will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2005-C1 controlling class representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     Subject to the Servicing Standard, the special servicer will be permitted to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Payments and collections received in respect of the Non-Trust Loans will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2005-C1 pooling and servicing agreement.

     Deposits. Under the series 2005-C1 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2005-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

                                     S-153

     o    all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
          collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's
          REO account;

     o    any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under "--Maintenance of Insurance" below;

     o    any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer's
          REO account;

     o    any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

     o    insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

     Upon its receipt of any of the amounts described in the first four bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Loan Combination will be deposited into a separate account (or a separate sub-account of the custodial account)
maintained by the master servicer before being transferred to the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1.   to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered
          Certificates--Collection Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b)  payments and other collections received by the relevant servicer after the end of the related collection period, and

          (c)  amounts that are payable or reimbursable from the custodial account to any person other than the series 2005-C1
               certificateholders in accordance with any of clauses 3. through
               21. below;

     2.   apply amounts held for future distribution on the series 2005-C1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3.   to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2005-C1 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     4.   to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

     5.   to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust, that is either--

                                     S-154

      (a)  specially serviced mortgage loan, or

      (b)  mortgage loan as to which the related mortgaged real property has become an REO Property;

  6.  to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of
      Expenses" above;

  7.  to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2005-C1 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3.
      above or otherwise out of collections on the subject mortgage loan or any related REO Property;

  8.  to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2005-C1 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

  9.  to pay unpaid expenses (other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and
      Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

  10. in connection with the reimbursement of advances as described in clause
      3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

  11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and
      Other Compensation and Payment of Expenses--Additional Master Servicing
      Compensation" above;

  12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under
      "--Servicing and Other Compensation and Payment of Expenses--Additional
      Special Servicing Compensation" above;

  13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and Other
      Compensation and Payment of Expenses--Payment of Expenses; Servicing
      Advances" above;

  14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

  15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing
      Documents--Matters Regarding the Master Servicer, the Special Servicer,
      the Manager and Us" and "--Matters Regarding the Trustee" in the
      accompanying prospectus and under "Description of the Offered
      Certificates--The Fiscal Agent" in this prospectus supplement;

  16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2005-C1 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

  17. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various

                                     S-155

          opinions of counsel, the cost of recording the series 2005-C1 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series
          2005-C1 certificateholders without cause, all as set forth in the series 2005-C1 pooling and servicing agreement;

     18.  with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     19.  to make any required payments (other than normal monthly remittances)
          due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination;

     20.  to pay any other items described in this prospectus supplement as being payable from the custodial account;

     21.  to withdraw amounts deposited in the custodial account in error; and

     22.  to clear and terminate the custodial account upon the termination of the series 2005-C1 pooling and servicing agreement.

     The series 2005-C1 pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and
REO Properties in the trust that are not related to such Non-Trust Loan or the applicable Loan Combination.

MAINTENANCE OF INSURANCE

     The series 2005-C1 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property that is not an REO
Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required
(but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a)
is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Loan Combination, or the series 2005-C1 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2005-C1 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2005-C1 pooling and servicing agreement, then, to the extent such policy--

     o    is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2005-C1 pooling and servicing agreement, and

     o    provides protection equivalent to the individual policies otherwise required,

                                     S-156

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

FAIR VALUE OPTION

     Any single certificateholder or group of certificateholders with a majority interest in the series 2005-C1 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of--

     o    the outstanding principal balance of that mortgage loan,

     o    all accrued and unpaid interest on that mortgage loan, other than
          Default Interest and Post-ARD Additional Interest,

     o    all unreimbursed servicing advances with respect to that mortgage loan,

     o    all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

     o    any other amounts payable under the series 2005-C1 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described in the second preceding paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value
Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser
(unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the eighth paragraph of this "--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     In the event that the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value

                                     S-157

of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option or the related borrower or, if such assignment would violate the terms of the related mezzanine intercreditor agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2005-C1 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e)
the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2005-C1 pooling and servicing agreement and the Servicing Standard.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan or Loan Combination has occurred, then, subject to the discussion under "--The Series 2005-C1
Controlling Class Representative and the Non-Trust Loan Noteholders" above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series
2005-C1 certificateholders and, if applicable, the related Non-Trust Loan
Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o    the special servicer has previously determined in accordance with the
          Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged

                                     S-158

          real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o    in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2005-C1 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Non-Trust Loan
          Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "--The Series 2005-C1 Controlling Class Representative and
the Non-Trust Loan Noteholders--Rights and Powers of the Series 2005-C1
Controlling Class Representative and the Non-Trust Loan Noteholders" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this "--Realization Upon
Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2005-C1 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), but subject to the discussion under "--The Series 2005-C1 Controlling Class Representative and
the Non-Trust Loan Noteholders--Rights and Powers of the Series 2005-C1
Controlling Class Representative and the Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2005-C1 certificateholders, for--

     o    any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

     o    any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

     o    any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

     In addition, amounts otherwise payable on the series 2005-C1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Non-Trust Loan
Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2005-C1 pooling and servicing agreement to fail to qualify as such under the
          Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the
Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

                                     S-159

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "--The Series
2005-C1 Controlling Class Representative and the Non-Trust Loan Noteholders"
above, the special servicer determines, in accordance with the Servicing
Standard, that acceptance of a lower cash bid would be in the best interests of the series 2005-C1 certificateholders (and, if the subject REO Property relates to a Loan Combination, the related Non-Trust Loan Noteholder), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o    would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to--

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received by it with respect to each REO
Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2005-C1 pooling and servicing agreement.

                                     S-160

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence,

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph, and

     o    if the subject REO Property relates to a Loan Combination, any portion of those amounts that are payable to the related Non-Trust Loan
          Noteholder.

     The special servicer may, subject to the limitations described in the series 2005-C1 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account.
In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. Beginning in 2006, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o    at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o    at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2005-C1 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual

                                     S-161

financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2006, each of the master servicer and the special servicer must:

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee and the Non-Trust Loan
          Noteholders, among others, to the effect that--

          1.   the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage
               Bankers established by the Mortgage Bankers Association of
               America, with respect to the servicing of commercial and
               multifamily mortgage loans during the most recently completed calendar year, and

          2.   on the basis of an examination conducted by the firm in
               accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

          except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year;
          and

     o    deliver to the trustee and the Non-Trust Loan Noteholders, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2005-C1 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2005-C1 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2005-C1 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2005-C1 pooling and servicing agreement:

     o    the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o    the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Non-Trust Loan
          Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

     o    the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2005-C1 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2005-C1 pooling and servicing agreement;

                                     S-162

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2005-C1 pooling and servicing agreement, and that failure continues unremedied for 30 days (or such shorter period as may be provided for in the series 2005-C1 pooling and servicing agreement for certain specified acts) or, if the responsible party is diligently attempting to remedy the failure, 60 days (or such shorter period as may be provided for in the series 2005-C1 pooling and servicing agreement for certain specified acts) after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C1 pooling and servicing agreement, by series 2005-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C1 certificates or by any affected Non-Trust Loan Noteholder;

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2005-C1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-C1 certificateholders or any Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C1 pooling and servicing agreement, by series 2005-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C1 certificates or by any affected
          Non-Trust Loan Noteholder;

     o    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings assigned by S&P to one or more classes of the series 2005-C1 certificates are qualified, downgraded or withdrawn in connection with that removal; and

     o    a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody's to one or more classes of the series 2005-C1 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Moody's has determined, and provided notification in writing or electronically, is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in such capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2005-C1 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C1 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2005-C1 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series
2005-C1 certificateholder. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2005-C1 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2005-C1 pooling and servicing agreement.

     The holders of series 2005-C1 certificates entitled to a majority of the voting rights for the series 2005-C1 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series
2005-C1 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of approximately 45 days (during which time the master servicer will continue to master service the mortgage loans), at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2005-C1 certificates.

                                     S-163

     In general, series 2005-C1 certificateholders entitled to at least 66-2/3%
of the voting rights allocated to each class of series 2005-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, seventh and eighth bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2005-C1 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-C1 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, (a) if an event of default on the part of the master servicer affects a Non-Trust Loan and the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Non-Trust Loan Noteholder and (b) furthermore, if an event of default affects solely a Non-Trust Loan, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a)
and (b) of the prior sentence, at the request of the affected Non-Trust Loan
Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

     Also notwithstanding the foregoing in this "--Rights Upon Event of
Default" section, if an event of default on the part of the special servicer affects a Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series
2005-C1 pooling and servicing agreement. If the special servicer for a Loan
Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2005-C1 pooling and servicing agreement, then
(unless the context indicates otherwise) all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

     No series 2005-C1 certificateholder will have the right under the series
2005-C1 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

     o    that holder previously has given to the trustee written notice of default,

     o    except in the case of a default by the trustee, series 2005-C1 certificateholders entitled to not less than 25% of the series 2005-C1 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2005-C1 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o    except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2005-C1 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2005-C1 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                                     S-164

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-C1 certificates will be issued, on or about February 10,
2005, under the series 2005-C1 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreement with the UBS
          Mortgage Loan Seller;

     o    any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing of the
          Underlying Mortgage Loans--Custodial Account," the special servicer's
          REO account described under "Servicing of the Underlying Mortgage
          Loans--REO Properties," the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2005-C1 certificates will include the following classes:

     o    the X-CP, A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, B, C, D and E classes, which are the classes of series 2005-C1 certificates that are offered by this prospectus supplement, and

     o    the X-CL, F, G, H, J, K, L, M, N, P, Q, S, R-I, R-II, R-III, R-LR and
          V classes, which are the classes of series 2005-C1 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, B, C, D, E, F, G, H, J, K,
L, M, N, P, Q and S certificates are the series 2005-C1 certificates that will have principal balances and are sometimes referred to as the series 2005-C1 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional
Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2005-C1 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2005-C1 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2005-C1 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series
2005-C1 interest-only certificates will have a total notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, B, C,
D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will be approximately $1,524,551,178, although it may be as much as 5% larger or smaller.

                                     S-165

     The total notional amount of the class X-CP certificates will equal:

     o    during the period from the Issue Date through and including the distribution date in January 2006, the sum of (a) the lesser of
          $20,831,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of
          $182,356,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-AB, A-4, A-J, B, C, D, E,
          F, G and H certificates outstanding from time to time;

     o    during the period following the distribution date in January 2006 through and including the distribution date in January 2007, the sum of (a) the lesser of $219,256,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $177,824,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-AB, A-4, A-J, B, C, D, E, F, G and H certificates outstanding from time to time;

     o    during the period following the distribution date in January 2007 through and including the distribution date in January 2008, the sum of (a) the lesser of $157,769,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $169,387,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB, A-4, A-J, B, C, D, E, F and
          G certificates outstanding from time to time, and (d) the lesser of
          $7,428,000 and the total principal balance of the class H certificates outstanding from time to time;

     o    during the period following the distribution date in January 2008 through and including the distribution date in January 2009, the sum of (a) the lesser of $99,136,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $161,345,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB, A-4, A-J, B, C, D and E certificates outstanding from time to time, and (d) the lesser of
          $3,516,000 and the total principal balance of the class F certificates outstanding from time to time;

     o    during the period following the distribution date in January 2009 through and including the distribution date in September 2009, the sum of (a) the lesser of $52,332,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $152,767,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB, A-4, A-J, B, C and D certificates outstanding from time to time, and (d) the lesser of
          $5,866,000 and the total principal balance of the class E certificates outstanding from time to time;

     o    during the period following the distribution date in September 2009 through and including the distribution date in January 2010, the sum of (a) the lesser of $95,882,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $97,294,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-AB, A-4, A-J, B and C certificates outstanding from time to time, and (d) the lesser of $15,100,000 and the total principal balance of the class D certificates outstanding from time to time;

     o    during the period following the distribution date in January 2010 through and including the distribution date in January 2011, the sum of (a) the lesser of $44,862,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $92,711,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-4, A-J and B certificates outstanding from time to time, and (d) the lesser of $17,108,000 and the total principal balance of the class C certificates outstanding from time to time;

     o    during the period following the distribution date in January 2011 through and including the distribution date in January 2012, the sum of (a) the lesser of $433,534,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $70,570,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-J certificates outstanding from time to time, and (d) the lesser of $9,224,000 and the total principal balance of the class B certificates outstanding from time to time; and

     o    following the distribution date in January 2012, $0.

     The total initial notional amount of the class X-CP certificates will be approximately $1,419,314,000, although it may be as much as 10% larger or smaller.

                                     S-166

     The class R-I, R-II, R-III, R-LR and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance--or, solely in the case of the class X-CP certificates, $250,000 initial notional amount--and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations,
          and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and directly or indirectly through participants in
Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the
Certificates--Book-Entry Registration--Holding and Transferring Book-Entry
Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2005-C1 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account may be invested in
Permitted Investments for the benefit and at the risk of the Trustee. See
"--The Trustee" below.

                                     S-167

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o    All payments and other collections on the mortgage loans and any REO
          Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received by the relevant servicer after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the master
               servicer's custodial account to any person other than the series
               2005-C1 certificateholders, including--

               (a)  amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other
                    Compensation and Payment of Expenses" in this prospectus
                    supplement,

               (b)  amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2005-C1 pooling and servicing agreement, and

               (c)  amounts payable with respect to other expenses of the trust;
                    and

          4.   amounts deposited in the master servicer's custodial account in error.

     o    Any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date.

     o    Any payments made by the master servicer to cover Prepayment Interest
          Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Underlying Mortgage Loans--Custodial Account" and
"--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in 2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o    to pay itself a monthly fee, which is described under "--The Trustee"
          below, and investment earnings on Permitted Investments of funds in the collection account;

     o    to indemnify itself and various related persons as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent and various related persons;

     o    to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2005-C1 pooling and servicing agreement and the administration of the trust;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited
          Transactions Tax and Other Taxes" in the accompanying prospectus and
          "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o    to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o    with respect to each distribution date during January of 2006 or any year thereafter that is not a leap year or during February of 2005 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

     o    to pay to the person entitled thereto any amounts deposited in the collection account in error.

                                     S-168

     On each distribution date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2005-C1 certificates. For any distribution date, those funds will consist of the following separate components--

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3,
          A-AB, A-4, A-1A, A-J, B, C, D, E, F, G, H, J and/or X-CL certificates, as and to the extent described under "--Payments--Payments of
          Prepayment Premiums and Yield Maintenance Charges" below,

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional
          Interest" below, and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available P&I Funds, and

          2.   will be paid to the holders of all the series 2005-C1
               certificates, other than the class V certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "--The Trustee" below.

     During January, except in a leap year, and February of each calendar year, beginning in February 2005, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest. In addition, because the Issue Date occurs in February of 2005 and the trustee will therefore not be able to make the required deposit into the interest reserve account in January of 2005 as described above, each respective mortgage loan seller will deliver or cause to be delivered, on the Issue Date, to the trustee for deposit into its interest reserve account, an additional interest reserve amount for each underlying mortgage loan that accrues interest on an
Actual/360 Basis and that was transferred by such mortgage loan seller to us for inclusion in the trust, which additional interest reserve amount will equal one day's interest accrued at the related mortgage interest rate on the related
Stated Principal Balance of that underlying mortgage loan as of the Issue Date.

     During March of each calendar year, beginning with March 2005, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I
Funds for the distribution date during the month of transfer.

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2005-C1 certificates will be divided into:

     1.   Loan group no. 1, which will consist of all of the underlying mortgage loans backing the series 2005-C1 certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
          LSL Property Holdings II, LLC, FEL-WRL Properties II, LLC-1461
          Burlingame and Jacques Mobile Home Park, respectively. Loan group no.
          1 will consist of 71 mortgage loans, with an Initial Loan Group No. 1
          Balance of $1,337,752,181, representing approximately 87.7% of the
          Initial Mortgage Pool Balance.

                                     S-169

     2.   Loan group no. 2, which will consist of all of the mortgage loans backing the series 2005-C1 certificates that are secured by multifamily and mobile home park properties (except for the mortgaged real properties identified on Annex A-1 to this prospectus supplement as LSL Property Holdings II, LLC, FEL-WRL Properties II, LLC-1461
          Burlingame and Jacques Mobile Home Park, respectively). Loan group no.
          2 will consist of 18 mortgage loans, with an Initial Loan Group No. 2
          Balance of $186,798,997, representing approximately 12.3% of the
          Initial Mortgage Pool Balance.

     On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2005-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the payments to be made on the initial distribution date, as of the close of business on the Issue Date). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2005-C1 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2005-C1 certificates will bear interest, except for the R-I, R-II, R-III, R-LR and V classes.

     With respect to each interest-bearing class of the series 2005-C1 certificates, that interest will accrue during each interest accrual period based upon--

     o    the pass-through rate applicable for that class for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date, and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under "--Payments--Priority of
Payments" below, the holders of each interest-bearing class of the series
2005-C1 certificates will be entitled to receive--

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o    the portion of any Net Aggregate Prepayment Interest Shortfall for
          that distribution date that is allocable to that class of
          certificates.

     If the holders of any interest-bearing class of the series 2005-C1 certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under
"--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series
2005-C1 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of those classes of series 2005-C1 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates.  The pass-through rates for the class
A-1, A-2, A-3, A-AB, A-4, A-1A and A-J certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rates for the class B, C, D, E, F, K, L, M, N, P, Q and S certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool

                                     S-170

Pass-Through Rate is below the identified initial pass-through rate for the class B, C, D, E, F, K, L, M, N, P, Q or S certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2005-C1 certificates during that interest accrual period will be that
Weighted Average Pool Pass-Through Rate.

     The pass-through rates for the class G and H certificates will, in the case of each of those classes, for any interest accrual period, equal the
Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

                                         CLASS
                             CLASS       MARGIN
                            -------   -----------
                                G         0.345%
                                H         0.245%

     The pass-through rates for the class J certificates will, with respect to any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in January 2012, will equal the weighted average of the respective strip rates, which we refer to as class
X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class
X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C1 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2005-C1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in January 2012, on any particular component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

     (1)  the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the
          Weighted Average Pool Pass-Through Rate for that interest accrual period, over

     (2)  the pass-through rate in effect during that interest accrual period for the class of series 2005-C1 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

     Following the interest accrual period that ends in January 2012, the class
X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in January 2012 and for each interest accrual period thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C1 principal balance certificates. In general, the total principal balance of each class of series 2005-C1 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2005-C1 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in January 2012, on any particular component of the total notional

                                     S-171

amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

     (1)  if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2005-C1 principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a)
          the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on
          Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2005-C1 principal balance
          certificates; and

     (2)  if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2005-C1 principal balance certificates, and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of
          (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2005-C1 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in January 2012, the total principal balance of each class of series 2005-C1 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C1 principal balance certificates whose total principal balance makes up that component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III, R-LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal.  Subject to the Available P&I Funds for each distribution date and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of each class of series
2005-C1 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class.

     On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, A-1, A-2, A-3, A-AB, A-4 and
A-1A certificates on such date, the trustee will be required to apply any and all remaining Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. In general:

     o    no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero, however, on any given distribution date, the holders of the class A-1A certificates will be entitled to receive any payments of principal to which they are entitled on that distribution date with respect to loan group no. 2 prior to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates receiving any payments of principal on that distribution date;

     o    no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2,
          A-3 and A-AB certificates is reduced to zero; and

     o    except that on each distribution date the total principal balance of the class A-AB certificates must be paid down to the Class A-AB
          Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2 and/or A-3 certificates, no payments of principal will be made to the holders of the class A-AB certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and
          A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                     S-172

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A-Senior Principal Payment Cross-Over Date, and in any
event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, payments of principal on the A-1, A-2,
A-3, A-AB, A-4 and/or A-1A classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, generally up to the Total Principal Payment Amount for the subject distribution date.

     The "Class A-AB Planned Principal Balance" for any distribution date is the principal balance specified for that distribution date on Annex F to this prospectus supplement. Such principal balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the
total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement.
There is no assurance, however, that the underlying mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class
A-1, A-2 and A-3 certificates, that total principal balance may be less than)
the principal balance that is specified for such distribution date on Annex F to this prospectus supplement.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P, Q and S certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal the lesser of:

     o    the total principal balance of the subject class of series 2005-C1 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o    the excess, if any, of (a) the Total Principal Payment Amount for the
          subject distribution date, over (b) the total principal balance of all other classes of series 2005-C1 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2005-C1 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-J, B, C, D, E, F, G, H, J, K,
L, M, N, P, Q AND S CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF
PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3, A-AB,
A-4 AND A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE
HOLDERS OF ANY CLASS OF SERIES 2005-C1 PRINCIPAL BALANCE CERTIFICATES
(EXCLUSIVE OF THE CLASS A-1, A-2, A-3, A-AB, A-4 AND A-1A CERTIFICATES) BE
ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE
OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2005-C1 PRINCIPAL BALANCE
CERTIFICATES IS REDUCED TO ZERO.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of each class of series
2005-C1 principal balance certificates will be entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group no. 2), up to the total principal balance of that class of series 2005-C1 principal balance certificates outstanding immediately prior to that final distribution date.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C1 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C1 certificates), thereby reducing the payments of principal on the series 2005-C1 principal balance certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would

                                     S-173

generally be included as part of the amounts payable as principal with respect to the series 2005-C1 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2005-C1 principal balance certificates.
For purposes of determining the respective portions of the Total Principal
Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2005-C1 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     The class X-CL, X-CP, R-I, R-II, R-III, R-LR and V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-C1 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2005-C1 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments"
below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2005-C1 principal balance certificates for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool exceeds the total principal balance of the series
2005-C1 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2005-C1 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2005-C1 principal balance certificates. See "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     Priority of Payments. On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

     (1)  concurrently, (a) from the portion of the Available P&I Funds attributable to loan group no. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to loan group no.
          1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and
          A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c)
          from any and all Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those
          Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available P&I
          Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

     (2)  to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal
          Payment Amount for the subject distribution date that is attributable to loan group no. 2;

     (3)  to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the

                                     S-174

          class A-1A certificate on the subject distribution date as described in the immediately preceding clause (2) and (b) the excess, if any, of
          (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over
          (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

     (4)  to pay principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2005-C1 certificates has been reduced to zero, in an amount up to the Total
          Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

     (5)  to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class
A Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Payment Amount for the subject distribution date or, in the case of the final distribution date, up to the then remaining total principal balance of those classes.

     On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

     (1)  payments to the holders of the class A-J certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

     (2)  payments to the holders of the class B certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A and A-J certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

     (3)  payments to the holders of the class C certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J and B certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

     (4)  payments to the holders of the class D certificates--

                                     S-175

     first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

     (5)  payments to the holders of the class E certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

     (6)  payments to the holders of the class F certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

     (7)  payments to the holders of the class G certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

     (8)  payments to the holders of the class H certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

     (9)  payments to the holders of the class J certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total

                                     S-176

principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, B, C, D, E,
F, G and H certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

     (10) payments to the holders of the class K certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

     (11) payments to the holders of the class L certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

     (12) payments to the holders of the class M certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

     (13) payments to the holders of the class N certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

     (14) payments to the holders of the class P certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

     (15) payments to the holders of the class Q certificates--

                                     S-177

     first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

     (16) payments to the holders of the class S certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates; and

     (17) payments to the holders of the class R-I, R-II, R-III and R-LR certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I
Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2005-C1 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Total Principal Payment Amount for the final distribution date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E, F, G, H or J certificates that are then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group
no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2005-C1 principal balance certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2005-C1 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Payment
          Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable from it, to the holders of the class X-CL certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                     S-178

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2005-C1 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2005-C1 certificates, and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2005-C1 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool
Pass-Through Rate and the Total Principal Payment Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2005-C1 pooling and servicing agreement will be applied--

     o    first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-C1 principal balance certificates. If this occurs following the payments made to the series 2005-C1 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2005-C1 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal
Balance of the mortgage pool that will be outstanding immediately following that distribution date.

           ORDER OF ALLOCATION               CLASS
          --------------------- -------------------------------
                    1st                        S
                    2nd                        Q
                    3rd                        P
                    4th                        N
                    5th                        M
                    6th                        L
                    7th                        K
                    8th                        J
                    9th                        H
                    10th                       G
                    11th                       F
                    12th                       E
                    13th                       D
                    14th                       C
                    15th                       B
                    16th                      A-J
                    17th              A-1, A-2, A-3, A-AB,
                                         A-4 and A-1A,
                                    pro rata based on total
                                 outstanding principal balances

                                      S-179

     The reductions in the total principal balances of the respective classes of series 2005-C1 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund
Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2005-C1 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, will generally equal the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD
          Additional Interest), over

     o    the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or
          Post-ARD Additional Interest) on, that mortgage loan.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional
Interest) also will be treated as a Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

     Additional Trust Fund Expenses may include:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o    any unanticipated, non-mortgage loan specific expense of the trust, including--

          1.   any reimbursements and indemnifications to the trustee, the fiscal agent and various related persons described under
               "Description of the Governing Documents--Matters Regarding the
               Trustee" in the accompanying prospectus (the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee),

          2.   any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement and/or "Federal Income Tax
               Consequences--REMICs--Prohibited Transactions Tax and Other
               Taxes" in the accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default
          Interest actually collected on the related underlying mortgage loan;
          and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the
          Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans"
          in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

                                     S-180

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2005-C1 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2005-C1 principal balance certificates, the total principal balances of one or more classes of series 2005-C1 principal balance certificates that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2005-C1 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2005-C1 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2005-C1 principal balance certificates being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2005-C1 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     o    were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will generally reduce the interest portion (but not the principal portion) of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal
Reduction Amount, will equal the product of:

     o    the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction, the numerator of which is equal to the Stated Principal
          Balance of the mortgage loan, net of the Appraisal Reduction Amount
          (or, if applicable, the relevant portion thereof allocable to the mortgage loan) and the denominator of which is equal to the Stated
          Principal Balance of the mortgage loan.

     In the case of the Clearview Palms Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated above, will be based on that portion of any
Appraisal Reduction Amount with respect to the Clearview Palms Loan Pair that is allocable to that underlying mortgage loan. The Clearview Palms Loan Pair will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to the Clearview Palms Loan Pair will be allocated, first, to the
Clearview Palms Non-Trust Loan, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default
Interest) thereon, and then, to the Clearview Palms Mortgage Loan.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-C1 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2005-C1 certificates on that distribution date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent"
below. None of the master servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to any of the Non-Trust Loans.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made.
None of the master

                                     S-181

servicer, the trustee or the fiscal agent will be obligated to make any P&I advance for any underlying mortgage loan (including specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property) that, in its judgment (or in the judgment of the special servicer for specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property), would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The master servicer will be entitled to rely on the special servicer's determination and the trustee and the fiscal agent will be entitled to rely on the master servicer's and/or the special servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--Custodial Account"
in this prospectus supplement.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any P&I advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C1 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C1 certificates), thereby reducing the payments of principal on the series 2005-C1 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, upon a determination that a previously made
P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 2005-C1 controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time, or not to do so, benefits some classes of series 2005-C1 certificateholders to the detriment of other classes of series 2005-C1 certificateholders will not constitute a violation of the
Servicing Standard or a breach of the terms of the series 2005-C1 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2005-C1 certificateholders.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds.
Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the distribution date for the series 2005-C1 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable--

     o    first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

                                     S-182

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the series 2005-C1 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically"
below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o    A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

     o    A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

     o    A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-6 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

     The master servicer or the special servicer, as specified in the series
2005-C1 pooling and servicing agreement, is required to deliver to the trustee
(or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under "--Information Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans and the corresponding mortgaged real properties:

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA servicer watch list;

                                     S-183

     o    a loan payoff notification report;

     o    a CMSA comparative financial status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA loan periodic update file;

     o    a CMSA property file; and

     o    a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "--Reports to
Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2005-C1 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2005-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2005-C1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2005-C1 certificateholders and beneficial owners of series 2005-C1 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2005-C1 pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com, which will initially be accessible via password and user name.

                                     S-184

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2005-C1 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2005-C1 pooling and servicing agreement, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions,
Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series
2005-C1 certificateholders.

     Other Information. The series 2005-C1 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o    this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
          2005-C1 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o    the series 2005-C1 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

     o    all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C1 certificateholders since the Issue Date;

     o    all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the Issue Date, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o    all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the Issue Date, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o    the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o    the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

     o    upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating
          Information" in this prospectus supplement; and

     o    upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying
          Mortgage Loans--Inspections; Collection of Operating Information" in
          this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2005-C1 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity;
          and

                                     S-185

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series
          2005-C1 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

VOTING RIGHTS

     The voting rights for the series 2005-C1 certificates will be allocated among the respective classes of those certificates as follows:

     o    99% of the voting rights will be allocated among the holders of the various classes of series 2005-C1 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

     o    0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III, R-LR and V certificates.

     Voting rights allocated to a class of series 2005-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2005-C1 pooling and servicing agreement will terminate following the earliest of--

     1.   the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of
          certificateholders of the series 2005-C1 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

     Written notice of termination of the series 2005-C1 pooling and servicing agreement will be given to each series 2005-C1 certificateholder. The final payment with respect to each series 2005-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2005-C1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

     o    the sum of--

     1.   the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a)
          interest, other than Default Interest and Post-ARD Additional
          Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

     2.   the appraised value of all REO Properties then included in the trust,

     minus

     o    solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-C1 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2005-C1 certificates. However, the rights of any single holder or group of holders of the series 2005-C1 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the Initial Mortgage Pool Balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C1 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-C1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

                                     S-186

     In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of
100% of the remaining 2005-C1 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2005-C1 pooling and servicing agreement, in connection with an exchange of all the remaining series 2005-C1 certificates for all the mortgage loans and REO
Properties remaining in the trust fund at the time of exchange.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2005-C1 certificateholders. As of the
Issue Date, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securitization Trust Services--LB-UBS Commercial Mortgage Trust Series 2005-C1.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o    be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-C1 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o    accrue at the annual rate stated in the series 2005-C1 pooling and servicing agreement,

     o    accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "--Collection Account" and "--Interest Reserve
Account" above. It will be--

     o    entitled to retain any interest or other income earned on those funds,
          and

     o    required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the collection account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2005-C1 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois

                                     S-187

60603. The duties and obligations of the fiscal agent consist only of making
P&I advances as described under "--Advances of Delinquent Monthly Debt Service
Payments" above and servicing advances as described under "Servicing of the
Underlying Mortgage Loans--Servicing and Other Compensation and Payment of
Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of the class
X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2005-C1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2005-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. See "Servicing of the Underlying Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

                                     S-188

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-J, B, C, D, E, F, G or H certificates may result in a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class (with each such component consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2005-C1 principal balance certificates).

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Depending on the timing thereof, any reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, B, C, D, E, F, G or H
certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

                                     S-189

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C1 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2005-C1 certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage
Loans" in this prospectus supplement and "Description of the Governing
Documents" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property

                                     S-190

expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest.  If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o    determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including January 11, 2005 to but excluding the assumed settlement date specified as part of the Modeling
          Assumptions, and

     o    converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average

                                     S-191

time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the PSA Standard
Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o    the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

     o    the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o    the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o    the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o    the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Payment
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates (allocated among those classes as described under "Description of the Offered Certificates--Payments--
Payments of Principal" and "--Payments--Priority of Payments" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially

                                     S-192

based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal
Payment Amount is applied, the weighted average lives of the class A-1, A-2,
A-3, A-AB and A-1A certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2005-C1 certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o    the mortgage loans (or any particular group of mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans (or any particular group of mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o    mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o    pay expenses incurred in connection with the issuance of the series
          2005-C1 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-C1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I,
REMIC II, REMIC III and the single loan REMICs will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the underlying mortgage loans,

     o    any REO Properties acquired on behalf of the series 2005-C1 certificateholders,

     o    the master servicer's custodial account,

     o    the special servicer's REO account, and

     o    the trustee's collection account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans held in that REMIC. In addition, each of four (4)
mortgage loans will constitute the primary asset of a separate individual loan
REMIC, and the regular interest in each of those single loan REMICs will be an asset of REMIC I instead of the related mortgage loan or any related REO
Property.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

                                     S-193

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, X-CL, X-CP, B, C, D, E,
          F, G, H, J, K, L, M, N, P, Q and S certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o    the class R-III certificates will evidence the sole class of residual interests in REMIC III, and

     o    the class R-LR certificates will evidence the sole class of residual interests in each of the individual loan REMICs.

     For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, the class X-CP certificates will be issued with more than a de minimis amount of original issue discount;
and the other classes of offered certificates will be issued with no original issue discount and, in some cases, may be treated as having been issued at a premium.

     If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See
"Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of market discount and premium, if any, with respect to the series 2005-C1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. It is not

                                     S-194

entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Internal Revenue Code. In particular, potential thrift institution purchasers of class A-1, A-2, A-3, A-AB and A-4 certificates may wish to consult their tax advisors concerning the application of section
7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in loan group
no. 1, which, generally with the exception of three (3) underlying mortgage loans, does not consist of assets described in that section of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

                                     S-195

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--
REMICs--Characterization of Investments in REMIC Certificates" in the
accompanying prospectus.

CONSTRUCTIVE SALES OF CLASS X-CP CERTIFICATES

     Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C1 certificateholders.

     See "--REO Properties" in this prospectus supplement and "Federal Income
Tax Consequences--REMICs-- Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

     you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal
Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2005-C1 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus.
However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2005-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2005-C1 certificates by
Plans, it cannot be assured that benefit plan investors will own less than 25%
of each class of the series 2005-C1 certificates.

                                     S-196

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter
Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption.
The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          S&P, Moody's or Fitch;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the series 2005-C1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in
               connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's.
In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A
Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

                                     S-197

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
          Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any
          sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a),
406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of section 4975(c) of the Internal
Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

     solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

                                     S-198

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     Upon initial issuance, the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-J, B,
C, D and X-CP certificates will, and the class E certificates will not, be mortgage related securities for purposes of SMMEA. However, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $1,469,984,418, plus accrued interest on all the offered certificates from January 11, 2005. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about February 10, 2005, against payment for them in immediately available funds.

                                  CLASS A-1      CLASS A-2       CLASS A-3      CLASS A-AB     CLASS A-4       CLASS A-1A
UNDERWRITER                    -------------- --------------- --------------- -------------- --------------- --------------

Lehman Brothers Inc ..........  $53,000,000    $232,000,000    $162,000,000    $54,000,000    $531,842,000    $186,798,000
UBS Securities LLC ...........            0               0               0              0               0               0
                                -----------    ------------    ------------    -----------    ------------    ------------
Total ........................  $53,000,000    $232,000,000    $162,000,000    $54,000,000    $531,842,000    $186,798,000
                                ===========    ============    ============    ===========    ============    ============

                                   CLASS A-J        CLASS B        CLASS C        CLASS D       CLASS E        CLASS X-CP
UNDERWRITER                     --------------- -------------- -------------- -------------- -------------- ---------------

Lehman Brothers Inc. ..........  $102,769,000    $13,351,000    $26,704,000    $19,073,000    $24,796,000    $1,419,314,000
UBS Securities LLC ............             0              0              0              0              0                 0
                                 ------------    -----------    -----------    -----------    -----------    --------------
Total .........................  $102,769,000    $13,351,000    $26,704,000    $19,073,000    $24,796,000    $1,419,314,000
                                 ============    ===========    ===========    ===========    ===========    ==============

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1.   no stop order suspending the effectiveness of our registration statement is in effect, and

          2.   no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

                                     S-199

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair
Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect
on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o    Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

     o    UBS Securities LLC is acting as co-lead manager.

                                 LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New
York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                CLASS         S&P           MOODY'S
              --------        ----          -------
                 X-CP         AAA            Aaa
                  A-1         AAA            Aaa
                  A-2         AAA            Aaa
                  A-3         AAA            Aaa
                 A-AB         AAA            Aaa
                  A-4         AAA            Aaa
                 A-1A         AAA            Aaa
                  A-J         AAA            Aaa
                   B          AA+            Aa1
                   C           AA            Aa2
                   D          AA-            Aa3
                   E           A              A2

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

                                     S-200

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

     In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid.
This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-201

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "11 WEST 42ND STREET BORROWER" means the borrower under the 11 West 42nd
Street Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 11 West 42nd Street Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "11 WEST 42ND STREET GUARANTOR" has the meaning assigned thereto under
"Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The 11 West 42nd Street Mortgage
Loan--Mezzanine Financing" in this prospectus supplement.

     "11 WEST 42ND STREET INTERCREDITOR AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 11 West 42nd Street Mortgage Loan--Mezzanine Financing" in
this prospectus supplement.

     "11 WEST 42ND STREET LIQUIDITY FACILITY" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 11 West 42nd Street Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "11 WEST 42ND STREET MEZZANINE BORROWER" means the borrower under the 11
West 42nd Street Mezzanine Loan, as identified under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 11 West 42nd Street
Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "11 WEST 42ND STREET MEZZANINE LOAN" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 11 West 42nd Street Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "11 WEST 42ND STREET MEZZANINE LOW DSCR PERIOD" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 11 West 42nd Street Mortgage Loan--Lockbox" in this prospectus supplement.

     "11 WEST 42ND STREET MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is secured by the 11 West 42nd
Street Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $160,000,000.

     "11 WEST 42ND STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 11 West 42nd Street.

     "11 WEST 42ND STREET NET LIQUIDATION PROCEEDS AFTER DEBT SERVICE" has the
meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 11 West 42nd Street Mortgage Loan--Lockbox" in
this prospectus supplement.

     "2100 KALAKAUA AVENUE APPROVED CAPITAL EXPENDITURES" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 2100 Kalakaua Avenue Mortgage Loan--Guaranty of
Capital Expenditures and Tenant Allowances/Capital Expenditure and Tenant
Allowance Reserve Account" in this prospectus supplement.

     "2100 KALAKAUA AVENUE BORROWER" means the borrower under the 2100 Kalakaua
Avenue Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 2100 Kalakaua Avenue Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "2100 KALAKAUA AVENUE CAPEX/EXISTING LEASE COST AMOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 2100 Kalakaua Avenue Mortgage Loan--Guaranty of
Capital Expenditures and Tenant Allowances/Capital Expenditure and Tenant
Allowance Reserve Account" in this prospectus supplement.

     "2100 KALAKAUA AVENUE FUTURE TENANT ALLOWANCES" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 2100 Kalakaua Avenue Mortgage Loan--Guaranty of Capital
Expenditures and Tenant Allowances/Capital Expenditure and Tenant Allowance
Reserve Account" in this prospectus supplement.

                                     S-202

     "2100 KALAKAUA AVENUE MEZZANINE BORROWER" means the borrower under the
2100 Kalakaua Avenue Mezzanine Loan, as identified under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 2100 Kalakaua Avenue
Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "2100 KALAKAUA AVENUE MEZZANINE COLLATERAL" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 2100 Kalakaua Avenue Mortgage Loan--Mezzanine Financing" in
this prospectus supplement.

     "2100 KALAKAUA AVENUE MEZZANINE INTERCREDITOR AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 2100 Kalakaua Avenue Mortgage Loan--Mezzanine
Financing" in this prospectus supplement.

     "2100 KALAKAUA AVENUE MEZZANINE LOAN" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 2100 Kalakaua Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "2100 KALAKAUA AVENUE MEZZANINE LOAN CASH TRAP EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 2100 Kalakaua Avenue Mortgage Loan--Lockbox" in
this prospectus supplement.

     "2100 KALAKAUA AVENUE MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is secured by the 2100 Kalakaua
Avenue Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $130,000,000.

     "2100 KALAKAUA AVENUE MORTGAGE LOAN DEFAULT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 2100 Kalakaua Avenue Mortgage Loan--Guaranty of Capital
Expenditures and Tenant Allowances/Capital Expenditure and Tenant Allowance
Reserve Account" in this prospectus supplement.

     "2100 KALAKAUA AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2100 Kalakaua
Avenue.

     "2100 KALAKAUA AVENUE PROPERTY ACCOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 2100 Kalakaua Avenue Mortgage Loan--Lockbox" in this prospectus supplement.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not required to be paid by any party to the series 2005-C1 pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

     o    causes a shortfall in the payments of interest (other than Post-ARD
          Additional Interest) or principal on any class of series 2005-C1 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of--

     o    the per annum rate at which the related master servicing fee
          (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2005-C1 pooling and servicing agreement, and

     o    the per annum rate at which the monthly trustee fee is calculated under the series 2005-C1 pooling and servicing agreement.

                                     S-203

     "ADR" means average daily rate.

     "ALLIED CAPITAL" means Allied Capital Corporation or its successor in interest.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2.   to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional
               Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          3.   all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4.   all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2005-C1 pooling and servicing agreement;

          5.   any other unpaid items that could become Additional Trust Fund
               Expenses in respect of the mortgage loan; and

          6.   all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow
               reserves held by the master servicer or the special servicer that cover any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

               (a)  90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its
                    review of the related appraisal and other relevant
                    information), over

               (b)  the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2.   the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

               (a)  are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b)  are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month
                    period following the date of determination, and

               (c)  may be used to reduce the principal balance of the mortgage loan; and

          3.   the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for
               purposes of paying down the principal balance of the mortgage loan.

     If, however, with respect to any mortgage loan in the trust--

     o    an Appraisal Trigger Event occurs,

     o    no appraisal or other valuation estimate, as described under
          "Servicing of the Underlying Mortgage Loans--Required Appraisals," is
          obtained or performed within 60 days after the occurrence of that
          Appraisal Trigger Event, and

     o    either--

          1.   no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
               Trigger Event, or

                                     S-204

          2.   there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an
               appraisal or other valuation, that would, in the special
               servicer's judgment, materially affect the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Appraisal Reduction Amount shall be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal
Trigger Event has occurred during the preceding three-month period; and no
Appraisal Reduction Amount shall exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan
Combination will be allocated: first, to the related Non-Trust Loan(s) in that
Loan Combination, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest) thereon; and
then, to the underlying mortgage loan in that Loan Combination.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust or otherwise serviced under the series 2005-C1 pooling and servicing agreement, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that--

          1.   affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the
               mortgage loan,

          2.   except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage
               instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released,
               or

          3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o    the mortgage loan is delinquent--

          1.   except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

          2.   solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due
               (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     o    a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    the mortgage loan remains outstanding five years after any extension of its maturity.

     "ARD LOAN" means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, as described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans--ARD Loans."

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2005-C1 certificates on each distribution date. The Available P&I Funds are more particularly described under
"Description of the Offered Certificates--Collection Account--Withdrawals" in
this prospectus supplement.

                                     S-205

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2005-C1 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CBL" has the meaning assigned thereto under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Mall Del Norte Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CLASS A-AB PLANNED PRINCIPAL BALANCE" has the meaning assigned thereto under "Description of the Certificates--
Payments--Payments of Principal" in this prospectus supplement.

     "CLASS A-SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

     o    the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

     o    the total principal balance of the class A-J, B, C, D, E, F, G, H, J,
          K, L, M, N, P, Q and S certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CLEARVIEW PALMS CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of January 11, 2005, between the initial holder of the promissory note for the Clearview Palms Mortgage Loan and the initial Clearview
Palms Non-Trust Loan Noteholder.

     "CLEARVIEW PALMS LOAN PAIR" means, collectively, the Clearview Palms
Mortgage Loan and the Clearview Palms Non-Trust Loan.

     "CLEARVIEW PALMS MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is, together with the Clearview
Palms Non-Trust Loan, secured by the Clearview Palms Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $6,107,200.

     "CLEARVIEW PALMS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Clearview Palms.

     "CLEARVIEW PALMS NON-TRUST LOAN" means the mortgage loan that: (a) is, together with the Clearview Palms Mortgage Loan, secured by the Clearview Palms
Mortgaged Property; (b) has an original principal balance of approximately
$381,700; and (c) will not be included in the trust.

     "CLEARVIEW PALMS NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing the Clearview Palms Non-Trust Loan.

     "CO-LENDER AGREEMENT" means, with respect to any Loan Combination, the co-lender agreement governing the relative rights of the respective holders of the mortgage loans comprising the subject Loan Combination. Because the
Clearview Palms Loan Pair is the only Loan Combination, the Clearview Palms
Co-Lender Agreement is the only Co-Lender Agreement relevant for purposes of this prospectus supplement.

     "CONCORD PORTFOLIO BORROWER" means all of the borrowers, collectively, under the Concord Portfolio Mortgage Loan, as identified under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Concord Portfolio
Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "CONCORD PORTFOLIO MEZZANINE BORROWER" means the borrower under the
Concord Portfolio Mezzanine Loan, as identified under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Concord Portfolio
Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

                                     S-206

     "CONCORD PORTFOLIO MEZZANINE LOAN" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Concord Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "CONCORD PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is secured by the Concord Portfolio
Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $41,000,000.

     "CONCORD PORTFOLIO MORTGAGE SWEEP PERIOD" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Concord Portfolio Mortgage Loan--Lockbox" in this prospectus supplement.

     "CONCORD PORTFOLIO MORTGAGED PROPERTY" means, collectively, the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
Concord Portfolio.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "COURTYARD MARRIOTT DEPOSIT ACCOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard Marriott Midtown East Mortgage Loan--Lockbox" in this prospectus supplement.

     "COURTYARD MARRIOTT DISTRIBUTABLE CASH" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard Marriott Midtown East Mortgage Loan--Lockbox" in this prospectus supplement.

     "COURTYARD MARRIOTT FF&E RESERVE" has the meaning assigned thereto in footnote (3) to the first chart under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Courtyard Marriott Midtown
East Mortgage Loan" in this prospectus supplement.

     "COURTYARD MARRIOTT MANAGEMENT AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard Marriott Midtown East Mortgage Loan--Management Agreement"
in this prospectus supplement.

     "COURTYARD MARRIOTT MIDTOWN EAST BORROWER" means all the borrowers, collectively, under the Courtyard Marriott Midtown East Mortgage Loan, as identified under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Courtyard Marriott Midtown East Mortgage Loan--The Borrower
and Sponsor" in this prospectus supplement.

     "COURTYARD MARRIOTT MIDTOWN EAST CASH MANAGEMENT EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Courtyard Marriott Midtown East Mortgage Loan--
Lockbox" in this prospectus supplement.

     "COURTYARD MARRIOTT MIDTOWN EAST MORTGAGE LOAN" means the underlying mortgage loan (intended to be included in the trust) that is secured by the
Courtyard Marriott Midtown East Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $44,933,103.

     "COURTYARD MARRIOTT MIDTOWN EAST MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as The
Courtyard Marriott Midtown East.

     "COURTYARD MARRIOTT PROPERTY MANAGER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard Marriott Midtown East Mortgage Loan--Management Agreement"
in this prospectus supplement.

     "COURTYARD MARRIOTT RECOGNITION AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Courtyard Marriott Midtown East Mortgage Loan--Hotel
Assignment, Consent and Recognition Agreement" in this prospectus supplement.

     "CPI" means consumer price index.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

                                     S-207

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
DATE LTV" each means, with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

     1.   the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

     2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (and without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan).

     "D(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DDR" means Developers Diversified Realty Corporation.

     "DEFAULT INTEREST" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DIAMONDROCK HOSPITALITY CO." has the meaning assigned thereto under
"Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Courtyard Marriott Midtown East
Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "DIAMONDROCK OWNER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Courtyard
Marriott Midtown East Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "DIAMONDROCK TENANT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Courtyard
Marriott Midtown East Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield
Maintenance Treasury Rate" when compounded semi-annually. The "Yield
Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. If Federal
Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield
Maintenance Treasury Rate.

     "DSCR" means debt service coverage ratio.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Lehman Brothers Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman
          Brothers Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

                                     S-208

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "HELLER" has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 2100 Kalakaua Avenue
Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "IBM" has the meaning assigned thereto under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The IBM Gaithersburg Mortgage
Loan--The Mortgaged Property" in this prospectus supplement.

     "IBM GAITHERSBURG BORROWER" means the borrower under the IBM Gaithersburg
Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The IBM Gaithersburg Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "IBM GAITHERSBURG CASH COLLATERAL ACCOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The IBM Gaithersburg Mortgage Loan--Lockbox" in this prospectus supplement.

     "IBM GAITHERSBURG CASH MANAGEMENT TRIGGER EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The IBM Gaithersburg Mortgage Loan--Lockbox" in this prospectus supplement.

     "IBM GAITHERSBURG DEVELOPMENT PARCEL" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The IBM Gaithersburg Mortgage Loan--Parcel Release" in this prospectus supplement.

     "IBM GAITHERSBURG MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is secured by the IBM Gaithersburg
Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $46,400,000.

     "IBM GAITHERSBURG MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as IBM Gaithersburg.

     "IBM LEASE" has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The IBM Gaithersburg
Mortgage Loan--The IBM Lease" in this prospectus supplement.

     "IBM LEASE EVENT" has the meaning assigned thereto in footnote (2) to the initial chart under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The IBM Gaithersburg Mortgage Loan" in this prospectus supplement.

     "IBM RATINGS EVENT" has the meaning assigned thereto in footnote (2) to the initial chart under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The IBM Gaithersburg Mortgage Loan" in this prospectus supplement.

     "INITIAL LOAN GROUP NO. 1 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of loan group no. 1, after application of all scheduled payments of principal due on or before the cut-off date.

     "INITIAL LOAN GROUP NO. 2 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of loan group no. 2, after application of all scheduled payments of principal due on or before the cut-off date.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust fund, after application of all scheduled payments of principal due on or before the cut-off date.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

                                     S-209

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2005-C1
certificates, which will be on or about February   , 2005.

     "K3 LOT" has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 2100 Kalakaua Avenue
Mortgage Loan--Parking Agreement" in this prospectus supplement.

     "K3 LOT PARKING AGREEMENT" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
2100 Kalakaua Avenue Mortgage Loan--Parking Agreement" in this prospectus supplement.

     "KKO PARCEL" has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 2100 Kalakaua Avenue
Mortgage Loan--Parking Agreement" in this prospectus supplement.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LEMBI PORTFOLIO BORROWER" means all the borrowers, collectively, under the Lembi Portfolio Mortgage Loan, as identified under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Lembi Portfolio
Mortgage Loan--The Borrower and Sponsors" in this prospectus supplement.

     "LEMBI PORTFOLIO MEZZANINE BORROWER" means the borrower under the Lembi
Portfolio Mezzanine Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Lembi Portfolio Mortgage
Loan--Mezzanine Financing" in this prospectus supplement.

     "LEMBI PORTFOLIO MEZZANINE LOANS" has the meaning assigned thereto under
"Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Lembi Portfolio Mortgage
Loan--Mezzanine Financing" in this prospectus supplement.

     "LEMBI PORTFOLIO MORTGAGE LOAN" means, collectively, the underlying mortgage loans (intended to be included in the trust) that are secured by the
Lembi Portfolio Mortgaged Properties, which underlying mortgage loans have an aggregate cut-off date principal balance of $95,000,000.

     "LEMBI PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement under the headings preceded by "Lembi Portfolio--".

     "LIQUIDATION PROCEEDS" means, in general, all cash proceeds received and retained by the trust in connection with--

     o    the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o    the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage
          Pool--Cures and Repurchases" in this prospectus supplement;

     o    the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under "Servicing of the Underlying Mortgage Loans--Fair
          Value Option" in this prospectus supplement;

     o    the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2005-C1 controlling class or the master servicer, as described under "Description of the Offered
          Certificates--Termination" in this prospectus supplement;

     o    the acquisition of all remaining mortgage loans and REO Properties in the trust in exchange for all the series 2005-C1 certificates, as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

                                     S-210

     o    the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LOAN COMBINATION" means any group of two or more mortgage loans, at least one of which mortgage loans is included in the trust and at least one of which mortgage loans is not included in the trust, and all of which mortgage loans are secured by the same mortgage instrument(s) on the same mortgaged real property or properties, as applicable. For purposes of this prospectus supplement, the only Loan Combination will be the Clearview Palms Loan Pair.

     "LOAN COMBINATION CONTROLLING PARTY" means, with respect to any Loan
Combination, the party or, collectively, the parties designated as having various servicing control rights and powers with respect to the subject Loan
Combination, including those described under "Servicing of the Underlying
Mortgage Loans--The Series 2005-C1 Controlling Class Representative and the
Non-Trust Loan Noteholders" in this prospectus supplement. The Loan Combination
Controlling Party for the Clearview Palms Loan Pair is identified under
"Description of the Mortgage Pool--Clearview Palms Loan Pair--Co-Lender
Agreement--Consent Rights" in this prospectus supplement.

     "LOAN PER SF," "LOAN PER SQ. FT." and "LOAN PER SQUARE FOOT" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan, divided by the net rentable square foot area of the related mortgaged real property. The cut-off date principal balance of each underlying mortgage loan is shown on Annex A-1 to this prospectus supplement.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "LOC" means letter of credit.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MACQUARIE DDR PORTFOLIO BORROWER" means all the borrowers, collectively, under the Macquarie DDR Portfolio Mortgage Loan, as identified under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
DDR Portfolio Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "MACQUARIE DDR PORTFOLIO DEFEASANCE LOCKOUT PERIOD" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Macquarie DDR Portfolio Mortgage Loan--The
Mortgage Loan" in this prospectus supplement.

     "MACQUARIE DDR PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is secured by the Macquarie DDR
Portfolio Mortgaged Properties, which underlying mortgage loan has a cut-off date principal balance of $85,000,000.

     "MACQUARIE DDR PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Macquarie
DDR Portfolio.

     "MACQUARIE DDR PORTFOLIO PARTIAL DEFEASANCE AMOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Macquarie DDR Portfolio Mortgage Loan--The
Mortgage Loan" in this prospectus supplement.

     "MACQUARIE DDR PORTFOLIO RELEASE AMOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Macquarie DDR Portfolio Mortgage Loan--The Mortgage Loan" in this prospectus supplement.

     "MACQUARIE DDR PORTFOLIO SHOPPING CENTERS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Macquarie DDR Portfolio Mortgage Loan--The Mortgaged
Property" in this prospectus supplement.

     "MACQUARIE DDR PORTFOLIO SUBSTITUTION" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Macquarie DDR Portfolio Mortgage Loan--The Mortgage Loan" in this prospectus supplement.

                                     S-211

     "MALL DEL NORTE BORROWER" means the borrower under the Mall Del Norte
Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Mall Del Norte Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "MALL DEL NORTE MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is secured by the Mall Del Norte
Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $113,400,000.

     "MALL DEL NORTE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Mall Del Norte.

     "MALL DEL NORTE CASH MANAGEMENT EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Mall Del Norte Mortgage Loan--Lockbox" in this prospectus supplement.

     "MARRIOTT INTERNATIONAL" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Courtyard Marriott Midtown East Mortgage Loan--The Borrower and Sponsor" in
this prospectus supplement.

     "MATERIAL BREACH" has the meaning assigned thereto under "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT OMISSION" has the meaning assigned thereto under
"Description of the Mortgage Pool--
Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

     "MATURITY/ARD BALANCE" and "BALLOON BALANCE" each means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults.

     "MATURITY DATE LOAN-TO-VALUE RATIO," "MATURITY DATE LTV," "MATURITY/ARD
LTV RATIO" and "SCHEDULED MATURITY/
ARD LTV" each means, with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

     1.   the Maturity/ARD Balance of the subject underlying mortgage loan, to

     2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (and without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan).

     "MERRILL LYNCH LEASE" has the meaning assigned thereto in footnote (10) to the initial chart under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans" in this prospectus supplement.

     "ML/UBS RESERVE" has the meaning assigned thereto in footnote (10) to the initial chart under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans" in this prospectus supplement.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-C1 certificates and the mortgage loans in the trust:

     o    the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $1,524,551,179, the
          Initial Loan Group No. 1 Balance is approximately $1,337,752,181 and the Initial Loan Group No. 2 Balance is approximately $186,798,997;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2005-C1 certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of series 2005-C1 certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

                                     S-212

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides for monthly payments which are timely received and each of the mortgage loans accrues interest on an
          Actual/360 Basis or a 30/360 Basis, as applicable;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in any of the foregoing bullets, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o    there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

     o    no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o    with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Great Neck Roslyn Portfolio, which provides for a 30-year amortization schedule, and where the related borrower is required to make additional monthly amortization payments of $18,750, solely to the extent available from excess cash flow, beginning with the
          February 2007 due date, to and including the due date in January 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

     o    payments on the offered certificates are made on the 15th day of each month, commencing in February 2005; and

     o    the offered certificates are settled on February 10, 2005.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage
(which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

     "NET CASH FLOW," "U/W NET CASH FLOW" and "U/W NCF" each means for any mortgaged real property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items--

          (a)  allowances for vacancies and credit losses,

          (b)  operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

                                     S-213

          (c)  fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

          (d)  replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o    applicable year-to-date financial statements, if available;

     o    full year budgeted financial statements, if available;

     o    except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

     o    in the case of single tenant properties, the payments due under the related lease.

     In general, except in the case of the 11 West 42nd Street Mortgage Loan, the 2100 Kalakaua Avenue Mortgage Loan, the Mall Del Norte Mortgage Loan, the
U-Store-It Portfolio II Mortgage Loan, the Macquarie DDR Portfolio Mortgage
Loan, the Wilshire Rodeo Plaza Mortgage Loans, the IBM Gaithersburg Mortgage
Loan, the Courtyard Marriott Midtown East Mortgage Loan and the mortgage loan secured by the mortgaged real property identified on Annex A-1 of this prospectus supplement as Marriott Salt Lake, as to which some of the above-described items were audited or were reviewed by an accountant under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied
12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash
Flow.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower
(subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than
5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of some of the underlying mortgage loans, the calculation of
Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

                                     S-214

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;
          and

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o    if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

     o    property management fees were generally assumed to be 3.0% to 5.0%
          (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at
          $1,000,000;

     o    in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o    expenses were generally, but not always, assumed to include annual replacement reserves equal to--

          (a)  in the case of retail, office, self-storage and
               industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

          (b)  in the case of multifamily rental apartments, generally not less than $250 or more than $300 per residential unit per year, depending on the condition of the property;

          (c)  in the case of mobile home park properties, generally $50 per pad per year; and

          (d)  in the case of hospitality properties, generally, 4% of gross revenues

     In addition, certain borrower tax credits, which do not transfer with the subject mortgaged real property upon a foreclosure or other transfer of the mortgaged real property, were taken into consideration.

     In some instances, the related originator (where it deemed appropriate)
recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

     For more detailed information regarding the Net Cash Flow and U/W Net Cash
Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to--

          1.   the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

     minus

          2.   the related Administrative Cost Rate; and

     o    in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to--

                                     S-215

     1.   the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated
          Principal Balance of that mortgage loan immediately prior to the subject distribution date,

     minus

     2.   the related Administrative Cost Rate.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b)
of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET OPERATING INCOME", "U/W NET OPERATING INCOME" and "U/W NOI" each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

     o    the U/W Net Cash Flow for that mortgaged real property;

     plus

     o    underwritten replacement reserves and tenant improvements and leasing commissions.

     "NON-TRUST LOAN" means any mortgage loan that is part of a Loan
Combination but is not included in the trust. For purposes of this prospectus supplement, the only Non-Trust Loan is the Clearview Palms Non-Trust Loan.

     "NON-TRUST LOAN NOTEHOLDER" means any holder of the promissory note evidencing a Non-Trust Loan.

     "NR" means not rated.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o    in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o    in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

     o    in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o    in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

     In the case of some of the underlying mortgage loans, the calculation of
Occupancy Percentage and Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

                                     S-216

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;
          and

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

     For more detailed information regarding Occupancy Percentages and
Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain
Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "P&I" means principal and/or interest.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o    liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

     o    the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

     o    condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

     o    if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

     o    other matters to which like properties are commonly subject.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 2005-C1 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection

                                     S-217

period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD
Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT U.K. PERSONS" has the meaning assigned to that term under
"Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD
Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1. the trustee,

     2. the Exemption-Favored Parties,

     3. us,

     4. the master servicer,

     5. the special servicer,

     6. any sub-servicers,

     7. the mortgage loan sellers,

     8  each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

     9. any and all affiliates of any of the aforementioned persons.

                                     S-218

     "REVPAR" means, with respect to any hospitality property, revenues per available room.

     "RODEO BUILDING" has the meaning assigned thereto in footnote (12) to the first chart under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans" in this prospectus supplement.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING FILE" means, in general, with respect to each underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10%
or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series
2005-C1 certificateholders (or, with respect to a Loan Combination, for the benefit of the series 2005-C1 certificateholders and the related Non-Trust Loan
Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2005-C1 pooling and servicing agreement:

     o    in accordance with the higher of the following standards of care--

          1.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due
               consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

          2.   the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special
               servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be,

     in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2005-C1 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

     o    with a view to--

          1.   the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

          2.   in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2005-C1 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan
               Combination to the series 2005-C1 certificateholders and the related Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

          1.   any relationship, including as lender on any other debt
               (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series
               2005-C1 pooling and servicing agreement,

          2.   the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2005-C1 certificate,

          3.   the obligation of the master servicer or the special servicer, as the case may be, to make advances,

                                     S-219

          4.   the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2005-C1 pooling and servicing agreement generally or with respect to any particular transaction, and

          5.   the ownership, servicing or management for others of any mortgage loan or real property not covered by the series 2005-C1 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2005-C1 pooling and servicing agreement, any of the following events:

     1.   the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2005-C1 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)--

          (a)  except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

          (b)  solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     2.   a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series
          2005-C1 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or
          (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2005-C1
          certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder;

     3.   the master servicer determines, or the special servicer (with the consent of the series 2005-C1 controlling class representative)
          determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a non-monetary default (other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series
          2005-C1 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

                                     S-220

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

     o    with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SHADOW RATING" means that it has been confirmed to us by S&P and Moody's that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

     "SIEGEL" has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 2100 Kalakaua Avenue
Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o    will be permanently reduced on each distribution date, to not less than zero, by--

          1.   that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to that mortgage loan
               (without regard to any reduction in, or addition to, that Total
               Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal
               Payment Amount" below in this glossary), and

          2.   the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "TI/LC" means tenant improvements and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any distribution date, an amount equal to the total, without duplication, of the following:

                                     S-221

     o    all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o    all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

     o    all other collections, including Liquidation Proceeds, Condemnation
          Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

     o    all advances of principal made with respect to the underlying mortgage loans for that distribution date.

     Notwithstanding the foregoing, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C1 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C1 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total
Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount")
would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that Default
Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

     "TRIA" means the Terrorism Risk Insurance Act.

     "TSP" means Tishman Speyer Properties, L.P.

     "U-STORE-IT PORTFOLIO II BORROWER" means the borrower under the U-Store-It
Portfolio II Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The U-Store-It Portfolio II
Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

                                     S-222

     "U-STORE-IT PORTFOLIO II MORTGAGE LOAN" means the underlying mortgage loan
(intended to be included in the trust) that is secured by the U-Store-It
Portfolio II Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of $90,000,000.

     "U-STORE-IT PORTFOLIO II MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as U-Store-It
Portfolio II.

     "U-STORE-IT PORTFOLIO II REPLACED PROPERTY" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The U-Store-It Portfolio II Mortgage Loan--Substitution" in
this prospectus supplement.

     "U-STORE-IT PORTFOLIO II SUBSTITUTE PROPERTY" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The U-Store-It Portfolio II Mortgage Loan--Substitution" in
this prospectus supplement.

     "UBS LEASE" has the meaning assigned thereto in footnote (10) to the first chart under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wilshire Rodeo Plaza Mortgage Loans" in this prospectus supplement.

     "UBS MORTGAGE LOAN" means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and
Prohibited Transaction Exemption 2002-41, as described under "ERISA
Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W
NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

     o    the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

     o    twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt
Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

     o    in the case of the 11 West 42nd Street Mortgage Loan, the amount described in the second bullet of the preceding paragraph is twelve times the average monthly debt service that will be payable under the subject mortgage loan during the period of scheduled amortization
          (excluding the balloon payment); and

     o    in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date.

     Unless the context clearly indicates otherwise, the Underwritten Debt
Service Coverage Ratio for an underlying mortgage loan that is part of a Loan
Combination does not take into account any related Non-Trust Loan.

     In the case of some of the underlying mortgage loans, the calculation of
Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR
for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

                                     S-223

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

     o    assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;
          and

     o    certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

     For more detailed information regarding the Underwritten Debt Service
Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "UTA LEASE" has the meaning assigned thereto in footnote (4) to the first chart under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wilshire Rodeo Plaza Mortgage Loans" in this prospectus supplement.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans' respective Stated Principal
Balances immediately prior to the related distribution date.

     "WELLS CREDIT FACILITY" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
IBM Gaithersburg Mortgage Loan--Revolving Credit Facility" in this prospectus supplement.

     "WELLS CREDIT FACILITY AGREEMENT" has the meaning assigned thereto under
"Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The IBM Gaithersburg Mortgage
Loan--Revolving Credit Facility" in this prospectus supplement.

     "WELLS L.P." has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The IBM Gaithersburg
Mortgage Loan--Revolving Credit Facility" in this prospectus supplement.

                                     S-224

     "WELLS REIT II" has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The IBM Gaithersburg
Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "WILSHIRE BUILDING" has the meaning assigned thereto in footnote (12) to the first chart under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans" in this prospectus supplement.

     "WILSHIRE RODEO PLAZA BORROWER" means the borrower under the Wilshire
Rodeo Plaza Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Wilshire Rodeo Plaza Mortgage
Loans--The Borrower and Sponsor" in this prospectus supplement.

     "WILSHIRE RODEO PLAZA CONDOMINIUM DOCUMENTS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans--Subordination to
Condominium Declaration; Partial Release and Termination of Cross-Default" in
this prospectus supplement.

     "WILSHIRE RODEO PLAZA LOCKBOX ACCOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wilshire Rodeo Plaza Mortgage Loans--Lockbox" in this prospectus supplement.

     "WILSHIRE RODEO PLAZA MEZZANINE DEBT CASH TRAP EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans--Lockbox" in
this prospectus supplement.

     "WILSHIRE RODEO PLAZA MORTGAGE LOANS" means the two (2) underlying mortgage loans (intended to be included in the trust) that are, as of the cut-off date, both secured by the Wilshire Rodeo Plaza Mortgaged Property, which underlying mortgage loan has a cut-off date principal balance of
$112,700,000.

     "WILSHIRE RODEO PLAZA MORTGAGE LOAN DEFAULT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans--Lockbox" in this prospectus supplement.

     "WILSHIRE RODEO PLAZA MORTGAGED PROPERTY" means, collectively, the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Wilshire Rodeo Plaza Office and Wilshire Rodeo Plaza Retail.

     "WILSHIRE RODEO PLAZA OFFICE LOAN" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Wilshire Rodeo Plaza Mortgage Loans--The Mortgage Loans" in this prospectus supplement.

     "WILSHIRE RODEO PLAZA OFFICE LOAN AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans--The Mortgage Loans" in
this prospectus supplement.

     "WILSHIRE RODEO PLAZA OFFICE LOAN MORTGAGE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans--The Mortgage Loans" in
this prospectus supplement.

     "WILSHIRE RODEO PLAZA OFFICE/GARAGE UNITS" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans--Subordination to
Condominium Declaration; Partial Release and Termination of Cross-Default" in
this prospectus supplement.

     "WILSHIRE RODEO PLAZA PROPERTY ACCOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wilshire Rodeo Plaza Mortgage Loans--Lockbox" in this prospectus supplement.

     "WILSHIRE RODEO PLAZA RETAIL LOAN" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Wilshire Rodeo Plaza Mortgage Loans--The Mortgage Loans" in this prospectus supplement.

     "WILSHIRE RODEO PLAZA RETAIL LOAN AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans--The Mortgage Loans" in
this prospectus supplement.

     "WILSHIRE RODEO PLAZA RETAIL LOAN MORTGAGE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Wilshire Rodeo Plaza Mortgage Loans--The Mortgage Loans" in
this prospectus supplement.

                                     S-225

     "WILSHIRE RODEO PLAZA RETAIL UNITS" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Wilshire Rodeo Plaza Mortgage Loans--Subordination to Condominium Declaration;
Partial Release and Termination of Cross-Default" in this prospectus supplement.

     "YEAR BUILT" means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, "Year Built" refers to the year that the first phase was originally constructed.

     "YEAR RENOVATED" means the year that a mortgaged real property was most recently renovated in a substantial manner.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of
y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                     S-226

                                   ANNEX A-1
        CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

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LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C1

ITALICS Indicate Loans Secured by Multiple Properties

CONTROL
  NO.                    PROPERTY NAME                                                         ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1   11 West 42nd Street                                             11 West 42nd Street
   2   2100 Kalakaua Avenue                                            2100 Kalakaua Avenue
   3   Mall Del Norte                                                  5300 San Dario Avenue
   4   U-Store-It Portfolio II                                         Various
   4a  U-Store-It - Ammunition Rd                                      514 Ammunition Road
   4b  U-Store-It - Lantana Road                                       6788 Lantana Road
   4c  U-Store-It - Cherry Lane                                        8704 Cherry Lane
   4d  U-Store-It - Business Pky                                       330 Business Parkway
   4e  U-Store-It - NE Pine Island Rd                                  301 NE Pine Island Road
   4f  U-Store-It - W WT Harris Blvd                                   5008 West W.T. Harris Boulevard
   4g  U-Store-It - South Main St                                      411 South Main Street
   4h  U-Store-It - New Rodgers Rd                                     3895 New Rodgers Road
   4i  U-Store-It - N Bayshore Rd                                      240 Bay Shore Road
   4j  U-Store-It - Yucaipa Blvd                                       31741 Yucaipa Boulevard
   4k  U-Store-It - Warrensville Center Rd                             4720-4722 Warrensville Center Road
   4l  U-Store-It - Massachusetts Ave                                  968 Massachusetts Avenue
   4m  U-Store-It - S Atlanta Rd SE                                    4771 South Atlanta Road, SE
   4n  U-Store-It - US Hwy 441                                         19200 US Highway 441
   4o  U-Store-It - W Mill St                                          981 West Mill Street
   4p  U-Store-It - Hallmark Parkway                                   5185 Hallmark Parkway
   4q  U-Store-It - Redlands Blvd                                      25825 Redlands Boulevard
   4r  U-Store-It - Southern Blvd                                      7990 Southern Boulevard
   4s  U-Store-It - Hurffville (aka Delsea Dr)                         425 Delsea Drive
   4t  U-Store-It - Bragg Blvd                                         3520 Bragg Boulevard
   4u  U-Store-It - Lorain Rd I                                        28429 Lorain Road
   5   Macquarie DDR Portfolio                                         Various
   5a  Harbison Court                                                  252-280 Harbison Boulevard
   5b  Lakepointe Crossing                                             2410 South Stemmons Freeway
   5c  MacArthur Marketplace                                           1000-1600 Blocks of Market Place Boulevard
   5d  Pioneer Hills                                                   5632 South Parker Road
   6   Wilshire Rodeo Plaza Office                                     9536/9560 Wilshire Blvd. & 131 S. Rodeo Drive
   7   Lembi Portfolio - LSL Property Holdings II, LLC                 Various
   7a  78 Buchanan Street                                              78 Buchanan Street
   7b  1401 Jones Street / 1320 Washington Street                      1401 Jones Street / 1320 Washington Street
   7c  2677 Larkin Street                                              2677 Larkin Street
   7d  1870 Pacific Avenue                                             1870 Pacific Avenue
   7e  1340-1390 Taylor Street                                         1340-1390 Taylor Street
   7f  1290 20th Avenue/1844 Irving Street                             1290 20th Avenue/1844 Irving Street
   8   IBM Gaithersburg                                                800 North Frederick Road
   9   The Courtyard Marriott Midtown East                             866 Third Avenue
   10  Concord Portfolio                                               Various
  10a  Concord at Little York                                          301 West Little York Road
  10b  Concord at Williamcrest                                         10965 South Gessner Drive
  10c  Concord at Gulfgate                                             7120 Village Way
   11  Marriott Salt Lake                                              75 South West Temple
   12  Great Neck Roslyn Portfolio                                     Various
  12a  Expressway Plaza                                                Expressway Plaza I, II, III, IV
  12b  Northern Boulevard                                              277, 287, 295, 305 Northern Boulevard
   13  Wilshire Rodeo Plaza Retail                                     9536/9560 Wilshire Blvd. & 131 S. Rodeo Drive
   14  Crown Center                                                    1401-1475 West Cypress Creek Road
   15  Richland Town Center                                            115 Town Center Drive
   16  Atlantic Building                                               260 South Broad Street
   17  Somerset On Garfield Apts                                       200 North Garfield
   18  United States District Courthouse                               2003 West Adams Avenue
   19  Arapahoe I & II                                                 9600 East Arapahoe Road
   20  Lembi Portfolio - LSL Property Holdings IV, LLC                 Various
  20a  500 Stanyan                                                     500 Stanyan Street
  20b  645 Stockton                                                    645 Stockton Street
   21  Clint Moore                                                     1905 Clint Moore Road
   22  Salado Springs                                                  12727 Vista del Norte Drive
   23  Lembi Portfolio - FEL Properties II, Inc.                       Various
  23a  235 Church                                                      235-241 Church Street
  23b  252 Church                                                      252-258 Church Street
  23c  2075 Market                                                     2075-2079 Market Street & 693 14th Street
  23d  2099 Market                                                     2095-2099 Market Street and 211 & 213 Church Street
   24  Livonia Industrial Properties                                   Various
  24a  Livonia Trade Center  (LTC)                                     12840-12976 Farmington Road
  24b  Livonia Commerce Center East (LCCE)                             31175-31209 Schoolcraft Road
  24c  Livonia Commerce Center West (LCCW)                             32421-32499 Schoolcraft Road
  24d  Jeffries Commerce Center (JCC)                                  27475-27601 Schoolcraft Road
   25  Southern Warehouses                                             8800 SW 129th Street-8861 SW 132nd Street
   26  Oaks of Denton Apartments                                       425 Bernard Street
   27  Carson Self Storage                                             20501 South Main Street
   28  Vista Centre                                                    8462-8594 Palm Parkway
   29  Hayward FedEx                                                   29001 Hopkins Street
   30  Palmdale Gateway Center                                         1703-1823 East Palmdale Boulevard & 38417 East 20th Street
   31  Charleston Square                                               6526 - 6626 Hypoluxo Road
   32  Lembi Portfolio - 950 II DE, LLC                                950 Franklin Street
   33  Route 30 Mall                                                   341 Cochituate Road
   34  Bellflower                                                      10400-10460 Rosecrans Avenue
   35  Countryside Professional Center                                 2 & 6 Pidgeon Hill Drive
   36  Gainesville Shopping Center                                     1002 N. Main Street
   37  Pines at Springdale                                             2500 Springdale Boulevard
   38  Timbers of Inwood Forest                                        5850 W Gulf Bank Road
   39  Towne Shoppes of Margate                                        2508-2534 North State Road 7
   40  Best Western Rio Grande Inn                                     400 East 2nd Avenue
   41  Rite Aid - Winchester                                           325 Welltown Road
   42  Park Central Plaza                                              1464-1596 Park Avenue
   43  Allentown Towne Center                                          4701 W. Tilghman Street
   44  Clearview Palms                                                 2222 Clearview Parkway
   45  Beverly Boulevard                                               8935-8955 Beverly Boulevard
   46  Ocala Shopping Center                                           1739-2019 E. Silver Springs Blvd.
   47  Big Beaver Office                                               363 W. Big Beaver
   48  Hamilton Meadows                                                1474 Main Street
   49  Willow Ridge Apartments                                         12800 Dunlap Drive and 14085 Dublin Street
   50  Shelby Grove Apartments                                         6322 Gillespie Road
   51  Northgate Apartments                                            11960 Airline Drive
   52  Elmhurst Square                                                 5600 Portsmouth Boulevard
   53  Lion's Run Apartments                                           701 East Central Texas Expressway
   54  2044 Ocean Avenue                                               2044 Ocean Avenue
   55  Hernando West Shopping Center                                   1338-1498 Pinehurst Drive
   56  Kirby Gate Office                                               2715 & 2725 Kirby Road
   57  Glendale Square Retail Center                                   613-631 E. Colorado Street
   58  Northeast Plaza                                                 6659-6693 East Elizabethtown Rd
   59  Westgate Park Apartments                                        3007 Antelope Trail
   60  6900 Place Shopping Center                                      6900 North May Avenue
   61  Mansell Square Shopping Center                                  875 Mansell Road
   62  The Seasons Condiminiums                                        2-16 Martine Avenue
   63  Courtyard Plaza                                                 6401 Northwest Expressway
   64  Bay Colony Apartments                                           4301 E Rancier Avenue and 4300 Lake Road
   65  CVS - North Carolina                                            Various
  65a  CVS - Charlotte                                                 2939 The Plaza
  65b  CVS - Haw River                                                 1009 West Main Street
   66  Jacques Mobile Home Park                                        12860 Mayfield Road
   67  La Salle National Bank Branch                                   20604 South LaGrange Road
   68  Westlake Atascocita                                             7514-7576 FM 1960 East
   69  Perry Plaza                                                     2202 Broad Street
   70  Auburn Place & College Point I & II Apartments                  949 South Lillian Street, 880 North Lillian Street,
                                                                         1621 West Vanderbilt Street
   71  2020 Greenville                                                 2008-2020 Greenville Avenue
   72  Eckerd - Rochester                                              351 Brighton Avenue
   73  Meadowglen Business Park                                        11381-11391 Meadowglen Lane
   74  901 Portcentre Parkway                                          901 Port Centre Parkway
   75  Grantsville Plaza Shopping Center                               3247 Chestnut Ridge Road
   76  102-104 Fulton Street                                           102-104 Fulton Street
   77  Marketplace at Town Center                                      18775 LBJ Freeway
   78  Rite Aid - Kettering                                            1320 East Stroop Road
   79  Marion Shopping Center                                          2021-2023 E. Silver Springs Blvd.
   80  13250-13330 Technology Drive                                    13250 Technology Drive
   81  Langham Creek                                                   6230 Rumford Lane
   82  Meridian Apartments                                             306 Redmond Drive
   83  Lembi Portfolio - FEL-WRL Properties II, LLC - 1461 Burlingame  1461-1465 Burlingame Avenue
   84  Rite Aid - Marmet                                               10404 MacCorkle Avenue
   85  Barbizon Building                                               3100 Lorna Road
   86  CVS - Conover                                                   102 Rock Barn Road Northeast
   87  Rite Aid - Monticello                                           1078 North Main Street
   88  3068 College Park Drive                                         3068 College Park Drive
   89  Batesville Kroger Center In-line                                1040-1048 State Route 229

                                                                              CROSS              ORIGINAL           CUT-OFF DATE
     CONTROL                                                             COLLATERALIZED          BALANCE              BALANCE
       NO.                    CITY                 STATE       ZIP         GROUPS (49)             ($)                  ($)
---------------------------------------------------------------------------------------------------------------------------------

        1          New York                        NY           10036      No                   160,000,000          160,000,000
        2          Honolulu                        HI           96815      No                   130,000,000          130,000,000
        3          Laredo                          TX           78041      No                   113,400,000          113,400,000
        4          Various                         Various   Various       No                    90,000,000           90,000,000
        4a         Fallbrook                       CA           92028      Yes (LB-D)
        4b         Lake Worth                      FL           33467      Yes (LB-D)
        4c         Laurel                          MD           20707      Yes (LB-D)
        4d         Royal Palm Beach                FL           33411      Yes (LB-D)
        4e         Cape Coral                      FL           33909      Yes (LB-D)
        4f         Charlotte                       NC           28269      Yes (LB-D)
        4g         Alpharetta                      GA           30004      Yes (LB-D)
        4h         Levittown                       PA           19057      Yes (LB-D)
        4i         North Babylon                   NY           11703      Yes (LB-D)
        4j         Yucaipa                         CA           92399      Yes (LB-D)
        4k         North Randall                   OH           44128      Yes (LB-D)
        4l         Boston                          MA           02118      Yes (LB-D)
        4m         Smyrna                          GA           30080      Yes (LB-D)
        4n         Boca Raton                      FL           33498      Yes (LB-D)
        4o         San Bernardino                  CA           92410      Yes (LB-D)
        4p         San Bernardino                  CA           92407      Yes (LB-D)
        4q         Redlands                        CA           92373      Yes (LB-D)
        4r         Boardman                        OH           44512      Yes (LB-D)
        4s         Sewell                          NJ           08080      Yes (LB-D)
        4t         Fayetteville                    NC           28303      Yes (LB-D)
        4u         North Olmsted                   OH           44070      Yes (LB-D)
        5          Various                         Various   Various       No                    85,000,000           85,000,000
        5a         Columbia                        SC           29212      Yes (UBS-E)
        5b         Lewisville                      TX           75067      Yes (UBS-E)
        5c         Irving                          TX           75063      Yes (UBS-E)
        5d         Aurora                          CO           80015      Yes (UBS-E)
        6          Beverly Hills                   CA           90212      Yes (LB-C)            74,700,000           74,700,000
        7          San Francisco                   CA        Various       Yes (UBS-A)           48,950,000           48,950,000
        7a         San Francisco                   CA           94102      Yes (UBS-A)
        7b         San Francisco                   CA           94109      Yes (UBS-A)
        7c         San Francisco                   CA           94109      Yes (UBS-A)
        7d         San Francisco                   CA           94109      Yes (UBS-A)
        7e         San Francisco                   CA           94108      Yes (UBS-A)
        7f         San Francisco                   CA           94122      Yes (UBS-A)
        8          Gaithersburg                    MD           20876      No                    46,400,000           46,400,000
        9          New York                        NY           10022      No                    45,000,000           44,933,103
        10         Houston                         TX        Various       No                    41,000,000           41,000,000
       10a         Houston                         TX           77076      Yes (UBS-B)
       10b         Houston                         TX           77071      Yes (UBS-B)
       10c         Houston                         TX           77087      Yes (UBS-B)
        11         Salt Lake City                  UT           84101      No                    39,000,000           39,000,000
        12         Various                         NY        Various       No                    38,500,000           38,500,000
       12a         Roslyn Heights                  NY           11577      Yes (UBS-H)
       12b         Great Neck                      NY           11201      Yes (UBS-H)
        13         Beverly Hills                   CA           90212      Yes (LB-C)            38,000,000           38,000,000
        14         Fort Lauderdale                 FL           33309      No                    34,000,000           34,000,000
        15         Johnstown                       PA           15904      No                    30,000,000           29,974,409
        16         Philadelphia                    PA           19102      No                    28,750,000           28,750,000
        17         Montebello                      CA           90640      No                    22,000,000           22,000,000
        18         El Centro                       CA           92243      No                    22,000,000           22,000,000
        19         Greenwood Village               CO           80112      No                    19,500,000           19,460,447
        20         San Francisco                   CA        Various       Yes (UBS-A)           18,700,000           18,700,000
       20a         San Francisco                   CA           94117      Yes (UBS-A)
       20b         San Francisco                   CA           94108      Yes (UBS-A)
        21         Boca Raton                      FL           33496      No                    18,500,000           18,500,000
        22         San Antonio                     TX           78216      No                    17,700,000           17,700,000
        23         San Francisco                   CA           94114      Yes (UBS-A)           16,650,000           16,650,000
       23a         San Francisco                   CA           94114      Yes (UBS-A)
       23b         San Francisco                   CA           94114      Yes (UBS-A)
       23c         San Francisco                   CA           94114      Yes (UBS-A)
       23d         San Francisco                   CA           94114      Yes (UBS-A)
        24         Livonia                         MI           48150      No                    16,300,000           16,300,000
       24a         Livonia                         MI           48150      Yes (LB-E)
       24b         Livonia                         MI           48150      Yes (LB-E)
       24c         Livonia                         MI           48150      Yes (LB-E)
       24d         Livonia                         MI           48150      Yes (LB-E)
        25         Miami                           FL           33176      No                    16,000,000           16,000,000
        26         Denton                          TX           76201      No                    14,500,000           14,500,000
        27         Carson                          CA           90745      No                    13,000,000           13,000,000
        28         Orlando                         FL           32836      No                    12,600,000           12,600,000
        29         Hayward                         CA           94545      No                    11,500,000           11,500,000
        30         Palmdale                        CA           93550      No                    11,200,000           11,200,000
        31         Lake Worth                      FL           33467      No                    10,436,000           10,414,969
        32         San Francisco                   CA           94109      Yes (UBS-A)            8,900,000            8,900,000
        33         Framingham                      MA           01701      No                     8,700,000            8,700,000
        34         Bellflower                      CA           90706      No                     8,500,000            8,500,000
        35         Sterling                        VA           20165      No                     8,500,000            8,500,000
        36         Gainesville                     FL           32601      Yes (LB-A)             8,400,000            8,400,000
        37         Palm Springs                    FL           33461      No                     8,200,000            8,200,000
        38         Houston                         TX           77088      No                     7,300,000            7,300,000
        39         Margate                         FL           33063      Yes (LB-A)             7,300,000            7,300,000
        40         Durango                         CO           81301      No                     6,700,000            6,700,000
        41         Winchester                      VA           22603      No                     8,084,992            6,622,948
        42         Orange Park                     FL           32073      No                     6,600,000            6,586,785
        43         Allentown                       PA           18104      No                     6,320,000            6,320,000
        44         Unincorporated City of Metairie LA           70001      No                     6,107,200            6,107,200
        45         West Hollywood                  CA           90048      No                     6,000,000            6,000,000
        46         Ocala                           FL           34470      Yes (LB-B)             5,500,000            5,500,000
        47         Troy                            MI           48084      No                     5,350,000            5,345,281
        48         Hamilton                        OH           45013      No                     4,960,000            4,955,375
        49         Houston                         TX           77085      No                     4,900,000            4,889,223
        50         Memphis                         TN           38134      No                     4,400,000            4,400,000
        51         Houston                         TX           77037      No                     4,400,000            4,375,464
        52         Portsmouth                      VA           23701      No                     4,360,000            4,355,791
        53         Harker Heights                  TX           76548      No                     4,290,000            4,290,000
        54         Brooklyn                        NY           11230      No                     4,200,000            4,200,000
        55         Spring Hill                     FL           34606      Yes (LB-A)             4,100,000            4,100,000
        56         Memphis                         TN           38119      No                     4,100,000            4,100,000
        57         Glendale                        CA           91205      No                     3,900,000            3,900,000
        58         Lumberton                       NC           28358      No                     3,900,000            3,900,000
        59         Temple                          TX           76504      No                     3,800,000            3,800,000
        60         Oklahoma City                   OK           73116      No                     3,800,000            3,796,457
        61         Roswell                         GA           30075      No                     3,500,000            3,500,000
        62         White Plains                    NY           10606      No                     3,500,000            3,496,841
        63         Oklahoma City                   OK           73132      No                     3,500,000            3,496,736
        64         Killeen                         TX           76543      No                     3,300,000            3,300,000
        65         Various                         NC        Various       No                     3,300,000            3,300,000
       65a         Charlotte                       NC           28205      Yes (UBS-D)
       65b         Haw River                       NC           27258      Yes (UBS-D)
        66         Chardon                         OH           44024      No                     3,250,000            3,250,000
        67         Frankfort                       IL           60423      No                     3,150,000            3,150,000
        68         Humble                          TX           77346      No                     3,112,500            3,112,500
        69         Erie                            PA           16503      No                     3,100,000            3,091,340
        70         Stephenville                    TX           76401      No                     3,000,000            3,000,000
        71         Dallas                          TX           75206      No                     3,000,000            2,997,182
        72         Rochester                       PA           15074      No                     2,950,000            2,950,000
        73         Houston                         TX           77082      No                     2,750,000            2,744,301
        74         Portsmouth                      VA           23704      No                     2,700,000            2,694,547
        75         Grantsville                     MD           21536      No                     2,500,000            2,482,440
        76         New York                        NY           10038      No                     2,280,000            2,278,009
        77         Mesquite                        TX           75150      No                     2,219,000            2,219,000
        78         Kettering                       OH           45429      No                     2,550,623            2,089,383
        79         Ocala                           FL           34470      Yes (LB-B)             2,000,000            2,000,000
        80         Eden Prairie                    MN           55344      No                     2,000,000            1,995,595
        81         Houston                         TX           77060      No                     1,900,000            1,900,000
        82         College Station                 TX           77840      No                     1,900,000            1,894,310
        83         Burlingame                      CA           94010      Yes (UBS-A)            1,800,000            1,800,000
        84         Marmet                          WV           25315      No                     2,184,872            1,789,773
        85         Hoover                          AL           35216      No                     1,680,000            1,680,000
        86         Conover                         NC           28613      No                     1,450,000            1,450,000
        87         Monticello                      KY           42633      No                     1,561,186            1,287,955
        88         Conroe                          TX           77384      No                     1,275,000            1,273,814
        89         Batesville                      IN           47006      No                     1,150,000            1,150,000

                   % OF AGGREGATE   CUMULATIVE %                       ADMINISTRATIVE  INTEREST
     CONTROL        CUT-OFF DATE   OF INITIAL POOL  MORTGAGE               COST         ACCRUAL            AMORTIZATION
       NO.             BALANCE         BALANCE      RATE (%)             RATE (%)        BASIS                 TYPE
-----------------------------------------------------------------------------------------------------------------------------

       1               10.5%            10.5%         6.02000              0.02122     Actual/360      Interest-Only, Balloon
        2               8.5%            19.0%         5.80000              0.02122     Actual/360      Interest-Only
        3               7.4%            26.5%         5.04000              0.02122     30/360          Interest-Only
        4               5.9%            32.4%         5.19000              0.02122     Actual/360      Interest-Only, Balloon
        4a
        4b
        4c
        4d
        4e
        4f
        4g
        4h
        4i
        4j
        4k
        4l
        4m
        4n
        4o
        4p
        4q
        4r
        4s
        4t
        4u
        5               5.6%            37.9%         4.91000              0.02122     30/360          Interest-Only
        5a
        5b
        5c
        5d
        6               4.9%            42.8%         5.27582              0.02122     Actual/360      Interest-Only
        7               3.2%            46.0%         6.08000              0.02122     Actual/360      Interest-Only
        7a
        7b
        7c
        7d
        7e
        7f
        8               3.0%            49.1%         4.61750              0.02122     Actual/360      Interest-Only
        9               2.9%            52.0%         5.19500              0.02122     Actual/360      Balloon
        10              2.7%            54.7%         5.90500              0.02122     Actual/360      Balloon
       10a
       10b
       10c
        11              2.6%            57.3%         5.50000              0.02122     Actual/360      Balloon
        12              2.5%            59.8%         4.94400              0.02122     Actual/360      Interest-Only, Balloon
       12a
       12b
        13              2.5%            62.3%         5.27582              0.02122     Actual/360      Interest-Only
        14              2.2%            64.5%         5.65500              0.02122     Actual/360      Balloon
        15              2.0%            66.5%         5.89000              0.02122     Actual/360      Balloon
        16              1.9%            68.4%         5.78000              0.02122     Actual/360      Interest-Only, Balloon
        17              1.4%            69.8%         5.88000              0.02122     Actual/360      Interest-Only, Balloon
        18              1.4%            71.3%         5.28000              0.02122     Actual/360      Fully Amortizing
        19              1.3%            72.6%         5.53000              0.11122     Actual/360      Balloon
        20              1.2%            73.8%         6.08000              0.02122     Actual/360      Interest-Only
       20a
       20b
        21              1.2%            75.0%         5.64000              0.11122     Actual/360      Interest-Only, Balloon
        22              1.2%            76.2%         5.09000              0.02122     Actual/360      Interest-Only
        23              1.1%            77.2%         6.08000              0.02122     Actual/360      Interest-Only
       23a
       23b
       23c
       23d
        24              1.1%            78.3%         5.50000              0.11122     Actual/360      Balloon
       24a
       24b
       24c
       24d
        25              1.0%            79.4%         5.52000              0.11122     Actual/360      Interest-Only, Balloon
        26              1.0%            80.3%         5.39000              0.02122     Actual/360      Interest-Only, Balloon
        27              0.9%            81.2%         5.96000              0.02122     Actual/360      Interest-Only, Balloon
        28              0.8%            82.0%         5.43000              0.02122     Actual/360      Interest-Only, Balloon
        29              0.8%            82.7%         5.70000              0.02122     Actual/360      Balloon
        30              0.7%            83.5%         5.53000              0.02122     Actual/360      Interest-Only, Balloon
        31              0.7%            84.2%         5.56000              0.02122     Actual/360      Balloon
        32              0.6%            84.7%         6.08000              0.02122     Actual/360      Interest-Only
        33              0.6%            85.3%         6.08000              0.02122     Actual/360      Interest-Only, ARD
        34              0.6%            85.9%         6.08000              0.02122     Actual/360      Interest-Only, ARD
        35              0.6%            86.4%         5.66000              0.02122     Actual/360      Interest-Only, Balloon
        36              0.6%            87.0%         5.50000              0.02122     Actual/360      Balloon
        37              0.5%            87.5%         5.03000              0.11122     Actual/360      Interest-Only
        38              0.5%            88.0%         5.41000              0.02122     Actual/360      Interest-Only, Balloon
        39              0.5%            88.5%         5.50000              0.02122     Actual/360      Balloon
        40              0.4%            88.9%         6.65000              0.02122     Actual/360      Balloon
        41              0.4%            89.4%         7.07000              0.02122     30/360          Fully Amortizing
        42              0.4%            89.8%         5.59000              0.02122     Actual/360      Balloon
        43              0.4%            90.2%         6.04000              0.02122     Actual/360      Interest-Only, ARD
        44              0.4%            90.6%         6.05000              0.02122     Actual/360      Interest-Only, Balloon
        45              0.4%            91.0%         5.65000              0.02122     Actual/360      Balloon
        46              0.4%            91.4%         5.50000              0.02122     Actual/360      Balloon
        47              0.4%            91.7%         5.76000              0.02122     Actual/360      Balloon
        48              0.3%            92.0%         5.54000              0.02122     Actual/360      Balloon
        49              0.3%            92.4%         5.15000              0.02122     Actual/360      Balloon
        50              0.3%            92.6%         5.75000              0.02122     Actual/360      Balloon
        51              0.3%            92.9%         5.90000              0.02122     Actual/360      Balloon
        52              0.3%            93.2%         5.40000              0.02122     Actual/360      Balloon
        53              0.3%            93.5%         5.55000              0.11122     Actual/360      Interest-Only, Balloon
        54              0.3%            93.8%         5.63000              0.02122     Actual/360      Interest-Only, Balloon
        55              0.3%            94.0%         5.50000              0.02122     Actual/360      Balloon
        56              0.3%            94.3%         5.58000              0.02122     Actual/360      Interest-Only, Balloon
        57              0.3%            94.6%         5.30000              0.11122     Actual/360      Balloon
        58              0.3%            94.8%         5.11000              0.02122     Actual/360      Interest-Only
        59              0.2%            95.1%         5.81000              0.02122     Actual/360      Interest-Only, Balloon
        60              0.2%            95.3%         5.54000              0.02122     Actual/360      Balloon
        61              0.2%            95.5%         5.42000              0.11122     Actual/360      Interest-Only, Balloon
        62              0.2%            95.8%         5.67000              0.02122     Actual/360      Balloon
        63              0.2%            96.0%         5.54000              0.02122     Actual/360      Balloon
        64              0.2%            96.2%         5.60000              0.11122     Actual/360      Interest-Only, Balloon
        65              0.2%            96.4%         5.56000              0.02122     Actual/360      Balloon
       65a
       65b
        66              0.2%            96.7%         5.48000              0.02122     Actual/360      Interest-Only, Balloon
        67              0.2%            96.9%         5.46000              0.02122     Actual/360      Balloon
        68              0.2%            97.1%         5.49000              0.02122     Actual/360      Balloon
        69              0.2%            97.3%         5.86000              0.02122     Actual/360      ARD
        70              0.2%            97.5%         5.66000              0.11122     Actual/360      Balloon
        71              0.2%            97.7%         5.51000              0.02122     Actual/360      Balloon
        72              0.2%            97.9%         5.79000              0.02122     Actual/360      Balloon
        73              0.2%            98.0%         5.43000              0.11122     Actual/360      Balloon
        74              0.2%            98.2%         5.55000              0.02122     Actual/360      Balloon
        75              0.2%            98.4%         5.88000              0.11122     Actual/360      Balloon
        76              0.1%            98.5%         5.80000              0.02122     Actual/360      Balloon
        77              0.1%            98.7%         6.06000              0.02122     Actual/360      Balloon
        78              0.1%            98.8%         7.07000              0.02122     30/360          Fully Amortizing
        79              0.1%            98.9%         5.50000              0.02122     Actual/360      Balloon
        80              0.1%            99.1%         5.30000              0.02122     Actual/360      Balloon
        81              0.1%            99.2%         5.41000              0.02122     Actual/360      Interest-Only, Balloon
        82              0.1%            99.3%         5.45000              0.11122     Actual/360      Balloon
        83              0.1%            99.4%         6.08000              0.02122     Actual/360      Interest-Only
        84              0.1%            99.6%         7.07000              0.02122     30/360          Fully Amortizing
        85              0.1%            99.7%         5.63000              0.02122     Actual/360      Balloon
        86              0.1%            99.8%         5.87500              0.02122     Actual/360      Balloon
        87              0.1%            99.8%         6.57000              0.02122     30/360          Fully Amortizing
        88              0.1%            99.9%         5.55000              0.02122     Actual/360      Balloon
        89              0.1%           100.0%         5.76000              0.02122     Actual/360      Balloon

                      ORIGINAL             REMAINING               ORIGINAL            REMAINING            ORIGINAL
     CONTROL       INTEREST-ONLY         INTEREST-ONLY             TERM TO              TERM TO           AMORTIZATION
       NO.          PERIOD (MOS.)         PERIOD (MOS.)          MATURITY (MOS.)    MATURITY (MOS.)        TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

        1                   36                    34                     120                  118                360
        2                  120                   119                     120                  119                  0
        3                  120                   119                     120                  119                  0
        4                   12                    10                      66                   64                324
        4a
        4b
        4c
        4d
        4e
        4f
        4g
        4h
        4i
        4j
        4k
        4l
        4m
        4n
        4o
        4p
        4q
        4r
        4s
        4t
        4u
        5                   84 (47)               84 (47)                 84 (47)              84 (47)             0
        5a
        5b
        5c
        5d
        6                  112                   111                     112                  111                  0
        7                   60                    59                      60                   59                  0
        7a
        7b
        7c
        7d
        7e
        7f
        8                   84                    82                      84                   82                  0
        9                    0                     0                      60                   59                300
        10                   0                     0                     120                  120                360
       10a
       10b
       10c
        11                   0                     0                     120                  120                240
        12                  25 (47)(48)           25 (47)(48)             61 (47)              61 (47)           360 (48)
       12a
       12b
        13                 112                   111                     112                  111                  0
        14                   0                     0                     120                  120                360
        15                   0                     0                     120                  119                360
        16                  48                    48                     120                  120                360
        17                  36                    32                      84                   80                360
        18                   0                     0                     176                  176                176
        19                   0                     0                      84                   82                360
        20                  60                    59                      60                   59                  0
       20a
       20b
        21                  24                    24                     120                  120                360
        22                  60                    60                      60                   60                  0
        23                  60                    59                      60                   59                  0
       23a
       23b
       23c
       23d
        24                   0                     0                     120                  120                360
       24a
       24b
       24c
       24d
        25                  24                    24                     120                  120                360
        26                  85 (47)               85 (47)                121 (47)             121 (47)           360
        27                  24                    23                     120                  119                300
        28                  36                    36                      60                   60                360
        29                   1 (47)                1 (47)                134 (47)             134 (47)           300
        30                  12                    12                      84                   84                360
        31                   0                     0                     120                  118                360
        32                  60                    59                      60                   59                  0
        33                  60                    58                     180                  178                360
        34                  60                    58                     180                  178                360
        35                  24                    24                     120                  120                360
        36                   0                     0                     120                  120                360
        37                  60                    59                      60                   59                  0
        38                  24                    24                     120                  120                360
        39                   0                     0                     120                  120                360
        40                   0                     0                     120                  120                300
        41                   0                     0                     265                  177                265
        42                   0                     0                     120                  118                360
        43                  60                    58                     180                  178                360
        44                  60                    58                     180                  178                360
        45                   0                     0                     120                  120                360
        46                   0                     0                     120                  120                360
        47                   0                     0                     120                  119                360
        48                   0                     0                     120                  119                360
        49                   0                     0                      60                   58                360
        50                   0                     0                     120                  120                360
        51                   0                     0                     120                  116                300
        52                   0                     0                     120                  119                360
        53                  24                    22                     120                  118                360
        54                  24                    22                      96                   94                360
        55                   0                     0                     120                  120                360
        56                  25 (47)               25 (47)                121 (47)             121 (47)           360
        57                   0                     0                     120                  120                360
        58                  60                    59                      60                   59                  0
        59                  36                    32                      84                   80                360
        60                   0                     0                     120                  119                360
        61                  12                    12                     120                  120                360
        62                   0                     0                     120                  119                360
        63                   0                     0                     120                  119                360
        64                  24                    22                     120                  118                360
        65                   0                     0                     120                  120                327
       65a
       65b
        66                  36                    36                      84                   84                324
        67                   1 (47)                1 (47)                121 (47)             121 (47)           360
        68                   0                     0                     120                  120                360
        69                   0                     0                     180                  178                300
        70                   0                     0                     120                  120                360
        71                   0                     0                     120                  119                360
        72                   0                     0                     120                  120                360
        73                   0                     0                     120                  118                360
        74                   0                     0                     120                  118                360
        75                   0                     0                     120                  114                324
        76                   0                     0                     120                  119                360
        77                   1 (47)                1 (47)                 61 (47)              61 (47)           360
        78                   0                     0                     265                  177                265
        79                   0                     0                     120                  120                360
        80                   0                     0                      66                   65                240
        81                  24                    24                     120                  120                360
        82                   0                     0                     120                  118                300
        83                  60                    59                      60                   59                  0
        84                   0                     0                     265                  177                265
        85                   1 (47)                1 (47)                121 (47)             121 (47)           360
        86                   0                     0                     120                  120                360
        87                   0                     0                     264                  182                264
        88                   0                     0                     120                  119                360
        89                   0                     0                     120                  120                240

                         REMAINING                          MATURITY OR
     CONTROL           AMORTIZATION      ORIGINATION        ANTICIPATED       BALLOON            PROPERTY
       NO.              TERM (MOS.)         DATE          REPAYMENT DATE    BALANCE ($)            TYPE
----------------------------------------------------------------------------------------------------------------

        1                    360           10/15/2004        11/11/2014    146,800,550     Office
        2                      0           11/30/2004        12/11/2014    130,000,000     Retail
        3                      0           11/24/2004         12/1/2014    113,400,000     Retail
        4                    324           10/27/2004         5/11/2010     82,560,528     Self-Storage
        4a                                                                                 Self-Storage
        4b                                                                                 Self-Storage
        4c                                                                                 Self-Storage
        4d                                                                                 Self-Storage
        4e                                                                                 Self-Storage
        4f                                                                                 Self-Storage
        4g                                                                                 Self-Storage
        4h                                                                                 Self-Storage
        4i                                                                                 Self-Storage
        4j                                                                                 Self-Storage
        4k                                                                                 Self-Storage
        4l                                                                                 Self-Storage
        4m                                                                                 Self-Storage
        4n                                                                                 Self-Storage
        4o                                                                                 Self-Storage
        4p                                                                                 Self-Storage
        4q                                                                                 Self-Storage
        4r                                                                                 Self-Storage
        4s                                                                                 Self-Storage
        4t                                                                                 Self-Storage
        4u                                                                                 Self-Storage
        5                      0            1/14/2005         1/11/2012     85,000,000     Retail
        5a                                                                                 Retail
        5b                                                                                 Retail
        5c                                                                                 Retail
        5d                                                                                 Retail
        6                      0            12/9/2004         4/11/2014     74,700,000     Office
        7                      0           12/10/2004        12/11/2009     48,950,000     Multifamily
        7a                                                                                 Multifamily
        7b                                                                                 Multifamily
        7c                                                                                 Multifamily
        7d                                                                                 Multifamily
        7e                                                                                 Multifamily
        7f                                                                                 Multifamily
        8                      0           10/22/2004        11/11/2011     46,400,000     Office
        9                    299           11/19/2004        12/11/2009     40,166,163     Hotel
        10                   360           12/22/2004         1/11/2015     34,664,036     Multifamily
       10a                                                                                 Multifamily
       10b                                                                                 Multifamily
       10c                                                                                 Multifamily
        11                   240           12/15/2004         1/11/2015     25,066,672     Hotel
        12                   360 (48)       1/27/2005         2/11/2010     36,777,914 (48)Office
       12a                                                                                 Office
       12b                                                                                 Office
        13                     0            12/9/2004         4/11/2014     38,000,000     Retail
        14                   360           12/22/2004         1/11/2015     28,530,519     Office
        15                   359            12/7/2004        12/11/2014     25,355,338     Retail
        16                   360           12/29/2004         1/11/2015     26,351,070     Office
        17                   360            8/12/2004         9/11/2011     20,873,492     Multifamily
        18                   176           12/16/2004         9/11/2019        229,338     Office
        19                   358            11/1/2004        11/11/2011     17,453,311     Retail
        20                     0           12/10/2004        12/11/2009     18,700,000     Multifamily
       20a                                                                                 Multifamily
       20b                                                                                 Multifamily
        21                   360           12/17/2004         1/11/2015     16,258,759     Office
        22                     0           12/17/2004         1/11/2010     17,700,000     Multifamily
        23                     0           12/10/2004        12/11/2009     16,650,000     Multifamily
       23a                                                                                 Multifamily
       23b                                                                                 Multifamily
       23c                                                                                 Multifamily
       23d                                                                                 Office
        24                   360           12/30/2004         1/11/2015     13,612,909     Industrial/Warehouse
       24a                                                                                 Industrial/Warehouse
       24b                                                                                 Industrial/Warehouse
       24c                                                                                 Industrial/Warehouse
       24d                                                                                 Industrial/Warehouse
        25                   360             1/5/2005         1/11/2015     14,021,666     Industrial/Warehouse
        26                   360            1/27/2005         2/11/2015     13,904,925     Multifamily
        27                   300           11/30/2004        12/11/2014     10,792,831     Self-Storage
        28                   360           12/22/2004         1/11/2010     12,268,244     Retail
        29                   300            1/21/2005         3/11/2016      8,413,369     Industrial/Warehouse
        30                   360             1/5/2005         1/11/2012     10,222,096     Retail
        31                   358            11/2/2004        11/11/2014      8,731,962     Retail
        32                     0           12/10/2004        12/11/2009      8,900,000     Multifamily
        33                   360           10/14/2004        11/11/2019      7,393,981     Retail
        34                   360           10/19/2004        11/11/2019      7,224,005     Retail
        35                   360           12/17/2004         1/11/2015      7,473,757     Office
        36                   360             1/4/2005         1/11/2015      7,015,241     Retail
        37                     0           11/16/2004        12/11/2009      8,200,000     Multifamily
        38                   360           12/29/2004         1/11/2015      6,380,498     Multifamily
        39                   360             1/4/2005         1/11/2015      6,096,578     Retail
        40                   300           12/21/2004         1/11/2015      5,298,553     Hotel
        41                   177            8/27/1997        10/10/2019              0     Industrial/Warehouse
        42                   358            11/9/2004        11/11/2014      5,527,414     Retail
        43                   360            11/1/2004        11/11/2019      5,364,987     Retail
        44                   360           10/29/2004        11/11/2019      5,185,861     Retail
        45                   360           12/22/2004         1/11/2015      5,034,030     Office
        46                   360             1/4/2005         1/11/2015      4,593,312     Retail
        47                   359            12/2/2004        12/11/2014      4,504,127     Office
        48                   359            12/9/2004        12/11/2014      4,147,853     Retail
        49                   358           10/15/2004        11/11/2009      4,528,919     Multifamily
        50                   360           12/28/2004         1/11/2015      3,702,832     Multifamily
        51                   296            8/13/2004         9/11/2014      3,394,957     Multifamily
        52                   359           11/12/2004        12/11/2014      3,630,261     Retail
        53                   360            11/8/2004        11/11/2014      3,762,307     Multifamily
        54                   360            11/1/2004        11/11/2012      3,840,601     Office
        55                   360             1/4/2005         1/11/2015      3,424,106     Retail
        56                   360            1/19/2005         2/11/2015      3,597,936     Office
        57                   360           12/16/2004         1/11/2015      3,236,759     Retail
        58                     0           11/23/2004        12/11/2009      3,900,000     Retail
        59                   360            8/16/2004         9/11/2011      3,602,725     Multifamily
        60                   359           12/10/2004        12/11/2014      3,177,790     Retail
        61                   360             1/6/2005         1/11/2015      2,989,793     Retail
        62                   359            12/3/2004        12/11/2014      2,938,599     Retail
        63                   359           12/10/2004        12/11/2014      2,926,912     Retail
        64                   360            11/8/2004        11/11/2014      2,897,518     Multifamily
        65                   327           12/15/2004         1/11/2015      2,639,720     Retail
       65a                                                                                 Retail
       65b                                                                                 Retail
        66                   324           12/16/2004         1/11/2012      3,025,869     Mobile Home Park
        67                   360            1/14/2005         2/11/2015      2,627,206     Retail
        68                   360           12/28/2004         1/11/2015      2,598,592     Retail
        69                   298           10/18/2004        11/11/2019      1,839,753     Retail
        70                   360           12/22/2004         1/11/2015      2,517,783     Multifamily
        71                   359            12/9/2004        12/11/2014      2,506,456     Retail
        72                   360           12/28/2004         1/11/2015      2,485,572     Retail
        73                   358            11/5/2004        11/11/2014      2,291,718     Industrial/Warehouse
        74                   358           10/29/2004        11/11/2014      2,258,436     Industrial/Warehouse
        75                   318             7/9/2004         7/11/2014      2,011,827     Retail
        76                   359           11/24/2004        12/11/2014      1,921,828     Retail
        77                   360            1/14/2005         2/11/2010      2,077,155     Retail
        78                   177            8/27/1997        10/10/2019              0     Retail
        79                   360             1/4/2005         1/11/2015      1,670,296     Retail
        80                   239           11/24/2004         6/11/2010      1,649,603     Retail
        81                   360           12/29/2004         1/11/2015      1,660,678     Multifamily
        82                   298           10/28/2004        11/11/2014      1,443,351     Multifamily
        83                     0           12/10/2004        12/11/2009      1,800,000     Retail
        84                   177            8/28/1997        10/10/2019              0     Retail
        85                   360            1/14/2005         2/11/2015      1,408,530     Office
        86                   360            1/11/2005         1/11/2015      1,224,830     Retail
        87                   182            2/20/1998         3/10/2020              0     Retail
        88                   359           11/12/2004        12/11/2014      1,066,561     Retail
        89                   240           12/22/2004         1/11/2015        746,712     Retail

                                                                  ANNUAL         U/W NET     U/W NET
     CONTROL                      PREPAYMENT                       DEBT         OPERATING     CASH
       NO.                     PROVISIONS (50)                  SERVICE ($)     INCOME ($)  FLOW ($)
-------------------------------------------------------------------------------------------------------------

        1             L(27),D(90),O(3)                           11,292,475     16,778,864  15,224,808 (1)
        2             L(26),D(91),O(3)                            7,644,722      9,950,171   9,911,837 (6)
        3             L(26),D(91),O(3)                            5,715,360     13,067,720  12,605,888 (9)
        4             L(27),D(36),O(3)                            6,203,364      9,793,511   9,551,510 (12)
        4a
        4b
        4c
        4d
        4e
        4f
        4g
        4h
        4i
        4j
        4k
        4l
        4m
        4n
        4o
        4p
        4q
        4r
        4s
        4t
        4u
        5             L(13),YM(12),YMorDef(53),O(6)      (15)(47) 4,173,500     10,788,869  10,266,843 (16)
        5a
        5b
        5c
        5d
        6             L(26),D(83),O(3)                            3,995,771      6,995,483   6,685,245
        7             L(26),D(31),O(3)                            3,017,496      3,622,889   3,575,864
        7a
        7b
        7c
        7d
        7e
        7f
        8             L(27),D(54),O(3)                            2,172,277      6,571,682   6,571,682
        9             L(36),D(21),O(3)                            3,218,439      6,387,142   5,625,063 (26)
        10            L(25),D(92),O(3)                            2,919,806      4,312,781   4,142,381 (29)
       10a
       10b
       10c
        11            L(25),D(92),O(3)                            3,219,312      5,381,062   4,291,713 (31)
        12            L(25),D(33),O(3)                   (47)     2,464,328 (48) 3,265,647   2,977,864 (34)
       12a
       12b
        13            L(26),D(83),O(3)                            2,032,655      3,027,083   2,929,235
        14            L(25),D(92),O(3)                            2,356,412      3,531,942   3,084,342
        15            L(48),D(72)                                 2,132,988      2,827,472   2,665,005
        16            L(25),D(92),O(3)                            2,019,906      2,837,755   2,446,250 (38)
        17            L(29),D(54),O(1)                            1,562,503      1,943,554   1,879,554
        18            L(25),D(145),O(6)                           2,158,161      2,306,445   2,299,423
        19            L(48),D(36)                                 1,333,034      2,283,459   2,097,755
        20            L(26),D(31),O(3)                            1,152,751      1,405,646   1,381,796
       20a
       20b
        21            L(25),D(95)                                 1,280,060      1,625,370   1,546,555
        22            L(25),D(32),O(3)                              913,443      1,488,073   1,400,073
        23            L(26),D(31),O(3)                            1,026,380      1,304,180   1,290,230
       23a
       23b
       23c
       23d
        24            L(25),D(92),O(3)                            1,110,595      1,759,663   1,563,845
       24a
       24b
       24c
       24d
        25            L(25),D(95)                                 1,092,565      1,476,521   1,345,729
        26            L(25),D(93),O(3)                   (47)       975,978      1,264,644   1,178,573
        27            L(26),D(92),O(2)                            1,001,299      1,400,172   1,371,378
        28            L(25),YM1%(23),1%(9),O(3)                     851,868      1,266,761   1,197,257
        29            L(25),D(106),O(3)                  (47)       864,002      1,334,352   1,280,372 (41)
        30            L(25),D(57),O(2)                              765,640      1,061,300     988,873 (52)
        31            L(27),D(91),O(2)                              715,775        990,121     954,568
        32            L(26),D(31),O(3)                              548,636        665,946     653,121
        33            L(25),YM1%(143),O(12)                         631,311        908,675     871,262
        34            L(25),YM1%(143),O(12)                         616,798        934,760     880,720
        35            L(25),D(91),O(4)                              589,425        803,495     714,972 (43)
        36            L(48),D(72)                                   572,331        812,748     748,444
        37            L(48),D(12)                                   418,189        729,156     687,178
        38            L(48),D(72)                                   492,448        716,793     620,828
        39            L(48),D(72)                                   497,383        779,468     723,409
        40            L(25),D(94),O(1)                              550,426      1,002,765     906,456
        41            L(60),D(205)                                  724,315        724,315     724,315
        42            L(48),D(72)                                   454,171        714,627     627,216
        43            L(25),YM1%(143),O(12)                         456,651        716,580     588,115
        44            L(25),YM1%(143),O(12)                         441,748        664,144     621,582
        45            L(25),D(92),O(3)                              415,610        546,183     520,527 (44)
        46            L(48),D(72)                                   374,741        659,025     584,766
        47            L(48),D(72)                                   375,062        554,099     472,889
        48            L(49),YM1%(71)                                339,443        475,197     446,878
        49            L(48),D(9),O(3)                               321,063        494,622     431,622
        50            L(25),D(94),O(1)                              308,127        440,128     415,236
        51            L(29),D(89),O(2)                              336,971        512,839     454,639
        52            L(48),D(72)                                   293,793        456,804     420,423
        53            L(48),D(71),O(1)                              293,915        419,111     367,711
        54            L(24),YM1%(69),O(3)                           290,290        409,659     379,663
        55            L(48),D(72)                                   279,352        525,231     470,997
        56            L(25),D(93),O(3)                   (47)       281,827        403,812     355,882 (45)
        57            L(48),D(72)                                   259,883        364,203     349,794
        58            L(48),D(12)                                   202,058        363,770     347,417
        59            L(29),D(54),O(1)                              267,850        390,147     348,147
        60            L(48),D(72)                                   260,057        428,914     390,073
        61            L(48),D(72)                                   236,368        358,099     338,858
        62            L(26),D(91),O(3)                              242,970        312,432     290,825
        63            L(48),D(72)                                   239,527        383,782     347,241
        64            L(48),D(71),O(1)                              227,335        332,533     283,164
        65            L(25),D(93),O(2)                              235,399        287,866     284,682
       65a
       65b
        66            L(25),D(56),O(3)                              230,848        300,216     291,916
        67            L(25),D(95),O(1)                   (47)       213,677        265,958     264,801
        68            L(36),YM1%(84)                                211,835        332,905     297,691
        69            L(25),YM1%(143),O(12)                         236,507        373,896     322,311
        70            L(36),D(83),O(1)                              208,032        365,611     332,611
        71            L(48),D(72)                                   204,630        307,605     291,341
        72            L(25),D(92),O(3)                              207,485        402,878     393,892 (46)
        73            L(48),D(69),O(3)                              185,924        381,600     325,808
        74            L(27),D(90),O(3)                              184,981        272,600     248,020
        75            L(31),D(86),O(3)                              184,954        296,373     244,200
        76            L(26),D(93),O(1)                              160,536        236,102     226,412
        77            L(25),D(33),O(3)                   (47)       160,677        213,865     206,838
        78            L(60),D(205)                                  228,504        228,504     228,504
        79            L(48),D(72)                                   136,269        253,880     218,091
        80            L(48),D(16),O(2)                              162,394        264,365     251,542
        81            L(48),D(72)                                   128,171        184,764     169,858
        82            L(36),YM1%(84)                                139,332        221,277     190,827
        83            L(26),D(31),O(3)                              110,960        130,595     129,920
        84            L(60),D(205)                                  195,738        195,738     195,738
        85            L(25),D(93),O(3)                   (47)       116,116        182,372     162,145
        86            L(25),D(92),O(3)                              102,928        177,097     175,578
        87            L(60),D(204)                                  134,356        134,356     134,356
        88            L(48),D(72)                                    87,352        119,963     111,546
        89            L(48),D(72)                                    96,966        131,608     128,093

                  U/W                                       CUT-OFF        SCHEDULED         HOSPITALITY
 CONTROL          NCF          APPRAISED        APPRAISAL    DATE          MATURITY/           AVERAGE               YEAR
   NO.          DSCR (X)       VALUE ($)          DATE      LTV (%)       ARD LTV (%)       DAILY RATE ($)           BUILT
------------------------------------------------------------------------------------------------------------------------------------

    1             1.35 (2)     280,000,000        9/1/2004   57.1             52.4               N/A                 1927
    2             1.30 (7)     182,000,000       10/6/2004   71.4             71.4               N/A                 2002
    3             2.21 (9)     174,000,000       11/1/2004   65.2             65.2               N/A              1977, 1993
    4             1.54 (13)    134,095,000 (53)    Various   67.1             61.6               N/A                Various
    4a                           5,170,000        9/5/2004                                       N/A              1985 - 1988
    4b                          14,030,000        9/9/2004                                       N/A               1982-2002
    4c                          13,500,000       9/16/2004                                       N/A              1967 / 2002
    4d                           9,100,000        9/9/2004                                       N/A                 1990
    4e                           7,000,000        9/8/2004                                       N/A                 2000
    4f                           6,430,000       9/23/2004                                       N/A                 1998
    4g                           6,870,000       9/24/2004                                       N/A                 1997
    4h                           6,540,000        9/7/2004                                       N/A              1970 / 2001
    4i                           6,280,000       9/14/2004                                       N/A                 1988
    4j                           5,350,000        9/5/2004                                       N/A                 1989
    4k                           7,920,000       9/18/2004                                       N/A          1992 / 2000 / 2003
    4l                           6,500,000       9/21/2004                                       N/A                 1972
    4m                           5,420,000       9/24/2004                                       N/A                 1999
    4n                           4,800,000        9/9/2004                                       N/A                 1998
    4o                           5,050,000        9/4/2004                                       N/A                 1987
    4p                           5,000,000        9/4/2004                                       N/A                 1989
    4q                           4,400,000        9/4/2004                                       N/A                 1985
    4r                           4,350,000       9/17/2004                                       N/A              1980 / 1989
    4s                           3,790,000        9/9/2004                                       N/A              1981 / 1998
    4t                           3,525,000       9/23/2004                                       N/A                 1992
    4u                           3,070,000       9/18/2004                                       N/A                 1990
    5             2.46 (16)    143,900,000         Various   59.1             59.1               N/A                Various
    5a                          36,500,000        1/1/2005                                       N/A               1989-1992
    5b                          42,900,000       9/30/2004                                       N/A               1992-1994
    5c                          33,000,000       9/30/2004                                       N/A               1999-2004
    5d                          31,500,000       9/30/2004                                       N/A                 2002
    6             1.67         101,100,000      11/10/2004   73.9             73.9               N/A       1935 / 1939 / 1950 / 1984
    7             1.19          64,600,000      11/19/2004   75.8             75.8               N/A                Various
    7a                           7,700,000      11/19/2004                                       N/A                 1927
    7b                          12,000,000      11/19/2004                                       N/A                 1931
    7c                          14,100,000      11/19/2004                                       N/A                 1923
    7d                           8,400,000      11/19/2004                                       N/A                 1937
    7e                          12,900,000      11/19/2004                                       N/A              1908; 1923
    7f                           9,500,000      11/19/2004                                       N/A                 1929
    8             3.03          82,000,000      10/11/2004   56.6             56.6               N/A                 1986
    9             1.75 (27)     78,900,000      10/28/2004   56.9             50.9               190                 1966
    10            1.42 (29)     61,450,000         Various   66.7             56.4               N/A                Various
   10a                          18,650,000        9/8/2004                                       N/A                 2001
   10b                          21,330,000        9/1/2004                                       N/A                 2003
   10c                          21,470,000        9/3/2004                                       N/A                 2002
    11            1.33 (32)     55,400,000       12/1/2004   70.4             45.2               120                 1981
    12            1.21 (34)(48) 48,600,000      11/22/2004   79.2             75.7      (48)     N/A                Various
   12a                          33,800,000      11/22/2004                                       N/A                 1985
   12b                          14,800,000      11/22/2004                                       N/A               1964-1978
    13            1.44          54,300,000      11/10/2004   70.0             70.0               N/A       1935 / 1939 / 1950 / 1984
    14            1.31          47,000,000       8/20/2004   72.3             60.7               N/A               1983-1987
    15            1.25          38,100,000 (36)   8/1/2005   78.7    (36)     66.5      (36)     N/A                 2004
    16            1.21 (38)     35,500,000       12/2/2004   81.0             74.2               N/A                 1923
    17            1.20          32,000,000      10/19/2004   68.8             65.2               N/A               1946-1948
    18            1.07          26,200,000      11/19/2004   84.0             0.9                N/A                 2004
    19            1.57          26,350,000        9/4/2004   73.9             66.2               N/A               1980-1981
    20            1.20          24,700,000      11/19/2004   75.7             75.7               N/A                Various
   20a                           8,500,000      11/19/2004                                       N/A                 1928
   20b                          16,200,000      11/19/2004                                       N/A                 1928
    21            1.21          23,700,000      11/10/2004   78.1             68.6               N/A                 1996
    22            1.53          22,300,000      11/12/2004   79.4             79.4               N/A                 1997
    23            1.26          18,000,000      11/19/2004   92.5             92.5               N/A                Various
   23a                           3,000,000      11/19/2004                                       N/A                 1925
   23b                           1,400,000      11/19/2004                                       N/A                 1908
   23c                           7,000,000      11/19/2004                                       N/A                 1914
   23d                           6,600,000      11/19/2004                                       N/A                 1906
    24            1.41          20,500,000       8/16/2004   79.5             66.4               N/A               1973-1978
   24a                           5,300,000       8/16/2004                                       N/A                 1973
   24b                           2,300,000       8/16/2004                                       N/A                 1974
   24c                           4,600,000       8/16/2004                                       N/A                 1975
   24d                           8,300,000       8/16/2004                                       N/A                 1978
    25            1.23          20,000,000       9/21/2004   80.0             70.1               N/A               1968-1970
    26            1.21          18,250,000      11/18/2004   79.5             76.2               N/A               1978-1983
    27            1.37          19,000,000      11/16/2004   68.4             56.8               N/A              1975 - 1981
    28            1.41          16,250,000      10/19/2004   77.5             75.5               N/A                 1989
    29            1.48 (41)     19,000,000 (41)  12/6/2004   60.5    (41)     44.3      (41)     N/A                 1969
    30            1.29 (52)     14,000,000      11/11/2004   80.0             73.0               N/A                 1986
    31            1.33          14,020,000       10/1/2004   74.3             62.3               N/A                 1998
    32            1.19          11,000,000      11/19/2004   80.9             80.9               N/A                 1931
    33            1.38          11,000,000       8/11/2004   79.1             67.2               N/A                 1969
    34            1.43          12,200,000        8/2/2004   69.7             59.2               N/A                 1969
    35            1.21 (43)     11,400,000      11/23/2004   74.6             65.6               N/A              1986, 1987
    36            1.31          11,810,000       9/27/2004   71.1             59.4               N/A                 1960
    37            1.64          10,300,000       9/15/2004   79.6             79.6               N/A                 1986
    38            1.26           9,400,000      10/26/2004   77.7             67.9               N/A                 1980
    39            1.45          10,300,000      10/10/2004   70.9             59.2               N/A                 1986
    40            1.65          11,000,000       11/1/2004   60.9             48.2                97                 1984
    41            1.00           9,000,000       3/16/2004   73.6             0.0                N/A                 1997
    42            1.38           8,300,000       8/31/2004   79.4             66.6               N/A              1972, 1993
    43            1.29          12,500,000       7/29/2004   50.6             42.9               N/A                 1971
    44            1.41           7,830,000        8/2/2004   78.0             66.2               N/A                 1988
    45            1.25 (44)      9,100,000       11/4/2004   65.9             55.3               N/A              1959, 1960
    46            1.56           7,100,000       9/27/2004   77.5             64.7               N/A                 1962
    47            1.26           6,800,000       10/1/2004   78.6             66.2               N/A                 1974
    48            1.32           6,225,000       10/8/2004   79.6             66.6               N/A                 1989
    49            1.34           6,200,000        9/1/2004   78.9             73.0               N/A                 1979
    50            1.35           5,550,000       11/4/2004   79.3             66.7               N/A              1999, 2001
    51            1.35           5,550,000       7/13/2004   78.8             61.2               N/A                 1978
    52            1.43           5,450,000       9/21/2004   79.9             66.6               N/A            1961/1983/1999
    53            1.25           5,370,000       10/4/2004   79.9             70.1               N/A                 1985
    54            1.31           5,250,000       8/11/2004   80.0             73.2               N/A                 1991
    55            1.69           6,700,000       10/3/2004   61.2             51.1               N/A                 1980
    56            1.26 (45)      5,200,000       12/3/2004   78.8             69.2               N/A                 2001
    57            1.35           5,250,000      10/22/2004   74.3             61.7               N/A                 1988
    58            1.72           5,000,000      11/15/2004   78.0             78.0               N/A                 2000
    59            1.30           4,800,000       6/23/2004   79.2             75.1               N/A                 1973
    60            1.50           5,000,000      10/15/2004   75.9             63.6               N/A                 1981
    61            1.43           4,500,000       10/7/2004   77.8             66.4               N/A                 1985
    62            1.20           5,000,000       11/2/2004   69.9             58.8               N/A                 1990
    63            1.45           4,680,000      10/15/2004   74.7             62.5               N/A                 1984
    64            1.25           4,200,000       10/4/2004   78.6             69.0               N/A               1977/1979
    65            1.21           4,130,000         Various   79.9             63.9               N/A                 1997
   65a                           2,250,000      10/11/2004                                       N/A                 1997
   65b                           1,880,000      10/16/2004                                       N/A                 1997
    66            1.26           4,150,000      11/19/2004   78.3             72.9               N/A                1960's
    67            1.24           4,175,000      12/30/2004   75.4             62.9               N/A                 2003
    68            1.41           4,300,000      10/26/2004   72.4             60.4               N/A                 1996
    69            1.36           4,500,000        8/7/2004   68.7             40.9               N/A                 1952
    70            1.60           3,800,000       11/1/2004   78.9             66.3               N/A               1974-1978
    71            1.42           4,250,000      10/20/2004   70.5             59.0               N/A                 1922
    72            1.90 (46)      5,600,000      11/26/2004   52.7             44.4               N/A                 2004
    73            1.75           4,025,000       10/5/2004   68.2             56.9               N/A                 1984
    74            1.34           3,400,000       11/1/2004   79.3             66.4               N/A                 2004
    75            1.32           3,365,000       4/16/2004   73.8             59.8               N/A        1973, 1975, 1982, 1990
    76            1.41           2,850,000       10/1/2004   79.9             67.4               N/A                 1910
    77            1.29           3,150,000       12/1/2004   70.4             65.9               N/A                 2002
    78            1.00           2,550,000        3/9/2004   81.9             0.0                N/A                 1997
    79            1.60           2,990,000       9/27/2004   66.9             55.9               N/A                 1991
    80            1.55           4,000,000      10/25/2004   49.9             41.2               N/A                 2003
    81            1.33           2,500,000      10/26/2004   76.0             66.4               N/A                 1980
    82            1.37           2,380,000       8/16/2004   79.6             60.6               N/A                 1968
    83            1.17           2,000,000      11/19/2004   90.0             90.0               N/A              1950, 1980
    84            1.00           2,450,000       2/27/2004   73.1             0.0                N/A                 1996
    85            1.40           2,100,000      12/13/2004   80.0             67.1               N/A                 1974
    86            1.71           2,525,000      10/16/2004   57.4             48.5               N/A                 2002
    87            1.00           1,350,000       12/1/2004   95.4             0.0                N/A                 1998
    88            1.28           1,860,000       10/1/2004   68.5             57.3               N/A                 2001
    89            1.32           1,570,000       7/22/2004   73.2             47.6               N/A                 2004

                                                     SQ FEET,            UNIT       LOAN
     CONTROL                    YEAR                PADS, ROOMS           OF         PER              OCCUPANCY
       NO.                    RENOVATED              OR UNITS           MEASURE     UNIT         PERCENTAGE (%) (51)
----------------------------------------------------------------------------------------------------------------------------

        1                     1978-2000                  877,138      Sq Feet           182             89.6
        2                                                 96,271      Sq Feet         1,350             70.8         (8)
        3                       2004                   1,205,958      Sq Feet            94 (55)        87.9         (9)
        4                      Various                 1,613,340      Sq Feet            56             86.3         (14)
        4a                                                46,534      Sq Feet                           95.7
        4b                                               167,946      Sq Feet                           87.3
        4c                                               161,530      Sq Feet                           82.9
        4d                                                98,851      Sq Feet                           90.7
        4e                                                76,789      Sq Feet                           93.3
        4f                                                69,246      Sq Feet                           92.4
        4g                                                90,685      Sq Feet                           86.0
        4h                      1983                      78,230      Sq Feet                           87.8
        4i                                                78,288      Sq Feet                           88.2
        4j                                                78,444      Sq Feet                           70.9
        4k                      1998                      80,452      Sq Feet                           74.8
        4l                      2001                      61,360      Sq Feet                           73.8
        4m                                                56,528      Sq Feet                           93.4
        4n                                                38,203      Sq Feet                           92.6
        4o                                                83,418      Sq Feet                           77.3
        4p                                                57,400      Sq Feet                           91.1
        4q                                                63,005      Sq Feet                           89.3
        4r                                                66,187      Sq Feet                           80.3
        4s                                                57,769      Sq Feet                           84.1
        4t                                                54,425      Sq Feet                           96.7
        4u                                                48,050      Sq Feet                           83.5
        5                                              1,891,778 (17) Sq Feet            45 (55)        94.9         (18)
        5a                                               277,189      Sq Feet                           86.1
        5b                                               559,204      Sq Feet                           97.1
        5c                                               575,844      Sq Feet                           97.2
        5d                                               479,541      Sq Feet                           99.8
        6                       1987                     208,145 (21) Sq Feet           359             97.0
        7                      Various                       209      Units         234,211             94.6
        7a                      2000                          36      Units                             86.1
        7b                     Ongoing                        36      Units                             94.4
        7c                     Ongoing                        33      Units                             100.0
        7d                     Ongoing                        30      Units                             100.0
        7e                     Ongoing                        35      Units                             94.3
        7f                      1998                          39      Units                             89.7
        8                                                393,000      Sq Feet           118             100.0
        9                    1998, 2001                      307      Rooms         146,362             88.0
        10                                                   852      Units          48,122             96.5
       10a                                                   276      Units                             99.3
       10b                                                   288      Units                             92.4
       10c                                                   288      Units                             97.9
        11                      2001                         510      Rooms          76,471             66.9
        12                                               243,979      Sq Feet           158             95.0         (34)
       12a                      2003                     152,577      Sq Feet                           95.9
       12b                                                91,402      Sq Feet                           93.3
        13                      1987                      56,855 (21) Sq Feet           668             100.0
        14                      2001                     324,516      Sq Feet           105             96.3
        15                     Ongoing                   292,225 (37) Sq Feet           103             96.9         (36)
        16                      2003                     315,993      Sq Feet            91             92.4         (38)
        17                      2002                         256      Units          85,938             96.5
        18                                                46,813      Sq Feet           470             100.0
        19                      2000                     213,528      Sq Feet            91             90.4
        20                     Ongoing                       106      Units         176,415             97.2
       20a                     Ongoing                        36      Units                             100.0
       20b                      2004                          70      Units                             95.7
        21                                                99,659      Sq Feet           186             86.1
        22                                                   352      Units          50,284             95.2
        23                     Various                        62      Units         268,548             97.3
       23a                     Ongoing                        10      Units                             100.0
       23b                     Ongoing                         5      Units                             80.0
       23c                      1993                          37      Units                             97.3
       23d                      2002                          10      Units                             100.0
        24                                               389,170      Sq Feet            42             87.4
       24a                                               101,460      Sq Feet                           88.1
       24b                                                41,160      Sq Feet                           100.0
       24c                      2002                      87,150      Sq Feet                           76.9
       24d                      2002                     159,400      Sq Feet                           89.3
        25                                               272,225      Sq Feet            59             95.6
        26                      2003                         344      Units          42,151             99.4
        27                                               143,967      Sq Feet            90             94.6         (40)
        28                                                94,445      Sq Feet           133             86.9
        29                                                63,188      Sq Feet           253             100.0        (41)(54)
        30                                                99,913      Sq Feet           112             100.0        (52)
        31                                                85,219      Sq Feet           122             100.0
        32                     Ongoing                        57      Units         156,140             89.5
        33                                                63,697      Sq Feet           137             100.0
        34                                               154,401      Sq Feet            55             100.0
        35                                                95,137      Sq Feet            89             71.8
        36                      2002                     186,173      Sq Feet            45             70.9
        37                                                   151      Units          54,305             92.1
        38                                                   376      Units          19,415             93.1
        39                                               131,874      Sq Feet            55             96.7
        40                                                   102      Rooms          65,686             61.9
        41                                               163,000      Sq Feet            41             100.0
        42                                                84,260      Sq Feet            78             97.8
        43                      1999                     160,819      Sq Feet            39             95.5
        44                                                56,348      Sq Feet           108             100.0
        45                      1983                      21,530      Sq Feet           279             100.0        (44)
        46                      1991                     115,310      Sq Feet            48             96.5
        47                   2002 / 2003                  49,117      Sq Feet           109             94.3
        48                   2002 / 2003                  39,771      Sq Feet           125             100.0
        49                                                   252      Units          19,402             94.0
        50                                                    98      Units          44,898             96.9
        51                     Ongoing                       194      Units          22,554             90.7
        52                                                66,250      Sq Feet            66             97.6
        53                                                   208      Units          20,625             90.9
        54                                                25,241      Sq Feet           166             100.0
        55                      2004                     110,367      Sq Feet            37             95.2
        56                                                43,086      Sq Feet            95             85.2
        57                                                10,349      Sq Feet           377             100.0
        58                                                54,511      Sq Feet            72             88.4
        59                    1998-1999                      168      Units          22,619             83.3
        60                                                49,511      Sq Feet            77             91.5
        61                   2003 / 2004                  22,458      Sq Feet           156             93.3
        62                                                18,530      Sq Feet           189             90.3
        63                                                38,829      Sq Feet            90             88.6
        64                                                   182      Units          18,132             86.3
        65                                                21,222      Sq Feet           155             100.0
       65a                                                10,500      Sq Feet                           100.0
       65b                                                10,722      Sq Feet                           100.0
        66                                                   166      Pads           19,578             88.6
        67                                                 5,785      Sq Feet           545             100.0
        68                                                25,136      Sq Feet           124             100.0
        69                                               111,247      Sq Feet            28             91.9
        70                    2002-2004                      120      Units          25,000             90.8
        71                                                17,825      Sq Feet           168             100.0
        72                                                13,824      Sq Feet           213             100.0
        73                      2003                      71,350      Sq Feet            38             100.0
        74                                                39,925      Sq Feet            67             83.3
        75                                                79,480      Sq Feet            31             99.3
        76                      2004                       2,831      Sq Feet           805             100.0
        77                                                10,810      Sq Feet           205             100.0
        78                                                10,752      Sq Feet           194             100.0
        79                                                58,370      Sq Feet            34             89.7
        80                                                14,052      Sq Feet           142             79.8
        81                                                    58      Units          32,759             86.2
        82                      1994                         105      Units          18,041             95.2
        83                      1995                           3      Units         600,000             100.0
        84                                                10,752      Sq Feet           166             100.0
        85                     Ongoing                    27,884      Sq Feet            60             90.6
        86                                                10,125      Sq Feet           143             100.0
        87                                                10,752      Sq Feet           120             100.0
        88                                                 6,350      Sq Feet           201             100.0
        89                                                 9,300      Sq Feet           124             100.0

                      RENT                                                       LARGEST
     CONTROL          ROLL               OWNERSHIP                                TENANT
       NO.            DATE                INTEREST                                 NAME
--------------------------------------------------------------------------------------------------------------

        1           9/30/2004      Fee Simple                Empire Healthchoice
        2          11/30/2004      Fee Simple                Gucci
        3           9/30/2004      Fee Simple                Dillard's
        4           9/30/2004      Fee Simple                N/A
        4a          9/30/2004      Fee Simple                N/A
        4b          9/30/2004      Fee Simple                N/A
        4c          9/30/2004      Fee Simple                N/A
        4d          9/30/2004      Fee Simple                N/A
        4e          9/30/2004      Fee Simple                N/A
        4f          9/30/2004      Fee Simple                N/A
        4g          9/30/2004      Fee Simple                N/A
        4h          9/30/2004      Fee Simple                N/A
        4i          9/30/2004      Fee Simple                N/A
        4j          9/30/2004      Fee Simple                N/A
        4k          9/30/2004      Fee Simple                N/A
        4l          9/30/2004      Fee Simple                N/A
        4m          9/30/2004      Fee Simple                N/A
        4n          9/30/2004      Fee Simple                N/A
        4o          9/30/2004      Fee Simple                N/A
        4p          9/30/2004      Fee Simple                N/A
        4q          9/30/2004      Fee Simple                N/A
        4r          9/30/2004      Fee Simple                N/A
        4s          9/30/2004      Fee Simple                N/A
        4t          9/30/2004      Fee Simple                N/A
        4u          9/30/2004      Fee Simple                N/A
        5           12/3/2004      Fee Simple                N/A
        5a          12/3/2004      Fee Simple                Babies R Us
        5b          12/3/2004      Fee Simple                Garden Ridge
        5c          12/3/2004      Fee Simple                Wal-Mart
        5d          12/3/2004      Fee Simple                Wal-Mart
        6           12/8/2004      Fee Simple                UBS Financial Services, Inc.
        7           12/6/2004      Fee Simple                N/A
        7a          12/6/2004      Fee Simple                N/A
        7b          12/6/2004      Fee Simple                N/A
        7c          12/6/2004      Fee Simple                N/A
        7d          12/6/2004      Fee Simple                N/A
        7e          12/6/2004      Fee Simple                N/A
        7f          12/6/2004      Fee Simple                N/A
        8           12/1/2004      Fee Simple                International Business Machines Corporation
        9           9/10/2004 (28) Fee Simple                N/A
        10          8/31/2004      Fee Simple                N/A
       10a          8/31/2004      Fee Simple                N/A
       10b          8/31/2004      Fee Simple                N/A
       10c          8/31/2004      Fee Simple                N/A
        11          11/5/2004 (33) Leasehold                 N/A
        12           1/1/2005      Fee Simple/Leasehold      N/A
       12a           1/1/2005      Fee Simple                Royal Charter Properties
       12b           1/1/2005      Fee Simple/Leasehold      Jobco Inc
        13          12/8/2004      Fee Simple                Niketown
        14         12/13/2004      Fee Simple/Leasehold      Bank of America
        15         12/10/2004      Fee Simple                TJ Maxx
        16         12/10/2004      Fee Simple                Philadelphia Health Management Corporation
        17         11/22/2004      Fee Simple                N/A
        18         10/22/2004      Fee Simple                General Services Administration
        19          10/1/2004      Fee Simple                US Post Office
        20          12/6/2004      Fee Simple                N/A
       20a          12/6/2004      Fee Simple                N/A
       20b          12/6/2004      Fee Simple                N/A
        21          9/30/2004      Fee Simple                South Palm Endoscopy
        22          10/1/2004      Fee Simple                N/A
        23          12/6/2004      Fee Simple                N/A
       23a          12/6/2004      Fee Simple                N/A
       23b          12/6/2004      Fee Simple                N/A
       23c          12/6/2004      Fee Simple                N/A
       23d          12/6/2004      Fee Simple                N/A
        24         10/15/2004      Fee Simple                N/A
       24a         10/15/2004      Fee Simple                American Dryer
       24b         10/15/2004      Fee Simple                Electro Rent
       24c         10/15/2004      Fee Simple                Fresenius Medical
       24d         10/15/2004      Fee Simple                Lincoln Behaviorial
        25           1/5/2005      Fee Simple                Kendall Xtra Storage
        26          12/1/2004      Fee Simple                N/A
        27          11/1/2004      Fee Simple                N/A
        28         11/18/2004      Fee Simple                Red Cap Limo, Inc. (Angus Smokehouse)
        29          1/13/2005      Fee Simple                FedEx Freight West, Inc. (42)
        30         11/24/2004      Fee Simple                Vallarta Food Enterprises, Inc.
        31         10/27/2004      Fee Simple                Winn-Dixie Stores, Inc.
        32          12/6/2004      Fee Simple                N/A
        33          9/13/2004      Fee Simple                Office Depot
        34          9/13/2004      Fee Simple                Kmart Corp
        35          12/3/2004      Fee Simple                RJE Telecom, Inc.
        36         12/30/2004      Fee Simple                Publix
        37         10/11/2004      Fee Simple                N/A
        38         12/13/2004      Fee Simple                N/A
        39         12/30/2004      Fee Simple                Winn Dixie
        40          9/30/2004      Fee Simple                N/A
        41          3/16/2004      Fee Simple                Rite Aid of Virginia, Inc
        42          9/14/2004      Fee Simple                Park Avenue Billiards
        43          12/7/2004      Fee Simple                Kmart Corp.
        44          12/7/2004      Fee Simple                Piccadilly Cafeterias, Inc.
        45          11/1/2004      Fee Simple                HD Altman Signal Sales, Inc.
        46         12/30/2004      Fee Simple                Staples, Inc.
        47         11/18/2004      Fee Simple                Simon Galasso & Frantz, PLC
        48         10/27/2004      Fee Simple                Fashion Bug
        49          8/31/2004      Fee Simple                N/A
        50          12/1/2004      Fee Simple                N/A
        51          11/1/2004      Fee Simple                N/A
        52          10/5/2004      Fee Simple                Food Lion
        53          11/3/2004      Fee Simple                N/A
        54          10/1/2004      Fee Simple                Home Care Services for Independent Living
        55          1/12/2005      Fee Simple                Publix
        56         11/30/2004      Fee Simple                Girl Scout Council of the Mid-South
        57          12/8/2004      Fee Simple                Glendale Medical Office
        58         11/16/2004      Fee Simple                Food Lion
        59          12/7/2004      Fee Simple                N/A
        60         10/28/2004      Fee Simple                Dolgencorp, Inc. d/b/a Dollar General
        61           1/1/2005      Fee Simple                PPG Ind. Inc/ Porter Paints
        62          12/6/2004      Fee Simple                WPUNO, Inc.
        63         10/28/2004      Fee Simple                Blockbuster
        64          11/3/2004      Fee Simple                N/A
        65          11/2/2004      Fee Simple                N/A
       65a          11/2/2004      Fee Simple                Revco Discount Drug Centers, Inc.
       65b          11/2/2004      Fee Simple                Revco Discount Drug Centers, Inc.
        66         10/21/2004      Fee Simple                N/A
        67         12/17/2004      Fee Simple                LaSalle Bank National Association
        68          10/1/2004      Fee Simple                Blockbuster
        69         10/13/2004      Fee Simple                Erie County Farms
        70           1/5/2005      Fee Simple                N/A
        71         12/13/2004      Fee Simple                Texas Futon
        72         11/17/2004      Fee Simple                Eckerd Corporation
        73         12/31/2004      Fee Simple                B & A Labs
        74          1/11/2005      Fee Simple                Dow Construction, Inc.
        75           6/4/2004      Fee Simple                Food Land
        76         11/17/2004      Fee Simple                Takara Trading, Inc.
        77          12/1/2004      Fee Simple                LifeWay Christian Resources of the Southern Baptist Convention, Inc.
        78           3/9/2004      Fee Simple                Rite Aid of Ohio, Inc.
        79         12/30/2004      Fee Simple                Century Cinema
        80         11/18/2004      Fee Simple                Bear Rock Cafe
        81         12/31/2004      Fee Simple                N/A
        82         10/22/2004      Fee Simple                N/A
        83          12/6/2004      Fee Simple                N/A
        84          2/27/2004      Fee Simple                Rite Aid of West Virginia, Inc.
        85         11/15/2004      Fee Simple                Retirement Specialists of the South, Inc.
        86          3/20/2002      Fee Simple                Revco Discount Drug Centers, Inc.
        87          12/1/2004      Leasehold                 Rite Aid of Kentucky, Inc.
        88          6/28/2004      Fee Simple                TMW Ventures (Nesbits Cleaners)
        89          9/10/2004      Fee Simple                Block Buster Entertainment

                           LARGEST           LARGEST                              2ND LARGEST                        2ND LARGEST
     CONTROL             TENANT AREA       TENANT LEASE                              TENANT                          TENANT AREA
       NO.             LEASED (SQ. FT.)     EXP. DATE                                 NAME                         LEASED (SQ. FT.)
-----------------------------------------------------------------------------------------------------------------------------------

        1                   106,965        12/31/2015        New York University                                       102,214
        2                    18,761        11/30/2027        Chanel                                                     18,744
        3                   153,673               NAP (10)   Foley's (Foley's & Foley's Home Store)                    146,725 (11)
        4                       N/A               N/A        N/A                                                           N/A
        4a                      N/A               N/A        N/A                                                           N/A
        4b                      N/A               N/A        N/A                                                           N/A
        4c                      N/A               N/A        N/A                                                           N/A
        4d                      N/A               N/A        N/A                                                           N/A
        4e                      N/A               N/A        N/A                                                           N/A
        4f                      N/A               N/A        N/A                                                           N/A
        4g                      N/A               N/A        N/A                                                           N/A
        4h                      N/A               N/A        N/A                                                           N/A
        4i                      N/A               N/A        N/A                                                           N/A
        4j                      N/A               N/A        N/A                                                           N/A
        4k                      N/A               N/A        N/A                                                           N/A
        4l                      N/A               N/A        N/A                                                           N/A
        4m                      N/A               N/A        N/A                                                           N/A
        4n                      N/A               N/A        N/A                                                           N/A
        4o                      N/A               N/A        N/A                                                           N/A
        4p                      N/A               N/A        N/A                                                           N/A
        4q                      N/A               N/A        N/A                                                           N/A
        4r                      N/A               N/A        N/A                                                           N/A
        4s                      N/A               N/A        N/A                                                           N/A
        4t                      N/A               N/A        N/A                                                           N/A
        4u                      N/A               N/A        N/A                                                           N/A
        5                       N/A               N/A        N/A                                                           N/A
        5a                   40,000               NAP (10)    Marshall's                                                30,480 (20)
        5b                  122,582               NAP (10)   Academy Sports                                             61,417
        5c                  219,000               NAP (10)   Sam's Club                                                108,000
        5d                  225,000               NAP (10)   Home Depot                                                115,000
        6                    71,295          2/7/2015 (22)   United Talent Agency, Inc.                                 62,561
        7                       N/A               N/A        N/A                                                           N/A
        7a                      N/A               N/A        N/A                                                           N/A
        7b                      N/A               N/A        N/A                                                           N/A
        7c                      N/A               N/A        N/A                                                           N/A
        7d                      N/A               N/A        N/A                                                           N/A
        7e                      N/A               N/A        N/A                                                           N/A
        7f                      N/A               N/A        N/A                                                           N/A
        8                   393,000         3/31/2016        N/A                                                           N/A
        9                       N/A               N/A        N/A                                                           N/A
        10                      N/A               N/A        N/A                                                           N/A
       10a                      N/A               N/A        N/A                                                           N/A
       10b                      N/A               N/A        N/A                                                           N/A
       10c                      N/A               N/A        N/A                                                           N/A
        11                      N/A               N/A        N/A                                                           N/A
        12                      N/A               N/A        N/A                                                           N/A
       12a                   18,256         1/31/2010        Long Island University, CW Post Campus                     16,350
       12b                    5,380        12/31/2005        Ira Schmelkin & Peter Longo, MD                             4,800
        13                   34,090 (35)    8/31/2011        St. John Knits                                             11,988
        14                  106,218         3/31/2012        GSA-DEA                                                    34,463
        15                   50,490         1/31/2015        Circuit City                                               33,862
        16                   86,592         8/31/2011 (39)   Klehr, Harrison, Harvey, Branzburg & Ellers, LLP           68,901
        17                      N/A               N/A        N/A                                                           N/A
        18                   46,813         9/30/2019        N/A                                                           N/A
        19                   24,395         8/31/2006        Vitamin Cottage                                            13,520
        20                      N/A               N/A        N/A                                                           N/A
       20a                      N/A               N/A        N/A                                                           N/A
       20b                      N/A               N/A        N/A                                                           N/A
        21                   11,690         2/28/2015        Dermatology Specialists of Palm Beach County, Inc.         11,300
        22                      N/A               N/A        N/A                                                           N/A
        23                      N/A               N/A        N/A                                                           N/A
       23a                      N/A               N/A        N/A                                                           N/A
       23b                      N/A               N/A        N/A                                                           N/A
       23c                      N/A               N/A        N/A                                                           N/A
       23d                      N/A               N/A        N/A                                                           N/A
        24                      N/A               N/A        N/A                                                           N/A
       24a                   10,740          3/1/2005        US Medical Equipment                                        7,320
       24b                    6,400               MTM        Morgan Services                                             5,800
       24c                    8,000         12/1/2005        D. W. Teck Direct                                           8,000
       24d                   10,000               MTM        Michigan Orthopedic                                         8,000
        25                   36,000         1/31/2007        Hardball Baseball                                          15,000
        26                      N/A               N/A        N/A                                                           N/A
        27                      N/A               N/A        N/A                                                           N/A
        28                   10,108          7/1/2014        Crab House, Inc.                                           10,000
        29                   63,188 (54)   12/31/2015        N/A                                                           N/A
        30                   33,963         2/29/2024        FP Stores, Inc. (Factory 2-U Stores, Inc.)                 12,320
        31                   51,703         4/29/2018        Steve Saperstein (Bagels &)                                 4,200
        32                      N/A               N/A        N/A                                                           N/A
        33                   41,955         1/31/2014        Boston Market                                               4,400
        34                  136,494         4/30/2025        China Buffet                                               10,707
        35                    7,150         4/30/2007        Reston Pediatrics                                           6,116
        36                   37,888         1/31/2022        Citi Trends                                                12,800
        37                      N/A               N/A        N/A                                                           N/A
        38                      N/A               N/A        N/A                                                           N/A
        39                   51,393         5/21/2012        Dollar General                                             10,000
        40                      N/A               N/A        N/A                                                           N/A
        41                  163,000         9/30/2019        N/A                                                           N/A
        42                    8,848         9/30/2009        Dollar General                                              8,550
        43                  116,805         6/30/2008        CVS                                                         8,000
        44                   14,276        12/31/2009        Cingular Wireless                                          10,000
        45                    6,700         7/31/2008        Intralink Film Graphics Design                              5,700
        46                   23,100         7/31/2008        Carriage Trade Consignment                                 20,475
        47                   10,047         7/31/2009        Entech Personnel Services                                   9,052
        48                    9,400         1/31/2010        Blockbuster                                                 6,000
        49                      N/A               N/A        N/A                                                           N/A
        50                      N/A               N/A        N/A                                                           N/A
        51                      N/A               N/A        N/A                                                           N/A
        52                   38,272         9/30/2011        Planet Video                                                5,900
        53                      N/A               N/A        N/A                                                           N/A
        54                    6,590         9/30/2007        Brooklyn Center for Independence of the Disabled            4,590
        55                   45,723        12/31/2013        Beall's Outlet                                             17,400
        56                   12,044        12/14/2008        The Green Clinic                                            7,860
        57                    2,100         5/30/2006        Ron's Photo & Framing                                       1,113
        58                   33,000        12/15/2020        Dollar General                                              9,200
        59                      N/A               N/A        N/A                                                           N/A
        60                    7,900         3/31/2009        Ted's Cafe Escondido, Inc.                                  7,223
        61                    4,164        11/30/2007        US Government                                               3,000
        62                    5,880        11/30/2010        Dreyfus Service Corporation                                 2,900
        63                    4,739         2/28/2010        Sprint Spectrum                                             3,587
        64                      N/A               N/A        N/A                                                           N/A
        65                      N/A               N/A        N/A                                                           N/A
       65a                   10,500         8/31/2017        N/A                                                           N/A
       65b                   10,722        11/30/2017        N/A                                                           N/A
        66                      N/A               N/A        N/A                                                           N/A
        67                    5,785        12/17/2029        N/A                                                           N/A
        68                    6,536         9/30/2006        Copperfield                                                 3,200
        69                   24,920        10/31/2009        P/P Classic Lanes                                          17,840
        70                      N/A               N/A        N/A                                                           N/A
        71                    6,500         4/30/2006        Suede Bar & Grill                                           2,750
        72                   13,824        10/19/2024        N/A                                                           N/A
        73                   11,475        12/31/2008        Builders Blinds                                            10,300
        74                   10,000         1/31/2016        Hoggard-Eure, P.C.                                          6,650
        75                   25,000         8/11/2010        Hardesty's True Value, Inc.                                17,500
        76                    1,115         8/31/2011        Homestead N.Y.C. Inc.                                         863
        77                   10,810         3/31/2012        N/A                                                           N/A
        78                   10,752         9/30/2019        N/A                                                           N/A
        79                   16,550        12/31/2007        Rag Shop                                                   10,800
        80                    4,632         10/5/2013        Chipotle Mexican Grill                                      2,700
        81                      N/A               N/A        N/A                                                           N/A
        82                      N/A               N/A        N/A                                                           N/A
        83                      N/A               N/A        N/A                                                           N/A
        84                   10,752         9/30/2019        N/A                                                           N/A
        85                    3,823        12/31/2009        Pathology Associates of Alabama, P.C.                       3,015
        86                   10,125         1/31/2025        N/A                                                           N/A
        87                   10,752         2/29/2020        N/A                                                           N/A
        88                    4,900         12/3/2013        Starbucks                                                   1,450
        89                    4,500         1/31/2014        Acapulco Mexican Restaurant                                 3,600

                        2ND LARGEST                                       3RD LARGEST
     CONTROL            TENANT LEASE                                         TENANT
       NO.               EXP. DATE                                            NAME
-------------------------------------------------------------------------------------------------------------------

        1               9/15/2006 (3)         VNU Marketing Information, Inc.
        2              10/31/2027             Tiffany & Co.
        3                1/1/2012             Sears
        4                     N/A             N/A
        4a                    N/A             N/A
        4b                    N/A             N/A
        4c                    N/A             N/A
        4d                    N/A             N/A
        4e                    N/A             N/A
        4f                    N/A             N/A
        4g                    N/A             N/A
        4h                    N/A             N/A
        4i                    N/A             N/A
        4j                    N/A             N/A
        4k                    N/A             N/A
        4l                    N/A             N/A
        4m                    N/A             N/A
        4n                    N/A             N/A
        4o                    N/A             N/A
        4p                    N/A             N/A
        4q                    N/A             N/A
        4r                    N/A             N/A
        4s                    N/A             N/A
        4t                    N/A             N/A
        4u                    N/A             N/A
        5                     N/A             N/A
        5a              1/31/2012             Ross Dress for Less
        5b              7/31/2016             Conn's Appliance
        5c                    NAP (10)        Kohl's
        5d                    NAP (10)        Bed Bath & Beyond
        6               2/28/2011 (23)(24)    Merrill Lynch
        7                     N/A             N/A
        7a                    N/A             N/A
        7b                    N/A             N/A
        7c                    N/A             N/A
        7d                    N/A             N/A
        7e                    N/A             N/A
        7f                    N/A             N/A
        8                     N/A             N/A
        9                     N/A             N/A
        10                    N/A             N/A
       10a                    N/A             N/A
       10b                    N/A             N/A
       10c                    N/A             N/A
        11                    N/A             N/A
        12                    N/A             N/A
       12a              3/31/2011             First Capital Agency Inc (d/b/a First Capital Group)
       12b             10/31/2007             Alleghany Pharmacal Corp
        13             10/14/2013             Burberry
        14              7/31/2005             Bryon Financial Mgmt
        15              1/31/2020             Ross Stores
        16              9/30/2009             DMJM & Harris Inc
        17                    N/A             N/A
        18                    N/A             N/A
        19              8/31/2008             Copper Chimney
        20                    N/A             N/A
       20a                    N/A             N/A
       20b                    N/A             N/A
        21              5/31/2007             Renal Associates of Boca Raton, Inc.
        22                    N/A             N/A
        23                    N/A             N/A
       23a                    N/A             N/A
       23b                    N/A             N/A
       23c                    N/A             N/A
       23d                    N/A             N/A
        24                    N/A             N/A
       24a                    MTM             Lasercomp
       24b                    MTM             Berry Manufacturing
       24c               3/1/2006             Al Wissam
       24d               8/1/2005             Sherwin Williams
        25              5/31/2009             Original Impressions
        26                    N/A             N/A
        27                    N/A             N/A
        28              9/30/2008             Backstage Billiards of Lake Buena Vista, Inc.
        29                    N/A             N/A
        30              6/30/2009             Video Entertainment Corp. (Blockbuster)
        31              8/10/2008             Sunland Realty of Palm Beaches, Inc. (Century 21 Realty)
        32                    N/A             N/A
        33              8/31/2007             Ho Tai Banquet, Inc.
        34             11/30/2013             Stein Optometry
        35             12/31/2008             The Executive Suites
        36              4/30/2009             Compass Bank
        37                    N/A             N/A
        38                    N/A             N/A
        39             10/31/2005             Fresenius Mgt. Services
        40                    N/A             N/A
        41                    N/A             N/A
        42              3/31/2007             Tuesday Morning
        43             10/31/2005             Fabrics by Allan
        44             11/30/2006             BFS Retail & Commercial Firestone Tire & Rubber Automotive Repair
        45             12/31/2014             Thomas Lavin, Inc.
        46              3/31/2007             Beall's
        47             10/31/2006             Munro, Bergesen & Zack, P.L.C.
        48             11/30/2009             Sharon's Hallmark
        49                    N/A             N/A
        50                    N/A             N/A
        51                    N/A             N/A
        52              6/30/2009             North Star Credit Union
        53                    N/A             N/A
        54              9/30/2007             M. Grumzweig & M. Werzberger, m.d.
        55              4/30/2008             Dollar General
        56              2/28/2015             East Memphis Therapy Center, Inc.
        57             11/30/2009             Check into Cash
        58              1/31/2010             J&L Laundry
        59                    N/A             N/A
        60              3/31/2010             Blockbuster
        61              9/30/2009             Fast Signs
        62             11/30/2007             City of White Plains
        63             11/30/2008             JJ Kelly Inc. - Bridal Outlet
        64                    N/A             N/A
        65                    N/A             N/A
       65a                    N/A             N/A
       65b                    N/A             N/A
        66                    N/A             N/A
        67                    N/A             N/A
        68             11/30/2006             Whataburger
        69              7/31/2005             Family Dollar
        70                    N/A             N/A
        71             12/31/2007             What Bar?
        72                    N/A             N/A
        73             11/30/2009             Laser Acoustics
        74              7/31/2011             Chesapeake Drywall and Acoustics, Inc.
        75               1/1/2007             Dollar General
        76              8/31/2011             Surbal Fashion
        77                    N/A             N/A
        78                    N/A             N/A
        79               4/1/2007             Beall's
        80             11/18/2013             Noodles & Company
        81                    N/A             N/A
        82                    N/A             N/A
        83                    N/A             N/A
        84                    N/A             N/A
        85              1/31/2006             Clinical Research Consultant
        86                    N/A             N/A
        87                    N/A             N/A
        88              8/31/2011             N/A
        89              3/31/2009             Great Clips

                      3RD LARGEST          3RD LARGEST
     CONTROL          TENANT AREA          TENANT LEASE
       NO.          LEASED (SQ. FT.)         EXP. DATE
----------------------------------------------------------

        1               101,720 (4)         1/31/2006 (5)
        2                11,226            10/31/2017
        3               125,758                   NAP (10)
        4                   N/A                   N/A
        4a                  N/A                   N/A
        4b                  N/A                   N/A
        4c                  N/A                   N/A
        4d                  N/A                   N/A
        4e                  N/A                   N/A
        4f                  N/A                   N/A
        4g                  N/A                   N/A
        4h                  N/A                   N/A
        4i                  N/A                   N/A
        4j                  N/A                   N/A
        4k                  N/A                   N/A
        4l                  N/A                   N/A
        4m                  N/A                   N/A
        4n                  N/A                   N/A
        4o                  N/A                   N/A
        4p                  N/A                   N/A
        4q                  N/A                   N/A
        4r                  N/A                   N/A
        4s                  N/A                   N/A
        4t                  N/A                   N/A
        4u                  N/A                   N/A
        5                   N/A                   N/A
        5a               30,526             1/31/2014
        5b               50,000                   NAP (10)
        5c               86,500 (19)        1/31/2021
        5d               34,980             1/31/2013
        6                37,014             2/28/2015 (25)
        7                   N/A                   N/A
        7a                  N/A                   N/A
        7b                  N/A                   N/A
        7c                  N/A                   N/A
        7d                  N/A                   N/A
        7e                  N/A                   N/A
        7f                  N/A                   N/A
        8                   N/A                   N/A
        9                   N/A                   N/A
        10                  N/A                   N/A
       10a                  N/A                   N/A
       10b                  N/A                   N/A
       10c                  N/A                   N/A
        11                  N/A                   N/A
        12                  N/A                   N/A
       12a               13,060             8/31/2007
       12b                4,426             9/30/2008
        13               10,777             9/30/2016
        14               32,246             8/20/2007
        15               30,187             1/31/2015
        16               36,641            11/30/2009
        17                  N/A                   N/A
        18                  N/A                   N/A
        19                7,448            12/31/2008
        20                  N/A                   N/A
       20a                  N/A                   N/A
       20b                  N/A                   N/A
        21                8,077            11/30/2009
        22                  N/A                   N/A
        23                  N/A                   N/A
       23a                  N/A                   N/A
       23b                  N/A                   N/A
       23c                  N/A                   N/A
       23d                  N/A                   N/A
        24                  N/A                   N/A
       24a                6,880              5/1/2006
       24b                3,940                   MTM
       24c                5,000                   MTM
       24d                8,000              2/1/2008
        25               13,848            12/31/2012
        26                  N/A                   N/A
        27                  N/A                   N/A
        28                8,530            12/31/2014
        29                  N/A                   N/A
        30                7,600            12/31/2011
        31                4,060             6/10/2008
        32                  N/A                   N/A
        33                4,357             6/30/2010
        34                1,800             1/31/2009
        35                5,846             1/31/2009
        36               12,000             5/31/2008
        37                  N/A                   N/A
        38                  N/A                   N/A
        39                6,500             7/31/2009
        40                  N/A                   N/A
        41                  N/A                   N/A
        42                7,900             1/14/2010
        43                7,000             7/31/2014
        44                6,595             2/28/2009
        45                4,730             8/31/2007
        46               12,000             4/30/2007
        47                6,578             6/30/2011
        48                3,450             2/28/2007
        49                  N/A                   N/A
        50                  N/A                   N/A
        51                  N/A                   N/A
        52                3,466             6/30/2013
        53                  N/A                   N/A
        54                3,773             2/28/2013
        55               10,800             6/30/2009
        56                6,096             6/30/2009
        57                  837             6/30/2006
        58                3,200             8/31/2007
        59                  N/A                   N/A
        60                4,815             3/31/2008
        61                3,000             9/30/2008
        62                2,150            10/31/2012
        63                3,500             4/30/2005
        64                  N/A                   N/A
        65                  N/A                   N/A
       65a                  N/A                   N/A
       65b                  N/A                   N/A
        66                  N/A                   N/A
        67                  N/A                   N/A
        68                3,000             5/31/2011
        69               13,983                   N/A
        70                  N/A                   N/A
        71                2,500            10/15/2008
        72                  N/A                   N/A
        73                6,380            11/30/2005
        74                6,650             3/31/2016
        75               10,100             7/31/2006
        76                  853             2/28/2011
        77                  N/A                   N/A
        78                  N/A                   N/A
        79                7,540             4/30/2008
        80                2,392            10/20/2013
        81                  N/A                   N/A
        82                  N/A                   N/A
        83                  N/A                   N/A
        84                  N/A                   N/A
        85                1,899             9/30/2006
        86                  N/A                   N/A
        87                  N/A                   N/A
        88                  N/A                   N/A
        89                1,200             6/30/2011

FOOTNOTES TO ANNEX A-1

11 West 42nd Street                 1    Reflects in-place U/W Net Cash Flow. The U/W Net Cash
                                         Flow of the 11 West 42nd Street Mortgaged Property is
                                         projected to be $19,643,571 based on assumed lease-up of
                                         87,570 square feet of vacant square feet at market rents
                                         and certain other lease-up assumptions.
11 West 42nd Street                 2    Based on in-place U/W Net Cash Flow. Based on the
                                         projected U/W Net Cash Flow for the 11 West 42nd Street
                                         Mortgaged Property of $19,643,571, the U/W NCF DSCR is
                                         1.74x.
11 West 42nd Street                 3    33,825 square feet expires July 31, 2010.
11 West 42nd Street                 4    The VNU Marketing Information, Inc.'s ("VNU") space is
                                         subleased to Thacher Proffitt & Wood LLP. VNU remains
                                         fully obligated under the terms of its lease.
11 West 42nd Street                 5    34,093 square feet expires November 30, 2008.
2100 Kalakaua Avenue                6    Reflects in-place U/W Net Cash Flow. The U/W Net Cash
                                         Flow of the 2100 Kalakaua Avenue Mortgaged Property is
                                         projected to be $12,569,890 based on assumed execution
                                         of a draft lease for 3,225 square feet of space and
                                         assumed lease-up of an additional 14,335 square feet of
                                         space.
2100 Kalakaua Avenue                7    Based on in-place U/W Net Cash Flow. Based on the
                                         projected U/W Net Cash Flow for the 2100 Kalakaua Avenue
                                         Mortgaged Property of $12,569,890, the U/W NCF DSCR is
                                         1.64x.
2100 Kalakaua Avenue                8    Reflects physical occupancy. Occupancy is projected to
                                         increase to 89.1% based on assumed execution of draft
                                         lease for 3,225 square feet and assumed lease-up of an
                                         additional 14,335 square feet of space.
Mall Del Norte                      9    Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR
                                         were calculated including 17,977 square feet of executed
                                         leases with Bank of America, Agaci Too, Bebe and
                                         Underground Station, as well as 20,496 square feet of
                                         potential leases, rent steps through September 1, 2005
                                         and $44,555 in projected rent increases from potential
                                         lease renewals. The in-place underwritten net cash flow
                                         excludes the 20,496 square feet of potential leases. The
                                         property is a 1,205,958 square-foot regional mall of
                                         which 683,493 square feet is collateral. The overall
                                         projected underwritten occupancy is 87.9% with in-line
                                         projected occupancy of 90.5%. As of the rent roll dated
                                         September 30, 2004, the property was 86.2% leased and
                                         84.7% occupied, with 84.8% of the in-line space leased
                                         and 79.8% of the in-line tenants in occupancy. The
                                         related borrower posted a letter of credit in the amount
                                         of $4,181,000, representing proceeds allocable to the
                                         differential between the as-is minimum rent at the
                                         closing of the mortgage loan and the projected minimum
                                         rent. The $4,181,000 will be required to be released
                                         upon the property achieving a certain minimum rent.
Mall Del Norte, Macquarie DDR       10   NAP means not applicable as the tenant owns its pad and
 Portfolio                               is not part of the collateral.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Mall Del Norte                      11   Foley's leases two spaces at the mortgaged real
                                         property, both with the same lease expiration: Foley's
                                         occupies 112,783 square feet and Foley's -- Home Store
                                         occupies 33,942 square feet.
U-Store-It Portfolio II             12   Reflects in-place U/W Net Cash Flow. The U/W Net Cash
                                         Flow of the U-Store-It Portfolio II Mortgaged Properties
                                         is projected to be $10,174,353 based on assumed increase
                                         in weighted average occupancy.
U-Store-It Portfolio II             13   Based on in-place U/W Net Cash Flow. Based on the
                                         projected U/W Net Cash Flow for the U-Store-It Portfolio
                                         II Mortgaged Properties of $10,174,353, the U/W NCF DSCR
                                         is 1.64x.
U-Store-It Portfolio II             14   Weighted average based on allocated loan amount.
Macquarie DDR Portfolio             15   The Macquarie DDR Portfolio Mortgage Loan provides for
                                         (a) first, an initial prepayment lock-out period,
                                         followed by (b) second, a period when the borrower may
                                         prepay such mortgage loan in an amount no greater than
                                         50% of the initial mortgage loan balance of such
                                         mortgage loan, together with a yield maintenance charge,
                                         followed by (c) third, a period when the borrower may,
                                         at its election, defease such mortgage loan, in whole or
                                         in part, and/or prepay such mortgage loan in an amount
                                         (in the aggregate, when added to any amounts previously
                                         prepaid) no greater than 50% of the initial principal
                                         balance of such mortgage loan, together with a yield
                                         maintenance charge.
Macquarie DDR Portfolio             16   U/W Net Cash Flow and U/W NCF DSCR were calculated
                                         including approximately $679,424 of income from four
                                         master leases to affiliates of the related borrower.
                                         Additionally, there is an 8,684 square-foot ground lease
                                         on a dark Luby's at MacArthur Marketplace which will be
                                         required to be master leased by DDR Macquarie Fund LLC,
                                         a U.S. limited liability corporation ("U.S. LLC") for an
                                         annual amount $129,044 in the event the tenant defaults
                                         on its rental obligations. The rent from 8,112 square
                                         feet of expansion space with executed leases is also
                                         included, although the expansion space is not yet
                                         occupied, and the rent from 10,075 square feet of
                                         expansion and relocation space of existing tenants
                                         although leases have not yet been executed. DDR has
                                         agreed to pay any shortfall in the rental payments
                                         between the existing lease and the unexecuted leases
                                         until these tenants are in-place and paying unabated
                                         rent.
Macquarie DDR Portfolio             17   The four properties are comprised of approximately
                                         1,891,778 square feet of total space, of which
                                         approximately 799,898 square feet make up the collateral
                                         space and 136,715 square feet are subject to ground
                                         leases. Therefore, the land under the ground leases is
                                         included in the collateral, but the improvements are
                                         not.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Macquarie DDR Portfolio            18    Occupancy percentages shown are for the physical
                                         occupancy on the gross square footage of each property.
                                         The physical occupancy percentages of collateral space
                                         are 83.8%, 94.7%, 96.7% and 99.1% for Harbison Court,
                                         Lakepointe Crossing, MacArthur Marketplace and Pioneer
                                         Hills, respectively. The physical occupancy of the
                                         collateral space of the portfolio is 93.4% on a weighted
                                         average basis. The overall occupancy based on tenant
                                         spaces leased is 100.0% at Harbison Court, Lakepointe
                                         Crossing and Pioneer Hills, and 99.4% at MacArthur
                                         Marketplace. Developers Diversified Realty Corporation
                                         ("DDR", rated BBB/Baa3) has master leased for three
                                         years 20,355 square feet at Harbison Court, 16,379
                                         square feet at Lakepointe Crossing, 4,069 square feet at
                                         MacArthur Marketplace and 1,180 square feet at Pioneer
                                         Hills. Additionally, there is an 8,684 square-foot
                                         ground lease on a dark Luby's at MacArthur Marketplace
                                         which will be required to be master leased by DDR
                                         Macquarie Fund LLC, a U.S. limited liability corporation
                                         ("U.S. LLC") in the event the tenant defaults on its
                                         rental obligations. The percentage leased also includes
                                         10,075 square feet of proposed expansions and
                                         relocations of existing tenants although leases have not
                                         yet been executed. DDR has agreed to pay any shortfall
                                         in the rental payments between the existing leases and
                                         the unexecuted proposed leases until the tenants are
                                         in-place and paying unabated rent. Additionally, 8,112
                                         square feet of expansions with executed leases are
                                         included as occupied, although the expansion space is
                                         not yet occupied. With the exception of a dark Denny's
                                         on a ground lease at MacArthur Marketplace and the
                                         10,075 square feet of unexecuted proposed expansions and
                                         relocations, all of the properties in the portfolio are
                                         100% leased (including master-leased space). The
                                         collateral space at each of the properties is 100%
                                         leased, including space that is master leased and
                                         unexecuted leases for expansion and relocation space.
Macquarie DDR Portfolio             19   Kohl's is subject to a ground lease and therefore its
                                         improvements are not part of the collateral.
Macquarie DDR Portfolio             20   Includes an executed lease for a 7,980 square foot
                                         expansion space, with respect to which the tenant is not
                                         yet in-place.
Wilshire Rodeo Plaza Office and     21   The combined Wilshire Rodeo Plaza Mortgaged Properties
 Wilshire Rodeo Plaza Retail             also includes a 484-space parking garage.
Wilshire Rodeo Plaza Office         22   Tenant has a one-time termination right effective as of
                                         one day prior to commencement of the ninth year of the
                                         lease term; provided that the landlord receives written
                                         notice together with payment of 50% of required
                                         termination payment at least 15 months prior to
                                         effective date of termination and balance of the
                                         termination payment three months prior to the effective
                                         date of termination.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Wilshire Rodeo Plaza Office          23   Tenant has a one-time termination right effective as of
                                          one day prior to commencement of the sixth year of the
                                          lease term; provided that the landlord receives written
                                          notice together with payment of 50% of required
                                          termination payment at least 12 months prior to
                                          effective date of termination and balance of the
                                          termination payment three months prior to the effective
                                          date of termination.
Wilshire Rodeo Plaza Office          24   1,911 square feet expires February 28, 2006.
Wilshire Rodeo Plaza Office          25   Tenant has a one-time right to terminate lease effective
                                          as of February 29, 2012, provided certain conditions
                                          precedent are satisfied including payment of a
                                          termination payment of $1,280,506.
The Courtyard Marriott Midtown East  26   Reflects in-place U/W Net Cash Flow. The U/W Net Cash
                                          Flow of The Courtyard Marriott Midtown East is projected
                                          to be $5,949,758 based on assumed increase in the
                                          average daily rate.
The Courtyard Marriott Midtown East  27   Based on in-place U/W Net Cash Flow. Based on the
                                          projected U/W Net Cash Flow for the Courtyard Marriott
                                          Midtown East Mortgaged Property of $5,949,758, the U/W
                                          NCF DSCR is 1.85x.
The Courtyard Marriott Midtown East  28   Average occupancy for the trailing twelve months
Concord Portfolio                    29   U/W Net Cash Flow and 1.42x U/W NCF DSCR were calculated
                                          taking into account the borrowers' and the sole member
                                          of the borrowers' exclusion from ad valorem real estate
                                          taxes and assessments in accordance with the Texas
                                          Property Tax Code. In the event of a foreclosure or
                                          other transfer of the mortgaged property, such mortgaged
                                          property will no longer be exempt from ad valorem real
                                          estate taxes and assessments in accordance with Section
                                          11.182 of the Texas Property Tax Code. Without such
                                          exemption, the U/W Net Cash Flow and U/W NCF DSCR for
                                          the mortgaged property would be $2,973,426 and 1.02x,
                                          respectively.
Marriott Salt Lake                   30   The Marriott Salt Lake borrower has the right but not
                                          the obligation to pay the lender additional
                                          amortization; provided that in no event shall the
                                          additional amortization exceed $6,000,000.
Marriott Salt Lake                   31   Reflects in-place U/W Net Cash Flow. The U/W Net Cash
                                          Flow of the Marriott Salt Lake is projected to be
                                          $4,624,944 based on assumed increase in the average
                                          daily rate.
Marriott Salt Lake                   32   Based on in-place U/W Net Cash Flow. Based on the
                                          projected U/W Net Cash Flow for the Marriott Salt Lake
                                          Mortgaged Property of $4,624,944, the U/W NCF DSCR is
                                          1.44x.
Marriott Salt Lake                   33   Average occupancy for the trailing twelve months.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Great Neck Roslyn Portfolio         34   Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR
                                         were calculated including three executed leases to two
                                         tenants (Long Island University, CW Post Campus and Best
                                         Web) totaling 19,750 square feet at the Expressway Plaza
                                         properties, which tenants are not yet in occupancy. The
                                         amount of $820,743 was held back at the closing of the
                                         subject underlying mortgage loan, to be released upon
                                         receipt of satisfactory estoppel certificates from the
                                         applicable tenants providing the tenants are in place,
                                         open for business and paying unabated rent. The
                                         portfolio is 95.0% leased and 86.6% occupied (excluding
                                         the three executed leases) on a weighted average basis.
Wilshire Rodeo Plaza Retail         35   Includes 15,238 square feet of storage space.
Richland Town Center                36   Occupancy percentage, Appraised Value, Cut-Off Date LTV
                                         and Scheduled Maturity/ARD LTV take into account the
                                         construction and lease-up of a new development that is
                                         scheduled to be completed in August 2005. The current
                                         Michael's space will be demolished and redeveloped with
                                         a new building. Michael's will relocate to another
                                         building within the same shopping center on or before
                                         February 1, 2005. Space within the new building has been
                                         leased to five tenants totaling 13,088 square feet.
Richland Town Center                37   Square footage includes a 22,101 square foot retail
                                         building that is scheduled to be completed by August
                                         2005.
Atlantic Building                   38   Occupancy, U/W Net Cash Flow and U/W NCF DSCR were
                                         calculated including one tenant (Ted's Montana Grill)
                                         with an executed lease for 9,000 square feet, which took
                                         possession effective December 1, 2004, is not yet in
                                         occupancy and has a rent commencement date of June 1,
                                         2005. The lease for the 9,000 square feet is contingent
                                         upon receipt of approval from the Philadelphia Liquor
                                         Control Board for transfer of the liquor license to the
                                         tenant. If the tenant has not received approval by April
                                         1, 2005, the tenant may terminate its lease on or before
                                         April 30, 2005. If the tenant terminates its lease, the
                                         related borrower will sign a three-year master lease on
                                         the same terms as the tenant, and such master lease will
                                         be guaranteed by the key principals.
Atlantic Building                   39   Philadelphia Health Management Corp (PHMC) may terminate
                                         its lease on 15,537 square feet of space on the second
                                         floor on July 31, 2007 upon six months prior notice and
                                         payment of unamortized portions of all leasing costs in
                                         accordance with the provisions of the lease.
Carson Self Storage                 40   As of the rent roll dated November 1, 2004, the
                                         self-storage units are 93.6% occupied and the RV spaces
                                         are 98.1% occupied. Occupancy is based on the number of
                                         units.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Hayward FedEx                       41   Occupancy Percentage, U/W Net Cash Flow, U/W NCF DSCR,
                                         Appraised Value ($), Cut-off Date LTV (%) and Scheduled
                                         Maturity/ARD LTV (%) were calculated based on an
                                         executed lease with FedEx Freight West, Inc., which
                                         tenant is not yet in occupancy, but has commenced paying
                                         rent. The Appraised Value is the stabilized value as of
                                         December 6, 2004. In the event FedEx Freight West, Inc.
                                         has not exercised its first five-year renewal option
                                         nine months prior to the lease expiration date (notice
                                         of renewal is required to be given not less than six
                                         months nor more than nine months prior to the expiration
                                         of the lease) an excess cash flow sweep will commence
                                         and all excess cash flow will be held as additional
                                         collateral by the lender, with the swept funds being
                                         available to re-tenant the premises.
Hayward FedEx                       42   If FedEx Corporation fails to maintain a senior
                                         unsecured debt rating of at least "BB-" from S&P (or at
                                         least Ba3 from Moody's), then one-half of all excess
                                         cash flow is deposited into an excess cash flow reserve
                                         until the amount on deposit is equal to the amount by
                                         which the then current outstanding principal loan
                                         balance exceeds $10,500,000. When the outstanding
                                         principal balance of the subject underlying mortgage
                                         loan is actually reduced to $10,500,000, then the
                                         amounts on deposit in the excess cash flow reserve are
                                         returned to the borrower so long as there is no event of
                                         default.
Countryside Professional Center     43   U/W Net Cash Flow and U/W NCF DSCR were calculated based
                                         on potential lease-up at the mortgaged real property (no
                                         potential tenants have been specifically identified).
                                         The potential lease-up was calculated based on a
                                         projected underwritten occupancy of approximately 73.4%,
                                         at which level the projected DSCR would be 1.21x. At
                                         closing, the related borrower escrowed the amount of
                                         $300,000, representing proceeds allocable to the cash
                                         flow differential between the current net cash flow and
                                         the net cash flow based upon the projected underwritten
                                         occupancy. Within 24 months of the first payment date of
                                         the mortgage loan, the related borrower will have the
                                         opportunity to release the $300,000 holdback, in whole
                                         or in part, upon the satisfaction of certain conditions
                                         contained in the loan documentation, including but not
                                         limited to achieving a DSCR of 1.30x. Additionally, the
                                         U/W Net Cash Flow and U/W NCF DSCR were calculated
                                         including 2,756 square feet of space leased to a tenant
                                         that is dark, but continues to pay rent. The rent being
                                         paid by the dark tenant is guaranteed by the key
                                         principals. The property is currently 71.8% leased and
                                         68.9% occupied. The DSCR based on the current leased
                                         percentage and current Net Cash Flow is 1.16x.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Beverly Boulevard                     44   Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR
                                           were calculated including an executed lease with
                                           Intralink Limited (5,700 square feet), which tenant is
                                           not yet in occupancy. The loan will be fully recourse to
                                           the key principal (Barry Beitler) until Intralink
                                           Limited is open for business and paying unabated rent.
                                           Additionally, Occupancy Percentage, U/W Net Cash Flow
                                           and U/W NCF DSCR were calculated including Thomas Lavin,
                                           Inc. (4,730 square feet), which tenant is currently open
                                           for business and paying rent, but has entered into
                                           discussions with the landlord to vacate its premises
                                           prior to the lease end date (August 31, 2007), at such
                                           time as a replacement tenant is found. The loan will be
                                           fully recourse to the key principal (Barry Beitler)
                                           until Thomas Lavin, Inc. has been replaced by a tenant
                                           acceptable to the lender and which is open for business
                                           and paying unabated rent. As of the rent roll dated
                                           November 1, 2004, the property was 100.0% leased
                                           (including both the Intralink Limited space and the
                                           Thomas Lavin, Inc. space) and 73.5% occupied (excluding
                                           the Intralink Limited space).
Kirby Gate Office                     45   U/W Net Cash Flow and U/W NCF DSCR were calculated
                                           including full rent for Green Clinic (7,860 square
                                           feet), which tenant has a two-month rent abatement. The
                                           amount of $50,000 was escrowed at the closing of the
                                           mortgage loan, to be released upon Green Clinic paying
                                           full, unabated rent.
Eckerd - Rochester                    46   U/W Net Cash Flow and U/W NCF DSCR were calculated based
                                           upon Eckerd's first two rent payments since opening, as
                                           indicated in the Eckerd lease and estoppel. The current
                                           rent payments may be subject to upward or downward
                                           adjustments based upon final construction costs as
                                           determined within approximately 150 days of delivery.
                                           The related borrower has provided a full payment
                                           guaranty for any losses suffered as a result of a
                                           potential rent reduction.
Macquarie DDR Portfolio, Great Neck   47   The Original Interest-Only Period (Mos.), Remaining
 Roslyn Portfolio, Oaks of Denton          Interest-Only Period (Mos.), Original Term to Maturity
 Apartments, Hayward FedEx, Kirby          (Mos.), Remaining Term to Maturity (Mos.) and
 Gate Office, La Salle National Bank       Prepayment Provisions were adjusted to include one
 Branch, Marketplace at Town Center,       interest-only period to reflect the interest payment the
 and Barbizon Building                     trust will receive on February 11, 2005.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Great Neck Roslyn Portfolio         48   Up to and including the payment date in February 2007,
                                         the subject underlying mortgage loan is interest only.
                                         Thereafter, from the payment date in March 2007 to and
                                         including the payment date in January 2010, principal
                                         and interest are due on the subject underlying mortgage
                                         loan based on a 30 year amortization schedule and an
                                         actual/360 interest accrual basis (the "Base Payment").
                                         In addition, commencing on the payment date in February
                                         2007, up to and including the payment date in January
                                         2010, an additional monthly payment of principal in a
                                         constant amount of $18,750 is payable to the extent of
                                         excess cash flow (the "Additional Amortization
                                         Payment"); provided, however, that in the event, at any
                                         time, borrower shall, with the express consent of
                                         lender, become the owner and holder of the fee title to
                                         the 277 Northern Blvd. Premises (as defined in the
                                         mortgage) pursuant to and in strict accordance with the
                                         terms, conditions, obligations and requirements set
                                         forth in the mortgage, then borrower shall no longer be
                                         obligated to pay to lender the Additional Amortization
                                         Payment Amounts. All remaining amounts due with respect
                                         to the subject underlying mortgage loan are due on the
                                         maturity date. The Balloon Balance ($), Scheduled
                                         Maturity/ARD LTV and U/W NCF DSCR (x) indicated were
                                         calculated without taking into account the Additional
                                         Amortization Payments. Taking into account the
                                         Additional Amortization Payments, the Balloon Balance
                                         ($) would be 36,047,941 and the Scheduled Maturity/ARD
                                         LTV (%) would be 74.2.
                                    49   With regard to multi-property mortgage loans or
                                         cross-collateralized mortgage loans, each such mortgage
                                         loan or related mortgaged real property with a
                                         particular letter designation in the
                                         "Cross-Collateralized Groups" column is either part of a
                                         multi-property loan or cross-collateralized with each of
                                         the other mortgaged properties or mortgage loans with
                                         the same letter designation.
                                    50   The number in any parenthetical reflects the number of
                                         months in the applicable period during which the subject
                                         prepayment provision is in effect.
                                    51   The weighted average occupancy for multi- property loans
                                         is based on allocated loan amounts.
Palmdale Gateway Center             52   Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR
                                         were calculated including two tenants totaling 3,750
                                         square feet that are not yet open for business but have
                                         taken possession of their respective spaces and have
                                         commenced paying rent. The property is currently 100.0%
                                         leased and 96.2% occupied (excluding the 3,750 square
                                         feet).

FOOTNOTES TO ANNEX A-1 -- CONTINUED

U-Store-It Portfolio II             53   Aggregate of the appraised values of the 21 properties.
                                         The as-is portfolio market value of the U-Store-It
                                         Portfolio II Mortgaged Properties, as a portfolio, is
                                         $151,800,000 as of 9/30/2004.
Hayward FedEx                       54   FedEx Freight West, Inc. is not expected to occupy the
                                         subject property until July 2006. The subject property
                                         was originally leased to California Auto Dealers
                                         Exchange with an expiration date of June 2006. Effective
                                         January 1, 2005, the California Auto Dealers Exchange
                                         lease was assigned to FedEx Freight West, Inc. and it
                                         became a subtenant to FedEx Freight West, Inc..
Mall Del Norte and Macquarie DDR    55   Loan Per Unit reflects gross square footage. Based on
 Portfolio                               collateral square feet, the Loan Per Unit for Mall Del
                                         Norte is $166 and the Loan Per Unit for Macquarie DDR
                                         Portfolio is $106.

                              [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX A-2
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-2-1

                              AMORTIZATION TYPES
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES            OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

Amortizing Balloon (2) .....     66      $  851,849,780         55.9%     $12,906,815
Interest Only ..............     14         612,300,000         40.2       43,735,714
Fully Amortizing ...........      5          33,790,058          2.2        6,758,012
ARD (3) ....................      4          26,611,340          1.7        6,652,835
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     89      $1,524,551,179        100.0%     $17,129,789

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES               BALANCE          LTV          DSCR      RATE(1)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon (2) .....  $160,000,000        69.4%        1.38x       92.1%      5.621%
Interest Only ..............   130,000,000        69.3         1.81        89.4       5.358
Fully Amortizing ...........    22,000,000        81.7         1.05       100.0       5.886
ARD (3) ....................     8,700,000        68.1         1.37        98.0       6.045
                              ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $160,000,000        69.6%        1.55X       91.3%      5.529%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans, representing 31.2% of the Initial Mortgage Pool
      Balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 89.6% of these loans, by balance, have three years or less of interest-only payments.

(3)   Includes mortgage loans, representing 1.5% of the Initial Mortgage Pool
      Balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the anticipated repayment date ("ARD").

                                                                     ANNEX A-2-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

45.1 - 50.0 .................      1      $    1,995,595          0.1%     $ 1,995,595
50.1 - 55.0 .................      2           9,270,000          0.6        4,635,000
55.1 - 60.0 .................      5         337,783,103         22.2       67,556,621
60.1 - 65.0 .................      3          22,300,000          1.5        7,433,333
65.1 - 70.0 .................     13         344,506,297         22.6       26,500,484
70.1 - 75.0 .................     18         359,545,995         23.6       19,974,777
75.1 - 80.0 .................     40         367,672,852         24.1        9,191,821
80.1  (greater than) = ......      7          81,477,337          5.3       11,639,620
                                  --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     89      $1,524,551,179        100.0%     $17,129,789

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------- -------------- -------------- ----------- ----------- ----------

45.1 - 50.0 .................  $  1,995,595        49.9%        1.55x       79.8%      5.300%
50.1 - 55.0 .................     6,320,000        51.3         1.48        96.9       5.960
55.1 - 60.0 .................   160,000,000        57.5         1.91        92.8       5.438
60.1 - 65.0 .................    11,500,000        60.7         1.57        98.7       5.949
65.1 - 70.0 .................   113,400,000        67.0         1.70        91.4       5.354
70.1 - 75.0 .................   130,000,000        72.3         1.39        84.8       5.626
75.1 - 80.0 .................    48,950,000        78.3         1.30        94.2       5.587
80.1  (greater than) = ......    28,750,000        84.6         1.17        95.6       5.791
                               ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $160,000,000        69.6%        1.55X       91.3%      5.529%

Weighted Average Cut-off Date LTV Ratio: 69.6%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-3

                         ORIGINAL TERM TO MATURITY(1)
                                (MORTGAGE POOL)

                                                 TOTAL         % BY TOTAL       AVERAGE
                                              CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)             OF LOANS       BALANCE          BALANCE        BALANCE
------------------------------- ---------- ----------------- -------------- --------------

 49 -  60 .....................     11      $  187,222,326         12.3%     $17,020,211
 61 -  72 .....................      4         132,714,595          8.7       33,178,649
 73 -  84 .....................      7         191,110,447         12.5       27,301,492
 85 - 108 .....................      1           4,200,000          0.3        4,200,000
109 - 120 .....................     51         907,865,212         59.5       17,801,279
121 - 144 .....................      5          34,930,000          2.3        6,986,000
169 - 180 .....................      6          54,718,540          3.6        9,119,757
241  (greater than) = .........      4          11,790,058          0.8        2,947,515
                                    --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ............     89      $1,524,551,179        100.0%     $17,129,789

                                    MAXIMUM
                                 CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)                BALANCE          LTV          DSCR      RATE(2)       RATE       TERM
------------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 .....................  $ 48,950,000        73.9%        1.41x       94.1%       5.640%       60
 61 -  72 .....................    90,000,000        70.4         1.44        89.0        5.135        64
 73 -  84 .....................    85,000,000        63.1         2.25        95.8        5.078        84
 85 - 108 .....................     4,200,000        80.0         1.31       100.0        5.630        96
109 - 120 .....................   160,000,000        69.4         1.48        89.2        5.625       119
121 - 144 .....................    14,500,000        72.8         1.32        97.6        5.532       125
169 - 180 .....................    22,000,000        75.6         1.25        99.0        5.738       178
241  (greater than) = .........     6,622,948        77.4         1.00       100.0        7.015       265
                                 ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: ............  $160,000,000        69.6%        1.55X       91.3%       5.529%      106

Weighted Average Original Term to Maturity: 106 months.
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-4

                         REMAINING TERM TO MATURITY(1)
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

 49 -  60 ..................     11      $  187,222,326         12.3%     $17,020,211
 61 -  72 ..................      4         132,714,595          8.7       33,178,649
 73 -  84 ..................      7         191,110,447         12.5       27,301,492
 85 -- 108 .................      1           4,200,000          0.3        4,200,000
109 -- 120 .................     51         907,865,212         59.5       17,801,279
121 -- 144 .................      5          34,930,000          2.3        6,986,000
169 -- 180 .................      9          65,220,644          4.3        7,246,738
181 -- 240 .................      1           1,287,955          0.1        1,287,955
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     89      $1,524,551,179        100.0%     $17,129,789

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(2)       RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 48,950,000        73.9%        1.41x       94.1%       5.640%       59
 61 -  72 ..................    90,000,000        70.4         1.44        89.0        5.135        63
 73 -  84 ..................    85,000,000        63.1         2.25        95.8        5.078        83
 85 -- 108 .................     4,200,000        80.0         1.31       100.0        5.630        94
109 -- 120 .................   160,000,000        69.4         1.48        89.2        5.625       118
121 -- 144 .................    14,500,000        72.8         1.32        97.6        5.532       125
169 -- 180 .................    22,000,000        75.5         1.21        99.2        5.952       177
181 -- 240 .................     1,287,955        95.4         1.00       100.0        6.570       182
                              ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $160,000,000        69.6%        1.55X       91.3%       5.529%      104

Weighted Average Remaining Term to Maturity: 104 months.
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                (MORTGAGE POOL)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------

Retail .....................        48        $  583,382,002         38.3%     $12,153,792
Office .....................        16           458,775,281         30.1       28,673,455
Multifamily ................        29           229,648,997         15.1        7,918,931
Self Storage ...............        22           103,000,000          6.8        4,681,818
Hotel ......................         3            90,633,103          5.9       30,211,034
Industrial/Warehouse .......         9            55,861,796          3.7        6,206,866
Mobile Home Park ...........         1             3,250,000          0.2        3,250,000
                                    --        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........       128        $1,524,551,179        100.0%     $11,910,556

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR      RATE(2)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Retail .....................  $130,000,000        69.4%        1.69x       88.6%      5.448%
Office .....................   160,000,000        68.0         1.52        93.4       5.551
Multifamily ................    22,000,000        75.6         1.30        94.9       5.784
Self Storage ...............    13,000,000        67.3         1.52        87.3       5.287
Hotel ......................    44,933,103        63.0         1.56          --       5.434
Industrial/Warehouse .......    16,000,000        74.5         1.34        94.3       5.732
Mobile Home Park ...........     3,250,000        78.3         1.26        88.6       5.480
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $160,000,000        69.6%        1.55X       91.3%      5.529%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                                (MORTGAGE POOL)

                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------------- ---------- ----------------- -------------- --------------

          1 --   2,000,000 ........     11      $   18,221,446          1.2%     $  1,656,495
  2,000,001 --   4,000,000 ........     22          68,548,736          4.5         3,115,852
  4,000,001 --   6,000,000 ........     12          56,511,135          3.7         4,709,261
  6,000,001 --   8,000,000 ........      7          46,936,934          3.1         6,705,276
  8,000,001 --  10,000,000 ........      6          51,200,000          3.4         8,533,333
 10,000,001 --  15,000,000 ........      6          73,214,969          4.8        12,202,495
 15,000,001 --  20,000,000 ........      7         123,310,447          8.1        17,615,778
 20,000,001 --  25,000,000 ........      2          44,000,000          2.9        22,000,000
 25,000,001 --  50,000,000 ........     10         389,507,512         25.5        38,950,751
 50,000,001 --  75,000,000 ........      1          74,700,000          4.9        74,700,000
 75,000,001 -- 100,000,000 ........      2         175,000,000         11.5        87,500,000
100,000,001 -- 125,000,000 ........      1         113,400,000          7.4       113,400,000
125,000,001 -- 150,000,000 ........      1         130,000,000          8.5       130,000,000
150,000,001  (greater than) = .....      1         160,000,000         10.5       160,000,000
                                        --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: ................     89      $1,524,551,179        100.0%     $ 17,129,789

                                        MAXIMUM
                                     CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)             BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------------- -------------- -------------- ----------- ----------- ----------

          1 --   2,000,000 ........  $  2,000,000        73.2%        1.35x       93.9%      5.812%
  2,000,001 --   4,000,000 ........     3,900,000        74.6         1.40        93.9       5.622
  4,000,001 --   6,000,000 ........     6,000,000        76.4         1.36        95.3       5.576
  6,000,001 --   8,000,000 ........     7,300,000        70.3         1.35        97.1       6.029
  8,000,001 --  10,000,000 ........     8,900,000        75.9         1.36        87.5       5.747
 10,000,001 --  15,000,000 ........    14,500,000        73.5         1.34        96.7       5.592
 15,000,001 --  20,000,000 ........    19,460,447        79.6         1.35        92.7       5.636
 20,000,001 --  25,000,000 ........    22,000,000        76.4         1.14        98.3       5.580
 25,000,001 --  50,000,000 ........    48,950,000        69.9         1.55        96.6       5.463
 50,000,001 --  75,000,000 ........    74,700,000        73.9         1.67        97.0       5.276
 75,000,001 -- 100,000,000 ........    90,000,000        63.2         1.99        90.5       5.054
100,000,001 -- 125,000,000 ........   113,400,000        65.2         2.21        87.9       5.040
125,000,001 -- 150,000,000 ........   130,000,000        71.4         1.30        70.8       5.800
150,000,001  (greater than) = .....   160,000,000        57.1         1.35        89.6       6.020
                                     ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ................  $160,000,000        69.6%        1.55X       91.3%      5.529%

Average Cut-off Date Principal Balance: $17,129,789
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-7

                                 U/W NCF DSCR
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                      OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

1.00 - 1.19 ................      8      $   93,440,058          6.1%     $11,680,007
1.20 - 1.29 ................     24(2)      276,619,345         18.1       11,525,806
1.30 - 1.39 ................     22         453,834,454         29.8       20,628,839
1.40 - 1.49 ................     15         162,727,419         10.7       10,848,495
1.50 - 1.59 ................      6         138,452,499          9.1       23,075,416
1.60 - 1.69 ................      6          98,700,000          6.5       16,450,000
1.70 - 1.79 ................      4          53,027,404          3.5       13,256,851
1.90 - 1.99 ................      1           2,950,000          0.2        2,950,000
2.00  (greater than) = .....      3         244,800,000         16.1       81,600,000
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     89      $1,524,551,179        100.0%     $17,129,789

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR      RATE(1)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

1.00 - 1.19 ................  $ 48,950,000        78.7%        1.14x       96.2%      6.010%
1.20 - 1.29 ................    38,500,000        77.7         1.23        94.3       5.637
1.30 - 1.39 ................   160,000,000        67.2         1.33        85.1       5.818
1.40 - 1.49 ................    41,000,000        71.2         1.43        96.1       5.611
1.50 - 1.59 ................    90,000,000        70.0         1.54        88.5       5.249
1.60 - 1.69 ................    74,700,000        73.0         1.66        96.1       5.374
1.70 - 1.79 ................    44,933,103        59.1         1.75        94.4       5.220
1.90 - 1.99 ................     2,950,000        52.7         1.90       100.0       5.790
2.00  (greater than) = .....   113,400,000        61.5         2.45        92.6       4.915
                              ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $160,000,000        69.6%        1.55X       91.3%      5.529%

Weighted Average U/W NCF DSCR: 1.55x.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Great Neck
      Roslyn Portfolio based on the assumption that the additional monthly amortization payment of $18,750, payable solely to the extent available from excess cash flow, will not be made.

                                                                     ANNEX A-2-8

                             OCCUPANCY RATES(1)(2)
                               (MORTGAGED POOL)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------

70.1 - 75.0 ................         6        $  159,073,000         10.4%     $26,512,167
75.1 - 80.0 ................         4            10,552,156          0.7        2,638,039
80.1 - 85.0 ................         6            22,350,547          1.5        3,725,091
85.1 - 90.0 ................        22           407,237,506         26.7       18,510,796
90.1 - 95.0 ................        25           186,773,054         12.3        7,470,922
95.1  (greater than) = .....        62           647,931,813         42.5       10,450,513
                                    --        --------------         ----      -----------
TOTAL/AVG/WTD AVG: .........       125        $1,433,918,076         94.1%     $11,471,345

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

70.1 - 75.0 ................  $130,000,000        71.2%        1.31x       71.0%      5.730%
75.1 - 80.0 ................     3,657,561        71.4         1.46        78.0       5.432
80.1 - 85.0 ................     8,112,000        70.6         1.48        82.9       5.339
85.1 - 90.0 ................   160,000,000        64.5         1.65        88.4       5.559
90.1 - 95.0 ................    28,750,000        74.7         1.37        92.5       5.577
95.1  (greater than) = .....    74,700,000        71.9         1.59        98.2       5.467
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $160,000,000        70.0%        1.55X       91.3%      5.535%

Weighted average occupancy rate: 91.3%
-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-9

                         REMAINING AMORTIZATION TERMS
                                (MORTGAGE POOL)

                                                  TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)    OF LOANS       BALANCE          BALANCE        BALANCE
-------------------------------- ---------- ----------------- -------------- --------------

IO (2) .........................     14      $  612,300,000         40.2%     $43,735,714
169 - 180 ......................      4          32,502,104          2.1        8,125,526
181 - 192 ......................      1           1,287,955          0.1        1,287,955
229 - 240 ......................      3          42,145,595          2.8       14,048,532
289 - 300 ......................      7          85,494,217          5.6       12,213,460
313 - 324 ......................      3          95,732,440          6.3       31,910,813
325 - 336 ......................      1           3,300,000          0.2        3,300,000
349 - 360 ......................     56         651,788,868         42.8       11,639,087
                                     --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .............     89      $1,524,551,179        100.0%     $17,129,789

                                     MAXIMUM                                                         WTD. AVG.
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)       BALANCE          LTV          DSCR      RATE(3)       RATE       TERM(4)
-------------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO (2) ......................... $130,000,000         69.3%        1.81x       89.4%       5.358%        --
169 - 180 ......................   22,000,000         81.1         1.05       100.0        5.858        176
181 - 192 ......................    1,287,955         95.4         1.00       100.0        6.570        182
229 - 240 ......................   39,000,000         69.5         1.34        87.2        5.498        240
289 - 300 ......................   44,933,103         61.5         1.61        95.7        5.559        299
313 - 324 ......................   90,000,000         67.7         1.52        86.7        5.218        324
325 - 336 ......................    3,300,000         79.9         1.21       100.0        5.560        327
349 - 360 ......................  160,000,000         70.6         1.33        92.9        5.714        360
                                 ------------         ----         ----       -----        -----        ---
TOTAL/AVG/WTD AVG: ............. $160,000,000         69.6%        1.55X       91.3%       5.529%       338

Weighted Average Remaining Amortization Term: 338 months.(4)
-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Excludes mortgage loans secured by hospitality properties.

(4)   Includes mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-2-10

                                MORTGAGE RATES
                                (MORTGAGE POOL)

                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------

4.501 - 4.750 ...........      1      $   46,400,000          3.0%     $46,400,000
4.751 - 5.000 ...........      2         123,500,000          8.1       61,750,000
5.001 - 5.250 ...........      7         283,022,326         18.6       40,431,761
5.251 - 5.500 ...........     23         281,502,497         18.5       12,239,239
5.501 - 5.750 ...........     25         193,143,153         12.7        7,725,726
5.751 - 6.000 ...........     15         291,646,944         19.1       19,443,130
6.001 - 6.250 ...........     11         286,846,200         18.8       26,076,927
6.501 - 6.750 ...........      2           7,987,955          0.5        3,993,977
7.001 - 7.250 ...........      3          10,502,104          0.7        3,500,701
                              --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ......     89      $1,524,551,179        100.0%     $17,129,789

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR      RATE(1)      RATE
------------------------- -------------- -------------- ----------- ----------- ----------

4.501 - 4.750 ...........  $ 46,400,000        56.6%        3.03x       100.0%     4.618%
4.751 - 5.000 ...........    85,000,000        65.4         2.07         94.9      4.921
5.001 - 5.250 ...........   113,400,000        66.2         1.84         88.1      5.118
5.251 - 5.500 ...........    74,700,000        74.2         1.44         95.3      5.373
5.501 - 5.750 ...........    34,000,000        75.0         1.33         93.5      5.602
5.751 - 6.000 ...........   130,000,000        72.3         1.31         84.4      5.838
6.001 - 6.250 ...........   160,000,000        65.9         1.30         92.5      6.045
6.501 - 6.750 ...........     6,700,000        66.5         1.55        100.0      6.637
7.001 - 7.250 ...........     6,622,948        75.2         1.00        100.0      7.070
                           ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ......  $160,000,000        69.6%        1.55X        91.3%     5.529%

Weighted Average Mortgage Rate: 5.529%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-11

                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

   (less than) = 0.0 .. .....      4      $   11,790,058          0.8%     $ 2,947,515
 0.1 -  5.0 .................      1          22,000,000          1.4       22,000,000
40.1 - 45.0 .................      5          25,856,935          1.7        5,171,387
45.1 - 50.0 .................      4          48,300,000          3.2       12,075,000
50.1 - 55.0 .................      3         209,033,103         13.7       69,677,701
55.1 - 60.0 .................     14         230,594,578         15.1       16,471,041
60.1 - 65.0 .................     12         166,940,436         11.0       13,911,703
65.1 - 70.0 .................     25         338,556,845         22.2       13,542,274
70.1 - 75.0 .................      9         277,279,223         18.2       30,808,803
75.1 - 80.0 .................      9(3)      166,850,000         10.9       18,538,889
80.1 - 85.0 .................      1           8,900,000          0.6        8,900,000
85.1  (greater than) = ......      2          18,450,000          1.2        9,225,000
                                  --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     89      $1,524,551,179        100.0%     $17,129,789

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR      RATE(2)      RATE
----------------------------- -------------- --------------- ----------- ----------- ----------

   (less than) = 0.0 .. .....  $  6,622,948         0.0%         1.00x       100.0%     7.015%
 0.1 -  5.0 .................    22,000,000         0.9          1.07        100.0      5.280
40.1 - 45.0 .................    11,500,000        43.3          1.47         96.4      5.782
45.1 - 50.0 .................    39,000,000        45.8          1.39        100.0      5.677
50.1 - 55.0 .................   160,000,000        52.1          1.44         89.7      5.832
55.1 - 60.0 .................    85,000,000        57.8          2.12         95.8      5.234
60.1 - 65.0 .................    90,000,000        61.7          1.45         91.0      5.375
65.1 - 70.0 .................   113,400,000        66.5          1.63         91.7      5.433
70.1 - 75.0 .................   130,000,000        72.4          1.39         84.1      5.608
75.1 - 80.0 .................    48,950,000        76.4          1.29         94.4      5.523
80.1 - 85.0 .................     8,900,000        80.9          1.19         89.5      6.080
85.1  (greater than) = ......    16,650,000        92.3          1.25         97.6      6.080
                               ------------        ----          ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $160,000,000        62.7%         1.55X        91.3%     5.529%

Weighted Average Maturity Date LTV Ratio: 62.7%
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

(3)   Includes the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Great Neck
      Roslyn Portfolio based on the assumption that the additional monthly amortization payment of $18,750, payable solely to the extent available from excess cash flow, will not be made.

                                                                    ANNEX A-2-12

                            PROPERTIES BY STATE(1)
                                (MORTGAGE POOL)

                                           TOTAL           % BY TOTAL
                                        CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES         BALANCE           BALANCE
----------------   ---------------   -----------------   -------------

CA .............          29          $  323,200,000          21.2%
TX .............          22             278,529,011          18.3
NY .............           8             257,578,954          16.9
FL .............          16             158,542,754          10.4
HI .............           1             130,000,000           8.5
PA .............           6              75,433,750           4.9
MD .............           3              56,994,440           3.7
CO .............           3              44,767,118           2.9
UT .............           1              39,000,000           2.6
VA .............           4              22,173,287           1.5
MI .............           5              21,645,281           1.4
SC .............           1              21,560,111           1.4
OH .............           6              19,393,758           1.3
NC .............           6              15,738,000           1.0
MA .............           2              12,688,000           0.8
GA .............           3              11,654,000           0.8
TN .............           2               8,500,000           0.6
OK .............           2               7,293,193           0.5
LA .............           1               6,107,200           0.4
IL .............           1               3,150,000           0.2
NJ .............           1               2,699,000           0.2
MN .............           1               1,995,595           0.1
WV .............           1               1,789,773           0.1
AL .............           1               1,680,000           0.1
KY .............           1               1,287,955           0.1
IN .............           1               1,150,000           0.1
                          --          --------------         -----
TOTAL: .........         128          $1,524,551,179         100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-3
                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

                       [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-3-1

                              AMORTIZATION TYPES
                              (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES            OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

Amortizing Balloon (2) .....     53      $  735,200,783         55.0%     $13,871,713
Interest Only ..............      9         542,150,000         40.5       60,238,889
Fully Amortizing ...........      5          33,790,058          2.5        6,758,012
ARD (3) ....................      4          26,611,340          2.0        6,652,835
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     71      $1,337,752,181        100.0%     $18,841,580

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES               BALANCE          LTV          DSCR      RATE(1)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon (2) .....  $160,000,000        68.9%        1.39x       91.6%      5.605%
Interest Only ..............   130,000,000        67.7         1.87        88.7       5.313
Fully Amortizing ...........    22,000,000        81.7         1.05       100.0       5.886
ARD (3) ....................     8,700,000        68.1         1.37        98.0       6.045
                              ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $160,000,000        68.7%       1.58X        90.7%      5.502%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans, representing 31.3% of the Initial Loan Group No.
      1 Balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 91.7% of these loans, by balance, have three years or less of interest-only payments.

(3)   Includes mortgage loans, representing 1.8% of the Initial Loan Group No.
      1 Balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the anticipated repayment date ("ARD").

                                                                     ANNEX A-3-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 1)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

45.1 - 50.0 .................      1      $    1,995,595          0.1%     $ 1,995,595
50.1 - 55.0 .................      2           9,270,000          0.7        4,635,000
55.1 - 60.0 .................      5         337,783,103         25.3       67,556,621
60.1 - 65.0 .................      3          22,300,000          1.7        7,433,333
65.1 - 70.0 .................     11         281,506,297         21.0       25,591,482
70.1 - 75.0 .................     18         359,545,995         26.9       19,974,777
75.1 - 80.0 .................     26         269,423,855         20.1       10,362,456
80.1  (greater than) = ......      5          55,927,337          4.2       11,185,467
                                  --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     71      $1,337,752,181        100.0%     $18,841,580

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------- -------------- -------------- ----------- ----------- ----------

45.1 - 50.0 .................  $  1,995,595        49.9%        1.55x       79.8%      5.300%
50.1 - 55.0 .................     6,320,000        51.3         1.48        96.9       5.960
55.1 - 60.0 .................   160,000,000        57.5         1.91        92.8       5.438
60.1 - 65.0 .................    11,500,000        60.7         1.57        98.7       5.949
65.1 - 70.0 .................   113,400,000        66.9         1.77        90.2       5.233
70.1 - 75.0 .................   130,000,000        72.3         1.39        84.8       5.626
75.1 - 80.0 .................    48,950,000        78.3         1.29        94.1       5.617
80.1  (greater than) = ......    28,750,000        82.8         1.14        96.1       5.659
                               ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $160,000,000        68.7%       1.58X        90.7%      5.502%

Weighted Average Cut-off Date LTV Ratio: 68.7%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-3

                         ORIGINAL TERM TO MATURITY(1)
                              (LOAN GROUP NO. 1)

                                                 TOTAL         % BY TOTAL       AVERAGE
                                              CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)             OF LOANS       BALANCE          BALANCE        BALANCE
------------------------------- ---------- ----------------- -------------- --------------

 49 -  60 .....................      5      $  112,183,103          8.4%     $22,436,621
 61 -  72 .....................      4         132,714,595          9.9       33,178,649
 73 -  84 .....................      5         165,310,447         12.4       33,062,089
 85 - 108 .....................      1           4,200,000          0.3        4,200,000
109 - 120 .....................     42         836,405,438         62.5       19,914,415
121 - 144 .....................      4          20,430,000          1.5        5,107,500
169 - 180 .....................      6          54,718,540          4.1        9,119,757
241  (greater than) = .........      4          11,790,058          0.9        2,947,515
                                    --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ............     71      $1,337,752,181        100.0%     $18,841,580

                                    MAXIMUM
                                 CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)                BALANCE          LTV          DSCR      RATE(2)       RATE       TERM
------------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 .....................  $ 48,950,000        68.7%        1.46x       92.9%       5.619%       60
 61 -  72 .....................    90,000,000        70.4         1.44        89.0        5.135        64
 73 -  84 .....................    85,000,000        61.9         2.41        96.0        4.954        84
 85 - 108 .....................     4,200,000        80.0         1.31       100.0        5.630        96
109 - 120 .....................   160,000,000        69.2         1.49        88.7        5.613       119
121 - 144 .....................    11,500,000        68.1         1.39        96.3        5.633       128
169 - 180 .....................    22,000,000        75.6         1.25        99.0        5.738       178
241  (greater than) = .........     6,622,948        77.4         1.00       100.0        7.015       265
                                 ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: ............  $160,000,000        68.7%       1.58X        90.7%       5.502%      108

Weighted Average Original Term to Maturity: 108 months.
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-4

                         REMAINING TERM TO MATURITY(1)
                              (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

 49 -  60 ..................      5      $  112,183,103          8.4%     $22,436,621
 61 -  72 ..................      4         132,714,595          9.9       33,178,649
 73 -  84 ..................      5         165,310,447         12.4       33,062,089
 85 - 108 ..................      1           4,200,000          0.3        4,200,000
109 - 120 ..................     42         836,405,438         62.5       19,914,415
121 - 144 ..................      4          20,430,000          1.5        5,107,500
169 - 180 ..................      9          65,220,644          4.9        7,246,738
181 - 240 ..................      1           1,287,955          0.1        1,287,955
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     71      $1,337,752,181        100.0%     $18,841,580

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(2)       RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 48,950,000        68.7%        1.46x       92.9%       5.619%       59
 61 -  72 ..................    90,000,000        70.4         1.44        89.0        5.135        63
 73 -  84 ..................    85,000,000        61.9         2.41        96.0        4.954        83
 85 - 108 ..................     4,200,000        80.0         1.31       100.0        5.630        94
109 - 120 ..................   160,000,000        69.2         1.49        88.7        5.613       118
121 - 144 ..................    11,500,000        68.1         1.39        96.3        5.633       128
169 - 180 ..................    22,000,000        75.5         1.21        99.2        5.952       177
181 - 240 ..................     1,287,955        95.4         1.00       100.0        6.570       182
                              ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $160,000,000        68.7%       1.58X        90.7%       5.502%      106

Weighted Average Remaining Term to Maturity: 106 months.
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                              (LOAN GROUP NO. 1)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------

Retail .....................        48        $  583,382,002         43.6%     $12,153,792
Office .....................        15           452,675,281         33.8       30,178,352
Self Storage ...............        22           103,000,000          7.7        4,681,818
Hotel ......................         3            90,633,103          6.8       30,211,034
Industrial/Warehouse .......         9            55,861,796          4.2        6,206,866
Multifamily ................         6            48,950,000          3.7        8,158,333
Mobile Home Park ...........         1             3,250,000          0.2        3,250,000
                                    --        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........       104        $1,337,752,181        100.0%     $12,863,002

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR      RATE(2)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Retail .....................  $130,000,000        69.4%        1.69x       88.6%      5.448%
Office .....................   160,000,000        67.7         1.53        93.3       5.544
Self Storage ...............    13,000,000        67.3         1.52        87.3       5.287
Hotel ......................    44,933,103        63.0         1.56          --       5.434
Industrial/Warehouse .......    16,000,000        74.5         1.34        94.3       5.732
Multifamily ................    10,200,000        75.8         1.19        94.6       6.080
Mobile Home Park ...........     3,250,000        78.3         1.26        88.6       5.480
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $160,000,000        68.7%       1.58X        90.7%      5.502%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                              (LOAN GROUP NO. 1)

                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------------- ---------- ----------------- -------------- --------------

          1 -   2,000,000 .........      9      $   14,427,136          1.1%     $  1,603,015
  2,000,001 -   4,000,000 .........     19          58,448,736          4.4         3,076,249
  4,000,001 -   6,000,000 .........      8          38,556,447          2.9         4,819,556
  6,000,001 -   8,000,000 .........      6          39,636,934          3.0         6,606,156
  8,000,001 -  10,000,000 .........      4          34,100,000          2.5         8,525,000
 10,000,001 -  15,000,000 .........      5          58,714,969          4.4        11,742,994
 15,000,001 -  20,000,000 .........      4          70,260,447          5.3        17,565,112
 20,000,001 -  25,000,000 .........      1          22,000,000          1.6        22,000,000
 25,000,001 -  50,000,000 .........      9         348,507,512         26.1        38,723,057
 50,000,001 -  75,000,000 .........      1          74,700,000          5.6        74,700,000
 75,000,001 - 100,000,000 .........      2         175,000,000         13.1        87,500,000
100,000,001 - 125,000,000 .........      1         113,400,000          8.5       113,400,000
125,000,001 - 150,000,000 .........      1         130,000,000          9.7       130,000,000
150,000,001  (greater than) = .....      1         160,000,000         12.0       160,000,000
                                        --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: ................     71      $1,337,752,181        100.0%     $ 18,841,580

                                        MAXIMUM
                                     CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)             BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------------- -------------- -------------- ----------- ----------- ----------

          1 -   2,000,000 .........  $  2,000,000        72.0%        1.35x       94.7%      5.913%
  2,000,001 -   4,000,000 .........     3,900,000        73.8         1.41        95.1       5.609
  4,000,001 -   6,000,000 .........     6,000,000        75.1         1.38        96.4       5.576
  6,000,001 -   8,000,000 .........     7,300,000        68.9         1.37        98.0       6.143
  8,000,001 -  10,000,000 .........     8,700,000        73.7         1.33        85.8       5.832
 10,000,001 -  15,000,000 .........    13,000,000        72.1         1.38        96.0       5.642
 15,000,001 -  20,000,000 .........    19,460,447        77.7         1.36        89.8       5.550
 20,000,001 -  25,000,000 .........    22,000,000        84.0         1.07       100.0       5.280
 25,000,001 -  50,000,000 .........    48,950,000        70.3         1.57        96.6       5.411
 50,000,001 -  75,000,000 .........    74,700,000        73.9         1.67        97.0       5.276
 75,000,001 - 100,000,000 .........    90,000,000        63.2         1.99        90.5       5.054
100,000,001 - 125,000,000 .........   113,400,000        65.2         2.21        87.9       5.040
125,000,001 - 150,000,000 .........   130,000,000        71.4         1.30        70.8       5.800
150,000,001  (greater than) = .....   160,000,000        57.1         1.35        89.6       6.020
                                     ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ................  $160,000,000        68.7%       1.58X        90.7%      5.502%

Average Cut-off Date Principal Balance: $18,841,580
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-7

                                 U/W NCF DSCR
                              (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                      OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

1.00 - 1.19 ................      7      $   84,540,058          6.3%     $12,077,151
1.20 - 1.29 ................     17(2)      189,879,345         14.2       11,169,373
1.30 - 1.39 ................     16         432,575,457         32.3       27,035,966
1.40 - 1.49 ................     14         121,727,419          9.1        8,694,816
1.50 - 1.59 ................      5         120,752,499          9.0       24,150,500
1.60 - 1.69 ................      4          87,500,000          6.5       21,875,000
1.70 - 1.79 ................      4          53,027,404          4.0       13,256,851
1.90 - 1.99 ................      1           2,950,000          0.2        2,950,000
2.00  (greater than) = .....      3         244,800,000         18.3       81,600,000
                                 ----    --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     71      $1,337,752,181        100.0%     $18,841,580

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR      RATE(1)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

1.00 - 1.19 ................  $ 48,950,000        78.5%        1.13x       96.9%      6.002%
1.20 - 1.29 ................    38,500,000        77.4         1.23        93.4       5.557
1.30 - 1.39 ................   160,000,000        66.6         1.33        84.8       5.829
1.40 - 1.49 ................    38,000,000        72.7         1.43        96.0       5.512
1.50 - 1.59 ................    90,000,000        68.7         1.54        87.5       5.272
1.60 - 1.69 ................    74,700,000        72.1         1.67        96.7       5.397
1.70 - 1.79 ................    44,933,103        59.1         1.75        94.4       5.220
1.90 - 1.99 ................     2,950,000        52.7         1.90       100.0       5.790
2.00  (greater than) = .....   113,400,000        61.5         2.45        92.6       4.915
                              ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $160,000,000        68.7%       1.58X        90.7%      5.502%

Weighted Average U/W NCF DSCR: 1.58x.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Great Neck
      Roslyn Portfolio based on the assumption that the additional monthly amortization payment of $18,750, payable solely to the extent available from excess cash flow, will not be made.

                                                                     ANNEX A-3-8

                             OCCUPANCY RATES(1)(2)
                              (LOAN GROUP NO. 1)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------

70.1 - 75.0 ................         6        $  159,073,000         11.9%     $26,512,167
75.1 - 80.0 ................         3             9,202,156          0.7        3,067,385
80.1 - 85.0 ................         5            18,550,547          1.4        3,710,109
85.1 - 90.0 ................        19           393,137,506         29.4       20,691,448
90.1 - 95.0 ................        18           140,718,366         10.5        7,817,687
95.1  (greater than) = .....        50           526,437,503         39.4       10,528,750
                                    --        --------------         ----      -----------
TOTAL/AVG/WTD AVG: .........       101        $1,247,119,078         93.2%     $12,347,714

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

70.1 - 75.0 ................  $130,000,000        71.2%        1.31x       71.0%      5.730%
75.1 - 80.0 ................     3,657,561        68.3         1.49        77.7       5.337
80.1 - 85.0 ................     8,112,000        68.9         1.51        82.8       5.242
85.1 - 90.0 ................   160,000,000        63.9         1.67        88.4       5.548
90.1 - 95.0 ................    28,750,000        74.5         1.36        92.6       5.589
95.1  (greater than) = .....    74,700,000        71.0         1.66        98.3       5.400
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $160,000,000        69.1%       1.58X        90.7%      5.507%

Weighted average occupancy rate: 90.7%
-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-9

                         REMAINING AMORTIZATION TERMS
                              (LOAN GROUP NO. 1)

                                                  TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)    OF LOANS       BALANCE          BALANCE        BALANCE
-------------------------------- ---------- ----------------- -------------- --------------

IO (2) . .......................      9      $  542,150,000         40.5%     $60,238,889
169 - 180 ......................      4          32,502,104          2.4        8,125,526
181 - 192 ......................      1           1,287,955          0.1        1,287,955
229 - 240 ......................      3          42,145,595          3.2       14,048,532
289 - 300 ......................      5          79,224,443          5.9       15,844,889
313 - 324 ......................      3          95,732,440          7.2       31,910,813
325 - 336 ......................      1           3,300,000          0.2        3,300,000
349 - 360 ......................     45         541,409,645         40.5       12,031,325
                                     --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .............     71      $1,337,752,181        100.0%     $18,841,580

                                     MAXIMUM                                                         WTD. AVG.
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)       BALANCE          LTV          DSCR      RATE(3)       RATE       TERM(4)
-------------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO (2) . ....................... $130,000,000         67.7%        1.87x       88.7%       5.313%        --
169 - 180 ......................   22,000,000         81.1         1.05       100.0        5.858        176
181 - 192 ......................    1,287,955         95.4         1.00       100.0        6.570        182
229 - 240 ......................   39,000,000         69.5         1.34        87.2        5.498        240
289 - 300 ......................   44,933,103         60.1         1.62        96.5        5.543        299
313 - 324 ......................   90,000,000         67.7         1.52        86.7        5.218        324
325 - 336 ......................    3,300,000         79.9         1.21       100.0        5.560        327
349 - 360 ......................  160,000,000         70.3         1.34        92.5        5.713        360
                                 ------------         ----         ----       -----        -----        ---
TOTAL/AVG/WTD AVG: ............. $160,000,000         68.7%       1.58X        90.7%       5.502%       335

Weighted Average Remaining Amortization Term: 335 months.(4)
-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Excludes mortgage loans secured by hospitality properties.

(4)   Includes mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-3-10

                                MORTGAGE RATES
                              (LOAN GROUP NO. 1)

                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------

4.501 - 4.750 ...........      1      $   46,400,000          3.5%     $46,400,000
4.751 - 5.000 ...........      2         123,500,000          9.2       61,750,000
5.001 - 5.250 ...........      4         252,233,103         18.9       63,058,276
5.251 - 5.500 ...........     19         255,908,187         19.1       13,468,852
5.501 - 5.750 ...........     21         178,153,153         13.3        8,483,483
5.751 - 6.000 ...........     11         220,471,480         16.5       20,042,862
6.001 - 6.250 ...........      8         242,596,200         18.1       30,324,525
6.501 - 6.750 ...........      2           7,987,955          0.6        3,993,977
7.001 - 7.250 ...........      3          10,502,104          0.8        3,500,701
                              --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: ......     71      $1,337,752,181        100.0%     $18,841,580

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR      RATE(1)      RATE
------------------------- -------------- -------------- ----------- ----------- ----------

4.501 - 4.750 ...........  $ 46,400,000        56.6%        3.03x       100.0%     4.618%
4.751 - 5.000 ...........    85,000,000        65.4         2.07         94.9      4.921
5.001 - 5.250 ...........   113,400,000        64.6         1.88         87.2      5.122
5.251 - 5.500 ...........    74,700,000        73.8         1.46         95.2      5.370
5.501 - 5.750 ...........    34,000,000        74.6         1.33         93.7      5.598
5.751 - 6.000 ...........   130,000,000        73.4         1.30         80.8      5.820
6.001 - 6.250 ...........   160,000,000        62.8         1.32         91.9      6.038
6.501 - 6.750 ...........     6,700,000        66.5         1.55        100.0      6.637
7.001 - 7.250 ...........     6,622,948        75.2         1.00        100.0      7.070
                           ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ......  $160,000,000        68.7%       1.58X         90.7%     5.502%

Weighted Average Mortgage Rate: 5.502%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-11

                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                              (LOAN GROUP NO. 1)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

   (less than) =  0.0 .......      4      $   11,790,058          0.9%     $ 2,947,515
 0.1 -  5.0 .................      1          22,000,000          1.6       22,000,000
40.1 - 45.0 .................      5          25,856,935          1.9        5,171,387
45.1 - 50.0 .................      4          48,300,000          3.6       12,075,000
50.1 - 55.0 .................      3         209,033,103         15.6       69,677,701
55.1 - 60.0 .................     13         189,594,578         14.2       14,584,198
60.1 - 65.0 .................     10         160,670,662         12.0       16,067,066
65.1 - 70.0 .................     19         296,656,845         22.2       15,613,518
70.1 - 75.0 .................      7         268,100,000         20.0       38,300,000
75.1 - 80.0 .................      4(3)      103,950,000          7.8       25,987,500
85.1  (greater than) = ......      1           1,800,000          0.1        1,800,000
                                  ----    --------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     71      $1,337,752,181        100.0%     $18,841,580

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR      RATE(2)      RATE
----------------------------- -------------- --------------- ----------- ----------- ----------

   (less than) =  0.0   .....  $  6,622,948         0.0%         1.00x       100.0%     7.015%
 0.1 -  5.0 .................    22,000,000         0.9          1.07        100.0      5.280
40.1 - 45.0 .................    11,500,000        43.3          1.47         96.4      5.782
45.1 - 50.0 .................    39,000,000        45.8          1.39        100.0      5.677
50.1 - 55.0 .................   160,000,000        52.1          1.44         89.7      5.832
55.1 - 60.0 .................    85,000,000        58.2          2.27         95.6      5.089
60.1 - 65.0 .................    90,000,000        61.7          1.46         91.0      5.360
65.1 - 70.0 .................   113,400,000        66.6          1.69         91.4      5.392
70.1 - 75.0 .................   130,000,000        72.4          1.39         83.8      5.617
75.1 - 80.0 .................    48,950,000        75.8          1.24         93.6      5.544
85.1  (greater than) = ......     1,800,000        90.0          1.17        100.0      6.080
                               ------------        ----          ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $160,000,000        61.6%        1.58X         90.7%     5.502%

Weighted Average Maturity Date LTV Ratio: 61.6%
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

(3)   Includes the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Great Neck
      Roslyn Portfolio based on the assumption that the additional monthly amortization payment of $18,750, payable solely to the extent available from excess cash flow, will not be made.

                                                                    ANNEX A-3-12

                            PROPERTIES BY STATE(1)
                              (LOAN GROUP NO. 1)

                                           TOTAL           % BY TOTAL
                                        CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES         BALANCE           BALANCE
----------------   ---------------   -----------------   -------------

NY .............           8          $  257,578,954          19.3%
CA .............          21             256,950,000          19.2
TX .............           8             170,580,014          12.8
FL .............          15             150,342,754          11.2
HI .............           1             130,000,000           9.7
PA .............           6              75,433,750           5.6
MD .............           3              56,994,440           4.3
CO .............           3              44,767,118           3.3
UT .............           1              39,000,000           2.9
VA .............           4              22,173,287           1.7
MI .............           5              21,645,281           1.6
SC .............           1              21,560,111           1.6
OH .............           6              19,393,758           1.4
NC .............           6              15,738,000           1.2
MA .............           2              12,688,000           0.9
GA .............           3              11,654,000           0.9
OK .............           2               7,293,193           0.5
LA .............           1               6,107,200           0.5
TN .............           1               4,100,000           0.3
IL .............           1               3,150,000           0.2
NJ .............           1               2,699,000           0.2
MN .............           1               1,995,595           0.1
WV .............           1               1,789,773           0.1
AL .............           1               1,680,000           0.1
KY .............           1               1,287,955           0.1
IN .............           1               1,150,000           0.1
                          --          --------------         -----
TOTAL: .........         104          $1,337,752,181         100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-4
                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-4-1

                              AMORTIZATION TYPES
                              (LOAN GROUP NO. 2)

                                             TOTAL       % BY TOTAL       AVERAGE
                                         CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                               NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES            OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------- ---------- -------------- -------------- --------------

Amortizing Balloon (1) .....     13      $116,648,997        62.4%     $ 8,973,000
Interest Only ..............      5        70,150,000        37.6       14,030,000
                                 --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .........     18      $186,798,997       100.0%     $10,377,722

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES               BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon (1) .....  $41,000,000         72.7%        1.32x       95.1%      5.721%
Interest Only ..............   18,700,000         81.7         1.35        95.1       5.707
                              -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $41,000,000         76.1%        1.33x       95.1%      5.716%

-------
(1)   Includes mortgage loans, representing 30.6% of the Initial Loan Group No.
      2 Balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 74.6% of these loans, by balance, have three years or less of interest-only payments.

                                                                     ANNEX A-4-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                              (LOAN GROUP NO. 2)

                                            TOTAL       % BY TOTAL       AVERAGE
                                        CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE         NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)     OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------- ---------- -------------- -------------- --------------

65.1 - 70.0 ...............      2      $ 63,000,000        33.7%     $31,500,000
75.1 - 80.0 ...............     14        98,248,997        52.6        7,017,786
80.1  (greater than) = ....      2        25,550,000        13.7       12,775,000
                                --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ........     18      $186,798,997       100.0%     $10,377,722

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE          PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)        BALANCE          LTV          DSCR        RATE       RATE
--------------------------- -------------- -------------- ----------- ----------- ----------

65.1 - 70.0 ...............  $41,000,000         67.4%        1.34x       96.5%      5.896%
75.1 - 80.0 ...............   18,700,000         78.5         1.35        94.3       5.506
80.1  (greater than) = ....   16,650,000         88.5         1.24        94.6       6.080
                             -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $41,000,000         76.1%        1.33x       95.1%      5.716%

Weighted Average Cut-off Date LTV Ratio: 76.1%

                                                                     ANNEX A-4-3

                         ORIGINAL TERM TO MATURITY(1)
                              (LOAN GROUP NO. 2)

                                             TOTAL       % BY TOTAL       AVERAGE
                                         CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------- ---------- -------------- -------------- --------------

 49 -  60 ..................      6      $ 75,039,223        40.2%     $12,506,537
 73 -  84 ..................      2        25,800,000        13.8       12,900,000
109 - 120 ..................      9        71,459,774        38.3        7,939,975
121 - 144 ..................      1        14,500,000         7.8       14,500,000
                                  -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .........     18      $186,798,997       100.0%     $10,377,722

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $18,700,000         81.6%        1.35x       95.1%       5.671%       60
 73 -  84 ..................   22,000,000         70.3         1.21        94.6        5.870        84
109 - 120 ..................   41,000,000         71.8         1.38        94.5        5.774       120
121 - 144 ..................   14,500,000         79.5         1.21        99.4        5.390       121
                              -----------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $41,000,000         76.1%        1.33x       95.1%       5.716%       91

Weighted Average Original Term to Maturity: 91 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-4-4

                         REMAINING TERM TO MATURITY(1)
                              (LOAN GROUP NO. 2)

                                             TOTAL       % BY TOTAL       AVERAGE
                                         CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------- ---------- -------------- -------------- --------------

 49 -  60 ..................      6      $ 75,039,223        40.2%     $12,506,537
 73 -  84 ..................      2        25,800,000        13.8       12,900,000
109 - 120 ..................      9        71,459,774        38.3        7,939,975
121 - 144 ..................      1        14,500,000         7.8       14,500,000
                                  -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .........     18      $186,798,997       100.0%     $10,377,722

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $18,700,000         81.6%        1.35x       95.1%       5.671%       59
 73 -  84 ..................   22,000,000         70.3         1.21        94.6        5.870        80
109 - 120 ..................   41,000,000         71.8         1.38        94.5        5.774       119
121 - 144 ..................   14,500,000         79.5         1.21        99.4        5.390       121
                              -----------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $41,000,000         76.1%        1.33x       95.1%       5.716%       90

Weighted Average Remaining Term to Maturity: 90 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-4-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                              (LOAN GROUP NO. 2)

                                               TOTAL       % BY TOTAL       AVERAGE
                                           CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                               NUMBER        PRINCIPAL      PRINCIPAL      PRINCIPAL
PROPERTY TYPE              OF PROPERTIES      BALANCE        BALANCE        BALANCE
------------------------- --------------- -------------- -------------- --------------

Multifamily .............        23        $180,698,997        96.7%      $7,856,478
Office ..................         1           6,100,000         3.3        6,100,000
                                 --        ------------       -----       ----------
TOTAL/AVG/WTD AVG: ......        24        $186,798,997       100.0%      $7,783,292

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                 BALANCE          LTV          DSCR        RATE       RATE
------------------------- -------------- -------------- ----------- ----------- ----------

Multifamily .............  $22,000,000         75.6%        1.33x       94.9%      5.704%
Office ..................    6,100,000         92.5         1.26       100.0       6.080
                           -----------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ......  $22,000,000         76.1%        1.33x       95.1%      5.716%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                              (LOAN GROUP NO. 2)

                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)    OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------

         1 -  2,000,000 .....      2      $  3,794,310         2.0%     $ 1,897,155
 2,000,001 -  4,000,000 .....      3        10,100,000         5.4        3,366,667
 4,000,001 -  6,000,000 .....      4        17,954,687         9.6        4,488,672
 6,000,001 -  8,000,000 .....      1         7,300,000         3.9        7,300,000
 8,000,001 - 10,000,000 .....      2        17,100,000         9.2        8,550,000
10,000,001 - 15,000,000 .....      1        14,500,000         7.8       14,500,000
15,000,001 - 20,000,000 .....      3        53,050,000        28.4       17,683,333
20,000,001 - 25,000,000 .....      1        22,000,000        11.8       22,000,000
25,000,001 - 50,000,000 .....      1        41,000,000        21.9       41,000,000
                                   -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..........     18      $186,798,997       100.0%     $10,377,722

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                 PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)       BALANCE          LTV          DSCR        RATE       RATE
----------------------------- -------------- -------------- ----------- ----------- ----------

         1 -  2,000,000 .....  $ 1,900,000         77.8%        1.35x       90.7%      5.430%
 2,000,001 -  4,000,000 .....    3,800,000         78.9         1.37        86.5       5.697
 4,000,001 -  6,000,000 .....    4,889,223         79.2         1.32        93.2       5.575
 6,000,001 -  8,000,000 .....    7,300,000         77.7         1.26        93.1       5.410
 8,000,001 - 10,000,000 .....    8,900,000         80.3         1.41        90.7       5.576
10,000,001 - 15,000,000 .....   14,500,000         79.5         1.21        99.4       5.390
15,000,001 - 20,000,000 .....   18,700,000         82.2         1.33        96.6       5.750
20,000,001 - 25,000,000 .....   22,000,000         68.8         1.20        96.5       5.880
25,000,001 - 50,000,000 .....   41,000,000         66.7         1.42        96.5       5.905
                               -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $41,000,000         76.1%        1.33x       95.1%      5.716%

Average Cut-off Date Principal Balance: $10,377,722

                                                                     ANNEX A-4-7

                                 U/W NCF DSCR
                              (LOAN GROUP NO. 2)

                                           TOTAL       % BY TOTAL       AVERAGE
                                       CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF             NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
DSCR (X)                    OF LOANS      BALANCE        BALANCE        BALANCE
-------------------------- ---------- -------------- -------------- --------------

(less than) = - 1.19 .....      1      $  8,900,000         4.8%     $ 8,900,000
1.20 - 1.29 ..............      7        86,740,000        46.4       12,391,429
1.30 - 1.39 ..............      6        21,258,997        11.4        3,543,166
1.40 - 1.49 ..............      1        41,000,000        21.9       41,000,000
1.50 - 1.59 ..............      1        17,700,000         9.5       17,700,000
1.60 - 1.69 ..............      2        11,200,000         6.0        5,600,000
                                -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .......     18      $186,798,997       100.0%     $10,377,722

                               MAXIMUM
                            CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                       BALANCE          LTV          DSCR        RATE       RATE
-------------------------- -------------- -------------- ----------- ----------- ----------

(less than) = - 1.19  ....  $ 8,900,000         80.9%        1.19x       89.5%      6.080%
1.20 - 1.29 ..............   22,000,000         78.3         1.22        96.3       5.813
1.30 - 1.39 ..............    4,889,223         78.8         1.34        91.4       5.596
1.40 - 1.49 ..............   41,000,000         66.7         1.42        96.5       5.905
1.50 - 1.59 ..............   17,700,000         79.4         1.53        95.2       5.090
1.60 - 1.69 ..............    8,200,000         79.4         1.63        91.8       5.199
                            -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .......  $41,000,000         76.1%        1.33x       95.1%      5.716%

Weighted Average U/W NCF DSCR: 1.33x.

                                                                     ANNEX A-4-8

                              OCCUPANCY RATES(1)
                              (LOAN GROUP NO. 2)

                                                  TOTAL       % BY TOTAL       AVERAGE
                                              CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER        PRINCIPAL      PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES      BALANCE        BALANCE        BALANCE
---------------------------- --------------- -------------- -------------- --------------

75.1 - 80.0 ................         1        $  1,350,000         0.7%     $ 1,350,000
80.1 - 85.0 ................         1           3,800,000         2.0        3,800,000
85.1 - 90.0 ................         3          14,100,000         7.5        4,700,000
90.1 - 95.0 ................         7          46,054,687        24.7        6,579,241
95.1  (greater than) = .....        12         121,494,310        65.0       10,124,526
                                    --        ------------       -----      -----------
TOTAL/AVG/WTD AVG: .........        24        $186,798,997       100.0%     $ 7,783,292

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

75.1 - 80.0 ................  $ 1,350,000         92.5%        1.26x       80.0%      6.080%
80.1 - 85.0 ................    3,800,000         79.2         1.30        83.3       5.810
85.1 - 90.0 ................    8,900,000         79.7         1.22        88.3       5.877
90.1 - 95.0 ................   14,000,000         75.2         1.41        92.2       5.541
95.1  (greater than) = .....   22,000,000         75.7         1.31        97.5       5.757
                              -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $22,000,000         76.1%        1.33x       95.1%      5.716%

Weighted average occupancy rate: 95.1%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-9

                         REMAINING AMORTIZATION TERMS
                              (LOAN GROUP NO. 2)

                                                 TOTAL       % BY TOTAL       AVERAGE
                                             CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)    OF LOANS      BALANCE        BALANCE        BALANCE
-------------------------------- ---------- -------------- -------------- --------------

IO (2) . .......................      5      $ 70,150,000        37.6%     $14,030,000
289 - 300 ......................      2         6,269,774         3.4        3,134,887
349 - 360 ......................     11       110,379,223        59.1       10,034,475
                                     --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .............     18      $186,798,997       100.0%     $10,377,722

                                     MAXIMUM                                                         WTD. AVG.
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)       BALANCE          LTV          DSCR        RATE        RATE       TERM(3)
-------------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO (2) . .......................  $18,700,000         81.7%        1.35x       95.1%       5.707%        --
289 - 300 ......................    4,375,464         79.0         1.36        92.1        5.764        297
349 - 360 ......................   41,000,000         72.4         1.32        95.3        5.719        360
                                  -----------         ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: .............  $41,000,000         76.1%        1.33x       95.1%       5.716%       357

Weighted Average Remaining Amortization Term: 357 months.(3)

-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date, but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-4-10

                                MORTGAGE RATES
                              (LOAN GROUP NO. 2)

                                         TOTAL       % BY TOTAL       AVERAGE
                                     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
RATES (%)                 OF LOANS      BALANCE        BALANCE        BALANCE
------------------------ ---------- -------------- -------------- --------------

5.001 - 5.250 ..........      3      $ 30,789,223        16.5%     $10,263,074
5.251 - 5.500 ..........      4        25,594,310        13.7        6,398,577
5.501 - 5.750 ..........      4        14,990,000         8.0        3,747,500
5.751 - 6.000 ..........      4        71,175,464        38.1       17,793,866
6.001 - 6.250 ..........      3        44,250,000        23.7       14,750,000
                              -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .....     18      $186,798,997       100.0%     $10,377,722

                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                    BALANCE          LTV          DSCR        RATE       RATE
------------------------ -------------- -------------- ----------- ----------- ----------

5.001 - 5.250 ..........  $17,700,000         79.4%        1.53x       94.2%      5.084%
5.251 - 5.500 ..........   14,500,000         78.7         1.25        96.3       5.402
5.501 - 5.750 ..........    4,400,000         79.2         1.35        91.6       5.642
5.751 - 6.000 ..........   41,000,000         68.8         1.34        95.4       5.892
6.001 - 6.250 ..........   18,700,000         83.1         1.22        95.7       6.080
                          -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .....  $41,000,000         76.1%        1.33x       95.1%      5.716%

Weighted Average Mortgage Rate: 5.716%

                                                                    ANNEX A-4-11

                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                              (LOAN GROUP NO. 2)

                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------

55.1 - 60.0 .................      1      $ 41,000,000        21.9%     $41,000,000
60.1 - 65.0 .................      2         6,269,774         3.4        3,134,887
65.1 - 70.0 .................      6        41,900,000        22.4        6,983,333
70.1 - 75.0 .................      2         9,179,223         4.9        4,589,612
75.1 - 80.0 .................      5        62,900,000        33.7       12,580,000
80.1 - 85.0 .................      1         8,900,000         4.8        8,900,000
85.1  (greater than) = ......      1        16,650,000         8.9       16,650,000
                                   -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..........     18      $186,798,997       100.0%     $10,377,722

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR        RATE       RATE
----------------------------- -------------- --------------- ----------- ----------- ----------

55.1 - 60.0 .................  $41,000,000         56.4%         1.42x       96.5%      5.905%
60.1 - 65.0 .................    4,375,464         61.0          1.36        92.1       5.764
65.1 - 70.0 .................   22,000,000         66.3          1.26        94.3       5.725
70.1 - 75.0 .................    4,889,223         71.6          1.30        92.6       5.337
75.1 - 80.0 .................   18,700,000         77.3          1.36        95.6       5.489
80.1 - 85.0 .................    8,900,000         80.9          1.19        89.5       6.080
85.1  (greater than) = ......   16,650,000         92.5          1.26        97.3       6.080
                               -----------         ----          ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $41,000,000         70.9%         1.33x       95.1%      5.716%

Weighted Average Maturity Date LTV Ratio: 70.9%

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                    ANNEX A-4-12

                            PROPERTIES BY STATE(1)
                              (LOAN GROUP NO. 2)

                                          TOTAL         % BY TOTAL
                                      CUT-OFF DATE     CUT-OFF DATE
                        NUMBER          PRINCIPAL       PRINCIPAL
STATE               OF PROPERTIES        BALANCE         BALANCE
----------------   ---------------   --------------   -------------

TX .............          14          $107,948,997         57.8%
CA .............           8            66,250,000         35.5
FL .............           1             8,200,000          4.4
TN .............           1             4,400,000          2.4
                          --          ------------        -----
TOTAL: .........          24          $186,798,997        100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-5
            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-5-1
                  LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C1

                                                                                           ORIGINAL                REMAINING
  CONTROL                                                                               INTEREST-ONLY            INTEREST-ONLY
    NO.                              PROPERTY NAME                                      PERIOD (MOS.)            PERIOD (MOS.)
-------------------------------------------------------------------------------------------------------------------------------

     1      11 West 42nd Street                                                              36                       34
     2      2100 Kalakaua Avenue                                                            120                      119
     3      Mall Del Norte                                                                  120                      119
     4      U-Store-It Portfolio II                                                          12                       10
     5      Macquarie DDR Portfolio                                                          84 (20)                  84 (20)
     6      Wilshire Rodeo Plaza Office                                                     112                      111
     7      Lembi Portfolio - LSL Property Holdings II, LLC                                  60                       59
     8      IBM Gaithersburg                                                                 84                       82
     9      The Courtyard Marriott Midtown East                                               0                        0
    10      Concord Portfolio                                                                 0                        0
    11      Marriott Salt Lake                                                                0                        0
    12      Great Neck Roslyn Portfolio                                                      25 (20)(21)              25 (20)(21)
    13      Wilshire Rodeo Plaza Retail                                                     112                      111
    14      Crown Center                                                                      0                        0
    15      Richland Town Center                                                              0                        0
    16      Atlantic Building                                                                48                       48
    17      Somerset On Garfield Apts                                                        36                       32
    18      United States District Courthouse                                                 0                        0
    19      Arapahoe I & II                                                                   0                        0
    20      Lembi Portfolio - LSL Property Holdings IV, LLC                                  60                       59
    21      Clint Moore                                                                      24                       24
    22      Salado Springs                                                                   60                       60
    23      Lembi Portfolio - FEL Properties II, Inc.                                        60                       59
    24      Livonia Industrial Properties                                                     0                        0
    25      Southern Warehouses                                                              24                       24
    26      Oaks of Denton Apartments                                                        85 (20)                  85 (20)
    27      Carson Self Storage                                                              24                       23
    28      Vista Centre                                                                     36                       36
    29      Hayward FedEx                                                                     1 (20)                   1 (20)
    30      Palmdale Gateway Center                                                          12                       12
    31      Charleston Square                                                                 0                        0
    32      Lembi Portfolio - 950 II DE, LLC                                                 60                       59
    33      Route 30 Mall                                                                    60                       58
    34      Bellflower                                                                       60                       58
    35      Countryside Professional Center                                                  24                       24
    36      Gainesville Shopping Center                                                       0                        0
    37      Pines at Springdale                                                              60                       59
    38      Timbers of Inwood Forest                                                         24                       24
    39      Towne Shoppes of Margate                                                          0                        0
    40      Best Western Rio Grande Inn                                                       0                        0
    41      Rite Aid - Winchester                                                             0                        0
    42      Park Central Plaza                                                                0                        0
    43      Allentown Towne Center                                                           60                       58
    44      Clearview Palms                                                                  60                       58
    45      Beverly Boulevard                                                                 0                        0
    46      Ocala Shopping Center                                                             0                        0
    47      Big Beaver Office                                                                 0                        0
    48      Hamilton Meadows                                                                  0                        0
    49      Willow Ridge Apartments                                                           0                        0
    50      Shelby Grove Apartments                                                           0                        0
    51      Northgate Apartments                                                              0                        0
    52      Elmhurst Square                                                                   0                        0
    53      Lion's Run Apartments                                                            24                       22
    54      2044 Ocean Avenue                                                                24                       22
    55      Hernando West Shopping Center                                                     0                        0
    56      Kirby Gate Office                                                                25 (20)                  25 (20)
    57      Glendale Square Retail Center                                                     0                        0
    58      Northeast Plaza                                                                  60                       59
    59      Westgate Park Apartments                                                         36                       32
    60      6900 Place Shopping Center                                                        0                        0
    61      Mansell Square Shopping Center                                                   12                       12
    62      The Seasons Condiminiums                                                          0                        0
    63      Courtyard Plaza                                                                   0                        0
    64      Bay Colony Apartments                                                            24                       22
    65      CVS - North Carolina                                                              0                        0
    66      Jacques Mobile Home Park                                                         36                       36
    67      La Salle National Bank Branch                                                     1 (20)                   1 (20)
    68      Westlake Atascocita                                                               0                        0
    69      Perry Plaza                                                                       0                        0
    70      Auburn Place & College Point I & II Apartments                                    0                        0
    71      2020 Greenville                                                                   0                        0
    72      Eckerd - Rochester                                                                0                        0
    73      Meadowglen Business Park                                                          0                        0
    74      901 Portcentre Parkway                                                            0                        0
    75      Grantsville Plaza Shopping Center                                                 0                        0
    76      102-104 Fulton Street                                                             0                        0
    77      Marketplace at Town Center                                                        1 (20)                   1 (20)
    78      Rite Aid - Kettering                                                              0                        0
    79      Marion Shopping Center                                                            0                        0
    80      13250-13330 Technology Drive                                                      0                        0
    81      Langham Creek                                                                    24                       24
    82      Meridian Apartments                                                               0                        0
    83      Lembi Portfolio - FEL-WRL Properties II, LLC - 1461 Burlingame                   60                       59
    84      Rite Aid - Marmet                                                                 0                        0
    85      Barbizon Building                                                                 1 (20)                   1 (20)
    86      CVS - Conover                                                                     0                        0
    87      Rite Aid - Monticello                                                             0                        0
    88      3068 College Park Drive                                                           0                        0
    89      Batesville Kroger Center In-line                                                  0                        0

                                                                                                    ORIGINAL
  CONTROL        AMORTIZATION             ANTICIPATED       MATURITY           MORTGAGE           AMORTIZATION          SEASONING
    NO.              TYPE                REPAYMENT DATE       DATE             RATE(%)             TERM (MOS.)           (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

     1      Interest-Only, Balloon                          11/11/2014         6.020000                 360                  2
     2      Interest-Only                                   12/11/2014         5.800000                   0                  1
     3      Interest-Only                                    12/1/2014         5.040000                   0                  1
     4      Interest-Only, Balloon                           5/11/2010         5.190000                 324                  2
     5      Interest-Only                                    1/11/2012         4.910000                   0                  0
     6      Interest-Only                                    4/11/2014         5.275816                   0                  1
     7      Interest-Only                                   12/11/2009         6.080000                   0                  1
     8      Interest-Only                                   11/11/2011         4.617500                   0                  2
     9      Balloon                                         12/11/2009         5.195000                 300                  1
    10      Balloon                                          1/11/2015         5.905000                 360                  0
    11      Balloon                (9)                       1/11/2015         5.500000                 240                  0
    12      Interest-Only, Balloon                           2/11/2010         4.944000                 360 (21)             0
    13      Interest-Only                                    4/11/2014         5.275816                   0                  1
    14      Balloon                                          1/11/2015         5.655000                 360                  0
    15      Balloon                                         12/11/2014         5.890000                 360                  1
    16      Interest-Only, Balloon                           1/11/2015         5.780000                 360                  0
    17      Interest-Only, Balloon                           9/11/2011         5.880000                 360                  4
    18      Fully Amortizing                                 9/11/2019         5.280000                 176                  0
    19      Balloon                                         11/11/2011         5.530000                 360                  2
    20      Interest-Only                                   12/11/2009         6.080000                   0                  1
    21      Interest-Only, Balloon                           1/11/2015         5.640000                 360                  0
    22      Interest-Only                                    1/11/2010         5.090000                   0                  0
    23      Interest-Only                                   12/11/2009         6.080000                   0                  1
    24      Balloon                                          1/11/2015         5.500000                 360                  0
    25      Interest-Only, Balloon                           1/11/2015         5.520000                 360                  0
    26      Interest-Only, Balloon                           2/11/2015         5.390000                 360                  0
    27      Interest-Only, Balloon                          12/11/2014         5.960000                 300                  1
    28      Interest-Only, Balloon                           1/11/2010         5.430000                 360                  0
    29      Balloon                                          3/11/2016         5.700000                 300                  0
    30      Interest-Only, Balloon                           1/11/2012         5.530000                 360                  0
    31      Balloon                                         11/11/2014         5.560000                 360                  2
    32      Interest-Only                                   12/11/2009         6.080000                   0                  1
    33      Interest-Only, ARD             11/11/2019       11/11/2034         6.080000                 360                  2
    34      Interest-Only, ARD             11/11/2019       11/11/2034         6.080000                 360                  2
    35      Interest-Only, Balloon                           1/11/2015         5.660000                 360                  0
    36      Balloon                                          1/11/2015         5.500000                 360                  0
    37      Interest-Only                                   12/11/2009         5.030000                   0                  1
    38      Interest-Only, Balloon                           1/11/2015         5.410000                 360                  0
    39      Balloon                                          1/11/2015         5.500000                 360                  0
    40      Balloon                                          1/11/2015         6.650000                 300                  0
    41      Fully Amortizing                                10/10/2019         7.070000                 265                 88
    42      Balloon                                         11/11/2014         5.590000                 360                  2
    43      Interest-Only, ARD             11/11/2019       11/11/2034         6.040000                 360                  2
    44      Interest-Only, Balloon                          11/11/2019         6.050000                 360                  2
    45      Balloon                                          1/11/2015         5.650000                 360                  0
    46      Balloon                                          1/11/2015         5.500000                 360                  0
    47      Balloon                                         12/11/2014         5.760000                 360                  1
    48      Balloon                                         12/11/2014         5.540000                 360                  1
    49      Balloon                                         11/11/2009         5.150000                 360                  2
    50      Balloon                                          1/11/2015         5.750000                 360                  0
    51      Balloon                                          9/11/2014         5.900000                 300                  4
    52      Balloon                                         12/11/2014         5.400000                 360                  1
    53      Interest-Only, Balloon                          11/11/2014         5.550000                 360                  2
    54      Interest-Only, Balloon                          11/11/2012         5.630000                 360                  2
    55      Balloon                                          1/11/2015         5.500000                 360                  0
    56      Interest-Only, Balloon                           2/11/2015         5.580000                 360                  0
    57      Balloon                                          1/11/2015         5.300000                 360                  0
    58      Interest-Only                                   12/11/2009         5.110000                   0                  1
    59      Interest-Only, Balloon                           9/11/2011         5.810000                 360                  4
    60      Balloon                                         12/11/2014         5.540000                 360                  1
    61      Interest-Only, Balloon                           1/11/2015         5.420000                 360                  0
    62      Balloon                                         12/11/2014         5.670000                 360                  1
    63      Balloon                                         12/11/2014         5.540000                 360                  1
    64      Interest-Only, Balloon                          11/11/2014         5.600000                 360                  2
    65      Balloon                                          1/11/2015         5.560000                 327                  0
    66      Interest-Only, Balloon                           1/11/2012         5.480000                 324                  0
    67      Balloon                                          2/11/2015         5.460000                 360                  0
    68      Balloon                                          1/11/2015         5.490000                 360                  0
    69      ARD                            11/11/2019       11/11/2029         5.860000                 300                  2
    70      Balloon                                          1/11/2015         5.660000                 360                  0
    71      Balloon                                         12/11/2014         5.510000                 360                  1
    72      Balloon                                          1/11/2015         5.790000                 360                  0
    73      Balloon                                         11/11/2014         5.430000                 360                  2
    74      Balloon                                         11/11/2014         5.550000                 360                  2
    75      Balloon                                          7/11/2014         5.880000                 324                  6
    76      Balloon                                         12/11/2014         5.800000                 360                  1
    77      Balloon                                          2/11/2010         6.060000                 360                  0
    78      Fully Amortizing                                10/10/2019         7.070000                 265                 88
    79      Balloon                                          1/11/2015         5.500000                 360                  0
    80      Balloon                                          6/11/2010         5.300000                 240                  1
    81      Interest-Only, Balloon                           1/11/2015         5.410000                 360                  0
    82      Balloon                                         11/11/2014         5.450000                 300                  2
    83      Interest-Only                                   12/11/2009         6.080000                   0                  1
    84      Fully Amortizing                                10/10/2019         7.070000                 265                 88
    85      Balloon                                          2/11/2015         5.630000                 360                  0
    86      Balloon                                          1/11/2015         5.875000                 360                  0
    87      Fully Amortizing                                 3/10/2020         6.570000                 264                 82
    88      Balloon                                         12/11/2014         5.550000                 360                  1
    89      Balloon                                          1/11/2015         5.760000                 240                  0

                        REMAINING                    REMAINING               U/W            CUT-OFF              SCHEDULED
  CONTROL                TERM TO                 LOCKOUT/DEFEASANCE          NCF              DATE               MATURITY/
    NO.              MATURITY (MOS.)               PERIOD (MOS.)           DSCR (X)          LTV (%)            ARD LTV (%)
----------------------------------------------------------------------------------------------------------------------------

     1                      118                            115              1.35 (1)          57.1                 52.4
     2                      119                            116              1.30 (2)          71.4                 71.4
     3                      119                            116              2.21 (3)          65.2                 65.2
     4                       64                             61              1.54 (4)          67.1                 61.6
     5                       84 (20)                        13 (5)(20)      2.46 (6)          59.1                 59.1
     6                      111                            108              1.67              73.9                 73.9
     7                       59                             56              1.19              75.8                 75.8
     8                       82                             79              3.03              56.6                 56.6
     9                       59                             56              1.75 (7)          56.9                 50.9
    10                      120                            117              1.42 (8)          66.7                 56.4
    11                      120                            117              1.33 (10)         70.4                 45.2
    12                       61 (20)                        58 (20)         1.21 (11)(21)     79.2                 75.7 (21)
    13                      111                            108              1.44              70.0                 70.0
    14                      120                            117              1.31              72.3                 60.7
    15                      119                            119              1.25              78.7 (12)            66.5 (12)
    16                      120                            117              1.21 (13)         81.0                 74.2
    17                       80                             79              1.20              68.8                 65.2
    18                      176                            170              1.07              84.0                  0.9
    19                       82                             82              1.57              73.9                 66.2
    20                       59                             56              1.20              75.7                 75.7
    21                      120                            120              1.21              78.1                 68.6
    22                       60                             57              1.53              79.4                 79.4
    23                       59                             56              1.26              92.5                 92.5
    24                      120                            117              1.41              79.5                 66.4
    25                      120                            120              1.23              80.0                 70.1
    26                      121 (20)                       118 (20)         1.21              79.5                 76.2
    27                      119                            117              1.37              68.4                 56.8
    28                       60                             25              1.41              77.5                 75.5
    29                      134 (20)                       131 (20)         1.48 (14)         60.5                 44.3
    30                       84                             82              1.29 (15)         80.0                 73.0
    31                      118                            116              1.33              74.3                 62.3
    32                       59                             56              1.19              80.9                 80.9
    33                      178                             23              1.38              79.1                 67.2
    34                      178                             23              1.43              69.7                 59.2
    35                      120                            116              1.21 (16)         74.6                 65.6
    36                      120                            120              1.31              71.1                 59.4
    37                       59                             59              1.64              79.6                 79.6
    38                      120                            120              1.26              77.7                 67.9
    39                      120                            120              1.45              70.9                 59.2
    40                      120                            119              1.65              60.9                 48.2
    41                      177                            177              1.00              73.6                  0.0
    42                      118                            118              1.38              79.4                 66.6
    43                      178                             23              1.29              50.6                 42.9
    44                      178                             23              1.41              78.0                 66.2
    45                      120                            117              1.25 (17)         65.9                 55.3
    46                      120                            120              1.56              77.5                 64.7
    47                      119                            119              1.26              78.6                 66.2
    48                      119                             48              1.32              79.6                 66.6
    49                       58                             55              1.34              78.9                 73.0
    50                      120                            119              1.35              79.3                 66.7
    51                      116                            114              1.35              78.8                 61.2
    52                      119                            119              1.43              79.9                 66.6
    53                      118                            117              1.25              79.9                 70.1
    54                       94                             22              1.31              80.0                 73.2
    55                      120                            120              1.69              61.2                 51.1
    56                      121 (20)                       118 (20)         1.26 (18)         78.8                 69.2
    57                      120                            120              1.35              74.3                 61.7
    58                       59                             59              1.72              78.0                 78.0
    59                       80                             79              1.30              79.2                 75.1
    60                      119                            119              1.50              75.9                 63.6
    61                      120                            120              1.43              77.8                 66.4
    62                      119                            116              1.20              69.9                 58.8
    63                      119                            119              1.45              74.7                 62.5
    64                      118                            117              1.25              78.6                 69.0
    65                      120                            118              1.21              79.9                 63.9
    66                       84                             81              1.26              78.3                 72.9
    67                      121 (20)                       120 (20)         1.24              75.4                 62.9
    68                      120                             36              1.41              72.4                 60.4
    69                      178                             23              1.36              68.7                 40.9
    70                      120                            119              1.60              78.9                 66.3
    71                      119                            119              1.42              70.5                 59.0
    72                      120                            117              1.90 (19)         52.7                 44.4
    73                      118                            115              1.75              68.2                 56.9
    74                      118                            115              1.34              79.3                 66.4
    75                      114                            111              1.32              73.8                 59.8
    76                      119                            118              1.41              79.9                 67.4
    77                       61 (20)                        58 (20)         1.29              70.4                 65.9
    78                      177                            177              1.00              81.9                  0.0
    79                      120                            120              1.60              66.9                 55.9
    80                       65                             63              1.55              49.9                 41.2
    81                      120                            120              1.33              76.0                 66.4
    82                      118                             34              1.37              79.6                 60.6
    83                       59                             56              1.17              90.0                 90.0
    84                      177                            177              1.00              73.1                  0.0
    85                      121 (20)                       118 (20)         1.40              80.0                 67.1
    86                      120                            117              1.71              57.4                 48.5
    87                      182                            182              1.00              95.4                  0.0
    88                      119                            119              1.28              68.5                 57.3
    89                      120                            120              1.32              73.2                 47.6

FOOTNOTES TO ANNEX A-5

11 West 42nd Street         1     Based on in-place U/W Net Cash Flow. Based on
                                  the projected U/W Net Cash Flow for the 11 West
                                  42nd Street Mortgaged Property of $19,643,571,
                                  the U/W NCF DSCR is 1.74x.
2100 Kalakaua Avenue        2     Based on in-place U/W Net Cash Flow. Based on
                                  the projected U/W Net Cash Flow for the 2100
                                  Kalakaua Avenue Mortgaged Property of
                                  $12,569,890, the U/W NCF DSCR is 1.64x.
Mall Del Norte              3     U/W Net Cash Flow and U/W NCF DSCR were
                                  calculated including 17,977 square feet of executed
                                  leases with Bank of America, Agaci Too, Bebe and
                                  Underground Station, as well as 20,496 square feet
                                  of potential leases, rent steps through September 1,
                                  2005 and $44,555 in projected rent increases from
                                  potential lease renewals. The in-place underwritten
                                  net cash flow excludes the 20,496 square feet of
                                  potential leases. The property is a 1,205,958
                                  square-foot regional mall of which 683,493 square
                                  feet is collateral. The overall projected
                                  underwritten occupancy is 87.9% with in-line
                                  projected occupancy of 90.5%. As of the rent roll
                                  dated September 30, 2004, the property was 86.2%
                                  leased and 84.7% occupied, with 84.8% of the
                                  in-line space leased and 79.8% of the in-line
                                  tenants in occupancy. The related borrower posted
                                  a letter of credit in the amount of $4,181,000,
                                  representing proceeds allocable to the differential
                                  between the as-is minimum rent at the closing of
                                  the mortgage loan and the projected minimum
                                  rent. The $4,181,000 will be required to be
                                  released upon the property achieving a certain
                                  minimum rent.
U-Store-It Portfolio II     4     Based on in-place U/W Net Cash Flow. Based on
                                  the projected U/W Net Cash Flow for the
                                  U-Store-It Portfolio II Mortgaged Properties of
                                  $10,174,353, the U/W NCF DSCR is 1.64x.
Macquarie DDR Portfolio     5     The Macquarie DDR Portfolio Mortgage Loan
                                  provides for (a) first, an initial prepayment
                                  lock-out period, followed by (b) second, a period
                                  when the borrower may prepay such mortgage
                                  loan in an amount no greater than 50% of the
                                  initial mortgage loan balance of such mortgage
                                  loan, together with a yield maintenance charge,
                                  followed by (c) third, a period when the borrower
                                  may, at its election, defease such mortgage loan, in
                                  whole or in part, and/or prepay such mortgage
                                  loan in an amount (in the aggregate, when added
                                  to any amounts previously prepaid) no greater
                                  than 50% of the initial principal balance of such
                                  mortgage loan, together with a yield maintenance
                                  charge.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

Macquarie DDR Portfolio                   6    U/W Net Cash Flow and U/W NCF DSCR were
                                               calculated including approximately $679,424 of
                                               income from four master leases to affiliates of the
                                               related borrower. Additionally, there is an 8,684
                                               square-foot ground lease on a dark Luby's at
                                               MacArthur Marketplace which will be required to
                                               be master leased by DDR Macquarie Fund LLC, a
                                               U.S. limited liability corporation ("U.S. LLC") for
                                               an annual amount $129,044 in the event the tenant
                                               defaults on its rental obligations. The rent from
                                               8,112 square feet of expansion space with executed
                                               leases is also included, although the expansion
                                               space is not yet occupied, and the rent from 10,075
                                               square feet of expansion and relocation space of
                                               existing tenants although leases have not yet been
                                               executed. DDR has agreed to pay any shortfall in
                                               the rental payments between the existing lease and
                                               the unexecuted leases until these tenants are
                                               in-place and paying unabated rent.
The Courtyard Marriott Midtown East       7    Based on in-place U/W Net Cash Flow. Based on
                                               the projected U/W Net Cash Flow for the
                                               Courtyard Marriott Midtown East Mortgaged
                                               Property of $5,949,758, the U/W NCF DSCR is
                                               1.85x.
Concord Portfolio                         8    U/W Net Cash Flow and 1.42x U/W NCF DSCR
                                               were calculated taking into account the borrowers'
                                               and the sole member of the borrowers' exclusion
                                               from ad valorem real estate taxes and assessments
                                               in accordance with the Texas Property Tax Code.
                                               In the event of a foreclosure or other transfer of
                                               the mortgaged property, such mortgaged property
                                               will no longer be exempt from ad valorem real
                                               estate taxes and assessments in accordance with
                                               Section 11.182 of the Texas Property Tax Code.
                                               Without such exemption, the U/W Net Cash Flow
                                               and U/W NCF DSCR for the mortgaged property
                                               would be $2,973,426 and 1.02x, respectively.
Marriott Salt Lake                        9    The Marriott Salt Lake borrower has the right but
                                               not the obligation to pay the lender additional
                                               amortization; provided that in no event shall the
                                               additional amortization exceed $6,000,000.
Marriott Salt Lake                       10    Based on in-place U/W Net Cash Flow. Based on
                                               the projected U/W Net Cash Flow for the Marriott
                                               Salt Lake Mortgaged Property of $4,624,944, the
                                               U/W NCF DSCR is 1.44x.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

Great Neck Roslyn Portfolio     11     U/W Net Cash Flow and U/W NCF DSCR were
                                       calculated including three executed leases to two
                                       tenants (Long Island University, CW Post Campus
                                       and Best Web) totaling 19,750 square feet at the
                                       Expressway Plaza properties, which tenants are not
                                       yet in occupancy. The amount of $820,743 was held
                                       back at the closing of the subject underlying
                                       mortgage loan, to be released upon receipt of
                                       satisfactory estoppel certificates from the
                                       applicable tenants providing the tenants are in
                                       place, open for business and paying unabated rent.
                                       The portfolio is 95.0% leased and 86.6% occupied
                                       (excluding the three executed leases) on a
                                       weighted average basis.
Richland Town Center            12     Cut-Off Date LTV and Scheduled Maturity/ARD
                                       LTV take into account the construction and lease
                                       up of a new development that is scheduled to be
                                       completed in August 2005. The current Michael's
                                       space will be demolished and redeveloped with a
                                       new building. Michael's will relocated to another
                                       building within the same shopping center on or
                                       before February 1, 2005. Space within the new
                                       building has been leased to five tenants totaling
                                       13,088 square feet.
Atlantic Building               13     U/W Net Cash Flow and U/W NCF DSCR were
                                       calculated including one tenant (Ted's Montana
                                       Grill) with an executed lease for 9,000 square feet,
                                       which took possession effective December 1, 2004,
                                       is not yet in occupancy and has a rent
                                       commencement date of June 1, 2005. The lease for
                                       the 9,000 square feet is contingent upon receipt of
                                       approval from the Philadelphia Liquor Control
                                       Board for transfer of the liquor license to the
                                       tenant. If the tenant has not received approval by
                                       April 1, 2005, the tenant may terminate its lease
                                       on or before April 30, 2005. If the tenant
                                       terminates its lease, the related borrower will sign
                                       a three-year master lease on the same terms as the
                                       tenant, and such master lease will be guaranteed
                                       by the key principals.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

Hayward FedEx                       14     U/W Net Cash Flow and U/W NCF DSCR were
                                           calculated based on an executed lease with FedEx
                                           Freight West, Inc., which tenant is not yet in
                                           occupancy, but has commenced paying rent. In the
                                           event FedEx Freight West, Inc. has not exercised
                                           its first five-year renewal option nine months prior
                                           to the lease expiration date (notice of renewal is
                                           required to be given not less than six months nor
                                           more than nine months prior to the expiration of
                                           the lease) an excess cash flow sweep will
                                           commence and all excess cash flow will be held as
                                           additional collateral by the lender, with the swept
                                           funds being available to re-tenant the premises.
Palmdale Gateway Center             15     U/W Net Cash Flow and U/W NCF DSCR were
                                           calculated including two tenants totalling 3,750
                                           square feet that are not yet open for business but
                                           have taken possession of their respective spaces
                                           and have commenced paying rent. The property is
                                           currently 100.0% leased and 96.2% occupied
                                           (excluding the 3,750 square feet).
Countryside Professional Center     16     U/W Net Cash Flow and U/W NCF DSCR were
                                           calculated based on potential lease-up at the
                                           mortgaged real property (no potential tenants have
                                           been specifically identified). The potential lease-up
                                           was calculated based on a projected underwritten
                                           occupancy of approximately 73.4%, at which level
                                           the projected DSCR would be 1.21x. At closing,
                                           the related borrower escrowed the amount of
                                           $300,000, representing proceeds allocable to the
                                           cash flow differential between the current net cash
                                           flow and the net cash flow based upon the
                                           projected underwritten occupancy. Within 24
                                           months of the first payment date of the mortgage
                                           loan, the related borrower will have the
                                           opportunity to release the $300,000 holdback, in
                                           whole or in part, upon the satisfaction of certain
                                           conditions contained in the loan documentation,
                                           including but not limited to achieving a DSCR of
                                           1.30x. Additionally, the U/W Net Cash Flow and
                                           U/W NCF DSCR were calculated including 2,756
                                           square feet of space leased to a tenant that is dark,
                                           but continues to pay rent. The rent being paid by
                                           the dark tenant is guaranteed by the key
                                           principals. The property is currently 71.8% leased
                                           and 68.9% occupied. The DSCR based on the
                                           current leased percentage and current Net Cash
                                           Flow is 1.16x.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

Beverly Boulevard                        17     U/W Net Cash Flow and U/W NCF DSCR were
                                                calculated including an executed lease with
                                                Intralink Limited (5,700 square feet), which tenant
                                                is not yet in occupancy. The loan will be fully
                                                recourse to the key principal (Barry Beitler) until
                                                Intralink Limited is open for business and paying
                                                unabated rent. Additionally, Occupancy
                                                Percentage, U/W Net Cash Flow and U/W NCF
                                                DSCR were calculated including Thomas Lavin,
                                                Inc. (4,730 square feet), which tenant is currently
                                                open for business and paying rent, but has entered
                                                into discussions with the landlord to vacate its
                                                premises prior to the lease end date (August 31,
                                                2007), at such time as a replacement tenant is
                                                found. The loan will be fully recourse to the key
                                                principal (Barry Beitler) until Thomas Lavin, Inc.
                                                has been replaced by a tenant acceptable to the
                                                lender and which is open for business and paying
                                                unabated rent. As of the rent roll dated November
                                                1, 2004, the property was 100.0% leased (including
                                                both the Intralink Limited space and the Thomas
                                                Lavin, Inc. space) and 73.5% occupied (excluding
                                                the Intralink Limited space).
Kirby Gate Office                        18     U/W Net Cash Flow and U/W NCF DSCR were
                                                calculated including full rent for Green Clinic
                                                (7,860 square feet), which tenant has a two-month
                                                rent abatement. The amount of $50,000 was
                                                escrowed at the closing of the mortgage loan, to be
                                                released upon Green Clinic paying full, unabated
                                                rent.
Eckerd - Rochester                       19     U/W Net Cash Flow and U/W NCF DSCR were
                                                calculated based upon Eckerd's first two rent
                                                payments since opening, as indicated in the Eckerd
                                                lease and estoppel. The current rent payments may
                                                be subject to upward or downward adjustments
                                                based upon final construction costs as determined
                                                within approximately 150 days of delivery. The
                                                related borrower has provided a full payment
                                                guaranty for any losses suffered as a result of a
                                                potential rent reduction.
Macquarie DDR Portfolio, Great Neck      20     The Original Interest-Only Period (Mos.),
 Roslyn Portfolio, Oaks of Denton               Remaining Interest-Only Period (Mos.),
 Apartments, Hayward FedEx, Kirby               Remaining Term to Maturity (Mos.) and
 Gate Office, La Salle National Bank            prepayment provisions were adjusted to include
 Branch, Marketplace at Town Center             one interest-only period to reflect the interest
 and Barbizon Building                          payment the trust will receive on February 11,
                                                2005.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

Great Neck Roslyn Portfolio     21     Up to and including the payment date in February
                                       2007, the subject underlying mortgage loan is
                                       interest only. Thereafter, from the payment date in
                                       March 2007 to and including the payment date in
                                       January 2010, principal and interest are due on the
                                       subject underlying mortgage loan based on a 30
                                       year amortization schedule and an actual/360
                                       interest accrual basis (the "Base Payment"). In
                                       addition, commencing on the payment date in
                                       February 2007, up to and including the payment
                                       date in January 2010, an additional monthly
                                       payment of principal in a constant amount of
                                       $18,750 is payable to the extent of excess cash flow
                                       (the "Additional Amortization Payment");
                                       provided, however, that in the event, at any time,
                                       borrower shall, with the express consent of lender,
                                       become the owner and holder of the fee title to
                                       the 277 Northern Blvd. Premises (as defined in the
                                       mortgage) pursuant to and in strict accordance
                                       with the terms, conditions, obligations and
                                       requirements set forth in the mortgage, then
                                       borrower shall no longer be obligated to pay to
                                       lender the Additional Amortization Payment
                                       Amounts. All remaining amounts due with respect
                                       to the subject underlying mortgage loan are due on
                                       the maturity date. The Balloon Balance ($),
                                       Scheduled Maturity/ARD LTV and U/W NCF
                                       DSCR (x) indicated were calculated without taking
                                       into account the Additional Amortization
                                       Payments. Taking into account the Additional
                                       Amortization Payments, the Balloon Balance ($)
                                       would be 36,047,941 and the Scheduled
                                       Maturity/ARD LTV (%) would be 74.2.

                                   ANNEX A-6
                     CERTAIN INFORMATION REGARDING RESERVES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-6-1

                  LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C1

                                                                                                             INITIAL DEPOSIT
                                                                                                             TO THE DEFERRED
CONTROL                                                                 PROPERTY                               MAINTENANCE
  NO.                              PROPERTY NAME                          TYPE               SPECIFIC          ACCOUNT ($)
---------------------------------------------------------------------------------------------------------------------------------

   1      11 West 42nd Street                                    Office                                                0.00
   2      2100 Kalakaua Avenue                                   Retail                   Anchored                     0.00
   3      Mall Del Norte                                         Retail                   Regional Mall                0.00
   4      U-Store-It Portfolio II                                Self-Storage                                    339,363.00
   5      Macquarie DDR Portfolio                                Retail                   Anchored               547,000.00
   6      Wilshire Rodeo Plaza Office                            Office                                          132,506.00
   7      Lembi Portfolio - LSL Property
          Holdings II, LLC                                       Multifamily                                           0.00
   8      IBM Gaithersburg                                       Office                                                0.00
   9      The Courtyard Marriott
          Midtown East                                           Hotel                                                 0.00
  10      Concord Portfolio                                      Multifamily                                           0.00
  11      Marriott Salt Lake                                     Hotel                                                 0.00
  12      Great Neck Roslyn Portfolio                            Office                                          300,112.50
  13      Wilshire Rodeo Plaza Retail                            Retail                   Anchored                     0.00
  14      Crown Center                                           Office                                                0.00
  15      Richland Town Center                                   Retail                   Anchored                   343.75
  16      Atlantic Building                                      Office                                            8,125.00
  17      Somerset On Garfield Apts                              Multifamily                                     100,032.50
  18      United States District Courthouse                      Office                                                0.00
  19      Arapahoe I & II                                        Retail                   Anchored                55,338.75
  20      Lembi Portfolio - LSL Property
          Holdings IV, LLC                                       Multifamily                                           0.00
  21      Clint Moore                                            Office                                           18,500.00
  22      Salado Springs                                         Multifamily                                     121,250.00
  23      Lembi Portfolio - FEL
          Properties II, Inc.                                    Multifamily                                       1,500.00
  24      Livonia Industrial Properties                          Industrial/Warehouse                             13,656.25
  25      Southern Warehouses                                    Industrial/Warehouse                             34,625.00
  26      Oaks of Denton Apartments                              Multifamily                                           0.00
  27      Carson Self Storage                                    Self-Storage                                     80,500.00
  28      Vista Centre                                           Retail                   Unanchored                   0.00
  29      Hayward FedEx                                          Industrial/Warehouse                              2,500.00
  30      Palmdale Gateway Center                                Retail                   Anchored                     0.00
  31      Charleston Square                                      Retail                   Anchored                     0.00
  32      Lembi Portfolio - 950 II DE, LLC                       Multifamily                                       1,250.00
  33      Route 30 Mall                                          Retail                   Anchored                     0.00
  34      Bellflower                                             Retail                   Anchored                 9,875.00
  35      Countryside Professional Center                        Office                                                0.00
  36      Gainesville Shopping Center                            Retail                   Anchored               150,420.50
  37      Pines at Springdale                                    Multifamily                                           0.00
  38      Timbers of Inwood Forest                               Multifamily                                      15,625.00
  39      Towne Shoppes of Margate                               Retail                   Anchored               293,203.75
  40      Best Western Rio Grande Inn                            Hotel                                                 0.00
  41      Rite Aid - Winchester                                  Industrial/Warehouse                                  0.00
  42      Park Central Plaza                                     Retail                   Unanchored             100,000.00
  43      Allentown Towne Center                                 Retail                   Anchored                21,335.00
  44      Clearview Palms                                        Retail                   Unanchored                   0.00
  45      Beverly Boulevard                                      Office                                            3,750.00
  46      Ocala Shopping Center                                  Retail                   Anchored                83,000.00
  47      Big Beaver Office                                      Office                                           41,875.00
  48      Hamilton Meadows                                       Retail                   Anchored                17,625.00
  49      Willow Ridge Apartments                                Multifamily                                      10,262.50
  50      Shelby Grove Apartments                                Multifamily                                           0.00
  51      Northgate Apartments                                   Multifamily                                     156,250.00
  52      Elmhurst Square                                        Retail                   Anchored                 9,375.00
  53      Lion's Run Apartments                                  Multifamily                                      53,750.00
  54      2044 Ocean Avenue                                      Office                                            3,125.00
  55      Hernando West Shopping Center                          Retail                   Anchored                58,411.25
  56      Kirby Gate Office                                      Office                                                0.00
  57      Glendale Square Retail Center                          Retail                   Unanchored                   0.00
  58      Northeast Plaza                                        Retail                   Anchored                 6,562.50
  59      Westgate Park Apartments                               Multifamily                                       8,750.00
  60      6900 Place Shopping Center                             Retail                   Unanchored                 938.00

                 ANNUAL DEPOSIT            ANNUAL                   CURRENT           AS OF
               TO THE REPLACEMENT      DEPOSIT TO THE           BALANCE OF THE       DATE OF
CONTROL              RESERVE               TI & LC                  TI & LC          TI & LC
  NO.              ACCOUNT ($)           ACCOUNT ($)              ACCOUNT ($)        ACCOUNT
----------------------------------------------------------------------------------------------

   1                 222,000.00                0.00 (1)        9,001,685.70         January-05
   2                       0.00 (2)            0.00 (2)                0.00         January-05
   3                       0.00 (3)            0.00 (3)                0.00         January-05
   4                 236,028.00                0.00                    0.00         January-05
   5                       0.00 (4)            0.00 (4)                0.00         January-05
   6                  44,876.88                0.00 (5)        3,665,427.10         January-05
   7                  47,025.00                0.00                    0.00         January-05
   8                       0.00                0.00                    0.00         January-05
   9                       0.00 (29)           0.00                    0.00         January-05
  10                 170,400.00                0.00                    0.00         January-05
  11                       0.00 (30)           0.00                    0.00         January-05
  12                  48,796.00 (6)            0.00 (7)          679,257.00 (7)     January-05
  13                  12,291.12                0.00 (8)                0.00         January-05
  14                  64,926.24                0.00 (9)          500,000.00 (9)     January-05
  15                  29,222.52           55,800.00                9,300.00         January-05
  16                  63,198.60 (10)     325,008.00 (10)(28)     325,000.00 (10)    January-05
  17                  69,360.00                0.00                    0.00         January-05
  18                       0.00                0.00                    0.00         January-05
  19                  32,040.00          162,808.00              103,358.64         January-05
  20                  23,850.00                0.00                    0.00         January-05
  21                  14,948.88           50,000.04              485,000.00         January-05
  22                  87,999.96                0.00                    0.00         January-05
  23                  13,950.00                0.00                    0.00         January-05
  24                  77,834.04           97,292.52                    0.00         January-05
  25                  40,833.72           54,500.00                4,583.33         January-05
  26                  86,070.96                0.00                    0.00         January-05
  27                  28,800.00                0.00                    0.00         January-05
  28                  14,166.96 (11)      33,041.00 (12)         100,000.00 (12)    January-05
  29                   6,831.00                0.00 (13)               0.00         January-05
  30                  19,982.64           36,000.00 (14)               0.00         January-05
  31                   8,522.04                0.00              200,180.86         January-05
  32                  12,825.00                0.00                    0.00         January-05
  33                  12,739.44           26,000.04                4,333.84         January-05
  34                  23,160.00           24,999.96                4,166.67         January-05
  35                  21,881.52                0.00 (15)         265,000.00 (15)    January-05
  36                  27,069.36           37,500.00 (16)           3,125.00         January-05
  37                  41,978.04                0.00                    0.00         January-05
  38                  95,965.20                0.00                    0.00         January-05
  39                  14,033.28           44,499.96 (17)         303,708.33         January-05
  40                  96,309.00                0.00                    0.00         January-05
  41                       0.00                0.00                    0.00         January-05
  42                  16,845.84           60,000.00               80,000.00         January-05
  43                  27,281.40           55,813.92 (18)          55,813.92         January-05
  44                   8,452.20           30,000.00                    0.00         January-05
  45                   4,305.96 (21)           0.00               57,000.00 (19)    January-05
  46                  17,296.56           37,500.00 (20)           3,125.00         January-05
  47                   7,367.52           50,004.00               54,167.00         January-05
  48                  11,533.56           24,999.96                    0.00         January-05
  49                  63,000.00                0.00                    0.00         January-05
  50                  24,638.00                0.00                    0.00         January-05
  51                  58,200.00                0.00                    0.00         January-05
  52                  14,574.96           20,537.52                3,422.92         January-05
  53                  51,396.00                0.00                    0.00         January-05
  54                   3,786.12                0.00 (22)         150,137.91         January-05
  55                  11,990.88           24,999.96 (23)           2,083.33         January-05
  56                   8,617.20           39,312.96 (24)               0.00         January-05
  57                   2,172.00           12,996.00                1,083.00         January-05
  58                   8,176.68           10,902.24                1,817.04         January-05
  59                  42,000.00                0.00                    0.00         January-05
  60                   7,921.80           28,940.04                    0.00         January-05

                                                                     ANNEX A-6-2

                  LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C1

                                                                                             INITIAL DEPOSIT
                                                                                             TO THE DEFERRED
CONTROL                                          PROPERTY                                      MAINTENANCE
  NO.                  PROPERTY NAME               TYPE                     SPECIFIC            ACCOUNT ($)
------------------------------------------------------------------------------------------------------------

  61    Mansell Square Shopping Center            Retail                   Unanchored                   0.00
  62    The Seasons Condominiums                  Retail                   Unanchored               3,750.00
  63    Courtyard Plaza                           Retail                   Unanchored               4,504.00
  64    Bay Colony Apartments                     Multifamily                                       6,875.00
  65    CVS - North Carolina                      Retail                   Anchored                     0.00
  66    Jacques Mobile Home Park                  Mobile Home Park                                 56,025.00
  67    La Salle National Bank Branch             Retail                   Anchored                     0.00
  68    Westlake Atascocita                       Retail                   Unanchored              33,237.50
  69    Perry Plaza                               Retail                   Anchored                55,213.00
  70    Auburn Place & College
        Point I & II Apartments                   Multifamily                                       1,250.00
  71    2020 Greenville                           Retail                   Unanchored                   0.00
  72    Eckerd - Rochester                        Retail                   Anchored                     0.00
  73    Meadowglen Business Park                  Industrial/Warehouse                            239,487.50
  74    901 Portcentre Parkway                    Industrial/Warehouse                                  0.00
  75    Grantsville Plaza Shopping Center         Retail                   Anchored                83,500.00
  76    102-104 Fulton Street                     Retail                   Unanchored                   0.00
  77    Marketplace at Town Center                Retail                   Anchored                     0.00
  78    Rite Aid - Kettering                      Retail                   Other Retail                 0.00
  79    Marion Shopping Center                    Retail                   Unanchored                   0.00
  80    13250-13330 Technology Drive              Retail                   Unanchored                 262.50
  81    Langham Creek                             Multifamily                                      10,263.00
  82    Meridian Apartments                       Multifamily                                     121,610.00
  83    Lembi Portfolio - FEL-WRL
        Properties II, LLC - 1461 Burlingame      Retail                   Unanchored                   0.00
  84    Rite Aid - Marmet                         Retail                   Other Retail                 0.00
  85    Barbizon Building                         Office                                                0.00
  86    CVS - Conover                             Retail                   Anchored                     0.00
  87    Rite Aid - Monticello                     Retail                   Other Retail                 0.00
  88    3068 College Park Drive                   Retail                   Anchored                   660.00
  89    Batesville Kroger Center In-line          Retail                   Anchored                 6,562.50

                ANNUAL DEPOSIT         ANNUAL            CURRENT          AS OF
               TO THE REPLACEMENT   DEPOSIT TO THE    BALANCE OF THE     DATE OF
CONTROL            RESERVE             TI & LC           TI & LC         TI & LC
  NO.            ACCOUNT ($)          ACCOUNT ($)       ACCOUNT ($)      ACCOUNT
------------------------------------------------------------------------------------

  61              3,368.76           20,000.00               0.00        January-05
  62              2,779.56           17,900.40           1,491.70        January-05
  63              9,749.52           24,999.96          25,002.05        January-05
  64             49,368.00                0.00               0.00        January-05
  65              3,183.36                0.00               0.00        January-05
  66              8,300.04                0.00               0.00        January-05
  67              1,157.04                0.00               0.00        January-05
  68             10,808.52           25,136.04               0.00        January-05
  69             21,552.00 (25)      24,999.96         104,280.76        January-05
  70             33,000.00                0.00               0.00        January-05
  71              2,738.16           17,825.04          51,485.42        January-05
  72                  0.00                0.00               0.00        January-05
  73             10,703.04           50,000.04          58,333.34        January-05
  74              7,186.56           17,262.00           2,877.00        January-05
  75             17,316.00           36,888.00         218,444.00        January-05
  76                424.68            2,831.04             235.92        January-05
  77              1,621.56            5,405.04               0.00        January-05
  78                  0.00                0.00               0.00        January-05
  79              8,755.56           24,999.96         302,083.33        January-05
  80              2,810.40            1,405.20             234.20        January-05
  81             14,882.40                0.00               0.00        January-05
  82             30,450.00                0.00               0.00        January-05
  83                675.00                0.00               0.00        January-05
  84                  0.00                0.00               0.00        January-05
  85              5,535.96           14,690.00 (26)          0.00        January-05
  86              1,518.75                0.00               0.00        January-05
  87                  0.00                0.00               0.00        January-05
  88                952.56            3,150.00 (27)     25,922.50        January-05
  89              1,302.00            6,972.00               0.00        January-05

FOOTNOTES TO ANNEX A-6

PROPERTY NAME
11 West 42nd Street             1     Monthly leasing deposits are required in the
                                      amount of $137,931 commencing with the payment
                                      date in January 2008 through and including the
                                      monthly payment date in May 2010 and in the
                                      amount of $166,667 commencing with the payment
                                      date in June 2010 through and including the
                                      monthly payment date in May 2011.
2100 Kalakaua Avenue            2     The Sponsors (Melvin Heller and Robert Siegel)
                                      have provided a CapEx/Existing Lease Cost
                                      guaranty of the 2100 Kalakaua Avenue Borrower's
                                      obligations to pay $7 million of capital
                                      expenditures (including TI/LCs) that are
                                      reasonably approved by the mortgage lender and
                                      to pay $3.6 million of future tenant allowance costs
                                      due under existing leases with Gucci America Inc.
                                      and Yves Saint Laurent Boutique, Ltd.
Mall Del Norte                  3     Ongoing reserves for taxes, insurance premiums,
                                      TI/LC's and CapEx will only be required following
                                      certain trigger events. Once triggered, TI/LC &
                                      CapEx Ongoing reserves will be capped at two
                                      years.
Macquarie DDR Portfolio         4     Ongoing reserves for taxes, insurance premiums,
                                      TI/LC's and CapEx will only be required following
                                      an event of default.
Wilshire Rodeo Plaza Office     5     Together with any lease termination payment paid
                                      with respect to the United Talent Agency lease,
                                      maximum balance in account shall not exceed
                                      $5,700,000.
Great Neck Roslyn Portfolio     6     The amount of $300,113 was escrowed at the
                                      closing of the mortgage loan for capital
                                      expenditures. Ongoing reserves for capital
                                      expenditures will be required commencing in the
                                      25th month of the mortgage loan and will be
                                      capped at three times the annual replacement
                                      amount.
Great Neck Roslyn Portfolio     7     The amount of $679,257 was escrowed at the
                                      closing of the mortgage loan for TI/LC's. No
                                      ongoing TI/LC reserves are required to the extent
                                      the amount on deposit in the TI/LC reserve is at
                                      least $250,000. Should the amount on deposit in
                                      the TI/LC reserve fall below $250,000, the related
                                      borrower will be required to commence making
                                      ongoing monthly deposits in the amount of $17,000
                                      into the TI/LC reserve, not to exceed an aggregate
                                      amount of $500,000.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

Wilshire Rodeo Plaza Retail       8    Monthly rollover deposits are required in the
                                       amount of $34,239 commencing with the payment
                                       date in March 2010 through and including the
                                       payment date in August 2011 and commencing
                                       with the payment date in May 2012 through and
                                       including the payment date in October 2013 in the
                                       amount of $34,632.
Crown Center                      9    The amount of $500,000 was escrowed at the
                                       closing of the mortgage loan for TI/LC's. The
                                       TI/LC reserve may be drawn on by the related
                                       borrower for any applicable tenant improvements
                                       and/or leasing commissions incurred, except under
                                       circumstances as outlined in the mortgage loan
                                       documentation, during which the TI/LC reserve
                                       may only be used for the space occupied by Bank
                                       of America. No ongoing reserves for TI/LC's are
                                       required, provided that the amount on deposit in
                                       the TI/LC reserve does not fall below $500,000.
Atlantic Building                10    Ongoing contributions to replacement reserves are
                                       capped at two years. The amount of $325,000 was
                                       escrowed at the closing of the mortgage loan for
                                       TI/LC's and ongoing contributions to the TI/LC
                                       reserve are required commencing February 2006,
                                       with a cap of $1,000,000.
Vista Centre                     11    The amount of $30,000 was escrowed at the closing
                                       of the mortgage loan for capital expenditures. No
                                       ongoing reserves for capital expenditures will be
                                       collected, except in the event the balance on
                                       deposit in the replacement reserve escrow fund is
                                       less than $30,000 (the replacement reserve "cap"),
                                       at which time monthly deposits will be required
                                       until the cap is reached.
Vista Centre                     12    The amount of $100,000 was escrowed at the
                                       closing of the mortgage loan for TI/LC's. No
                                       ongoing reserves for TI/LC's will be collected,
                                       except in the event the balance on deposit in the
                                       TI/LC reserve falls below $100,000 (the TI/LC
                                       reserve "cap"), at which time monthly deposits will
                                       be required until the cap is reached.
Hayward FedEx                    13    Commencing the two years prior to the maturity
                                       date of the mortgage loan, monthly deposits into
                                       the TI/LC reserve will be required for 24 months
                                       so that the aggregate amount in the TI/LC reserve
                                       at the end of the 24-month period equals $500,000.
Palmdale Gateway Center          14    Ongoing deposits into the TI/LC reserve are
                                       capped at $72,000.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

Countryside Professional Center     15     The amount of $265,000 was escrowed at the
                                           closing of the mortgage loan for TI/LC's. No
                                           ongoing TI/LC reserves are required to the extent
                                           the amount on deposit is at least $200,000. Should
                                           the amount on deposit in the TI/LC reserve fall
                                           below $200,000, the related borrower will be
                                           required to commence making monthly deposits
                                           into the TI/LC reserve in the amount of $7,500,
                                           not to exceed an aggregate amount of $200,000.
Gainesville Shopping Center         16     Ongoing contributions to the TI/LC reserves
                                           account are capped at $75,000. In the event that
                                           the anchor tenant Publix Super Market, Inc. ceases
                                           normal business operations at the property and
                                           continues to pay rent, borrower must make an
                                           initial dark period leasing account deposit in the
                                           amount of $150,000; furthermore, borrower must
                                           make monthly dark period leasing account deposits
                                           in the amount of $3,125 until the dark space is
                                           occupied by the anchor tenant or replacement
                                           tenant(s) conducting normal business operations
                                           for at least six consecutive months. Dark period
                                           account deposits shall not count toward the TI/LC
                                           cap.
Towne Shoppes of Margate            17     Ongoing contributions to the TI/LC reserves
                                           account are capped at $89,000. In the event that
                                           the anchor tenant Winn-Dixie Store, Inc. ceases
                                           normal business operations at the property and
                                           continues to pay rent, borrower must make
                                           monthly dark period leasing account deposits in
                                           the amount of $3,078.33 until the dark space is
                                           occupied by the anchor tenant or replacement
                                           tenant(s) conducting normal business operations
                                           for at least six consecutive months. Dark period
                                           account deposits shall not count toward the TI/LC
                                           cap.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

Allentown Towne Center     18     Ongoing contributions to the TI/LC reserves are
                                  capped at $500,000. In the event that borrower
                                  entered into a replacement lease acceptable to
                                  lender on a portion of the KMart space and
                                  provides for an initial lease term of at least five
                                  years that expires no earlier than June 30, 2013, a
                                  proportionate amount of the TI/LC account shall
                                  be released to borrower. If borrower entered into a
                                  replacement lease in accordance to the
                                  aforementioned terms for the entire KMart space,
                                  the monthly TI/LC deposit shall be $8,333.33 and
                                  the TI/LC account shall be capped at $50,000.
                                  Furthermore, if borrower entered into a
                                  replacement lease acceptable to lender on the
                                  entire KMart space and provides for an initial
                                  lease term that expires no earlier than June 1,
                                  2023, the monthly TI/LC deposit shall be $4,166.67
                                  and the TI/LC account shall be capped at $50,000.
Beverly Boulevard          19     The amount of $57,000 was escrowed at the closing
                                  of the mortgage loan for TI/LC's with respect to
                                  the Intralink Limited space.
Ocala Shopping Center      20     Ongoing contributions to the TI/LC reserves
                                  account are capped at $75,000. In the event that
                                  the anchor tenant Staples Super Store East, Inc.
                                  ceases normal business operations at the property
                                  and continues to pay rent, borrower must make an
                                  initial dark period leasing account deposit in the
                                  amount of $150,000; furthermore, borrower must
                                  make monthly dark period leasing account deposits
                                  in the amount of $3,125 until the dark space is
                                  occupied by the anchor tenant or replacement
                                  tenant(s) conducting normal business operations
                                  for at least six consecutive months. Dark period
                                  account deposits shall not count toward the TI/LC
                                  cap.
Beverly Boulevard          21     Ongoing contributions to replacement reserves are
                                  capped at $500,000.00.
2044 Ocean Avenue          22     The Monthly Leasing Account Deposit of
                                  $2,083.33 shall not be required until the payment
                                  date commencing on November 2007. Lender shall
                                  deliver to borrower any amounts in the Leasing
                                  Account in excess of $75,000 upon borrower's
                                  delivery to lender of evidence that at least 80% of
                                  the sq. footage covered by the existing near term
                                  leases has been released pursuant to renewal or
                                  replacement leases that have (i) terms of five years
                                  or more, and (ii) provide for rental rates and terms
                                  comparable to existing local market rates and
                                  terms.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

Hernando West Shopping Center     23     Ongoing contributions to the TI/LC reserves
                                         account are capped at $50,000. In the event that
                                         the anchor tenant Publix Super Market, Inc. ceases
                                         normal business operations at the property and
                                         continues to pay rent, borrower must make an
                                         initial dark period leasing account deposit in the
                                         amount of $150,000; furthermore, borrower must
                                         make monthly dark period leasing account deposits
                                         in the amount of $2,083.33 until the dark space is
                                         occupied by the anchor tenant or replacement
                                         tenant(s) conducting normal business operations
                                         for at least six consecutive months. Dark period
                                         account deposits shall not count toward the TI/LC
                                         cap.
Kirby Gate Office                 24     Ongoing contributions to TI/LC reserves are
                                         capped at $150,000.
Perry Plaza                       25     Ongoing contributions to replacement reserves are
                                         capped at $64,656 upon the earlier to occur of (i)
                                         the fourth anniversary of loan funding and, (ii)
                                         roof replacement at the property.
Barbizon Building                 26     Ongoing contributions to TI/LC reserves are
                                         capped at $73,450.00.
3068 College Park Drive           27     The Monthly Leasing Account Deposit shall
                                         automatically be increased to $1,058.33 if, on or
                                         before Jan. 31, 2011 the tenant under the
                                         Starbucks lease hasn't extended the term of the
                                         lease for at least five years beyond the current
                                         schedule termination date of the Starbuck's Lease.
Atlantic Building                 28     If Philadelphia Health Management Corporation
                                         (86,592 square feet, lease expiration August 31,
                                         2011) or Klehr, Harrison, Harvey, Branzburg &
                                         Ellers, LLP (68,901 square feet, lease expiration
                                         September 30, 2009) have not renewed their
                                         respective leases for their entire spaces one year
                                         prior to their lease expiration dates, or have given
                                         notice to reduce their spaces by at least 15%,
                                         ongoing contributions to the TI/LC reserve will be
                                         required at an increased amount of $497,604 per
                                         annum.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

The Courtyard Marriott Midtown     29     The Courtyard Marriott Midtown East Borrower is
 East                                     required to deposit into a reserve 4% of annual
                                          gross income for replacement of furniture, fixtures
                                          and equipment at the property (the "Courtyard
                                          Marriott FF&E Reserve"); provided that the
                                          Courtyard Marriott Midtown East Borrower's
                                          obligation with respect to the Courtyard Marriott
                                          FF&E Reserve is suspended during such times as
                                          Marriott International, Inc. or an affiliate thereof is
                                          the property manager and is maintaining the
                                          required amount of the Courtyard Marriott FF&E
                                          Reserve and the debt service coverage ratio of the
                                          Courtyard Marriott Midtown East Mortgage Loan
                                          is equal to or greater than 1.15x. Pursuant to the
                                          related loan documents, the holder of the
                                          Courtyard Marriott Midtown East Mortgage Loan
                                          has agreed not to take any action with respect to
                                          the Courtyard Marriott FF&E Reserve while the
                                          Courtyard Marriott Management Agreement
                                          remains in effect.
Marriott Salt Lake                 30     At the closing of the mortgage loan, the Marriott
                                          Salt Lake Borrower deposited an initial amount of
                                          $3,760,530.60 into the Replacement Reserve.
                                          Commencing on February 11, 2005, borrower must
                                          make monthly replacement deposits in an amount
                                          equal to the greater of (i) 1/12th of 4% of the gross
                                          income from operations during the preceding
                                          calendar year as defined in the related loan
                                          documents and (ii) the amount required under the
                                          mortgaged property's management agreement;
                                          provided, however, such deposit shall not be
                                          required as long as the property manager is
                                          maintaining the required minimum replacement
                                          reserve amount pursuant to the management
                                          agreement.

                                    ANNEX B
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX B-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C1

CONTROL                      PROPERTY                                      CUT-OFF DATE   UTILITIES PAID       UTILITIES PAID
  NO.                          NAME                           COUNTY        BALANCE ($)     BY TENANT            BY TENANT
------------------------------------------------------------------------------------------------------------------------------------

   7     Lembi Portfolio - LSL Property Holdings II, LLC  San Francisco   48,950,000.00   Yes            Electric, Gas
   7a      78 Buchanan Street                             San Francisco                   Yes            Electric, Gas
   7b      1401 Jones Street / 1320 Washington Street     San Francisco                   Yes            Electric, Gas
   7c      2677 Larkin Street                             San Francisco                   Yes            Electric, Gas
   7d      1870 Pacific Avenue                            San Francisco                   Yes            Electric, Gas
   7e      1340-1390 Taylor Street                        San Francisco                   Yes            Electric, Gas
   7f      1290 20th Avenue/1844 Irving Street            San Francisco                   Yes            Electric, Gas
   10    Concord Portfolio                                Harris          41,000,000.00   Yes            Electric, Water
  10a      Concord at Little York                         Harris                          Yes            Electric, Water
  10b      Concord at Williamcrest                        Harris                          Yes            Electric, Water
  10c      Concord at Gulfgate                            Harris                          Yes            Electric, Water
   18    Somerset On Garfield Apts                        Los Angeles     22,000,000.00   Yes            Electric, Gas, Water, Sewer
   20    Lembi Portfolio - LSL Property Holdings IV, LLC  San Francisco   18,700,000.00   Yes            Electric, Gas
  20a      500 Stanyan                                    San Francisco                   Yes            Electric, Gas
  20b      645 Stockton                                   San Francisco                   Yes            Electric, Gas
   22    Salado Springs                                   Bexar           17,700,000.00   Yes            Electric, Gas, Water, Sewer
   23    Lembi Portfolio - FEL Properties II, Inc.        San Francisco   16,650,000.00   Yes            Electric, Gas
  23a      235 Church                                     San Francisco                   Yes            Electric, Gas
  23b      252 Church                                     San Francisco                   Yes            Electric, Gas
  23c      2075 Market                                    San Francisco                   Yes            Electric, Gas
  23d      2099 Market                                    San Francisco                   Yes            Electric, Gas
   26    Oaks of Denton Apartments                        Denton          14,500,000.00   Yes            Electric, Water, Sewer
   32    Lembi Portfolio - 950 II DE, LLC                 San Francisco    8,900,000.00   Yes            Electric, Gas
   37    Pines at Springdale                              Palm Beach       8,200,000.00   Yes            Electric, Water, Sewer
   38    Timbers of Inwood Forest                         Harris           7,300,000.00   Yes            Electric
   49    Willow Ridge Apartments                          Harris           4,889,223.34   Yes            Electric
   50    Shelby Grove Apartments                          Shelby           4,400,000.00   Yes            Electric, Water
   51    Northgate Apartments                             Harris           4,375,464.06   Yes            Electric, Water
   53    Lion's Run Apartments                            Bell             4,290,000.00   Yes            Electric
   59    Westgate Park Apartments                         Bell             3,800,000.00   Yes            Electric, Water, Sewer
   64    Bay Colony Apartments                            Bell             3,300,000.00   Yes            Electric
   66    Jacques Mobile Home Park                         Geauga           3,250,000.00   Yes            Electric, Water, Sewer
   70    Auburn Place & College Point I & II Apartments   Erath            3,000,000.00   Yes            Electric, Gas
   81    Langham Creek                                    Harris           1,900,000.00   Yes            Electric, Water, Sewer
   82    Meridian Apartments                              Brazos           1,894,309.98   Yes            Electric

 CONTROL  # OF  AVG. RENT   MAX. RENT    # OF    AVG. RENT    MAX. RENT    # OF 1      AVG. RENT        MAX. RENT       # OF 2
   NO.    PADS   PADS ($)   PADS ($)   STUDIOS  STUDIOS ($)  STUDIOS ($)  BEDROOMS   1 BEDROOMS ($)  1 BEDROOMS ($)    BEDROOMS
----------------------------------------------------------------------------------------------------------------------------------

    7         0          0           0       40        1,136       1,675        148            1,722           3,800           17
    7a        0          0           0        6        1,107       1,475         29            1,363           2,100            1
    7b        0          0           0        7        1,108       1,567         28            1,447           1,800            0
    7c        0          0           0        1          477         477         24            2,349           3,000            8
    7d        0          0           0        3        1,442       1,675         27            1,817           3,800            0
    7e        0          0           0        1        1,358       1,358         24            1,983           3,400            8
    7f        0          0           0       22        1,129       1,675         16            1,249           1,595            0
    10        0          0           0        0            0           0        384              600             719          432
   10a        0          0           0        0            0           0        138              568             675          138
   10b        0          0           0        0            0           0        102              576             679          150
   10c        0          0           0        0            0           0        144              647             719          144
    18        0          0           0        0            0           0         54              911           1,150          202
    20        0          0           0       17          825       1,400         77            1,380           1,895           11
   20a        0          0           0        8        1,130       1,400         24            1,443           1,775            4
   20b        0          0           0        9          554         712         53            1,350           1,895            7
    22        0          0           0        0            0           0        100              675             880          228
    23        0          0           0       31          895       1,095          9            1,189           1,675            2
   23a        0          0           0        0            0           0          8            1,206           1,675            0
   23b        0          0           0        0            0           0          0                0               0            2
   23c        0          0           0       31          895       1,095          1            1,050           1,050            0
   23d        0          0           0        0            0           0          0                0               0            0
    26        0          0           0      104          461         920        120              514             554          104
    32        0          0           0       28        1,058       1,350         25            1,401           1,871            1
    37        0          0           0        0            0           0         38              688             752          113
    38        0          0           0        0            0           0        248              417             465          128
    49        0          0           0        0            0           0        148              375             460           86
    50        0          0           0        0            0           0          0                0               0           98
    51        0          0           0        0            0           0        150              431             475           44
    53        0          0           0        0            0           0        144              414             465           64
    59        0          0           0        0            0           0         52              456             900          100
    64        0          0           0        0            0           0        126              371             455           56
    66      166        233         251        0            0           0          0                0               0            0
    70        0          0           0       40          360         375         27              449             475           51
    81        0          0           0        0            0           0         12              537             610           46
    82        0          0           0        0            0           0         52              397             495           53

                                                                       ANNEX B-2

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C1

CONTROL     AVG. RENT        MAX. RENT      # OF 3       AVG. RENT       MAX. RENT      # OF 4       AVG. RENT        MAX. RENT
  NO.    2 BEDROOMS ($)   2 BEDROOMS ($)   BEDROOMS   3 BEDROOMS ($)  3 BEDROOMS ($)   BEDROOMS    4 BEDROOMS ($)   4 BEDROOMS ($)
------------------------------------------------------------------------------------------------------------------------------------

   7                2,737           4,000           3           2,637           3,121           0                0                0
   7a                   0               0           0               0               0           0                0                0
   7b                   0               0           1           2,875           2,875           0                0                0
   7c               2,958           4,000           0               0               0           0                0                0
   7d                   0               0           0               0               0           0                0                0
   7e               2,485           3,700           2           2,518           3,121           0                0                0
   7f                   0               0           0               0               0           0                0                0
   10                 745             859          36             927           1,049           0                0                0
  10a                 711             829           0               0               0           0                0                0
  10b                 743             859          36             927           1,049           0                0                0
  10c                 780             849           0               0               0           0                0                0
   18               1,040           1,185           0               0               0           0                0                0
   20               1,842           2,675           1           6,177           6,177           0                0                0
  20a               1,968           2,675           0               0               0           0                0                0
  20b               1,770           2,300           1           6,177           6,177           0                0                0
   22                 785             911          24           1,129           1,225           0                0                0
   23               1,524           1,650           2           2,775           2,775           1            2,115            2,115
  23a                   0               0           0               0               0           0                0                0
  23b               1,524           1,650           2           2,775           2,775           1            2,115            2,115
  23c                   0               0           0               0               0           0                0                0
  23d                   0               0           0               0               0           0                0                0
   26                 692             740          16             893             900           0                0                0
   32               1,725           1,725           0               0               0           0                0                0
   37                 791             867           0               0               0           0                0                0
   38                 575             625           0               0               0           0                0                0
   49                 478             600          18             674             700           0                0                0
   50                 597             685           0               0               0           0                0                0
   51                 557             605           0               0               0           0                0                0
   53                 535             570           0               0               0           0                0                0
   59                 535           1,020          16             698             725           0                0                0
   64                 461             515           0               0               0           0                0                0
   66                   0               0           0               0               0           0                0                0
   70                 569             600           2             715             725           0                0                0
   81                 736             815           0               0               0           0                0                0
   82                 463             515           0               0               0           0                0                0

CONTROL   # OF COMMERCIAL          AVG. RENT              MAX. RENT                     TOTAL
  NO.          UNITS         COMMERCIAL UNITS ($)    COMMERCIAL UNITS ($)    ELEVATOR   UNITS
-----------------------------------------------------------------------------------------------

   7                      1                   8,000                  8,000   Various       209
   7a                     0                       0                      0   Yes            36
   7b                     0                       0                      0   Yes            36
   7c                     0                       0                      0   Yes            33
   7d                     0                       0                      0   Yes            30
   7e                     0                       0                      0   No             35
   7f                     1                   8,000                  8,000   Yes            39
   10                     0                       0                      0   No            852
  10a                     0                       0                      0   No            276
  10b                     0                       0                      0   No            288
  10c                     0                       0                      0   No            288
   18                     0                       0                      0   No            256
   20                     0                       0                      0   Yes           106
  20a                     0                       0                      0   Yes            36
  20b                     0                       0                      0   Yes            70
   22                     0                       0                      0   No            352
   23                    17                   4,877                 22,500   N/A            62
  23a                     2                   5,975                  6,800   No             10
  23b                     0                       0                      0   No              5
  23c                     5                   4,265                  6,650   No             37
  23d                    10                   4,964                 22,500   N/A            10
   26                     0                       0                      0   No            344
   32                     3                   2,368                  3,960   Yes            57
   37                     0                       0                      0   Yes           151
   38                     0                       0                      0   No            376
   49                     0                       0                      0   No            252
   50                     0                       0                      0   No             98
   51                     0                       0                      0   No            194
   53                     0                       0                      0   No            208
   59                     0                       0                      0   No            168
   64                     0                       0                      0   No            182
   66                     0                       0                      0   N/A           166
   70                     0                       0                      0   No            120
   81                     0                       0                      0   No             58
   82                     0                       0                      0   No            105

                                   ANNEX C-1
                               PRICE/YIELD TABLES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     Annex C-1-1

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          4.323%   2.56          4.324%   2.55          4.324%   2.55          4.324%   2.55           4.324%   2.55
      99-16          4.275%   2.57          4.275%   2.56          4.275%   2.55          4.275%   2.55           4.275%   2.55
      99-20          4.226%   2.57          4.226%   2.56          4.226%   2.56          4.226%   2.56           4.226%   2.56
      99-24          4.177%   2.57          4.177%   2.56          4.177%   2.56          4.177%   2.56           4.177%   2.56
      99-28          4.129%   2.57          4.129%   2.56          4.129%   2.56          4.129%   2.56           4.129%   2.56
     100-00          4.080%   2.57          4.080%   2.56          4.080%   2.56          4.080%   2.56           4.080%   2.56
     100-04          4.032%   2.57          4.031%   2.56          4.031%   2.56          4.031%   2.56           4.031%   2.56
     100-08          3.983%   2.57          3.983%   2.57          3.983%   2.56          3.983%   2.56           3.983%   2.56
     100-12          3.935%   2.58          3.934%   2.57          3.934%   2.56          3.934%   2.56           3.934%   2.56
     100-16          3.887%   2.58          3.886%   2.57          3.886%   2.57          3.886%   2.57           3.886%   2.57
     100-20          3.839%   2.58          3.838%   2.57          3.838%   2.57          3.838%   2.57           3.838%   2.57

WEIGHTED AVERAGE
LIFE (YRS.)           2.82                   2.80                   2.80                   2.80                    2.80

FIRST PRINCIPAL
PAYMENT DATE         2/15/2005              2/15/2005              2/15/2005              2/15/2005               2/15/2005

LAST PRINCIPAL
PAYMENT DATE         12/15/2009             10/15/2009             9/15/2009              9/15/2009               9/15/2009

                                                                     Annex C-1-2

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)           0% CPR                25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          4.479%   4.42          4.480%   4.41          4.480%   4.40          4.480%   4.38           4.485%   4.23
      99-16          4.451%   4.42          4.451%   4.41          4.451%   4.40          4.452%   4.38           4.456%   4.23
      99-20          4.423%   4.42          4.423%   4.41          4.423%   4.40          4.423%   4.38           4.426%   4.23
      99-24          4.394%   4.42          4.395%   4.41          4.395%   4.40          4.395%   4.38           4.397%   4.23
      99-28          4.366%   4.42          4.366%   4.41          4.366%   4.40          4.366%   4.39           4.367%   4.23
     100-00          4.338%   4.42          4.338%   4.42          4.338%   4.40          4.338%   4.39           4.338%   4.23
     100-04          4.310%   4.42          4.310%   4.42          4.310%   4.41          4.310%   4.39           4.308%   4.23
     100-08          4.282%   4.42          4.282%   4.42          4.282%   4.41          4.281%   4.39           4.279%   4.24
     100-12          4.254%   4.43          4.254%   4.42          4.253%   4.41          4.253%   4.39           4.250%   4.24
     100-16          4.226%   4.43          4.226%   4.42          4.225%   4.41          4.225%   4.39           4.220%   4.24
     100-20          4.198%   4.43          4.198%   4.42          4.197%   4.41          4.197%   4.39           4.191%   4.24

WEIGHTED AVERAGE
LIFE (YRS.)           5.03                   5.02                   5.01                   4.99                    4.79

FIRST PRINCIPAL
PAYMENT DATE         12/15/2009             10/15/2009             9/15/2009              9/15/2009               9/15/2009

LAST PRINCIPAL
PAYMENT DATE         5/15/2010              5/15/2010              5/15/2010              5/15/2010               4/15/2010

                                                                     Annex C-1-3

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)           0% CPR                25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          4.688%   5.75          4.688%   5.73          4.689%   5.71          4.689%   5.68           4.693%   5.49
      99-16          4.666%   5.75          4.667%   5.74          4.667%   5.71          4.667%   5.68           4.670%   5.49
      99-20          4.645%   5.76          4.645%   5.74          4.645%   5.71          4.645%   5.68           4.647%   5.49
      99-24          4.623%   5.76          4.623%   5.74          4.623%   5.72          4.623%   5.68           4.624%   5.50
      99-28          4.601%   5.76          4.601%   5.74          4.601%   5.72          4.601%   5.68           4.602%   5.50
     100-00          4.579%   5.76          4.579%   5.74          4.579%   5.72          4.579%   5.68           4.579%   5.50
     100-04          4.558%   5.76          4.558%   5.74          4.558%   5.72          4.557%   5.69           4.556%   5.50
     100-08          4.536%   5.76          4.536%   5.74          4.536%   5.72          4.536%   5.69           4.534%   5.50
     100-12          4.515%   5.76          4.515%   5.75          4.514%   5.72          4.514%   5.69           4.511%   5.50
     100-16          4.493%   5.76          4.493%   5.75          4.493%   5.72          4.492%   5.69           4.489%   5.50
     100-20          4.472%   5.77          4.471%   5.75          4.471%   5.72          4.470%   5.69           4.466%   5.50

WEIGHTED AVERAGE
LIFE (YRS.)           6.86                   6.84                   6.81                   6.76                    6.50

FIRST PRINCIPAL
PAYMENT DATE         11/15/2011             5/15/2010              5/15/2010              5/15/2010               4/15/2010

LAST PRINCIPAL
PAYMENT DATE         1/15/2012              1/15/2012              1/15/2012              1/15/2012               11/15/2011

                                                                     Annex C-1-4

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-AB CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)          0% CPR                25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          4.707%   6.02          4.707%   6.01          4.707%   6.01          4.707%   6.01           4.707%   6.02
      99-16          4.686%   6.02          4.686%   6.01          4.686%   6.01          4.686%   6.01           4.686%   6.02
      99-20          4.665%   6.02          4.665%   6.01          4.665%   6.01          4.665%   6.02           4.665%   6.02
      99-24          4.645%   6.02          4.645%   6.02          4.645%   6.02          4.645%   6.02           4.645%   6.03
      99-28          4.624%   6.02          4.624%   6.02          4.624%   6.02          4.624%   6.02           4.624%   6.03
     100-00          4.603%   6.03          4.603%   6.02          4.603%   6.02          4.603%   6.02           4.603%   6.03
     100-04          4.583%   6.03          4.583%   6.02          4.583%   6.02          4.583%   6.02           4.583%   6.03
     100-08          4.562%   6.03          4.562%   6.02          4.562%   6.02          4.562%   6.02           4.562%   6.03
     100-12          4.541%   6.03          4.541%   6.02          4.541%   6.02          4.541%   6.03           4.541%   6.03
     100-16          4.521%   6.03          4.521%   6.03          4.521%   6.03          4.521%   6.03           4.521%   6.04
     100-20          4.500%   6.03          4.500%   6.03          4.500%   6.03          4.500%   6.03           4.500%   6.04

WEIGHTED AVERAGE
LIFE (YRS.)           7.28                   7.27                   7.27                   7.27                    7.28

FIRST PRINCIPAL
PAYMENT DATE         5/15/2010              5/15/2010              5/15/2010              5/15/2010               5/15/2010

LAST PRINCIPAL
PAYMENT DATE         4/15/2014              2/15/2014              1/15/2014              1/15/2014               1/15/2014

                                                                     Annex C-1-5

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4 CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)          0% CPR                 25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          4.865%   7.56          4.865%   7.55          4.865%   7.54          4.865%   7.53           4.866%   7.41
      99-16          4.848%   7.56          4.848%   7.56          4.848%   7.54          4.848%   7.53           4.849%   7.41
      99-20          4.832%   7.56          4.832%   7.56          4.832%   7.55          4.832%   7.53           4.832%   7.41
      99-24          4.815%   7.57          4.815%   7.56          4.815%   7.55          4.815%   7.53           4.816%   7.42
      99-28          4.799%   7.57          4.799%   7.56          4.799%   7.55          4.799%   7.53           4.799%   7.42
     100-00          4.782%   7.57          4.782%   7.56          4.782%   7.55          4.782%   7.54           4.782%   7.42
     100-04          4.766%   7.57          4.766%   7.57          4.766%   7.56          4.766%   7.54           4.765%   7.42
     100-08          4.749%   7.57          4.749%   7.57          4.749%   7.56          4.749%   7.54           4.748%   7.42
     100-12          4.733%   7.58          4.733%   7.57          4.733%   7.56          4.733%   7.54           4.732%   7.43
     100-16          4.717%   7.58          4.716%   7.57          4.716%   7.56          4.716%   7.54           4.715%   7.43
     100-20          4.700%   7.58          4.700%   7.57          4.700%   7.56          4.700%   7.55           4.698%   7.43

WEIGHTED AVERAGE
LIFE (YRS.)           9.67                   9.66                   9.65                   9.62                    9.43

FIRST PRINCIPAL
PAYMENT DATE         4/15/2014              2/15/2014              1/15/2014              1/15/2014               1/15/2014

LAST PRINCIPAL
PAYMENT DATE         12/15/2014             12/15/2014             12/15/2014             12/15/2014              9/15/2014

                                                                     Annex C-1-6

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)          0% CPR                 25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          4.723%   5.83          4.723%   5.82          4.724%   5.82          4.724%   5.81           4.725%   5.71
      99-16          4.702%   5.83          4.702%   5.82          4.702%   5.82          4.702%   5.81           4.703%   5.71
      99-20          4.680%   5.83          4.680%   5.83          4.681%   5.82          4.681%   5.81           4.682%   5.71
      99-24          4.659%   5.83          4.659%   5.83          4.659%   5.82          4.659%   5.81           4.660%   5.71
      99-28          4.638%   5.83          4.638%   5.83          4.638%   5.82          4.638%   5.82           4.638%   5.72
     100-00          4.616%   5.84          4.616%   5.83          4.616%   5.83          4.616%   5.82           4.616%   5.72
     100-04          4.595%   5.84          4.595%   5.83          4.595%   5.83          4.595%   5.82           4.594%   5.72
     100-08          4.574%   5.84          4.574%   5.84          4.574%   5.83          4.573%   5.82           4.573%   5.72
     100-12          4.552%   5.84          4.552%   5.84          4.552%   5.83          4.552%   5.82           4.551%   5.73
     100-16          4.531%   5.85          4.531%   5.84          4.531%   5.84          4.531%   5.83           4.529%   5.73
     100-20          4.510%   5.85          4.510%   5.84          4.510%   5.84          4.510%   5.83           4.508%   5.73

WEIGHTED AVERAGE
LIFE (YRS.)           7.11                   7.11                   7.10                   7.09                    6.95

FIRST PRINCIPAL
PAYMENT DATE         2/15/2005              2/15/2005              2/15/2005              2/15/2005               2/15/2005

LAST PRINCIPAL
PAYMENT DATE         12/15/2014             12/15/2014             12/15/2014             12/15/2014              10/15/2014

                                                                     Annex C-1-7

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-J CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)          0% CPR                 25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          4.929%   7.69          4.929%   7.69          4.929%   7.68          4.929%   7.67           4.930%   7.55
      99-16          4.912%   7.70          4.912%   7.69          4.912%   7.68          4.912%   7.67           4.913%   7.55
      99-20          4.896%   7.70          4.896%   7.69          4.896%   7.68          4.896%   7.67           4.897%   7.55
      99-24          4.880%   7.70          4.880%   7.69          4.880%   7.69          4.880%   7.68           4.880%   7.55
      99-28          4.864%   7.70          4.864%   7.70          4.864%   7.69          4.864%   7.68           4.864%   7.56
     100-00          4.847%   7.70          4.847%   7.70          4.847%   7.69          4.847%   7.68           4.847%   7.56
     100-04          4.831%   7.71          4.831%   7.70          4.831%   7.69          4.831%   7.68           4.831%   7.56
     100-08          4.815%   7.71          4.815%   7.70          4.815%   7.69          4.815%   7.68           4.814%   7.56
     100-12          4.799%   7.71          4.799%   7.70          4.799%   7.70          4.799%   7.69           4.798%   7.57
     100-16          4.783%   7.71          4.783%   7.71          4.783%   7.70          4.783%   7.69           4.782%   7.57
     100-20          4.767%   7.71          4.767%   7.71          4.767%   7.70          4.767%   7.69           4.765%   7.57

WEIGHTED AVERAGE
LIFE (YRS.)           9.93                   9.92                   9.91                   9.89                    9.69

FIRST PRINCIPAL
PAYMENT DATE         12/15/2014             12/15/2014             12/15/2014             12/15/2014              10/15/2014

LAST PRINCIPAL
PAYMENT DATE         1/15/2015              1/15/2015              1/15/2015              1/15/2015               11/15/2014

                                                                     Annex C-1-8

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)          0% CPR                 25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          4.939%   7.69          4.939%   7.69          4.939%   7.69          4.939%   7.69           4.940%   7.59
      99-16          4.923%   7.69          4.923%   7.69          4.923%   7.69          4.923%   7.69           4.923%   7.59
      99-20          4.906%   7.69          4.906%   7.69          4.906%   7.69          4.906%   7.69           4.907%   7.59
      99-24          4.890%   7.70          4.890%   7.70          4.890%   7.70          4.890%   7.70           4.890%   7.59
      99-28          4.874%   7.70          4.874%   7.70          4.874%   7.70          4.874%   7.70           4.874%   7.60
     100-00          4.858%   7.70          4.858%   7.70          4.858%   7.70          4.858%   7.70           4.858%   7.60
     100-04          4.841%   7.70          4.841%   7.70          4.841%   7.70          4.841%   7.70           4.841%   7.60
     100-08          4.825%   7.70          4.825%   7.70          4.825%   7.70          4.825%   7.70           4.825%   7.60
     100-12          4.809%   7.71          4.809%   7.71          4.809%   7.71          4.809%   7.71           4.808%   7.60
     100-16          4.793%   7.71          4.793%   7.71          4.793%   7.71          4.793%   7.71           4.792%   7.61
     100-20          4.777%   7.71          4.777%   7.71          4.777%   7.71          4.777%   7.71           4.776%   7.61

WEIGHTED AVERAGE
LIFE (YRS.)           9.93                   9.93                   9.93                   9.93                    9.76

FIRST PRINCIPAL
PAYMENT DATE         1/15/2015              1/15/2015              1/15/2015              1/15/2015               11/15/2014

LAST PRINCIPAL
PAYMENT DATE         1/15/2015              1/15/2015              1/15/2015              1/15/2015               11/15/2014

                                                                     Annex C-1-9

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)          0% CPR                 25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          4.959%   7.68          4.959%   7.68          4.959%   7.68          4.959%   7.68           4.960%   7.63
      99-16          4.943%   7.68          4.943%   7.68          4.943%   7.68          4.943%   7.68           4.943%   7.63
      99-20          4.927%   7.69          4.927%   7.69          4.927%   7.69          4.927%   7.69           4.927%   7.63
      99-24          4.910%   7.69          4.910%   7.69          4.910%   7.69          4.910%   7.69           4.911%   7.63
      99-28          4.894%   7.69          4.894%   7.69          4.894%   7.69          4.894%   7.69           4.894%   7.63
     100-00          4.878%   7.69          4.878%   7.69          4.878%   7.69          4.878%   7.69           4.878%   7.64
     100-04          4.862%   7.69          4.862%   7.69          4.862%   7.69          4.862%   7.69           4.862%   7.64
     100-08          4.846%   7.70          4.846%   7.70          4.846%   7.70          4.846%   7.70           4.845%   7.64
     100-12          4.830%   7.70          4.830%   7.70          4.830%   7.70          4.830%   7.70           4.829%   7.64
     100-16          4.813%   7.70          4.813%   7.70          4.813%   7.70          4.813%   7.70           4.813%   7.65
     100-20          4.797%   7.70          4.797%   7.70          4.797%   7.70          4.797%   7.70           4.797%   7.65

WEIGHTED AVERAGE
LIFE (YRS.)           9.93                   9.93                   9.93                   9.93                    9.84

FIRST PRINCIPAL
PAYMENT DATE         1/15/2015              1/15/2015              1/15/2015              1/15/2015               11/15/2014

LAST PRINCIPAL
PAYMENT DATE         1/15/2015              1/15/2015              1/15/2015              1/15/2015               12/15/2014

                                                                    Annex C-1-10

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)          0% CPR                 25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          4.980%   7.67          4.980%   7.67          4.980%   7.67          4.980%   7.67           4.980%   7.62
      99-16          4.963%   7.68          4.963%   7.68          4.963%   7.68          4.963%   7.68           4.964%   7.63
      99-20          4.947%   7.68          4.947%   7.68          4.947%   7.68          4.947%   7.68           4.947%   7.63
      99-24          4.931%   7.68          4.931%   7.68          4.931%   7.68          4.931%   7.68           4.931%   7.63
      99-28          4.915%   7.68          4.915%   7.68          4.915%   7.68          4.915%   7.68           4.915%   7.63
     100-00          4.898%   7.68          4.898%   7.68          4.898%   7.68          4.898%   7.68           4.898%   7.63
     100-04          4.882%   7.69          4.882%   7.69          4.882%   7.69          4.882%   7.69           4.882%   7.64
     100-08          4.866%   7.69          4.866%   7.69          4.866%   7.69          4.866%   7.69           4.866%   7.64
     100-12          4.850%   7.69          4.850%   7.69          4.850%   7.69          4.850%   7.69           4.850%   7.64
     100-16          4.834%   7.69          4.834%   7.69          4.834%   7.69          4.834%   7.69           4.833%   7.64
     100-20          4.818%   7.69          4.818%   7.69          4.818%   7.69          4.818%   7.69           4.817%   7.64

WEIGHTED AVERAGE
LIFE (YRS.)           9.93                   9.93                   9.93                   9.93                    9.85

FIRST PRINCIPAL
PAYMENT DATE         1/15/2015              1/15/2015              1/15/2015              1/15/2015               12/15/2014

LAST PRINCIPAL
PAYMENT DATE         1/15/2015              1/15/2015              1/15/2015              1/15/2015               12/15/2014

                                                                    Annex C-1-11

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)          0% CPR                 25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

      99-12          5.049%   7.65          5.049%   7.65          5.049%   7.65          5.049%   7.65           5.050%   7.61
      99-16          5.033%   7.65          5.033%   7.65          5.033%   7.65          5.033%   7.65           5.033%   7.62
      99-20          5.017%   7.65          5.017%   7.65          5.017%   7.65          5.017%   7.65           5.017%   7.62
      99-24          5.000%   7.65          5.000%   7.65          5.000%   7.65          5.000%   7.65           5.000%   7.62
      99-28          4.984%   7.66          4.984%   7.66          4.984%   7.66          4.984%   7.66           4.984%   7.62
     100-00          4.968%   7.66          4.968%   7.66          4.968%   7.66          4.968%   7.66           4.968%   7.63
     100-04          4.951%   7.66          4.951%   7.66          4.951%   7.66          4.951%   7.66           4.951%   7.63
     100-08          4.935%   7.66          4.935%   7.66          4.935%   7.66          4.935%   7.66           4.935%   7.63
     100-12          4.919%   7.66          4.919%   7.66          4.919%   7.66          4.919%   7.66           4.919%   7.63
     100-16          4.903%   7.67          4.903%   7.67          4.903%   7.67          4.903%   7.67           4.903%   7.63
     100-20          4.887%   7.67          4.887%   7.67          4.887%   7.67          4.887%   7.67           4.886%   7.64

WEIGHTED AVERAGE
LIFE (YRS.)           9.93                   9.93                   9.93                   9.93                    9.88

FIRST PRINCIPAL
PAYMENT DATE         1/15/2015              1/15/2015              1/15/2015              1/15/2015               12/15/2014

LAST PRINCIPAL
PAYMENT DATE         1/15/2015              1/15/2015              1/15/2015              1/15/2015               1/15/2015

                                                                    Annex C-1-12

                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS X-CP CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                  ------------------------------------------------------------------------------------------------------------------

  PRICE (32NDS)          0% CPR                 25% CPR                50% CPR                 75% CPR                100% CPR
----------------  ---------------------  ---------------------  ---------------------   ---------------------  ---------------------
                      CBE   Modified         CBE   Modified         CBE   Modified         CBE   Modified          CBE   Modified
                     Yield  Duration        Yield  Duration        Yield  Duration        Yield  Duration         Yield  Duration
                      (%)   (Years)          (%)   (Years)          (%)   (Years)          (%)   (Years)           (%)   (Years)
                     ---------------        ---------------        ---------------        ----------------        ---------------

       3-27          5.513%   2.66          5.513%   2.66          5.513%   2.66          5.513%   2.66           5.513%   2.66
       3-28          5.214%   2.68          5.214%   2.68          5.214%   2.68          5.214%   2.68           5.214%   2.68
       3-29          4.920%   2.69          4.920%   2.69          4.920%   2.69          4.920%   2.69           4.920%   2.69
       3-30          4.629%   2.70          4.629%   2.70          4.629%   2.70          4.629%   2.70           4.629%   2.70
       3-31          4.342%   2.72          4.342%   2.72          4.342%   2.72          4.342%   2.72           4.342%   2.72
       4-00          4.059%   2.73          4.059%   2.73          4.059%   2.73          4.059%   2.73           4.059%   2.73
       4-01          3.779%   2.74          3.779%   2.74          3.779%   2.74          3.779%   2.74           3.779%   2.74
       4-02          3.503%   2.76          3.503%   2.76          3.503%   2.76          3.503%   2.76           3.503%   2.76
       4-03          3.230%   2.77          3.230%   2.77          3.230%   2.77          3.230%   2.77           3.230%   2.77
       4-04          2.960%   2.78          2.960%   2.78          2.960%   2.78          2.960%   2.78           2.960%   2.78
       4-05          2.693%   2.80          2.693%   2.80          2.693%   2.80          2.693%   2.80           2.693%   2.80

                                   ANNEX C-2
                                DECREMENT TABLES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     Annex C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................         87                 87               87                 87                 87
January 2007.........................         71                 71               71                 71                 71
January 2008.........................         50                 50               50                 50                 50
January 2009.........................         26                 26               26                 26                 26
January 2010 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       2.82               2.80             2.80               2.80               2.80

                                                                     Annex C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................        100                100              100                100                100
January 2007.........................        100                100              100                100                100
January 2008.........................        100                100              100                100                100
January 2009.........................        100                100              100                100                100
January 2010.........................         54                 52               51                 49                 37
January 2011 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       5.03               5.02             5.01               4.99               4.79

                                                                     Annex C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................        100                100              100                100                100
January 2007.........................        100                100              100                100                100
January 2008.........................        100                100              100                100                100
January 2009.........................        100                100              100                100                100
January 2010.........................        100                100              100                100                100
January 2011.........................        100                100              100                100                 99
January 2012 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       6.86               6.84             6.81               6.76               6.50

                                                                     Annex C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................        100                100              100                100                100
January 2007.........................        100                100              100                100                100
January 2008.........................        100                100              100                100                100
January 2009.........................        100                100              100                100                100
January 2010.........................        100                100              100                100                100
January 2011.........................         82                 82               82                 82                 85
January 2012.........................         60                 60               60                 60                 60
January 2013.........................         31                 31               31                 31                 31
January 2014.........................          7                  2                0                  0                  0
January 2015 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       7.28               7.27             7.27               7.27               7.28

                                                                     Annex C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................        100                100              100                100                100
January 2007.........................        100                100              100                100                100
January 2008.........................        100                100              100                100                100
January 2009.........................        100                100              100                100                100
January 2010.........................        100                100              100                100                100
January 2011.........................        100                100              100                100                100
January 2012.........................        100                100              100                100                100
January 2013.........................        100                100              100                100                100
January 2014.........................        100                100              100                 98                 80
January 2015 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       9.67               9.66             9.65               9.62               9.43

                                                                     Annex C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................        100                100              100                100                100
January 2007.........................         99                 99               99                 99                 99
January 2008.........................         99                 99               99                 99                 99
January 2009.........................         98                 98               98                 98                 98
January 2010.........................         57                 57               57                 57                 57
January 2011.........................         56                 56               56                 56                 56
January 2012.........................         42                 42               42                 42                 42
January 2013.........................         42                 42               42                 42                 42
January 2014.........................         41                 41               41                 41                 41
January 2015 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       7.11               7.11             7.10               7.09               6.95

                                                                     Annex C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................        100                100              100                100                100
January 2007.........................        100                100              100                100                100
January 2008.........................        100                100              100                100                100
January 2009.........................        100                100              100                100                100
January 2010.........................        100                100              100                100                100
January 2011.........................        100                100              100                100                100
January 2012.........................        100                100              100                100                100
January 2013.........................        100                100              100                100                100
January 2014.........................        100                100              100                100                100
January 2015 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       9.93               9.92             9.91               9.89               9.69

                                                                     Annex C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................        100                100              100                100                100
January 2007.........................        100                100              100                100                100
January 2008.........................        100                100              100                100                100
January 2009.........................        100                100              100                100                100
January 2010.........................        100                100              100                100                100
January 2011.........................        100                100              100                100                100
January 2012.........................        100                100              100                100                100
January 2013.........................        100                100              100                100                100
January 2014.........................        100                100              100                100                100
January 2015 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       9.93               9.93             9.93               9.93               9.76

                                                                     Annex C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................        100                100              100                100                100
January 2007.........................        100                100              100                100                100
January 2008.........................        100                100              100                100                100
January 2009.........................        100                100              100                100                100
January 2010.........................        100                100              100                100                100
January 2011.........................        100                100              100                100                100
January 2012.........................        100                100              100                100                100
January 2013.........................        100                100              100                100                100
January 2014.........................        100                100              100                100                100
January 2015 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       9.93               9.93             9.93               9.93               9.84

                                                                    Annex C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................        100                100              100                100                100
January 2007.........................        100                100              100                100                100
January 2008.........................        100                100              100                100                100
January 2009.........................        100                100              100                100                100
January 2010.........................        100                100              100                100                100
January 2011.........................        100                100              100                100                100
January 2012.........................        100                100              100                100                100
January 2013.........................        100                100              100                100                100
January 2014.........................        100                100              100                100                100
January 2015 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       9.93               9.93             9.93               9.93               9.85

                                                                    Annex C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                                    0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                             OTHERWISE AT INDICATED CPR
                                       ---------------------------------------------------------------------------------------

DISTRIBUTION DATE                        0% CPR              25% CPR           50% CPR           75% CPR            100% CPR
-----------------                      ----------          ----------         ---------         ---------         -----------

Initial Percentage...................        100%              100%            100%              100%              100%
January 2006.........................        100                100              100                100                100
January 2007.........................        100                100              100                100                100
January 2008.........................        100                100              100                100                100
January 2009.........................        100                100              100                100                100
January 2010.........................        100                100              100                100                100
January 2011.........................        100                100              100                100                100
January 2012.........................        100                100              100                100                100
January 2013.........................        100                100              100                100                100
January 2014.........................        100                100              100                100                100
January 2015 and thereafter..........          0                  0                0                  0                  0

Weighted Average Life (in years).....       9.93               9.93             9.93               9.93               9.88

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX D
                      FORM OF DISTRIBUTION DATE STATEMENT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
135 S. LaSalle Street Suite 1625                        SERIES 2005-C1                            Prior Payment:               N/A
Chicago, IL   60603                                                                               Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                       ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================

===============================   =======================================================  =========================================
                                |                                                Page(s) |  Closing Date:                 02/10/2005
Issue Id:              LUBS05C1 | REMIC Certificate Report                               |  First Payment Date:           02/15/2005
Monthly Data File Name:         | Bond Interest Reconciliation                           |  Assumed Final Payment Date:   XX/XX/XXXX
          LUBS05C1 YYYYMM 3.zip | Cash Reconciliation Summary                            |  ========================================
=============================== | 15 Month Historical Loan Status Summary                |
                                | 15 Month Historical Payoff/Loss Summary                |
                                | Historical Collateral Level Prepayment Report          |
                                | Delinquent Loan Detail                                 |
                                | Mortgage Loan Characteristics                          |
                                | Loan Level  Detail                                     |
                                | Specially Serviced Report                              |
                                | Modified Loan Detail                                   |
                                | Realized Loss Detail                                   |
                                | Appraisal Reduction Detail                             |
                                  =======================================================

====================================================================================================================================
                                                   PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                      DEPOSITOR: Structured Asset Securities Corporation II
                                      UNDERWRITER: Lehman Brothers Inc./UBS Securities LLC
                                               MASTER SERVICER: Wachovia Bank, N.A.
                                             SPECIAL SERVICER: Allied Capital Corporation
                                   RATING AGENCY: Standard & Poor's/Moody's Ratings Services

====================================================================================================================================

====================================================================================================================================
                          INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------------------------------------------------------------------------
                        LaSalle Web Site                                    www.etrustee.net
                        Servicer Website
                        LaSalle Factor Line                                   (800) 246-5761
====================================================================================================================================

====================================================================================================================================

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO
LaSalle Bank N.A.
                                                 LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
WAC:                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
WA Life Term:                                           SERIES 2005-C1                            Prior Payment:               N/A
WA Amort Term:                                                                                    Next Payment:         03/15/2005
Current Index:                                                                                    Record Date:          02/10/2005
Next Index:                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REMIC CERTIFICATE REPORT

===================================================================================================================================
          ORIGINAL    |  OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE   |   CLOSING    INTEREST      INTEREST     PASS-THROUGH
 CLASS  FACE VALUE (1)|  BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION |   BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
 CUSIP    Per 1,000   | Per 1,000    Per 1,000    Per 1,000       Per 1,000  |  Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
----------------------|------------------------------------------------------|------------------------------------------------------

----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
----------------------|------------------------------------------------------|------------------------------------------------------
                      |                                                      |
------------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00          0.00        0.00           0.00            0.00         0.00      0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                               ========================

Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
            Interest equals Interest Payment
        (3) Estimated

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  BOND INTEREST RECONCILIATION

================================================================
         |                   |                 |
         |                   |                 |
         |     Accrual       |                 |     Accrued
         |  -------------    |    Pass Thru    |   Certificate
  Class  |   Method  Days    |       Rate      |     Interest
---------|-------------------|-----------------|----------------
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |    ----------
         |                   |                 |        0.00
===============================================================

========================================================================================================
                Deductions               |                         Additions
-----------------------------------------|--------------------------------------------------------------
               Deferred &                |     Prior         Int Accrual        Prepay-        Other
 Allocable     Accretion       Interest  |   Int. Short-       on prior          ment         Interest
   PPIS         Interest       Loss/Exp  |    falls Due      Shortfall (3)     Penalties    Proceeds (1)
-----------------------------------------|--------------------------------------------------------------

           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
--------------------------------------------------------------------------------------------------------
    0.00          0.00          0.00            0.00                                  0.00         0.00
========================================================================================================

=================================================================================
              |           |               |   Remaining  |
Distributable |Interest   | Current Period|  Outstanding |   Credit Support
 Certificate  | Payment   | (Shortfall)/  |   Interest   |-----------------------
Interest (2)  | Amount    |   Recovery    |  Shortfalls  | Original   Current (4)
---------------------------------------------------------------------------------
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
              |           |               |              |          |
---------------------------------------------------------
         0.00      0.00                              0.00
=================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                 CASH RECONCILIATION SUMMARY

========================================================             ========================================================

-----------------------------------------------------                --------------------------------------------------------
         INTEREST SUMMARY                                                           PRINCIPAL SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Current Scheduled Interest                                           SCHEDULED PRINCIPAL:
Less Deferred Interest                                               --------------------
Less PPIS Reducing Scheduled Int                                     Current Scheduled Principal
Plus Gross Advance Interest                                          Advanced Scheduled Principal
Less ASER Interest Adv Reduction                                     --------------------------------------------------------
Less Other Interest Not Advanced                                     Scheduled Principal
Less Other Adjustment                                                --------------------------------------------------------
-----------------------------------------------------                UNSCHEDULED PRINCIPAL:
Total                                                                ----------------------
-----------------------------------------------------                Curtailments
UNSCHEDULED INTEREST:                                                Advanced Scheduled Principal
-----------------------------------------------------                Liquidation Proceeds
Prepayment Penalties                                                 Repurchase Proceeds
Yield Maintenance Penalties                                          Other Principal Proceeds
Other Interest Proceeds                                              --------------------------------------------------------
-----------------------------------------------------                Total Unscheduled Principal
Total                                                                --------------------------------------------------------
-----------------------------------------------------                Remittance Principal
Less Fees Paid to Servicer                                           --------------------------------------------------------
Less Fee Strips Paid by Servicer                                     Remittance P&I Due Trust
-----------------------------------------------------                --------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER                             Remittance P&I Due Certs
-----------------------------------------------------                --------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances                                             --------------------------------------------------------
Misc. Fees & Expenses                                                                   POOL BALANCE SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Plus Trustee Fees Paid by Servicer                                                                 Balance           Count
-----------------------------------------------------                --------------------------------------------------------
Total Unscheduled Fees & Expenses                                    Beginning Pool
-----------------------------------------------------                Scheduled Principal
Total Interest Due Trust                                             Unscheduled Principal
-----------------------------------------------------                Deferred Interest
LESS FEES & EXPENSES PAID BY/TO TRUST                                Liquidations
-----------------------------------------------------                Repurchases
Trustee Fee                                                          --------------------------------------------------------
Fee Strips                                                           Ending Pool
Misc. Fees                                                           --------------------------------------------------------
Interest Reserve Withholding
Plus Interest Reserve Deposit                                        ========================================================
-----------------------------------------------------
Total
-----------------------------------------------------
Total Interest Due Certs
-----------------------------------------------------

=====================================================

========================================================

-------------------------------------------------------
             SERVICING FEE SUMMARY
-------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
-------------------------------------------------------
Total Servicing Fees
-------------------------------------------------------

-------------------------------------------------------
                   PPIS SUMMARY
-------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
-------------------------------------------------------
PPIS Reducing Scheduled Interest
-------------------------------------------------------
PPIS Reducing Servicing Fee
-------------------------------------------------------
PPIS Due Certificate
-------------------------------------------------------

-------------------------------------------------------
      ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------------
                           Principal         Interest
-------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------

========================================================

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                   ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

=================   =======================================================================================================
                                                           Delinquency Aging Categories
                    -------------------------------------------------------------------------------------------------------
 Distribution            Delinq 1 Month       Delinq 2 Months     Delinq 3+ Months      Foreclosure          REO
                    -------------------------------------------------------------------------------------------------------
     Date              #       Balance      #      Balance       #      Balance      #      Balance      #       Balance
================    =======================================================================================================

   02/15/05
----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

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----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

================    =======================================================================================================

===============================================================
              Special Event Categories (1)
---------------------------------------------------------------
    Modifications      Specially Serviced      Bankruptcy
---------------------------------------------------------------
   #       Balance      #      Balance       #      Balance
===============================================================

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

===============================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
Distribution   Ending Pool (1)       Payoffs (2)          Penalties     Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
            ------------------------------------------------------------------------------------------------------------------------
    Date       #       Balance     #       Balance     #      Amount      #       Balance       #      Balance      #      Amount
====================================================================================================================================

  02/15/05

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

===========================================
  Remaining Term     Curr Weighted Avg.
-------------------------------------------
  Life     Amort.    Coupon       Remit
===========================================

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

===========================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================== =====================================================================
  Disclosure      Payoff        Initial                                 Payoff        Penalty
   Control #      Period        Balance               Type              Amount        Amount
--------------------------- =====================================================================

================================================================================================
                            CURRENT                                              0             0
                            CUMULATIVE
                                                                    ============================

===========================  ============================================
 Prepayment     Maturity            Property             Geographic
    Date          Date                Type                Location
===========================  ============================================

============================================================================

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                      DELINQUENT LOAN DETAIL

============================================================================================================
                                         Paid                          Outstanding         Out. Property
   Disclosure                            Thru         Current P&I          P&I               Protection
    Control #                            Date           Advance         Advances**            Advances
============================================================================================================

=============================================================================================================
A.  P&I Advance - Loan in Grace Period                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) 1 month delinq      2.  P&I Advance - Loan delinquent 2 months
=============================================================================================================

======================================================================================
                      Special
     Advance          Servicer       Foreclosure       Bankruptcy          REO
 Description (1)   Transfer Date         Date             Date             Date
======================================================================================

======================================================================================

3.  P&I Advance - Loan delinquent 3 months or More    7. P&I Advance (Foreclosure)
4.  Matured Balloon/Assumed Scheduled Payment         9. P&I Advance (REO)
5.  Prepaid in Full                                   9. REO
6.  Specially Serviced                               10. DPO
                                                     11. Modification
======================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
 Current Scheduled     # of     Scheduled     % of        Weighted Average
                                                     ---------------------------
     Balances          Loans    Balance     Balance    Term    Coupon    DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================
  Fully Amortizing    # of     Scheduled     % of         Weighted Average
                                                    ---------------------------
   Mortgage Loans     Loans    Balance     Balance    Term    Coupon    DSCR
===============================================================================

===============================================================================
                          0              0    0.00%
===============================================================================
                                             Minimum Remaining Term
                                             Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
   Current Mortgage      # of    Scheduled    % of         Weighted Average
                                                     ---------------------------
    Interest Rate       Loans     Balance    Balance   Term    Coupon     DSCR
================================================================================

================================================================================
                             0             0   0.00%
================================================================================
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%

                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
        Balloon            # of   Scheduled    % of         Weighted Average
                                                       -------------------------
    Mortgage Loans        Loans    Balance    Balance   Term   Coupon    DSCR
================================================================================
  0        to      60
 61        to      120
 121       to      180
 181       to      240
 241       to      360

================================================================================
                               0            0   0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:
                                                       SERIES 2005-C1                             Prior Payment:
                                                                                                  Next Payment:
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF DSCR (CURRENT)
================================================================================
   Debt Service         # of     Scheduled     % of
  Coverage Ratio        Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000

                      DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
   Debt Service        # of     Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Maximum  DSCR            0.00
Minimum  DSCR            0.00

                         GEOGRAPHIC DISTRIBUTION
================================================================================
                       # of     Scheduled    % of
  Geographic Location  Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                                     0                 0.00%
================================================================================

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:
                                                       SERIES 2005-C1                             Prior Payment:
                                                                                                  Next Payment:
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS

                    DISTRIBUTION OF PROPERTY TYPES
================================================================================
                        # of     Scheduled     % of
   Property Types       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================

                   DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                        # of     Scheduled     % of
   Amortization Type    Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================

================================================================================

                       DISTRIBUTION OF LOAN SEASONING
================================================================================
                      # of      Scheduled    % of
  Number of Years     Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                           0             0   0.00%
================================================================================

                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of    Scheduled     % of
        Year        Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================================
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
        2014
        2015
   2016 & Longer
================================================================================
                       0            0     0.00%
================================================================================

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                        LOAN LEVEL DETAIL

======================================================================================================
                                                                      Operating                Ending
   Disclosure              Property                                   Statement   Maturity   Principal
   Control #     Grp         Type         State    DSCR      NOI        Date       Date       Balance
======================================================================================================

======================================================================================================
                                          W/Avg    0.00           0                                 0
======================================================================================================

================================================================================
                              Spec.       Loan

  Note      Scheduled   Mod.  Serv  ASER  Status            Prepayment
                                                 -------------------------------
  Rate         P&I      Flag  Flag  Flag  Code(1)  Amount     Penalty      Date
================================================================================

================================================================================
                   0                                   0           0
================================================================================

    *   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification
 ===============================================================================

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                             SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=========================== =========== ==================================
  Disclosure    Transfer    Loan Status               Balance
                                        ----------------------------------
  Control #       Date       Code (1)      Scheduled          Actual
=========================== =========== ==================================

=========================== =========== ==================================

========================================= ================================== ====================================
  Note       Maturity    Remaining Term            Property                                             NOI
                         ----------------
  Rate         Date       Life   Amort.              Type             State       NOI        DSCR      Date
========================================= ================================== ====================================

========================================= ================================== ====================================

(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification

=================================================================================================================

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

=========================================================================================================
   Disclosure                Resolution
    Control #                 Strategy                                      Comments
=========================================================================================================

=========================================================================================================

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MODIFIED LOAN DETAIL

========================================================================================================================
                                 Cutoff       Modified
  Disclosure    Modification    Maturity      Maturity                                      Modification
   Control #        Date          Date          Date                                         Description
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                     REALIZED LOSS DETAIL

=====================================================================================================
                                                                     Beginning
                     Disclosure       Appraisal      Appraisal       Scheduled           Gross
     Period          Control #          Date           Value          Balance          Proceeds
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                                 0.00              0.00
CUMULATIVE                                                                    0.00              0.00
=====================================================================================================

================================================================================
   Gross Proceeds       Aggregate       Net        Net Proceeds
    as a % of         Liquidation   Liquidation      as a % of      Realized
  Sched Principal      Expenses *    Proceeds     Sched. Balance      Loss
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             0.00            0.00                           0.00
                             0.00            0.00                           0.00
================================================================================

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       02/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         02/15/2005
                                                       SERIES 2005-C1                             Prior Payment:               N/A
                                                                                                  Next Payment:         03/15/2005
                                                                                                  Record Date:          02/10/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  APPRAISAL REDUCTION DETAIL

=========================== ==================================================
  Disclosure    Appraisal    Scheduled       ARA      Current P&I
   Control #    Red. Date     Balance       Amount      Advance       ASER
=========================== ==================================================

=========================== ==================================================

========================================== ============================= ======== ============================
  Note       Maturity     Remaining Term          Property                                  Appraisal
                         -----------------                                        ----------------------------
  Rate         Date        Life   Amort.            Type          State   DSCR        Value         Date
========================================== ============================= ======== ============================

========================================== ============================= ======== ============================

01/21/2005 - 21:33 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

 MONTHS     INTEREST ACCRUAL PERIOD *     REFERENCE RATE (%)
--------  ---------------------------    -------------------

    1                      January-05           5.43194
    2                     February-05           5.43203
    3                        March-05           5.59275
    4                        April-05           5.43183
    5                          May-05           5.59267
    6                         June-05           5.43175
    7                         July-05           5.59258
    8                       August-05           5.59254
    9                    September-05           5.43163
   10                      October-05           5.59245
   11                     November-05           5.43155
   12                     December-05           5.43154
   13                      January-06           5.43152
   14                     February-06           5.43175
   15                        March-06           5.59232
   16                        April-06           5.43148
   17                          May-06           5.59228
   18                         June-06           5.43145
   19                         July-06           5.59224
   20                       August-06           5.59221
   21                    September-06           5.43140
   22                      October-06           5.59217
   23                     November-06           5.43137
   24                     December-06           5.43135
   25                      January-07           5.43133
   26                     February-07           5.43161
   27                        March-07           5.59207
   28                        April-07           5.43133
   29                          May-07           5.59206
   30                         June-07           5.43133
   31                         July-07           5.59205
   32                       August-07           5.59204
   33                    September-07           5.43134
   34                      October-07           5.59202
   35                     November-07           5.43133
   36                     December-07           5.59195
   37                      January-08           5.43124
   38                     February-08           5.43133
   39                        March-08           5.59177
   40                        April-08           5.43111
   41                          May-08           5.59166
   42                         June-08           5.43102
   43                         July-08           5.59154
   44                       August-08           5.59149
   45                    September-08           5.43088

*   Reflects calendar month in which subject interest accrual period begins.

                                      E-1

 MONTHS     INTEREST ACCRUAL PERIOD *    REFERENCE RATE (%)
--------  ---------------------------   -------------------

   46                      October-08          5.59137
   47                     November-08          5.43079
   48                     December-08          5.43073
   49                      January-09          5.43069
   50                     February-09          5.43107
   51                        March-09          5.59102
   52                        April-09          5.43051
   53                          May-09          5.59088
   54                         June-09          5.43040
   55                         July-09          5.59074
   56                       August-09          5.59068
   57                    September-09          5.43023
   58                      October-09          5.59053
   59                     November-09          5.43126
   60                     December-09          5.40578
   61                      January-10          5.41191
   62                     February-10          5.44194
   63                        March-10          5.58281
   64                        April-10          5.42670
   65                          May-10          5.60460
   66                         June-10          5.45006
   67                         July-10          5.60449
   68                       August-10          5.60430
   69                    September-10          5.44951
   70                      October-10          5.60387
   71                     November-10          5.44912
   72                     December-10          5.44892
   73                      January-11          5.44874
   74                     February-11          5.44903
   75                        March-11          5.60274
   76                        April-11          5.44811
   77                          May-11          5.60229
   78                         June-11          5.44771
   79                         July-11          5.60184
   80                       August-11          5.60162
   81                    September-11          5.43983
   82                      October-11          5.59298
   83                     November-11          5.48129
   84                     December-11          5.63386

*     Reflects calendar month in which subject interest accrual period begins.

                                      E-2

                                    ANNEX F
                 CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

                        CLASS A-AB PLANNED
 DISTRIBUTION DATE*     PRINCIPAL BALANCE
--------------------   -------------------
         February-05      $54,000,000.00
            March-05       54,000,000.00
            April-05       54,000,000.00
              May-05       54,000,000.00
             June-05       54,000,000.00
             July-05       54,000,000.00
           August-05       54,000,000.00
        September-05       54,000,000.00
          October-05       54,000,000.00
         November-05       54,000,000.00
         December-05       54,000,000.00
          January-06       54,000,000.00
         February-06       54,000,000.00
            March-06       54,000,000.00
            April-06       54,000,000.00
              May-06       54,000,000.00
             June-06       54,000,000.00
             July-06       54,000,000.00
           August-06       54,000,000.00
        September-06       54,000,000.00
          October-06       54,000,000.00
         November-06       54,000,000.00
         December-06       54,000,000.00
          January-07       54,000,000.00
         February-07       54,000,000.00
            March-07       54,000,000.00
            April-07       54,000,000.00
              May-07       54,000,000.00
             June-07       54,000,000.00
             July-07       54,000,000.00
           August-07       54,000,000.00
        September-07       54,000,000.00
          October-07       54,000,000.00
         November-07       54,000,000.00
         December-07       54,000,000.00
          January-08       54,000,000.00
         February-08       54,000,000.00
            March-08       54,000,000.00
            April-08       54,000,000.00
              May-08       54,000,000.00
             June-08       54,000,000.00
             July-08       54,000,000.00
           August-08       54,000,000.00
        September-08       54,000,000.00
          October-08       54,000,000.00

*   Reflects month and year in which distribution date occurs.

                                      F-1

                        CLASS A-AB PLANNED
 DISTRIBUTION DATE*     PRINCIPAL BALANCE
--------------------   -------------------
         November-08      $54,000,000.00
         December-08       54,000,000.00
          January-09       54,000,000.00
         February-09       54,000,000.00
            March-09       54,000,000.00
            April-09       54,000,000.00
              May-09       54,000,000.00
             June-09       54,000,000.00
             July-09       54,000,000.00
           August-09       54,000,000.00
        September-09       54,000,000.00
          October-09       54,000,000.00
         November-09       54,000,000.00
         December-09       54,000,000.00
          January-10       54,000,000.00
         February-10       54,000,000.00
            March-10       54,000,000.00
            April-10       54,000,000.00
              May-10       53,227,434.46
             June-10       50,699,000.00
             July-10       49,729,000.00
           August-10       48,847,000.00
        September-10       47,961,000.00
          October-10       46,978,000.00
         November-10       46,082,000.00
         December-10       45,090,000.00
          January-11       44,185,000.00
         February-11       43,274,000.00
            March-11       42,087,000.00
            April-11       41,166,000.00
              May-11       40,151,000.00
             June-11       39,220,000.00
             July-11       38,195,000.00
           August-11       37,254,000.00
        September-11       36,309,000.00
          October-11       35,269,000.00
         November-11       34,199,000.00
         December-11       33,999,000.00
          January-12       32,257,534.64
         February-12       31,335,000.00
            March-12       30,240,000.00
            April-12       29,308,000.00
              May-12       28,287,000.00
             June-12       27,345,000.00
             July-12       26,315,000.00
           August-12       25,363,000.00
        September-12       24,406,000.00

*   Reflects month and year in which distribution date occurs.

                                      F-2

                        CLASS A-AB PLANNED
 DISTRIBUTION DATE*     PRINCIPAL BALANCE
--------------------   -------------------
          October-12      $23,361,000.00
         November-12       18,554,000.00
         December-12       17,505,000.00
          January-13       16,534,000.00
         February-13       15,557,000.00
            March-13       14,330,000.00
            April-13       13,342,000.00
              May-13       12,268,000.00
             June-13       11,270,000.00
             July-13       10,186,000.00
           August-13        9,177,000.00
        September-13        8,163,000.00
          October-13        7,063,000.00
         November-13        6,039,000.00
         December-13        4,929,000.00
          January-14        3,894,000.00
         February-14        2,853,000.00
            March-14        1,567,000.00
            April-14                0.00

*  Reflects month and year in which distribution date occurs.

                                      F-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX G

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial
Mortgage Trust 2005-C1, Commercial Mortgage Pass-Through Certificates, Series
2005-C1, Class X-CP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-1A, Class A-J, Class B, Class C, Class D and Class E, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or
Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.
Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the
11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including
January 11, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC

                                      G-1

participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of
Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two
DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including January 11, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.
Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
     Euroclear accounts, in accordance with the clearing system's customary procedures;

   o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their
     Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

                                      G-2

   o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of
     Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A
non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

  1. from a non-U.S. holder that is classified as a corporation for U.S.
     federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

  2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI
     (or any successor form);

  3. from a non-U.S. holder that is classified as a partnership for U.S.
     federal income tax purposes, a duly completed and executed IRS Form W-8IMY
     (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

  4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

     (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a
          "qualified intermediary"), a duly completed and executed IRS Form
          W-8IMY (or any successor or substitute form)

          (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                qualified intermediary is created, incorporated or governed,

          (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section
                1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

          (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary,
                and

          (iv)  providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section1.1441-1(e)(3)(ii) or
                1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

     (b)  if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

          (i)   stating the name and permanent residence address of the
                nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

          (ii)  certifying that the nonqualified intermediary is not acting for its own account,

          (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

          (iv)  providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section
                1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

                                      G-3

  5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

   o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

   o provides a duly completed and executed IRS Form W-9, if the holder is a
     U.S. person; or

   o can be treated as an "exempt recipient" within the meaning of section
     1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      G-4

PROSPECTUS

                   STRUCTURED ASSET SECURITIES CORPORATION II,
                                  THE DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters.
We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of
Distribution."

--------------------------------------------------------------------------------
      THE OFFERED CERTIFICATES:                     THE TRUST ASSETS:

The offered certificates will be        The assets of each of our trusts will
issuable in series. Each series of      include--
offered certificates will--
                                        o  mortgage loans secured by first and
o  have its own series designation,        junior liens on, or security
                                           interests in, various interests in
o  consist of one or more classes          commercial and multifamily real
   with various payment                    properties,
   characteristics,
                                        o  mortgage-backed securities that
o  evidence beneficial ownership           directly or indirectly evidence
   interests in a trust established        interests in, or are directly or
   by us, and                              indirectly secured by, those types of
                                           mortgage loans, or
o  be payable solely out of the
   related trust assets.                o  some combination of those types of
                                           mortgage loans and mortgage-backed
No governmental agency or                  securities.
instrumentality will insure or
guarantee payment on the offered        Trust assets may also include letters of
certificates. Neither we nor any of     credit, surety bonds, insurance
our affiliates are responsible for      policies, guarantees, reserve funds,
making payments on the offered          guaranteed investment contracts,
certificates if collections on the      interest rate exchange agreements,
related trust assets are                interest rate cap or floor agreements,
insufficient.                           currency exchange agreements, or other
                                        similar instruments and agreements.
--------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                The date of this prospectus is January 24, 2005.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                        2

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 450 Fifth
Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to
Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus. Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to Structured Asset
Securities Corporation II, 745 Seventh Avenue, New York, New York 10019. Our
main telephone number is 212-526-7000.

                                        3

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Structured Asset Securities Corporation II. We
                                 are a Delaware corporation. Our principal
                                 offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number
                                 is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES...................  We may not publicly offer all the mortgage pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS........  In general, a pooling and servicing agreement or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o  the issuance of each series of offered
                                    certificates,

                                 o  the creation of and transfer of assets to
                                    the related trust, and

                                 o  the servicing and administration of those
                                    assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the trust relating
                                 to each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to that
                                 trust.

                                        4

                                 In general, the trustee for a series of offered
                                 certificates will be responsible for, among
                                 other things, making payments and preparing and
                                 disseminating various reports to the holders of
                                 those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o  a master servicer that will generally be
                                    responsible for performing customary
                                    servicing duties with respect to those
                                    mortgage loans that are not defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect, and

                                 o  a special servicer that will generally be
                                    responsible for servicing and administering
                                    those mortgage loans that are defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect and real estate assets
                                    acquired as part of the related trust with
                                    respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS................  The trust assets with respect to any series of offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o  rental or cooperatively-owned buildings with
                                    multiple dwelling units;

                                 o  retail properties related to the sale of
                                    consumer goods and other products, or
                                    related to providing entertainment,
                                    recreational or personal services, to the
                                    general public;

                                 o  office buildings;

                                 o  hospitality properties;

                                        5

                                 o  casino properties;

                                 o  health care-related facilities;

                                 o  industrial facilities;

                                 o  warehouse facilities, mini-warehouse
                                    facilities and self-storage facilities;

                                 o  restaurants, taverns and other
                                    establishments involved in the food and
                                    beverage industry;

                                 o  manufactured housing communities, mobile
                                    home parks and recreational vehicle parks;

                                 o  recreational and resort properties;

                                 o  arenas and stadiums;

                                 o  churches and other religious facilities;

                                 o  parking lots and garages;

                                 o  mixed use properties;

                                 o  other income-producing properties; and/or

                                 o  unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o  may provide for the accrual of interest at a
                                    mortgage interest rate that is fixed over
                                    its term, that resets on one or more
                                    specified dates or that otherwise adjusts
                                    from time to time;

                                 o  may provide for the accrual of interest at a
                                    mortgage interest rate that may be converted
                                    at the borrower's election from an
                                    adjustable to a fixed interest rate or from
                                    a fixed to an adjustable interest rate;

                                 o  may provide for no accrual of interest;

                                 o  may provide for level payments to stated
                                    maturity, for payments that reset in amount
                                    on one or more specified dates or for
                                    payments that otherwise adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of specified events;

                                 o  may be fully amortizing or, alternatively,
                                    may be partially amortizing or
                                    nonamortizing, with a substantial payment of
                                    principal due on its stated maturity date;

                                 o  may permit the negative amortization or
                                    deferral of accrued interest;

                                 o  may prohibit some or all voluntary
                                    prepayments or require payment of a premium,
                                    fee or charge in connection with those
                                    prepayments;

                                       6

                                 o  may permit defeasance and the release of
                                    real property collateral in connection with
                                    that defeasance;

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, bi-monthly, quarterly,
                                    semi-annually, annually or at some other
                                    interval; and/or

                                 o  may have two or more component parts, each
                                    having characteristics that are otherwise
                                    described in this prospectus as being
                                    attributable to separate and distinct
                                    mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. See "Description of the Trust
                                 Assets--Mortgage Loans."

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o  the security has been registered under the
                                    Securities Act of 1933, as amended, or

                                 o  we would be free to publicly resell the
                                    security without registration.

                                 See "Description of the Trust Assets--
                                 Mortgage-Backed Securities."

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                        7

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or exceed
                                 the initial total outstanding principal balance
                                 of the related series of certificates. In the
                                 event that the total outstanding principal
                                 balance of the related mortgage assets
                                 initially delivered by us to the related
                                 trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for the
                                 deposit of cash or liquid investments on an
                                 interim basis with the related trustee to cover
                                 the shortfall. For 90 days following the date
                                 of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments if
                                 we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall, any
                                 of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal balance
                                 of the related series of certificates, as
                                 described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.....  If so specified in the related prospectus supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o  cash that would be applied to pay down the
                                    principal balances of certificates of that
                                    series; and/or

                                 o  other mortgage loans or mortgage-backed
                                    securities that--

                                    1. conform to the description of mortgage
                                       assets in this prospectus, and

                                    2. satisfy the criteria set forth in the
                                       related prospectus supplement.

                                 In addition, if so specified in the related
                                 prospectus supplement, the related trustee may
                                 be authorized or required, to apply collections
                                 on the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 loans or mortgage-backed securities that--

                                 1. conform to the description of mortgage
                                    assets in this prospectus, and

                                 2. satisfy the criteria set forth in the
                                    related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current

                                        8

                                 rating assigned by any rating agency to any
                                 class of affected offered certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus supplement,
                                 a certificateholder of a series of certificates
                                 that includes offered certificates may exchange
                                 the certificates it holds for one or more of
                                 the mortgage loans or mortgage-backed
                                 securities constituting part of the mortgage
                                 pool underlying those certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES...................  An offered certificate may entitle the holder to receive:

                                 o  a stated principal amount;

                                 o  interest on a principal balance or notional
                                    amount, at a fixed, variable or adjustable
                                    pass-through rate;

                                 o  specified, fixed or variable portions of the
                                    interest, principal or other amounts
                                    received on the related mortgage assets;

                                 o  payments of principal, with
                                    disproportionate, nominal or no payments of
                                    interest;

                                 o  payments of interest, with disproportionate,
                                    nominal or no payments of principal;

                                 o  payments of interest or principal that
                                    commence only as of a specified date or only
                                    after the occurrence of specified events,
                                    such as the payment in full of the interest
                                    and principal outstanding on one or more
                                    other classes of certificates of the same
                                    series;

                                 o  payments of principal to be made, from time
                                    to time or for designated periods, at a rate
                                    that is--

                                    1. faster and, in some cases, substantially
                                       faster, or

                                    2. slower and, in some cases, substantially
                                       slower,

                                    than the rate at which payments or other
                                    collections of principal are received on the
                                    related mortgage assets;

                                 o  payments of principal to be made, subject to
                                    available funds, based on a specified
                                    principal payment schedule or other
                                    methodology; or

                                 o  payments of all or part of the prepayment or
                                    repayment premiums, fees and charges, equity
                                    participations payments or other similar
                                    items received on the related mortgage
                                    assets.

                                 Any class of offered certificates may be senior
                                 or subordinate to one or more other classes of
                                 certificates of the same series, including a
                                 non-offered class of certificates of that
                                 series, for purposes of some or all payments
                                 and/or allocations of losses.

                                        9

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See "Description
                                 of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE AND
CURRENCY RELATED PROTECTION FOR
THE OFFERED CERTIFICATES.......  Some classes of offered certificates may be protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a
                                 guarantee, a credit derivative or a reserve
                                 fund. We will describe the credit support, if
                                 any, for each class of offered certificates in
                                 the related prospectus supplement.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o  guaranteed investment contracts in
                                    accordance with which moneys held in the
                                    funds and accounts established with respect
                                    to those offered certificates will be
                                    invested at a specified rate;

                                 o  interest rate exchange agreements, interest
                                    rate cap or floor agreements, or other
                                    agreements and arrangements designed to
                                    reduce the effects of interest rate
                                    fluctuations on the related mortgage assets
                                    or on one or more classes of those offered
                                    certificates; or

                                 o  currency exchange agreements or other
                                    agreements and arrangements designed to
                                    reduce the effects of currency exchange rate
                                    fluctuations with respect to the related
                                    mortgage assets and one or more classes of
                                    those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust
                                 Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS................  If the trust assets for a series of offered certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person

                                       10

                                 may be obligated to make, or may have the
                                 option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o  delinquent scheduled payments of principal
                                    and/or interest, other than balloon
                                    payments,

                                 o  property protection expenses,

                                 o  other servicing expenses, or

                                 o  any other items specified in the related
                                    prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of the
                                 Certificates--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION...........  We will describe in the related prospectus supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o  all the mortgage assets in any particular
                                    trust, thereby resulting in a termination of
                                    the trust, or

                                 o  that portion of the mortgage assets in any
                                    particular trust as is necessary or
                                    sufficient to retire one or more classes of
                                    offered certificates of the related series.

                                 See "Description of the Certificates--
                                 Termination."

FEDERAL INCOME TAX
CONSEQUENCES...................  Any class of offered certificates will constitute or evidence ownership of:

                                 o  regular interests or residual interests in a
                                    real estate mortgage investment conduit
                                    under Sections 860A through 860G of the
                                    Internal Revenue Code of 1986; or

                                 o  interests in a grantor trust under Subpart E
                                    of Part I of Subchapter J of the Internal
                                    Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS...........  If you are a fiduciary or any other person investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you
                                 should review with your legal advisor whether
                                 the purchase or holding of offered certificates
                                 could give rise to

                                       11

                                 a transaction that is prohibited under the
                                 Employee Retirement Income Security Act of
                                 1974, as amended, or the Internal Revenue Code
                                 of 1986. See "ERISA Considerations."

LEGAL INVESTMENT...............  If your investment authority is subject to legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will specify in the
                                 related prospectus supplement which classes of
                                 the offered certificates will constitute
                                 mortgage related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                       12

                                 RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       13

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

                                       14

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

     In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your

                                       15

offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.
If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

                                       16

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

                                       17

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

                                       18

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the

                                       19

multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

     On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

                                       20

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The
relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o    Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

                                       21

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

                                       22

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage
Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor

                                       23

following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional--and perhaps significantly additional--delay and expense in foreclosing on the underlying real properties located in states affected by "one action", "security first" or
"anti-deficiency" rules. See "Legal Aspects of Mortgage Loans--Foreclosure--One
Action and Security First Rules" and "--Foreclosure--Anti-Deficiency
Legislation".

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit or a financial asset securitization investment trust for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

     These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

                                       24

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt

                                       25

party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government

                                       26

securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required
United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE.

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer)
will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle
Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United
States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

                                       27

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

                                       28

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

                                       29

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          taxpayers, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       30

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

                                       31

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

                                       32

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o    the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

                                       33

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

                                       34

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

                                       35

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

                                       36

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

                                       37

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes of the building in relation to competing buildings;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

                                       38

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

                                       39

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.

     A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

                                       40

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

                                       41

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

                                       42

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

                                       43

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

                                       44

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether or not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

                                       45

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

                                       46

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower

                                       47

or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

                                       48

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

                                       49

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

                                       50

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to

                                       51

deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                       52

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

                                       53

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case

                                       54

of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of

                                       55

mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may

                                       56

be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       57

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                   STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o    acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o    acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o    forming pools of mortgage loans and mortgage-backed securities; and

     o    acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York, New
York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance;

     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

                                       58

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

     o    than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

                                       59

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

                                       60

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

                                       61

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

                                       62

     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,, for
so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                                       63

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to
Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and
Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of
Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

                                       64

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

                                       65

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to

                                       66

required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

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     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

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     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

                                       69

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the the related trust, through master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

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     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

                                       71

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

     o    will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

          1.   to cure any ambiguity;

          2.   to correct, modify or supplement any provision in the Governing
               Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

          3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the
               Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that
               requirement;

          5.   to relax or eliminate any requirement under the Governing
               Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

          6.   to comply with any requirements imposed by the Internal Revenue
               Code or any final, temporary or, in some cases, proposed
               regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

          7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

          8.   to otherwise modify or delete existing provisions of the
               Governing Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

                                       72

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

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     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related
Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     THE PROTECTIONS, IMMUNITIES AND INDEMNITIES AFFORDED TO THE TRUSTEE FOR ONE
OF OUR TRUSTS WILL ALSO BE AVAILABLE TO IT IN ITS CAPACITY AS AUTHENTICATING
AGENT, CERTIFICATE REGISTRAR, TAX ADMINISTRATOR AND CUSTODIAN FOR THAT TRUST.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       74

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                                       77

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

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     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

                                       79

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

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     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require

                                       81

a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

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     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

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     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from

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enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted
above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the

                                       85

lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.
Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from
CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

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     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain
Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

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     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are

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members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors.

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax
Consequences."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

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     The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the
REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate

                                       91

investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal
Revenue Code. Any holders of REMIC

                                       92

regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to
1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the
Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The
Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer

                                       93

than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in

                                       94

the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be

                                       95

a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses may be Highly
Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal

                                       96

of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

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     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from

                                       98

a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

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          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the

                                      100

limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

                                      101

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant

                                      102

purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a
REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

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     o    the present value of the expected future distributions on the interest, and

     o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

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     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

                                      105

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                                      106

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

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     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's

                                      108

assets following the adoption by the REMIC of a plan of complete liquidation.
The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

                                      109

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

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     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans...secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

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     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

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     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

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     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner

                                      114

as de minimis original issue discount and market discount described in
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount"
below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

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     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue
Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market

                                      116

discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with

                                      117

respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the

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taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

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     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

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                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts,
Keogh plans and other I.R.C. Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations

                                      121

provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o    provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

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     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued
Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman
Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts,
          and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc.
          or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman
Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA

                                      123

and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

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                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and

                                      125

surplus, but subject to compliance with certain general standards concerning
"safety and soundness" and retention of credit information in 12 C.F.R. Section
1.5, some "Type IV securities", defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as
"commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisors in determining whether and to what extent--

                                      126

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

                                      127

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP;

     o    Cadwalader, Wickersham & Taft LLP;

     o    Skadden, Arps, Slate, Meagher & Flom LLP; or

     o    Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                       128

                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      129

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ECSPLC" means Euroclear Clearance System Public Limited Company.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

                                      130

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                      131

     "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

                                      132

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                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"LBUBS05C1.XLS." The spreadsheet file "LBUBS05C1.XLS" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Annexes A-1, A-5, A-6 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this Prospectus

ANNEX A-1--Certain Characteristics of Individual Underlying

ANNEX B--Certain Information Regarding Multifamily Properties ..........       B
ANNEX C-1--Price/Yield Tables ..........................................     C-1
ANNEX C-2--Decrement Tables ............................................     C-2
ANNEX D--Form of Distribution Date Statement ...........................       D
ANNEX E--Reference Rate Schedule .......................................       E
ANNEX F--Class A-AB Planned Principal Balance Schedule .................       F
ANNEX G--Global Clearance and Tax Documentation Procedures .............       G

                                   PROSPECTUS

     Until May 4, 2005, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 $1,406,333,000
                                  (APPROXIMATE)

                                LB-UBS COMMERCIAL
                             MORTGAGE TRUST 2005-C1

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2005-C1

                        CLASS A-1, CLASS A-2, CLASS A-3,
                       CLASS A-AB, CLASS A-4, CLASS A-1A,
                      CLASS A-J, CLASS B, CLASS C, CLASS D,
                             CLASS E AND CLASS X-CP

                    ----------------------------------------

                              PROSPECTUS SUPPLEMENT

                    ----------------------------------------

                               UBS INVESTMENT BANK
                                 LEHMAN BROTHERS

                                JANUARY 31, 2005

--------------------------------------------------------------------------------